As filed with the Securities and Exchange Commission on February 7, 2012

Registration No. 333-176460

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

PHOENIX RESIDENTIAL SECURITIES, LLC

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

45-2897688

(I.R.S. employer identification number)

Phoenix Residential Securities, LLC

1100 Virginia Drive

Fort Washington, Pennsylvania 19034

(215) 734-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis Nees

Phoenix Residential Securities, LLC

1100 Virginia Drive

Fort Washington, Pennsylvania 19034

(215) 734-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John G. Ruckdaschel	Martin B. Howard, Esq.
Ally Financial Inc.	Orrick, Herrington & Sutcliffe LLP
8400 Normandale Lake Blvd., Suite 350 Minneapolis, Minnesota 55437	777 South Figueroa, Suite 3200 Los Angeles, California 90017

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes (Issuable in Series)	$16,149,722,600.35(2)	100%	$16,149,722,600.35(2)	$1,850,759.71(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	$1,000,000.00 of securities was previously registered with the initial filing of this Registration Statement on August 23, 2011.
(3)

$116.10 of the registration fee was previously paid with the initial filing of this Registration Statement on August 23, 2011. In addition, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, amended, $1,850,643.61 of the registration fee for this Registration Statement is being offset by registration fees paid in conjunction with $42,972,174,000 of unsold asset backed securities registered by Residential Funding Mortgage Securities II, Inc. under Registration Statement No. 333-140605 with an initial filing date of February 12, 2007. Both Residential Funding Mortgage Securities II, Inc. and Phoenix Residential Securities, LLC are wholly-owned subsidiaries of Ally Financial Inc.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes (i) a basic prospectus relating to Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of jumbo mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of jumbo mortgage loans.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Subject to Completion Dated February [    ], 2012

Version 1

FORM OF PROSPECTUS SUPPLEMENT (CERTIFICATES)

Prospectus Supplement dated [                ] [      ], 201[    ]

(To Prospectus dated [                ] [      ], 201[    ])

$[                         ]

Phoenix Residential Securities, LLC

Depositor

PRS Series [        ]-[ABC][    ] Trust

Issuing Entity

[                           ]

Sponsor

[                            ]

Master Servicer

Mortgage-Backed Pass-Through Certificates,

Series [        ]-[ABC][    ]

Offered Certificates

The trust, also referred to in this prospectus supplement as the issuing entity, will consist primarily of [a pool] [pools] of mortgage loans secured by first liens on one- to four-family residential properties. The trust will issue these classes of certificates that are offered under this prospectus supplement:

•	[8] classes of senior certificates, designated as Class A-1, Class A-2, Class A-3, [Class A-4, [Class A-4-IO, Class A-4-PO,] [Class A-4-A, Class A-4-B]], Class R-I and Class R-II Certificates;

•	9 classes of subordinate certificates, designated as Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

all as more fully described in the table on page S-[    ] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

•	[excess cash flow and overcollateralization];

•

[subordination provided to the Class A Certificates by the Class M Certificates and Class B Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower distribution priority and the Class B Certificates]; and

•	[a financial guaranty insurance policy issued by [ ]].

Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning [            ] 25, 201[    ].

You should consider carefully the risk factors beginning on page S-19 in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Phoenix Residential Securities, LLC, as the depositor, [                    ], as the sponsor, or any of their affiliates.

[The underwriter will purchase the offered certificates from the depositor in the amounts described in “Methods of Distribution” on page S-[    ] of this prospectus supplement. The certificates are offered by the issuing entity through [            ] to prospective purchasers from time to time in negotiated transactions at varying prices to be determined based on the market price at the time of sale. The net proceeds to the depositor from the sale of these underwritten certificates will be approximately [     ]% of the aggregate certificate principal balance of these underwritten certificates plus accrued interest, before deducting expenses.]

[INSERT LOGO FOR UNDERWRITER]

Important Notice About Information Presented in this Prospectus

Supplement and the Accompanying Prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of certificates.

The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates, is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriter’s obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated). You are advised that the offered certificates may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriter’s obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase

The depositor’s principal offices are located at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034 and its telephone number is (215) 734-5111.

2

Summary

The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuer entity	PRS Series [ ]-[ABC][ ] Trust.

Title of the offered certificates	Mortgage-Backed Pass-Through Certificates, Series [ ]-[ABC][ ].

Depositor	Phoenix Residential Securities, LLC.

Sponsor	[ ].

Master servicer	[ ].

Trustee	[ ].

[[Yield maintenance agreement] [Swap agreement] provider]	[ ].

[Certificate Insurer]	[ ].

Originators	[Identify any Originators or group of Originators (other than Sponsor and affiliates of Sponsor) that originated 10% or more of the pool assets].

Subservicers	[ ], will subservice approximately [ ]% by principal amount of the mortgage loans. [Identify any other subservicers that will service 10% or more of the pool assets.]

Mortgage pool	[ ] fixed-rate and adjustable-rate jumbo mortgage loans with an aggregate principal balance of approximately $[ ] as of the close of business on the day prior to the cut-off date, secured by first liens on one- to four-family residential properties.

Cut-off date	[ ] 1, 201[ ].

Closing date	On or about [ ] [ ], 201[ ].

Distribution dates	Beginning on [ ] [ ], 201[ ] and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Form of offered certificates	Book-entry.

See “Description of the Certificates—Book-Entry Registration of the Offered Certificates” in this prospectus supplement.

Minimum denominations	Class A and Class M-1 Certificates: $25,000. Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates: $250,000. Class R: 20% percentage interests.

ERISA Considerations

[Subject to the considerations described in this prospectus supplement, the Class A Certificates and Class M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.]

[The Class A Certificates and Class M Certificates are not expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.]

Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal investment	The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the accompanying prospectus.

Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance	Initial Rating (S&P/Moody’s/ [Fitch]/[DBRS])	Designations	Final Scheduled Distribution Date
Class A Certificates:
A-1	Adjustable	$[ ]	AAA/Aaa	Senior/Adjustable Rate	[ ] 25, 20[ ]
A-2	Adjustable	$[ ]	AAA/Aaa	Senior/Adjustable Rate	[ ] 25, 20[ ]
A-3	Adjustable	$[ ]	AAA/Aaa	Senior/Adjustable Rate	[ ] 25, 20[ ]
[A-4	Adjustable	$[ ](1)	AAA/Aaa	Senior/Exchangeable/Adjustable Rate	[ ] 25, 20[ ]
[A-4-IO	Adjustable	$[ ](1)	AAA/Aaa	Senior/Exchangeable/ Interest-Only	[ ] 25, 20[ ]
[A-4-PO	0.00%	$[ ](1)	AAA/Aaa	Senior/Exchangeable/ Principal-Only	[ ] 25, 20[ ]
[A-4-A	[Adjustable] [Fixed]	$[ ](1)	AAA/Aaa	Senior/Exchangeable/ [Adjustable][Fixed] Rate	[ ] 25, 20[ ]
[A-4-B	[Adjustable] [Fixed]	$[ ](1)	AAA/Aaa	Senior/Exchangeable/ [Adjustable][Fixed] Rate	[ ] 25, 20[ ]
Total Class A Certificates		$[ ]
Class R Certificates:
R-I	Adjustable	$[ ]	AAA/Aaa	Senior/Residual/Adjustable Rate/Component	N/A
R-II	Adjustable	$[ ]	AAA/Aaa	Senior/Residual/Adjustable Rate/Component	N/A
Total Class R Certificates		$[ ]
Class M Certificates:
M-1	Adjustable	$[ ]	AA+/Aaa	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-2	Adjustable	$[ ]	AA/Aa1	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-3	Adjustable	$[ ]	AA-/Aa2	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-4	Adjustable	$[ ]	A+/Aa3	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-5	Adjustable	$[ ]	A/A1	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-6	Adjustable	$[ ]	A-/A2	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-7	Adjustable	$[ ]	BBB+/A3	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-8	Adjustable	$[ ]	BBB/Baa2	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
M-9	Adjustable	$[ ]	BBB-/Ba1	Mezzanine/Adjustable Rate	[ ] 25, 20[ ]
Total Class M Certificates:		$[ ]
Total Offered Certificates:		$[ ]

Non-Offered Certificates
B-1	Adjustable	$[ ]	BB+/NA	Subordinate/Adjustable Rate	[ ] 25, 20[ ]
B-2	Adjustable	$[ ]	BB/NA	Subordinate/Adjustable Rate	[ ] 25, 20[ ]
B-3	Adjustable	$[ ]	BB-/NA	Subordinate/Adjustable Rate	[ ] 25, 20[ ]
SB	N/A	$[ ]	N/A	Subordinate	N/A

Total Class B and Class SB Certificates:	$[ ]
Total offered and non-offered certificates:	$[ ]

(1)	The Class A-4 Certificates are exchangeable certificates with an initial principal balance of $[ ] and a Pass-Through Rate of [ ]%. They are exchangeable for a combination of classes of exchangeable certificates as provided in Annex II.

Other Information:

The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding. Only the offered certificates are offered for sale pursuant to this prospectus supplement and the related prospectus. The Class B-1, Class B-2 and Class SB Certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Pass-Through Rates:

The pass-through rates represent the rates at which interest will accrue on the offered certificates. The pass-through rate on the Class A, Class M, Class B and Class R Certificates will be the least of:

•	a per annum rate equal to one-month LIBOR plus the related margin;

•

the weighted average of the net mortgage rates of the mortgage loans, [adjusted to account for any premium relating to the Class A Certificates (as described in this prospectus supplement) paid under the financial guaranty insurance policy due to the certificate insurer, in each case] as adjusted to an actual over 360-day year rate; and

•	[ ]% per annum.

Related Margin

Class	(1)	(2)
A-1
A-2
A-3
[A-4]
R-I
R-II
M-1
M-2
M-3
M-4
M-5
M-6
M-7
M-8
M-9
B-1
B-2
B-3

(1) Initially. (2) On or after the second distribution date after the first possible optional termination date for the mortgage loans.

TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various loan sellers will, on or prior to the closing date, sell the mortgage loans to the sponsor. The sponsor will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See “Pooling and Servicing Agreement—The Trustee” in this prospectus supplement in the accompanying prospectus. For a description of the affiliations among various transaction parties, see “Affiliations Among Transaction Parties” in this prospectus supplement.

The Trust

The depositor will establish a trust with respect to the Series [        ]-[ABC][    ] Certificates. On the closing date, the depositor will deposit the pool of mortgage loans into the trust. Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans have the following characteristics as of the cut-off date:

All Mortgage Loans

	Range	Weighted Average
Principal balance
Mortgage rate
Remaining term to stated maturity (months)
Loan-to-value ratio
* Principal balance is an average

Fixed-Rate Mortgage Loans

	Range	Weighted Average
Principal balance
Mortgage rate
Remaining term to stated maturity (months)
Loan-to-value ratio
* Principal balance is an average

Adjustable-Rate Mortgage Loans

	Range	Weighted Average
Principal balance
Mortgage rate
Remaining term to stated maturity (months)
Loan-to-value ratio
* Principal balance is an average

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

Types of Interest Rates [Include as applicable]	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans

Fixed rate loans
Adjustable-rate loans

Total			100.00%

Loan Purpose [Include as applicable]	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans

Purchase
Rate/Term Refinance
Equity Refinance

Total			100.00%

The properties securing the mortgage loans include one- to four-family residential properties.

The interest rate on each adjustable-rate mortgage loan will adjust annually after an initial fixed period of two or three years on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were originated under the depositor’s correspondent funding client guide, also referred to in this prospectus supplement as the Client Guide, as applicable to the jumbo loan program. The jumbo loan program is designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites.

The securities described on the table on page [S     ] are the only securities backed by this mortgage pool that will be issued.

See “Risk Factors—Risk of Loss” in this prospectus supplement.

For additional information regarding the mortgage pool, see “Description of the Mortgage Pool” in this prospectus supplement.

[Pre-Funding Account]

[The trustee will establish the Pre-Funding Account and deposit approximately $[              ] therein on the closing date from the proceeds of the sale of the certificates. The Pre-Funding Account represents approximately [    ]% of the mortgage pool as of the cut-off date. The Pre-Funding Period will expire on [        ], 201[  ].

A subsequent mortgage loan is eligible to be added to the mortgage pool if it meets certain conditions, including 1) satisfaction of certain representations and warranties, 2) its selection for inclusion is not adverse to the interests of the holders of the notes, 3) such mortgage loan is not 30 or more days delinquent at the date of purchase, 4) the remaining term to stated maturity for such mortgage loan cannot extend beyond [              ], 5) such mortgage loan is in a first lien position, 6) such mortgage loan does not have a mortgage interest rate less than [      ]%, and 7) the mortgage pool continues to have the characteristics described under “Description of the Mortgage Pool—Conveyance of Subsequent

Mortgage Loans—Subsequent Mortgage Loans.”

See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Servicing

[                        ] will master service the mortgage loans, as more fully described under “Pooling and Servicing Agreement” in this prospectus supplement.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least [  ]% per annum and not more than [  ]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [      ]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either [  ]% or [  ]% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of [  ]% per annum, and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If the sponsor cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or master servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement. Likewise, as described under “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus, if the sponsor cannot cure certain documentary defects with respect to certain mortgage loans, the sponsor will be required to repurchase the related mortgage loans.

In addition, the sponsor may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an officer’s certificate to the effect that the repurchased mortgage loan is “defective” under the Internal Revenue Code. A mortgage loan may be considered “defective” for these purposes if the mortgage loan (i) is in default, or a default with respect to which is reasonably foreseeable, (ii) was fraudulently procured by the mortgagor (iii) was not in fact principally secured by an interest in real property or (iv) does not conform to a customary representation or warranty given by the sponsor or prior owner of the mortgage loan regarding the characteristics of the mortgage loan, or the characteristics of the pool of mortgage loans of which the mortgage loan is a part. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under “Trust Asset Program—Limited Right of Substitution” in the accompanying prospectus.

[The master servicer may purchase any mortgage loan that is at least two months delinquent, as described more fully under “Description of the Certificates—Delinquent Loan Repurchase Right” in this prospectus supplement.]

[The sponsor will have the obligation to repurchase or substitute any mortgage loan from the trust if the first scheduled payment due after the cut-off date is not made within forty-five days of the related due date, as described more fully under “Yield and Prepayment Considerations—Substitution or Repurchase of Delinquent Loans” in this prospectus supplement.]

Distributions on the Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

•	collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections, plus

•	[ any amounts received from the financial guaranty insurance policy, plus]

•	advances for delinquent payments on the mortgage loans, minus

•	fees and expenses of the subservicers and the master servicer, including reimbursement for advances[; and

•	the allocable premium paid to the certificate insurer for the financial guaranty insurance policy].

See “Description of the Certificates—Glossary of Terms—Available Distribution Amount” in this prospectus supplement.

Priority of Distributions. The servicing fee[, the premium paid to the certificate insurer] and certain other amounts described in the definition of available distribution amount are not a part of the available distribution amount and therefore will be paid to the applicable parties prior to any distributions to the offered certificateholders. Distributions will be made from the available distribution amount as follows:

Priority of Distributions	first, distribution of interest, pro rata, to the holders of the Class A Certificates and Class R Certificates;
second; distribution of principal to the Class R Certificates;
third; distribution of interest, sequentially, to the holders of the Class M Certificates;
fourth; distribution of interest, sequentially, to the holders of the Class B Certificates;
fifth; distribution of principal, pro rata, to the holders of the Class A Certificates;
sixth; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions”, to the holders of the Class M Certificates;
seventh; distribution of principal, sequentially, to the holders of the Class B Certificates;
eighth; distribution of principal to the Class R, Class A, Class M and Class B Certificates to cover realized losses, as specified herein;
ninth; [reimbursement to the certificate insurer for prior draws made on the financial guaranty insurance policy allocable to the Class A Certificates;]
tenth; distribution of additional principal on the Class A, Class M and Class B Certificates, from excess interest on the mortgage loans, until the required overcollateralization is reached;
eleventh; distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls for that distribution date;
twelfth; distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls remaining unpaid from prior distribution dates;
thirteenth; distribution to the Class A, Class M and Class B Certificates, in respect of basis risk shortfalls, if any, caused by application of the net weighted average cap rate;
fourteenth; distribution to the Class A, Class M and Class B Certificates, in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;
fifteenth; distribution to the Class A, Class M and Class B Certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
sixteenth; [reimbursement to the certificate insurer for amounts due and unpaid under the insurance agreement that remain unreimbursed;]
seventeenth; [reimbursement to the swap provider for any payments due to the swap counterparty, including any swap termination payments;] and eighteenth; distribution of any remaining funds to the Class SB Certificates.

See “Description of the Certificates—Summary of the Priority of Distributions,” “—Interest Distributions,” “—Principal Distributions” and “—Excess Cash Flow and Overcollateralization” in this prospectus supplement.

Interest Distributions. As described in this prospectus supplement, the offered certificates will accrue interest at the applicable pass-through rate. The amount of interest owed to each class of offered certificates on each distribution date will be calculated as follows:

•	the pass-through rate for that class of certificates, referred to in the equation below as “PTR”; multiplied by

•	the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date, referred to in the equation below as “CPB”; multiplied by

•	the actual number of days in the related interest accrual period divided by 360, referred to in the equation below as “IAP”; minus

•

the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, relief act shortfalls and the interest portion of realized losses not allocated through excess cash flow or subordination, as described more fully in the definition of “Accrued Certificate Interest” in “Description of the Certificates—Glossary of Terms” in this prospectus supplement, referred to in the equation below as “SF”.

As such, a certificate’s entitlement to interest would equal:

PTR * CPB * (IAP/360) – [SF * (CPB/ACPB)]. For purposes of the equation above, “ACPB” is the aggregate certificate principal balance of the outstanding certificates.

See “Description of the Certificates— Interest Distributions” in this prospectus supplement.

Allocations of Principal. As described in this prospectus supplement, the offered certificates will receive principal distributions that will be applied to reduce their respective principal balances. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans and will be allocated among the various classes of offered certificates as described in this prospectus supplement.

In addition, the Class A, Class M, Class B and Class R Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then, to increase the amount of overcollateralization until the required amount of overcollateralization is reached, as and to the extent described in this prospectus supplement. The required overcollateralization amount will be satisfied on the closing date. [Also, payments of principal on the Class A Certificates will be made from draws on the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.]

See “Description of the Certificates—Principal Distributions” in this prospectus supplement.

[In addition, in the event a trigger event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.

See “Yield and Prepayment Considerations— Allocation of Principal Distributions” in this prospectus supplement.]

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

[Excess Cash Flow. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A, Class M, Class B and Class R Certificates each month and related expenses, there may be excess cash flow. Some of this excess cash flow may be used to protect the Class A, Class M, Class B and Class R Certificates against some realized losses by making an additional distribution of principal up to the amount of the realized losses.]

Overcollateralization. On each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A, Class M, Class B and Class R Certificates as described in this prospectus supplement, reducing the aggregate certificate principal balance of those certificates below the aggregate principal balance of the mortgage loans, to the extent necessary to reach the required level of overcollateralization amount for that distribution date. The required overcollateralization amount will be satisfied on the closing date. This overcollateralization may absorb some losses on the mortgage loans if not covered by excess cash flow.

Subordination. So long as the Class B Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the Class B Certificates and the other classes of certificates will not bear any portion of such losses. Once the certificate principal balance of the Class B Certificates has been reduced to zero and if one or more classes of the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the class of Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

[Yield Maintenance Agreement/Swap Agreement]

[The holders of the Class A, Class M and Class B Certificates may benefit from a series of interest rate cap payments from [                  ] pursuant a [yield maintenance agreement] [swap agreement] as described in this prospectus supplement. The [yield maintenance agreement] [swap agreement] is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR plus the related margin and the net WAC cap rate as described in this prospectus supplement. The [yield maintenance agreement] [swap agreement] will terminate after the distribution date in [                  ].

See “The [Yield Maintenance Agreement/Swap Agreement] Provider” and “Description of the Certificates—The [Yield Maintenance Agreement/Swap Agreement]” in this prospectus supplement.]

[Financial Guaranty Insurance Policy]

[On the closing date, the certificate insurer will issue a financial guaranty insurance policy in favor of the trustee, for the benefit of the holders of the Class A Certificates. The financial guaranty insurance policy will unconditionally and irrevocably guarantee shortfalls in amounts available to pay the interest distribution amount for the offered certificates on any distribution date, will cover any losses allocated to the related offered certificates if not covered by excess cash flow or overcollateralization and will guarantee the outstanding certificate principal balance of the related offered certificates on the distribution date in [                  ]. However, the financial guaranty insurance policy will not provide coverage for some interest shortfalls, including basis risk shortfalls, prepayment interest shortfalls and relief act shortfalls, and will not guaranty payments under the swap agreement.

With respect to any distribution date, the certificate insurer is entitled to receive the allocable premium for such distribution date before any payments are made to the Certificateholders.

See “Description of the Certificates—Description of Financial Guaranty

Insurance Policy” in this prospectus supplement.]

Advances

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall. However, (i) the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan and (ii) the master servicer will have no obligation to advance a scheduled payment on any mortgage loan that is 90 or more days delinquent.

See “Description of the Certificates—Advances” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer or the holder of the Class SB Certificates, may, but will not be required:

•	purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

or

•	purchase all of the certificates.

The optional termination price paid by the master servicer or the holder of the Class SB Certificates, as applicable, will also include certain amounts owed by the sponsor under the terms of the agreement pursuant to which the sponsor sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

An optional purchase of any class of certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See “Pooling and Servicing Agreement— Termination” in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings not lower than those listed on page S-[  ] of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of prepayment interest shortfalls, relief act shortfalls or basis risk shortfalls.

A rating agency other than [                  ] could rate the offered certificates. If a non-hired rating agency were to rate the offered certificates the ratings assigned by such rating agency could be lower than the ratings assigned by [                  ].

See “Ratings” in this prospectus supplement.

Legal Investment

When issued, the offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters”

in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the considerations described in this prospectus supplement, the Class A Certificates and Class M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust[, exclusive of the yield maintenance agreement/swap agreement,] as one or more real estate mortgage investment conduits. The offered certificates (other than the Class R Certificates) will each represent ownership of a regular interest in a real estate mortgage investment conduit [coupled with [a right to receive certain payments in respect of basis risk shortfall amounts/an interest in payments to be made under the yield maintenance agreement/an interest in a limited recourse notional principal contract]]. The offered certificates [(exclusive of [their right to payments of basis risk shortfall amounts/[the yield maintenance agreement component/the notional principal contract component)] (other than the Class R Certificates) generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of the sole classes of residual interests in the related real estate mortgage investment conduits.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

Risk Factors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

Some of the mortgage loans have an initial interest only period, which may increase the risk of loss and delinquency on these mortgage loans.

Approximately [    ]% of the mortgage loans as of the cut-off date have an initial interest only period. During an initial interest only period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, realized losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. There may be a higher expectation by interest-only borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the borrower may affect the loss, delinquency and prepayment experience of these mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.	One risk of investing in the offered certificates is created by any concentration of the related properties in one or more geographic regions. Approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are located in [ ]. [Concentrations material to an individual offering will be disclosed.] If the regional economy or housing market weakens in any region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to holders of the offered certificates. A region’s economic condition and housing market may also be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, tornadoes and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to holders of the offered certificates than those generally present for similar mortgage-backed securities without that concentration.

Underwriting standards may affect the risk of loss on the mortgage loans.

The mortgage loans have been originated to the “prime” origination standards using underwriting standards that conform to those published in the depositor’s correspondent funding client guide, also referred to in this prospectus supplement as the Client Guide, as applicable to the jumbo loan program. “Prime” origination standards under the Client Guide are similar to the underwriting standards employed by Freddie Mac and Fannie Mae, however these underwriting standards are less stringent than the Freddie Mac and Fannie Mae underwriting standards in some respects and therefore applying these standards may create additional risks that realized losses on the mortgage loans will be allocated to the offered certificateholders. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. See “Description of the Mortgage Pool—Underwriting Standards—Exceptions to the Client Guide” in this prospectus supplement.

Approximately [    ]% of the aggregate principal balance of the

mortgage loans as of the cut-off date with loan-to-value ratios over 80% are insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those mortgage loans may be increased.

In addition, in determining loan-to-value ratios (i) for approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date, the value of the related mortgaged property was based on an appraisal that is up to 120 days old or, if the appraisal is between 120 and 180 days old, an updated appraisal based on the original appraisal and (ii) for approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date, the value of the related mortgaged property was based on an appraisal that is up to 180 days old or, if the appraisal is between 180 and 360 days old, an updated appraisal based on the original appraisal, if the related mortgaged property was built in the previous 360 days. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See “Description of the Mortgage Pool—Underwriting Standards” in this prospectus supplement and “The Trusts—The Mortgage Loans” in the accompanying prospectus.

[The pre-offering review of the mortgage loans may not reveal aspects of the mortgage loans which could lead to losses.]	[The sponsor has undertaken certain limited loan file review procedures with respect to various aspects of certain mortgage loans underlying the certificates, including a review of the underwriting of certain of the mortgage loans conducted by each originator and verification of certain aspects of the mortgage loans. In conducting these review procedures, the sponsor relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and on one or more third party agents. These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform. Investors should note that the sponsor undertook this limited loan file review with respect to a portion of the mortgage loans and did not undertake any loan file review for the remaining mortgage loans.

Furthermore, to the extent that the limited review conducted by the sponsor did reveal factors that could affect how the mortgage loans will perform, the sponsor may have incorrectly assessed the potential severity of those factors. For example, in conducting its procedures, the sponsor reviewed estimates of the current value of mortgaged properties that were obtained by using automated valuation models (or AVMs), broker price opinions (or BPOs), exterior reviews by a certified appraiser (or 2055) or other valuation methods described herein and compared those current estimates of value with the original appraised value of the mortgaged properties. Differences between the original appraised value and the current estimate of value obtained through AVMs, BPOs, 2055s or other valuation methods may, erroneously, not have been regarded as an indication that there was a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan file review procedures of the sponsor.]

[Certain representations and warranties will not be transferred to the trust and any amounts received by the issuer with respect to breaches of those representations and warranties will [not] be transferred to the trust].

The sellers made various representations and warranties to the sponsor in connection with the sale and purchase of the mortgage loans. However, some of those representations and warranties will not be pledged to the trust, including [LIST REPS THAT ARE NOT PASSED-THROUGH]

[If there is a breach of a representation or warranty that was not pledged to the trust, the sponsor will transfer to the trust the proceeds received from the sellers based on such breach.]

[If there is a breach of a representation or warranty that was not pledged to the trust, the sponsor will not transfer to the trust the proceeds received from the sellers based on such breach. This could lead to increased losses on the offered certificates.]

The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act.	Approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are subject to the The Servicemembers Civil Relief Act, as amended, or the Relief Act. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty and for a one year period following the end of a borrower’s military service. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the offered certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest to each class of offered certificates. [The financial guaranty insurance policy will not cover any interest shortfalls that result from the application of the Relief Act.]

The Relief Act also limits the ability of the master servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional nine month period after the borrower’s military service unless the creditor has obtained a court order approving the sale, foreclosure or seizure of the mortgaged property. As a result, there may be delays in payment and increased realized losses on the mortgage loans. Those delays and increased realized losses will be borne primarily by the class of certificates with a certificate principal balance greater than zero with the lowest payment priority.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See “Certain Legal Aspects of the Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.

The recording of the mortgages in the name of	The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage

MERS could increase the risk of loss.

Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the issuing entity. Approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date were recorded in the name of MERS. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the issuing entity and will reduce the amounts available to make distributions on the offered certificates.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of realized losses on the mortgage loans.

The recording of mortgages in the name of MERS has been challenged in a number of states. Although many decisions have accepted MERS as mortgagee, some courts have held that MERS is not a proper party to conduct a foreclosure and have required that the mortgage be reassigned to the entity that is the economic owner of the mortgage loan before a foreclosure can be conducted. In states where such a rule is in effect, there may be delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. In addition, any expenses of recording an assignment of mortgage to the issuing entity will increase foreclosure costs, thereby reducing the amounts payable to offered certificateholders. These delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

In addition, borrowers are raising new challenges to the recording of mortgages in the name of MERS, including challenges questioning the ownership and enforceability of mortgage loans registered in MERS. An adverse decision in any jurisdiction may delay the foreclosure process and adversely affect payments on the offered certificates.

For additional information regarding MERS and the MERS® System, see “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

Non-recordation of assignment of mortgage could increase risk of loss.

Assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in the name of [the trustee or its nominee] [                ] and delivered to the trustee or a custodian on its behalf under the terms of the pooling and servicing agreement. The master servicer will complete and record these assignments of mortgage. In the event an assignment of mortgage is not completed and recorded, record title to such mortgage will not have been assigned to the issuing entity but would rather remain in the name of the related mortgagee of record even though the beneficial ownership of such mortgage loan, including the related mortgage, would have been transferred to the issuing entity.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the issuing entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the issuing entity. However, the failure to record the assignments of the mortgages in the name of the issuing entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the master servicer in a timely manner to protect the interests of the certificateholders.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the master servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the certificateholders in such mortgage loans. The master servicer must complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the master servicer to timely record an assignment of mortgage can interfere with the ability to foreclose. Furthermore, the inability of the related servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations or breaches of applicable law.

Property tax loans provided to mortgagors in Texas could increase risk of loss.	Approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are located in Texas, which recently passed legislation allowing mortgagors to receive loans from licensed lenders to pay for property taxes. The legislation provides these property tax loans to be granted a lien priority status that is senior to all other liens on the related mortgaged property, including existing mortgages. If a mortgagor receives a property tax loan and allows such property tax loan to become delinquent, the property tax lender can foreclose on its loan and be entitled to receive the proceeds of such foreclosure before the trust, which may result in losses being allocated to the offered certificates.

Recent developments in the residential mortgage market may adversely affect the return on your certificates.	[UPDATE AS NEEDED]

Loan modifications may affect the market value of your certificates.

Impact of the Obama Plan on Modifications.

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program, referred to in this prospectus supplement as HAMP, which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan, referred to in this prospectus supplement as HASP. Modifications under HAMP are potentially available to mortgage loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage mortgage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie

Mac, including the mortgage loans included in the trust.

Under HAMP, borrowers under mortgage loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed mortgage loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio, referred to in this prospectus supplement as DTI, based on current verified income. Under the waterfall, to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If the modification is NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program.

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under

HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors to encourage mortgage loan modifications. For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a mortgage loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified mortgage loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a mortgage loan that is still current but at risk of imminent default). Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all residential mortgage loans in the United States. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered certificates, as described above.

There can be no assurance as to whether the master servicer or any subservicer, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

Enforcement Actions	On October 13, 2010, the attorneys general of all 50 states announced a joint investigation into foreclosure practices. Furthermore, one or more federal regulatory agencies or other state or local regulatory agencies may also conduct investigations into foreclosure practices. In addition, attorneys general in certain states have proposed foreclosure moratoriums and/or have requested that servicers review and report on their foreclosure procedures. At this time, in response to issues raised with respect to possible document deficiencies in connection with foreclosure, it is unclear whether there will be foreclosure moratoriums on a state by state basis or even on a national level.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include the master servicer or certain subservicers, and could result in reduced distributions on the offered certificates and the allocation of losses thereon.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. Such delays may also affect the timing of payments to certificates as the servicers may continue to make monthly advances rather than realize a loss. To the extent additional distributions to Class M Certificates and certain Class A Certificates are made, the amount of credit enhancement for the related Class A Certificates, will be reduced, and may eventually result in a greater loss to such Class A Certificates. In addition, the amount of servicing advances recoverable by the servicer from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the trust. As a result, the ratings of the offered certificates may be reduced as a result of these delays. In addition, the rating agencies may reduce or withdraw the servicer ratings of the master servicer.

[Mortgage loans with high current loan-to-value ratios leave the related borrower with less equity in the related mortgaged property which may result in losses with respect to such mortgage loans.]

Approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date have LTV ratios in excess of 80%. In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

Mortgage loans with higher current loan-to-value ratios may present a greater risk of loss. If the value of a mortgaged property decreases, the current loan-to-value ratio may increase over what it was as of the cut-off date which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan.

Mortgage loans with high loan-to-value ratios leave the mortgagor with little equity or negative equity in the related mortgaged property. The on-going decline in the residential real estate market, the reduction in the availability of mortgage credit, the rising unemployment rate and other negative trends, likely have had the effect of reducing the values of the mortgaged properties from the values determined at the time of origination. A reduction in the values of the mortgaged properties may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the related mortgage loans fully. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans at the time of origination may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios based on recently updated valuations is set forth in “Description to the Mortgage Pool

See “The Trusts—Loan-to-Value Ratio” in the accompanying prospectus.

Unsolicited ratings of the certificates may result in a material adverse effect on the value of the certificates.	In December 2009, the SEC adopted Rule 17g-5 under the Securities Exchange Act of 1934 (“Rule 17g-5”) with the intent of improving ratings quality, enhancing the transparency and objectivity of the credit ratings process of nationally recognized statistical rating organizations, also referred to in this prospectus supplement as NRSROs, increasing competition among NRSROs and enabling market participants to more easily assess the performance of credit ratings issued by NRSROs. The effective date for compliance with Rule 17g-5 was June 2, 2010. While NRSROs other than [ ] have not been engaged to rate the offered certificates, such NRSROs may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5. There can be no assurance as to whether another rating agency will rate any class of offered certificates or, if it were to rate any class of offered certificates, what rating it would assign. Furthermore, if any such unsolicited ratings were issued, there can be no assurance that they will be the same as those ratings assigned by [ ]. The issuance of unsolicited ratings on one or more classes of the offered certificates that are different from the ratings assigned by [ ] may impact the value of that class of offered certificates. As part of the process of obtaining ratings for the offered certificates, the issuing entity had initial discussions with and submitted certain materials to [ ] and certain other rating agencies. Based on preliminary feedback from those rating agencies at that time, the issuing entity selected [ ] to rate the offered certificates and not the other rating agencies. We cannot predict what ratings may have been assigned to the offered certificates had the issuing entity engaged non-hired rating agencies to rate the offered certificates. Finally, if it were to be determined that the issuing entity has failed to comply with the requirements of Rule 17g-5, ratings on the offered certificates could be withdrawn. The issuance of the unsolicited ratings on the offered certificates at levels less that the ratings issued by [ ] or changes or withdrawal of ratings on the offered certificates could have a material adverse effect on the value of the offered certificates or your ability to sell the offered certificates in the secondary market.

[Risks Relating to Primary Mortgage Insurers]

You may incur losses if a primary mortgage insurer fails to make payments under a primary mortgage insurance policy	[ ] mortgage loans representing approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date have an LTV ratio at origination in excess of 80% and are insured by a primary mortgage insurance policy issued by [insert names of primary mortgage insurers]. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.]

Risks Relating to Cooperative Loans

Cooperative loans have certain characteristics that may increase the risk of loss	[ ] mortgage loans representing approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are not secured directly by real property but are cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of realized losses, although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative loans.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See “Certain Legal Aspects of the Mortgage Loans—The Mortgage Loans—Cooperative Loans” in the accompanying prospectus.

Bankruptcy Risks

Bankruptcy proceedings could delay or reduce distributions on the offered certificates.

The transfer of the mortgage loans from the sponsor to the depositor is intended by the parties to be and has been documented as a sale. However, if the sponsor were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a mortgage loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the sponsor. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

Special Yield and Prepayment Considerations

The yield to maturity on your certificates will vary depending on various factors.	The yield to maturity on your certificates will depend on a variety of factors, including:

	•	the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties,

	•	allocation of principal distributions among the various classes of certificates,

	•	realized losses and interest shortfalls on the mortgage loans,

	•	the pass-through rate for your certificates,

	•	the purchase price you paid for your certificates, and

	•	[the timing of the exercise of the optional termination by the master servicer or the holder of the Class SB Certificates.]

The rates and timing of prepayment and default are two of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

[In addition, the master servicer may purchase any mortgage loan that is at least two months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.]

In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.	Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates entitled to receive principal are highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the applicable pass-through rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the applicable pass-through rate.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

Approximately [ ]% of the mortgage loans provide for payment of a prepayment charge during a specified period. Prepayment charges, if enforced, may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment charge period.

[The seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.]

See “Description of the Mortgage Pool—General” and “Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement and “Maturity and Prepayment Considerations” in the accompanying prospectus.

The yield on your certificates may also be affected by changes in the mortgage interest rate, if	With respect to certain adjustable-rate mortgage loans, after an initial fixed rate period, each mortgage loan provides for adjustments to the interest rate every [six months or twelve months]. The interest rate on each mortgage loan will adjust to applicable.

equal the sum of an index and a margin. Interest rate adjustments, sometimes referred to as a periodic cap, may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment. In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

[With respect to certain of the variable rate offered certificates, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.] Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. If, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the offered certificates could be adversely affected.

[Further, investment in any variable rate offered certificates, if applicable, involves the risk that the level of [one-month LIBOR] may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when [one-month LIBOR] plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the offered certificates, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in this prospectus supplement. No assurances can be given that such additional funds will be available.]

The pass-through rates on the offered certificates are subject to a cap at the weighted average of the net mortgage rates.	The pass-through rate on each class of offered certificates is subject to a net WAC cap rate as described in this prospectus supplement. Therefore, the prepayment of mortgage loans with higher mortgage rates may result in a lower pass-through rate on any class of offered certificates if the net WAC cap rate is reduced to less than one-month LIBOR plus the related margin. To the extent the pass-through rate on any class of offered certificates is based upon the net WAC cap rate[, as adjusted to account for payments required to be made under the [yield maintenance agreement/swap agreement], if any,] the difference between that net WAC cap rate and one-month LIBOR plus the related margin, but not more than the lesser of [    ]% per annum and the weighted average maximum net mortgage rate, will create a shortfall that will carry forward with interest thereon. The shortfalls described above[, along with any interest rate shortfalls caused by the failure of the [yield maintenance/swap agreement provider] to make required payments pursuant to the [yield maintenance agreement/swap agreement], will only be payable from any excess cash flow available for that purpose or from the yield maintenance agreement/swap agreement] as described in this prospectus supplement. These shortfalls may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final payment date.

In addition, the interest rate on the Class A, Class M and Class B Certificates is adjustable but the interest rate on [     ]% of the mortgage loans is fixed. Further, because the initial mortgage rates on the adjustable-rate mortgage loans may be lower than the related minimum mortgage rates, the net WAC cap rates on those adjustable-rate mortgage loans will initially be less than they will be once the adjustable-rate loans have all adjusted to their fully-indexed rate. Therefore, there is a greater risk that the pass through rate on any class of offered certificates may be limited by the net WAC cap rate. [In addition, shortfalls caused by the failure of the [yield maintenance agreement/swap agreement provider] to make required payments pursuant to the [yield maintenance agreement/swap agreement] will only be payable from the excess cash flow and may remain unpaid on the final distribution date.] No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from a cap at the weighted average of the net mortgage rates will be sufficient for that purpose.

The holders of exchangeable certificates may be limited in their ability to exchange their certificates for exchanged certificates.

The characteristics of the combinations of exchangeable certificates set forth in Annex II to this prospectus supplement will reflect, in the aggregate, generally the characteristics of the related exchanged certificates and vice versa. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates for exchanged certificates and vice versa:

•

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the exact proportions necessary to make the desired exchange and must pay the exchange fee to the trustee.

•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchanged certificates or exchangeable certificates.

•	The certificateholder of any class of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions and reductions in certificate principal balances will decrease the amounts available for exchange over time.

•	Only the combinations listed in Annex II to this prospectus supplement are permitted.

•	The record dates for exchangeable certificates and the exchanged certificates that are the subject of the exchange must be the same.

The Class M Certificates have different yield and distribution considerations.

The yields to investors in the Class M Certificates will be sensitive to the rate and timing of losses on the mortgage loans, to the extent not covered by excess cash flow, overcollateralization or the Class B Certificates. Losses, to the extent not covered by excess cash flow, overcollateralization or the Class B Certificates, will be allocated to the most subordinate class of Class M Certificates outstanding.

[It is not expected that the Class M Certificates or Class B Certificates will receive any distributions of principal prepayments on the mortgage loans until the distribution date in [             ], unless either:

•	the aggregate certificate principal balance of the Class A Certificates has been reduced to zero prior to that date, or

•	the subordinate percentage is equal to or greater than twice the initial subordinate percentage,

and in each case, provided further that certain delinquency and loss tests are satisfied.]

As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise by the case.

Prior to any purchase of the Class M Certificates, consider the following factors that may adversely impact your yield:

•

Because the Class M Certificates receive interest and principal distributions after the Class A Certificates receive such distributions, there is a greater likelihood that the Class M Certificates will not receive the distributions to which they are entitled on any distribution date.

•

If certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of Class M Certificates with higher alphanumerical class designations will be paid to the related classes of Class M Certificates with lower alphanumerical class designations.

•

If the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a borrower, there may be a shortfall in distributions on the certificates which will impact the Class M Certificates.

•

[In the event a mortgage loan becomes 90 or more days delinquent (i) the master servicer shall be permitted to immediately withdraw from the custodial account an amount equal to the sum of all unreimbursed advances of scheduled payments with respect to such mortgage loan and (ii) no further advances will be made with respect to such mortgage loan unless such mortgage loan is made current by the related borrower. This could cause a shortfall in distributions on the certificates which will impact the Class M Certificates. Moreover, to the extent that the master servicer is not making advances on mortgage loans that are delinquent by 90 or more days, this would have the effect of increasing the maturity date of the Class M Certificates because the master servicer will not be making advances of principal on such delinquent mortgage loans.]

•

Losses on the mortgage loans will be allocated to the Class M Certificates in reverse order of their priority of payment. A loss allocation results in a reduction of the certificate principal balance to the related Class M Certificates without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on the related Class M Certificates.

•

In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the Class M Certificates in reverse order of their priority of payment. A loss allocation results in a reduction of the certificate principal balance to the related Class M Certificates without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on the related Class M Certificates.

The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

Your yield may be reduced due to the optional redemption of the certificates or the optional repurchase of underlying mortgage loans.

The master servicer or [                    ] may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than [    ]% of their initial outstanding principal amount. This kind of event will subject the trust related to your offered certificates to early retirement and would affect the average life and yield of each class of certificates in those series. See “Yield and Prepayment Considerations” and “Maturity and Prepayment Considerations” in this prospectus supplement and in the accompanying prospectus.

If servicing is transferred, delinquencies may increase.

In certain circumstances, the master servicer, pursuant to the pooling and servicing agreement, may resign or be terminated and replaced with a successor master servicer. No resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The trustee must obtain the master servicer’s consent to appoint a party other than the trustee as master servicer. If the master servicer fails to consent to an appointment of a successor master servicer, or the trustee is unwilling to act as successor master servicer, the trustee may petition a court to appoint a successor master servicer.

If the master servicer resigns or is terminated, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates. These delays will be exacerbated if the trustee seeks judicial appointment of a successor trustee. Moreover, the trustee, acting as successor master servicer, may not have the ability to fulfill the master servicer’s advancing obligations, which will cause increased realized losses on the offered certificates.

See “Description of the Securities—Servicing and Administration of Mortgage Loans—Certain Other Matters Regarding Servicing” in the accompanying prospectus.

Any servicing transfer will involve notifying borrowers to remit payments to the new master servicer, transferring physical possession of the mortgage loan files and records to the new master servicer and entering mortgage loan and mortgagor data on the management information systems of the new master servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Prepayment interest shortfalls can reduce the master servicer’s compensation to zero.	The master servicer is required to pay (from the servicing fee) to the holders of the offered certificates the amount of any prepayment interest shortfalls to the extent such prepayment shortfalls are less than or equal to the prepayment offset amount. If prepayment interest shortfalls exceed the prepayment offset amount on a distribution date, the master servicer would not receive compensation for its activities as master servicer. This could result in the master servicer not having the incentive to diligently service the mortgage loans which could lead to losses on the offered certificates.

Issuing Entity

The depositor will establish a trust with respect to Series [            ]-[ABC][    ] on the closing date, under a pooling and servicing agreement, dated as of [            ], 201[    ], among the depositor, the master servicer and the trustee. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by first lien one- to four-family residential properties. The trust will not have any additional equity.

The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust and making distributions to certificateholders.

The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

You can find a listing of definitions for capitalized terms used both in the accompanying prospectus and this prospectus supplement under the caption “Glossary” in the accompanying prospectus and under the caption “Description of the Certificates—Glossary of Terms” in this prospectus supplement.

Sponsor

[                     ], a [              ] [limited liability company][corporation], buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See “The Trusts—General” in the accompanying prospectus for a general description of applicable seller/servicer eligibility requirements.

[Include description of sponsor.]

The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by [                            ] for the past five years. [                            ] sponsored approximately $[    ] billion and $[    ] billion in initial aggregate principal amount of mortgage-backed securities in the 2007 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. [                            ] sponsored approximately $[    ] billion and $[    ] billion in initial aggregate principal amount of mortgaged-back securities in the 2010 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Sponsor Securitization Experience

First Lien Mortgage Loans

Volume by Initial Principal Balance	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)
Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)Represents year to year growth or declines as a percentage of the prior year’s volume.

Junior Lien Mortgage Loans

Volume by Initial Principal Balance	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)
Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)Represents year to year growth or declines as a percentage of the prior year’s volume.

First Lien Mortgage Loans

Volume by Number of Loans	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)Represents year to year growth or declines as a percentage of the prior year’s volume.

Junior Lien Mortgage Loans

Volume by Number of Loans	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)Represents year to year growth or declines as a percentage of the prior year’s volume.

[Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class X
Issuing Entity A CIK #	X	Originator 1
Originator 2
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$
Asset Class Y
Issuing Entity B		Originator 3
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$	]

Master Servicer

[Include description of master servicer.]

The following tables set forth the annual average outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by [                ] for the past five years and the annual average number of such loans for the same period. [                ] was the master servicer of a residential mortgage loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal amount during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. [                ] was the master servicer of a residential mortgage loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal during the 2010 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume:

Master Servicer Servicing Experience

First Lien Mortgage Loans

Year Ending December 31,
Volume by Average Outstanding Principal Balance	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Outstanding Principal Balance

Junior Lien Mortgage Loans

Year Ending December 31,
Volume by Average Outstanding Principal Balance	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Outstanding Principal Balance

First Lien Mortgage Loans

Year Ending December 31,
Volume by Average Number of Loans	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Number of Loans

Junior Lien Mortgage Loans

Year Ending December 31,
Volume by Percentage of Average Number of Loans	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Number of Loans

(1)	Represents year to year growth or decline as a percentage of the prior year’s volume.

[                ]’s overall procedures for originating and acquiring mortgage loans are described under “Description of the Mortgage Pool—The Jumbo Loan Program” in this prospectus supplement. [                ]’s material role and responsibilities in this transaction are described in the accompanying prospectus under “The Trusts” and “Trust Asset Program.”

[[                ]’s affiliate, [                ], or [                ], originated and sold to [                ] [      ]% of the mortgage loans included in the mortgage pool. See “Affiliations Among Transaction Parties,” “Description of the Mortgage Pool—Originators” and “Pooling and Servicing Agreement—The Master Servicer and Subservicers” in this prospectus supplement.]

Description of Unaffiliated Sellers

[[INSERT NAME OF UNAFFILIATED SELLER], a [        ] corporation, originated [    ]% by principal amount of the mortgage loans. [Describe origination program, experience, size of seller’s portfolio, performance of pool assets, experience with jumbo loan program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

Affiliations Among Transaction Parties

[The diagram below illustrates the ownership structure among the affiliated transaction parties.]

Description of the Mortgage Pool

General

The mortgage pool will consist of [      ] fixed-rate and adjustable-rate mortgage loans with an aggregate unpaid principal balance of approximately $[                ] as of the cut-off date after deducting payments of principal due during the month of the cut-off date is presented in this prospectus supplement. The final mortgage pool may vary by up to 5% and this variance may affect the characteristics of the final mortgage pool. The certificate principal balance of the offered certificates may vary by up to 5% from the amounts presented in this prospectus supplement. The sum of the certificate principal balance of the offered certificates and the required overcollateralization amount as of the closing date will equal, subject to rounding, the aggregate principal balance of the mortgage loans in the final mortgage pool as of the cut-off date. Approximately [      ]% of the mortgage loans are fixed-rate mortgage loans and approximately [      ]% of the mortgage loans are adjustable-rate mortgage loans. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties. Approximately [    ]% of the mortgage loans have a due date other than the first of each month.

All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by outstanding principal balance determined as of the cut-off date after deducting payments due during the month of the cut-off date, unless otherwise indicated.

[The mortgage loans will consist of mortgage loans with original terms to maturity of not more than 30 years except, with respect to approximately [    ]% of the mortgage loans, for which the original term to maturity is not more than 15 years.]

The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the jumbo loan program described below based on the Sponsor’s assessment of investor preferences and rating agency criteria.

The depositor and the sponsor will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and the sponsor will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders. The sponsor will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by the sponsor and the depositor and the representations and warranties made by the sellers to the limited extent described above. See “Description of the Securities—Representations with Respect to Loans” and “—Repurchases of Loans” in the accompanying prospectus.

Approximately [      ]% of the mortgage loans provide for payment of a prepayment charge. As to most of those mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount specified in the related mortgage loan but not to exceed the maximum amount permitted by state law.

Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. See “Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

[Approximately [      ]% of the mortgage loans are convertible mortgage loans. The depositor, the sponsor or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related pool will thereafter include both fixed-rate and adjustable-rate mortgage loans. See “The Trusts—The Mortgage Loans” in the accompanying prospectus.]

Approximately [      ]% of the mortgage loans are currently 30 days or more delinquent in payment of principal and interest. As used in this prospectus supplement, a mortgage loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the second following monthly scheduled due date; and so on. [For instance, because the cut-off date is [October 1, 2011], approximately [      ]% of the mortgage loans that had scheduled due dates on September 1, 2011 were 30 days or more delinquent as of September 30, 2011 and approximately [    ]% of the mortgage loans were 30 or more days delinquent more than once from October 1, 2010 through September 30, 2011. A mortgage loan that had a scheduled due date of September 1, 2011 is considered delinquent on September 2, 2011 if the scheduled payment was not received on September 1, 2011, but such mortgage loan is not considered “30 or more days delinquent” as used in this prospectus supplement unless such mortgage loan is still delinquent on September 30, 2011. Approximately [      ]% of the mortgage loans that had scheduled due dates on August 1, 2011 were 60 or more days delinquent as of September 30, 2011.] Delinquent mortgage loans will not constitute [20]% or more of the pool. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately [    ]% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield and Prepayment Considerations” in this prospectus supplement and “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

Compliance with Local, State and Federal Laws

The sponsor will sell the mortgage loans to the depositor and, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

•	None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act.

•	Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

•

None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

•	None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

•	None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

The sponsor will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders [or the certificate insurer] in that mortgage loan. The sponsor maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

The sponsor is opposed to predatory lending practices, as a matter of corporate policy. In addition, the sponsor’s Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

See “Certain Legal Aspects of the Loans” in the accompanying prospectus.

Mortgage Rate Adjustment of the Adjustable-Rate Mortgage Loans

There are [    ] adjustable-rate mortgage loans, with an aggregate principal balance of $[                ], which represents approximately [      ]% of the aggregate principal balance of adjustable-rate mortgage loans, that will remain fixed for a period of two years after origination. There are [    ] adjustable-rate mortgage loans, with an aggregate principal balance of $[                ], which represents approximately [     ]% of the aggregate principal balance of adjustable-rate mortgage loans, that will remain fixed for a period of three years after origination. There are [    ] adjustable-rate mortgage loans, with an aggregate principal balance of $[                ], which represents approximately [     ]% of the aggregate principal balance of adjustable-rate mortgage loans, that will remain fixed for a period of five years after origination. Thereafter, the mortgage rate on approximately [    ]%, [    ]% and [    ]% of the aggregate principal balance of the mortgage loans will adjust monthly, semiannually and annually, respectively, on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate mortgage loan as set forth in the related mortgage note. The mortgage rate on an adjustable-rate mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate mortgage loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

[In addition, approximately [      ]% of the adjustable-rate mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to ten years and then will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage.]

The amount of the monthly payment on each mortgage loan will generally be adjusted monthly, semi-annually or annually, as applicable, on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding Stated Principal Balance of each mortgage loan over its remaining term to stated maturity other than interest-only loans still in their respective interest only periods. As of the cut-off date, approximately [      ]% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments.

The initial mortgage rate in effect on an adjustable-rate mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of an adjustable rate mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the adjustable rate mortgage loan subject to the periodic rate cap. The repayment of the adjustable rate mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable rate mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these adjustable rate mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each adjustable rate mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

Because of the periodic rate caps and the generally lower initial mortgage rates on the adjustable rate mortgage loans, in a rising interest rate environment, the mortgage rate on the adjustable rate mortgage loans may be lower than prevailing mortgage rates for an extended period of time and therefore the Net WAC Rate will initially be less than it would be had all of the adjustable rate mortgage loans already adjusted to their fully-indexed rate.

ONE-YEAR LIBOR. The index for approximately [      ]% of the mortgage loans will be the One-Year LIBOR Index. On those mortgage loans, the One-Year LIBOR Index will adjust annually after any applicable initial fixed period. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in the Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

[SIX-MONTH LIBOR. The index for approximately [      ]% of the mortgage loans willbe the Six-Month LIBOR Index. On those mortgage loans, the Six-Month LIBOR Index will adjust semi-annually or annually after any applicable initial fixed period. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the

London market based on quotations of major banks as published in the Wall Street Journal and are most recently available as of the time specified in the related mortgage note.]

[ONE-MONTH LIBOR. The index for approximately [      ]% of the mortgage loans will be the One-Month LIBOR Index. On those mortgage loans, the One-Month LIBOR Index will adjust monthly after any applicable initial fixed period. The One-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in the Wall Street Journal and are most recently available as of the time specified in the related mortgage note.]

The “reference date” is the date as of which the One-Year LIBOR Index[, Six-Month LIBOR Index or One-Month LIBOR Index] is determined.

The One-Year LIBOR Index[, Six-Month LIBOR Index or One-Month LIBOR Index, as applicable,] is referred to in this prospectus supplement as an index. If the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

Credit Scores

Included herein is a table showing the Credit Scores for the mortgagors of the mortgage loans. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by the sponsor after the origination of a mortgage loan if the seller does not provide to the sponsor a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately [      ] to approximately [      ], with respect to the mortgage loans, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of this prospectus supplement.

Qualification of Sellers

Each seller will have been approved by the sponsor for participation in the sponsor’s mortgage loan purchase program. In determining whether to approve a seller for participation in the mortgage loan purchase program, the sponsor generally considers, among other things: the financial status of the seller; the previous experience of the seller in originating mortgage loans and its potential origination volumes;

the prior delinquency and loss experience of the seller (if available); the underwriting standards employed by the seller and its quality control procedures; and, if applicable, the servicing operations of the seller. In order to be approved for program participation, sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees, are present.

[FOR EACH ORIGINATOR THAT ORIGINATED AT LEAST 10% OF THE MORTGAGE LOANS: The sponsor approved [        ] as a qualified seller on [              ], 201[  ].]

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC (or any other bank regulator), or if a seller’s net worth, financial performance or delinquency and foreclosure rates deteriorate, such seller will be monitored by the sponsor and may be subject to additional scrutiny to determine if it should be terminated. However, it is possible that the sponsor will continue to purchase mortgage loans from such seller if the sponsor determines that such seller meets the minimum qualifications of a seller under the sponsor’s mortgage loan purchase program. The termination of a seller, or the failure of a seller to meet the minimum requirements of the sponsor’s mortgage loan purchase program may increase the likelihood that such seller will not repurchase a mortgage loan in the event of a breach of representation or warranty which has not been cured. Any failure of the seller fulfill its obligation to repurchase a mortgage loan will adversely affect the offered certificates.

Representations with Respect to the Mortgage Loans

The sponsor will provide with respect to each mortgage loan constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of securities. The sponsor will represent and warrant, as of the related closing date, unless otherwise specified, that:

•	as of the cut-off date, the information set forth in a listing of the related mortgage loans is true and correct in all material respects;

•

except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Client Guide or an equivalent protection was effective or an attorney’s certificate was received (in the case of mortgage loans originated in the State of Iowa) at the origination of each mortgage loan, and each policy remained in full force and effect on the date of sale of the mortgage loan to the depositor;

•	to the best of the sponsor’s knowledge, if required, the mortgage loans are the subject of a primary insurance policy;

•	the sponsor had good title to each mortgage loan and each mortgage loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act;

•	each mortgaged property is free of damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•

no mortgage loan is 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve-month period prior to the cut-off date;

•	no mortgage loan has been modified since the cut-off date and no mortgage loan will be modified prior to the closing date; and

•	there is no delinquent tax or assessment lien against any mortgaged property.

The sponsor will be required to repurchase a mortgage loan if a representation and warranty with respect to such mortgage loan is breached (so long as such breach would materially and adversely affect the value of such mortgage loan), irrespective of whether the representation and warranty is qualified by the sponsor’s knowledge of such representation and warranty. In determining whether the breach of a representation or warranty had a material adverse effect on a mortgage loan, such determination shall be made as of the date the applicable representation or warranty was given with respect to such mortgage loan.

Aggregate Mortgage Loan Characteristics

The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Mortgage Loans	[ ]
Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ] to [ ]%
Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Note Margins:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Periodic Caps:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Weighted average months to next interest rate adjustment date after [ ] [ ], 20[ ]	[ ]

The mortgage loans will have the following additional characteristics:

•	The mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[ ].

•	The mortgage loans had individual principal balances at origination of at least $[ ] but not more than $[ ], with an average principal balance at origination of approximately $[ ].

•	The loan-to-value ratios of the mortgage loans range from [ ]% to [ ]%, with a weighted average of approximately [ ]%.

•	No non-affiliate of [ ] sold more than [ ]% of the mortgage loans to [ ]. Approximately [ ]% of the mortgage loans were purchased from [ ], which is an affiliate of [ ].

•	None of the mortgage loans will have been originated prior to [ ] [ ], 20[ ] or will have a maturity date later than [ ] [ ], 20[ ].

•	No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [ ] months.

•

The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately [      ] months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately [      ] months.

•

As of the cut-off date, approximately [      ]% of the mortgage loans are currently 30-59 days delinquent in payment of principal and interest. As of the cut-off date, approximately [      ]% of the mortgage loans are currently 60 or more days delinquent in payment of principal and interest. As of the cut-off date, approximately [      ]% of the mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [      ]% of the mortgage loans are no longer considered delinquent because they were subject to a loan modification. For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Pool—General” in this prospectus supplement.

•	No mortgage loan provides for deferred interest or negative amortization.

•	[As of the cut-off date, approximately [ ]% of the mortgage loans provide for conversion from an adjustable-rate to a fixed-rate.]

The mortgage loans generally contain due-on-sale clauses. See “Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement.

Set forth below is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar. All back-end ratios are calculated by taking the ratio of total monthly debt expenses of a borrower over the total monthly income of such borrower.

Credit Score Distribution of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Loan-to- Value Ratio

600 - 619
620 - 639
640 - 659

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Loan-to- Value Ratio
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 or greater

Total

•	For some of the mortgage loans, the credit score was updated prior to the cut-off date.

•	As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately [ ].

Debt-to-Income Ratios of the Mortgage Loans

	of Mortgage	of Mortgage	of Mortgage	of Mortgage	of Mortgage	of Mortgage
Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00

Total

•	As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately [ ]%.

•	All debt-to-income ratios presented in this table are back-end debt-to-income ratios.

Original Mortgage Loan Principal Balances of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000

Total

Net Mortgage Rates of the Mortgage Loans

	Principal	Principal	Principal	Principal	Principal	Principal
Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately [ ]% per annum.

Mortgage Rates of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately [ ]% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score

0.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
[80.01 - 85.00]
[85.01 - 90.00]
[90.01 - 95.00]
[95.01 -100.00]

Total

•	The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately [ ]%.

Geographic Distribution of Mortgaged Properties of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming

Total

•

No more than [      ]% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in [            ] and no more than [      ]% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside [            ].

Mortgage Loan Purpose of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total

Occupancy Types of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Primary Residence
Second/Vacation
Non-Owner Occupied

Total

Delinquency Periods of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Delinquency Period	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

30-59 Days
60 or More Days

Total

Mortgaged Property Types of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Single-family detached
Planned Unit Developments* (detached)
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Two-to-four family units
Townhouse
Cooperative
Condo Mid-Rise (5 to 8 stories)

Total

*A Planned Unit Development is a development that has all of the following characteristics:

•	The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

•	The development is administered by a homeowners’ association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

•	The unit owners have an automatic, non-severable interest in the homeowners’ association and pay mandatory assessments.

Prepayment Penalty Terms of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

None
12 Months
24 Months
36 Months
60 Months
Other

Total

•	Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

Note Margins of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Note Margins (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

N/A (Fixed)
2.0000 - 2.4999
3.0000 - 3.4999
3.5000 - 3.9999
4.0000 - 4.4999
4.5000 - 4.9999
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999

Total

•	As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately [ ]% per annum.

Maximum Mortgage Rates of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

N/A (Fixed)
10.0000 - 10.9999
11.0000 - 11.9999
12.0000 - 12.9999
13.0000 - 13.9999
14.0000 - 14.9999

Total

•	As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans will be approximately [ ]% per annum.

Minimum Mortgage Rates of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

N/A (Fixed)
2.0000 - 2.9999
3.0000 - 3.9999
4.0000 - 4.9999
5.0000 - 5.9999
6.0000 - 6.9999
7.0000 - 7.9999
8.0000 - 8.9999

Total

•	As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans will be approximately [ ]% per annum.

Next Interest Rate Adjustment Dates of the Mortgage Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Next Interest Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

N/A (Fixed)

Total

•	As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [ ].

Fixed-Rate Mortgage Loan Characteristics

The fixed-rate mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Fixed-Rate Mortgage Loans	[ ]
Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%

The fixed-rate mortgage loans will have the following additional characteristics:

•	The fixed-rate mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[ ].

•	The fixed-rate mortgage loans had individual principal balances at origination of at least $[ ] but not more than $[ ], with an average principal balance at origination of approximately $[ ].

•	The loan-to-value ratios of the fixed-rate mortgage loans range from [ ]% to [ ]%, with a weighted average of approximately [ ]%.

•	No non-affiliate of [ ] sold more than [ ]% of the fixed-rate mortgage loans to [ ]. Approximately [ ]% of the fixed-rate mortgage loans were purchased from [ ], which is an affiliate of [ ].

•	None of the fixed-rate mortgage loans will have been originated prior to [ ] [ ], 20[ ], or will have a maturity date later [ ] [ ], 20[ ].

•	No fixed-rate mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [ ] months.

•

The weighted average remaining term to stated maturity of the fixed-rate mortgage loans as of the cut-off date will be approximately [      ] months. The weighted average original term to maturity of the fixed-rate mortgage loans as of the cut-off date will be approximately [      ] months.

•	As of the cut-off date, approximately [ ]% of the fixed-rate mortgage loans are currently 30-59 days delinquent in payment of principal and interest. As of the cut-off date,

approximately [      ]% of the fixed-rate mortgage loans are currently 60 or more days delinquent in payment of principal and interest. As of the cut-off date, approximately [      ]% of the fixed-rate mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [      ]% of the fixed-rate mortgage loans are no longer considered delinquent because they were subject to a loan modification. For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Pool—General” in this prospectus supplement.

•	No fixed-rate mortgage loan provides for deferred interest or negative amortization.

The fixed-rate mortgage loans generally contain due-on-sale clauses. See “Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement.

Set forth below is a description of additional characteristics of the fixed-rate mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the fixed-rate mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the fixed-rate mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the fixed-rate mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

Credit Score Distribution of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Loan-to- Value Ratio

600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 or greater

Total

•	For some of the mortgage loans, the credit score was updated prior to the cut-off date.

•	As of the cut-off date, the weighted average credit score of the fixed-rate mortgage loans will be approximately [ ].

Debt-to-Income Ratios of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00

Total

•	As of the cut-off date, the weighted average debt-to-income ratio of the fixed-rate mortgage loans will be approximately [ ]%.

•	All debt-to-income ratios presented in this table are back-end debt-to-income ratios.

Original Mortgage Loan Principal Balances of the Fixed-Rate Loans

	Value Ratio	Value Ratio	Value Ratio	Value Ratio	Value Ratio	Value Ratio
Original Mortgage Loan Principal Balance($)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000

Total

Net Mortgage Rates of the Fixed-Rate Loans

	Value Ratio	Value Ratio	Value Ratio	Value Ratio	Value Ratio	Value Ratio
Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average Net Mortgage Rate of the fixed-rate mortgage loans will be approximately [ ]% per annum.

Mortgage Rates of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average mortgage rate of the fixed-rate mortgage loans will be approximately [ ]% per annum.

Original Loan-to-Value Ratios of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score

0.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
[80.01 - 85.00]
[85.01 - 90.00]
[90.01 - 95.00]
[95.01 - 100.00]

Total

•	The weighted average loan-to-value ratio at origination of the fixed-rate mortgage loans will be approximately [ ]%.

Geographic Distribution of Mortgaged Properties of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
State	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

Total

•

No more than[      ]%% of the fixed-rate mortgage loans will be secured by mortgaged properties located in any one zip code area in [            ] and no more than [    ]% of the fixed-rate mortgage loans will be secured by mortgaged properties located in any one zip code area outside [            ].

Mortgage Loan Purpose of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total

Occupancy Types of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Primary Residence
Second/Vacation
Non-Owner Occupied

Total

Delinquency Period of the Fixed-Rate Loans

	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of	Percentage of
Delinquency Period	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

30-59 Days
60 or More Days

Total

Mortgaged Property Types of the Fixed-Rate Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Single-family detached
Planned Unit Developments* (detached)
Two-to-four family units
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Cooperative
Townhouse

Total

*A Planned Unit Development is a development that has all of the following characteristics:

•	The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

•	The development is administered by a homeowners’ association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

•	The unit owners have an automatic, non-severable interest in the homeowners’ association and pay mandatory assessments.

Prepayment Penalty Terms of the Fixed-Rate Loans

	Value Ratio	Value Ratio	Value Ratio	Value Ratio	Value Ratio	Value Ratio
Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Fixed- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

None
12 Months
24 Months
36 Months
60 Months
Other

Total

•	Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

Adjustable-Rate Mortgage Loan Characteristics

The adjustable-rate mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Adjustable-Rate Mortgage Loans	[ ]
Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Note Margins:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Periodic Caps:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Weighted average months to next interest rate adjustment date after [ ]	[ ]

The adjustable-rate mortgage loans will have the following additional characteristics:

•	The adjustable-rate mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[ ].

•	The adjustable-rate mortgage loans had individual principal balances at origination of at least $[ ] but not more than $[ ], with an average principal balance at origination of approximately $[ ].

•	The loan-to-value ratios of the adjustable-rate mortgage loans range from [ ]% to [ ]%, with a weighted average of approximately [ ]%.

•

No non-affiliate of [                    ] sold more than [      ]% of the adjustable-rate mortgage loans to [                    ]. Approximately [      ]% of the adjustable-rate mortgage loans were purchased from [                    ], which is an affiliate of [                    ].

•	None of the adjustable-rate mortgage loans will have been originated prior [ ] [ ], 20[ ] or will have a maturity date later than [ ] [ ], 20[ ].

•	No adjustable-rate mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [ ] months.

•

The weighted average remaining term to stated maturity of the adjustable-rate mortgage loans as of the cut-off date will be approximately [    ] months. The weighted average original term to maturity of the adjustable-rate mortgage loans as of the cut-off date will be approximately [    ] months.

•

As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans are currently 30-59 days delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans are currently 60 or more days delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans are no longer considered delinquent because they were subject to a loan modification. For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Pool—General” in this prospectus supplement.

•	No adjustable-rate mortgage loan provides for deferred interest or negative amortization.

•	[As of the cut-off date, approximately [ ]% of the adjustable-rate mortgage loans provide for conversion from an adjustable-rate to a fixed-rate.]

The adjustable-rate mortgage loans generally contain due-on-sale clauses. See “Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement.

Set forth below is a description of additional characteristics of the adjustable-rate mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the adjustable-rate mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the adjustable-rate mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

Credit Score Distribution of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Loan- to-Value Ratio

600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 or greater

Total

•	For some of the mortgage loans, the credit score was updated prior to the cut-off date.

•	As of the cut-off date, the weighted average credit score of the adjustable-rate mortgage loans will be approximately [ ].

Debt-to-Income Ratios of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00

Total

•	As of the cut-off date, the weighted average debt-to-income ratio of the adjustable-rate mortgage loans will be approximately [ ]%.

•	All debt-to-income ratios presented in this table are back-end debt-to-income ratios.

Original Mortgage Loan Principal Balances of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000

Total

Net Mortgage Rates of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999

Total

•	As of the cut-off date, the weighted average Net Mortgage Rate of the adjustable-rate mortgage loans will be approximately[ ]% per annum.

Mortgage Rates of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999

Total

•	As of the cut-off date, the weighted average mortgage rate of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Original Loan-to-Value Ratios of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score

0.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
[80.01 - 85.00]
[85.01 - 90.00]
[90.01 - 95.00]
[95.01 - 100.00]

Total

•	The weighted average loan-to-value ratio at origination of the adjustable-rate mortgage loans will be approximately [ ]%.

Geographic Distribution of Mortgaged Properties of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
State	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming

Total

•

No more than [      ]% of the adjustable-rate mortgage loans will be secured by mortgaged properties located in any one zip code area in [            ] and no more than [      ]% of the adjustable-rate mortgage loans will be secured by mortgaged properties located in any one zip code area outside [            ].

Mortgage Loan Purpose of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total

Occupancy Types of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Primary Residence
Second/Vacation
Non-Owner Occupied

Total

Delinquency Periods of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Delinquency Period	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

30-59 Days
60 or More Days

Total

Mortgaged Property Types of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Single-family detached
Planned Unit Developments* (detached)
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Two-to-four family units
Cooperative
Townhouse
Condo Mid-Rise (5 to 8 stories)

Total

*A Planned Unit Development is a development that has all of the following characteristics:

•	The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

•	The development is administered by a homeowners’ association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

•	The unit owners have an automatic, non-severable interest in the homeowners’ association and pay mandatory assessments.

Prepayment Penalty Terms of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio

None
12 Months
24 Months
36 Months

Total

Note Margins of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Note Margins (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

2.0000 - 2.4999
3.0000 - 3.4999
3.5000 - 3.9999
4.0000 - 4.4999
4.5000 - 4.9999
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999

Total

•	As of the cut-off date, the weighted average note margin of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Maximum Mortgage Rates of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.0000 - 10.9999
11.0000 - 11.9999
12.0000 - 12.9999
13.0000 - 13.9999
14.0000 - 14.9999

Total

•	As of the cut-off date, the weighted average maximum mortgage rate of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

2.0000 - 2.9999
3.0000 - 3.9999
4.0000 - 4.9999
5.0000 - 5.9999
6.0000 - 6.9999
7.0000 - 7.9999
8.0000 - 8.9999

Total

•	As of the cut-off date, the weighted average minimum mortgage rate of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Next Interest Rate Adjustment Dates of the Adjustable-Rate Loans

	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate	Adjustable-Rate
Next Interest Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

Total

•	As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [ ].

[Pre-Offering Review of the Mortgage Loans]

[Introduction

The sponsor, prior to including the mortgage loans in the mortgage pool, carried out certain review procedures on and engaged a third-party loan review firm to conduct a review of certain of the mortgage loans included in the mortgage pool. The review procedures carried out by the sponsor and the review carried out by the third-party loan review firm are referred to together as the “sponsor’s pre-offering review.” The results of the third-party loan review firm were shared with the underwriters. The underwriters reviewed these findings in connection with their preparation for the offering of the offered certificates. [The subsequent mortgage loans will be reviewed using the same methodology as the mortgage loans that are included in the mortgage pool received prior to the closing date.]

The sponsor’s pre-offering review consisted of a credit and compliance review and a review of the independent appraisals of the mortgaged properties that were obtained by the originators in connection with the origination of those mortgage loans (referred to herein as the “original appraisals”), each as more fully described below. None of the procedures conducted as part of the sponsor’s pre-offering review constituted, either separately or in combination, an independent underwriting of the mortgage loans. It is also important to note that the procedures conducted as part of the review of the original appraisals were not re-appraisals of the mortgaged properties. To the extent that valuation tools were used as part of the appraisal review process (and estimates of current value were obtained using these tools) they should not be relied upon as providing an assessment of value of the mortgaged properties comparable to that which an appraisal might provide.

See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the sponsor’s pre-offering review.]

[Credit and Compliance Review

The third-party loan review firm engaged by the sponsor conducted a credit and compliance review of [      ] mortgage loans, or approximately [      ]% (by number of mortgage loans) of the mortgage loans included in the mortgage pool.

The credit and compliance review conducted by the third-party loan review firm engaged by the sponsor included, for each mortgage loan reviewed, a review of the documentation in the originator’s loan file relating to the creditworthiness of the borrower (and any co-borrower), and an assessment of whether the characteristics of the mortgage loan and the borrower (and any co-borrower) specified on the loan data tape provided to the sponsor reasonably conformed to the data contained in the loan documentation included in the loan file and the underwriting guidelines previously provided to the sponsor. As part of this review, any exceptions to the originator’s underwriting guidelines that were permitted by the originator and related compensating factors were reviewed. See “Description of the Mortgage Pool—Underwriting Standards—Exceptions to Client Guide” for additional information regarding exceptions to each originator’s mortgage loan underwriting criteria, which information was derived from documentation contained in each originator’s loan files. In addition, for each mortgage loan that was reviewed for compliance with the originator’s underwriting guidelines, the third-party loan review firm engaged by the sponsor reviewed the mortgage loan for compliance with applicable law and regulations.

Investors should note that only those [      ] mortgage loans reviewed as described above were subject to any credit or compliance review as part of the sponsor’s pre-offering review and that mortgage loans not reviewed as described above were not the subject of a credit or compliance review. See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”]

[Appraisal Review

As part of the sponsor’s pre-offering review, [    ] mortgage loans, or approximately [    ]% (by number of mortgage loans) of the mortgage loans included in the mortgage pool, were also selected for a review of the original appraisal of the mortgaged property (which appraisal, as noted above, was obtained in connection with the origination of that mortgage loan). The purpose of this review was to assess compliance with the originators’ appraisal guidelines and standards in effect at the time of origination and in some cases, obtain estimates of current values of mortgaged properties for loans originated more than [    ] months prior to the date of this prospectus supplement.

For every mortgage loan as to which a credit and compliance review was conducted by the sponsor’s third-party loan review firm (i.e., the same [    ] mortgage loans referred to above under “Credit and Compliance Review” above), the original appraisal of the mortgaged property was also reviewed by an on-staff underwriter employed by the third-party loan review firm, who assessed compliance with the originators’ appraisal guidelines and, as part of this assessment, made a determination regarding the reasonableness of the value of the mortgaged property set forth in the original appraisal. This reasonableness determination was generally made by analyzing the comparable sales listed in the original appraisal and using other information such as publicly available website and MLS listings. If the on-staff underwriter believed it was necessary or appropriate, the review of the original appraisal was expanded to include additional review by an on-staff appraiser at the third-party loan review firm. In some cases, the on-staff appraiser used an AVM or BPO (each defined and described below) or used other value reconciliation methodologies to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Of the [    ] mortgage loans for which the original appraisal of the mortgaged property was reviewed by the third-party loan review firm, there were [    ] mortgage loans as to which the third-party loan review firm concluded that the original appraisal did not support the value set forth in that original appraisal. For this purpose, the third-party loan review firm concluded that the appraised value was not supported if the value of the mortgaged property might have a negative variance of 10% or more from the appraised value. A further review and analysis of those [    ] mortgage loans was conducted (and none of those [    ] loans was one of the seasoned mortgage loans described below). In the case of [    ] of those [    ] loans, which represented approximately [    ]% of the cut-off date stated principal balance of the mortgage loans, the further review included review of an estimate of value available to the sponsor from an AVM, BPO, or exterior review of the mortgaged property by a certified appraiser (commonly referred to as a “2055” and further described below). After that further review and analysis, the [sponsor] determined to include those [    ] mortgage loans in the mortgage pool, which [    ] loans represented approximately [    ]% of the cut-off date stated principal balance of the mortgage loans. For those [    ] loans referred to above, the weighted average original loan-to-value ratio, using the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgage on the same mortgaged property, if known by the sponsor, and the appraised value at origination, was approximately [    ]%. For those same [    ] mortgage loans, the weighted average ratio of the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgage on the same mortgaged property, if known by the sponsor, to the estimated value from the AVM, or BPO or 2055 (if a BPO or 2055 was available) that was reviewed by the sponsor, was approximately [    ]%. Investors should note that the appraised values used in the original loan-to-value ratios in this prospectus supplement have not been revised to reflect any results of the appraisal reviews.

“AVMs” are statistical algorithms that provide a range of estimated property values based on disclosed factual data such as the size of the house, the number of bedrooms and bathrooms, age and proximity to comparable sales collected from historical information accessed through county records and, in some cases, appraisal reports. Comparable sales used in these algorithms are automatically selected and consist of all similarly sized and located properties. The estimation of value produced by an AVM can be quite different from that provided by an appraisal or a BPO due to, among other factors, property uniqueness, upgrades, interior or exterior quality and overall condition. In some cases, AVMs are not available. This may be due to numerous factors including limited comparable sales, a wide range of property values over a concentrated area, or unique property characteristics that are difficult to value.

“BPOs” are estimates of property values rendered by real estate agents based on a review of comparable sales and a review of the property characteristics and conditions based on an external view from the nearest public property, which is typically from the street on which the property is located. Providers of BPOs are not certified appraisers and, like estimates obtained through the use of AVMs, BPOs do not take into account the condition of the interior or other factors not easily viewed from outside of the property. Comparable sales used to determine the value range are selected by the broker based on commonalities such as size, location and conditions.

Of the [    ] mortgage loans included in the mortgage pool that were originated more than [    ] months prior to the date of this prospectus supplement (referred herein to as “seasoned mortgage loans”), [    ] were included in the [    ] mortgage loans that were reviewed by the third-party loan review firm as described above. With respect to the [    ] remaining seasoned mortgage loans, the original appraisals for the underlying mortgaged properties were reviewed in a manner similar to that described above, including by obtaining an estimate of the current value of the mortgaged property. For each of the seasoned mortgage loans, an initial estimate of current value of the mortgaged property was obtained to assist in making a determination regarding the reasonableness of the original appraised value as an additional procedure designed to assist in assessing compliance with the originators’ appraisal guidelines. These estimates of current value were obtained by using an AVM or, if an AVM was not available, a BPO or 2055 (as described in the next paragraph), and then comparing the value set forth in the original appraisal.

For [    ] of the seasoned mortgage loans, the initial estimate of current value indicated a value difference of greater than 10% from the original appraisal, and, consequently, a BPO was obtained or a certified appraiser performed an exterior review of the property for each of these loans. An exterior review, commonly referred to as a “2055” for the Fannie Mae document the results are reported on, consists of an external review, a definition of market value and a statement of assumptions. For a 2055, at a minimum, the appraiser performs a visual inspection of the exterior areas of the property from the street, inspects the neighborhood, inspects each of the comparable sales from the street, researches, verifies and analyzes data from public and/or private sources and reports the analysis, opinions and conclusions. The appraiser also obtains information about the physical characteristics (including, but not limited to, condition, room count and gross living area) of the subject property from the exterior-only inspection and reliable public and/or private sources to perform this appraisal. The appraiser also uses the same type of data sources used for comparable sales such as, but not limited to, multiple listing services, tax and assessment records, prior inspections, appraisal files and information provided by the property owner.

After the review of initial estimates of current value, for the [    ] seasoned mortgage loans for which a 2055 and/or BPO was obtained regarding the current value of a mortgaged property as part of the sponsor’s pre-offering review, if the estimate of current value based on the 2055 and/or BPO was lower than the original appraised value, and the difference was significantly greater than the corresponding decline in the comparable Case-Schiller index of home prices, further analysis was conducted to attempt to determine whether the difference was suggestive of a defect in the original appraisal, reflective of a defect in the 2055 or BPO or attributable to the limitations inherent in any reliance on 2055s and BPOs.]

[Estimates of Current Value for Seasoned Mortgage Loans Included in the Mortgage Pool

For the seasoned mortgage loans described above, estimates of the current value of the mortgaged properties were obtained as part of the sponsor’s pre-offering review from AVMs, BPOs and/or 2055s. Differences between original appraised values and the estimates of current value obtained through the use of AVMs, BPOs and/or 2055s could be due to a number of factors, including, without limitation, change in the value of the home, as well as inherent limitations in the methodology for estimating property values through the use of AVMs, BPOs and/or and 2055s.

For the [    ] seasoned mortgage loans for which estimates of current value indicated a value difference of greater than 10% from the original appraisal, representing approximately [    ]% of the cut-off date stated principal balance of the mortgage loans, the weighted average original loan-to-value ratio, using the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgages on the same mortgaged property, if known by the sponsor, and the appraised value at the time of origination, was approximately [    ]%. For those same [    ] seasoned mortgage loans, the weighted average ratio of the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgages, if known by the sponsor, to the estimated current value obtained through using an AVM, BPO or 2055, if a 2055 or BPO was obtained, was approximately [    ]%. Investors should note that the appraised values used in the original loan-to-value ratios in this prospectus supplement have not been revised to reflect the results of the appraisal review.

As noted above, the various estimates of current value of mortgaged properties obtained through use of AVMs, BPOs and 2055s should not be relied upon as an assessment of value of the mortgaged properties comparable to that which an appraisal might provide. Differences between original appraised values and the estimates of current value obtained through the use of AVMs, BPOs and 2055s could be due to a number of factors, including, without limitation, change in the value of the home, as well as inherent limitations in the methodology for estimating property values through the use of AVMs, BPOs and 2055s. See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of estimates of mortgaged property values described herein.]

[Limitations of the Pre-offering Review Process

As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the sponsor’s pre-offering review uncovered all relevant factors relating to the origination of the mortgage loans, their compliance with applicable law and regulation and the original appraisals relating of the mortgaged properties or uncovered all relevant factors that could affect the future performance of the mortgage loans. The sponsor’s pre-offering review did not include all of the mortgage loans included in the mortgage pool and the mortgage loans that were included in the pre-offering review may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review that could, nonetheless, result in those mortgage loans failing to perform in the future.

Investors are encouraged, in particular, to note the following with respect to the appraisal review that was conducted as part of the sponsor’s pre-offering review:

•

Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers and brokers estimating valuations or performing appraisals at different points in time.

•

Estimating or appraising the value of, and performing other analysis of, high-cost properties (such as most of the mortgaged properties) can involve challenges that may not generally be present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more averaged-price housing.

•

Estimates of value for high-cost properties (such as the above-described AVMs, BPOs and 2055s obtained by the sponsor) are imprecise. The unique nature of some of these properties, the use in some cases of highly customized and top-quality materials, overall interior design/appeal issues, and in many cases limited notations in the original appraisal report regarding key elements that drove the original property valuation, pose challenges for a subsequent reviewer. Also, the reviewer (or the preparer of an AVM, BPO or 2055) does not typically have access to an interior inspection of the property and therefore is not able to gain an appreciation for the interior appointments and amenities associated with the valuation of these types of properties.

AVMs, BPOs and 2055s were obtained only on a sample of the mortgage pool, and not with respect to each mortgage loan included in the mortgage pool. Had the sample been larger, it may have revealed additional mortgage loans where the estimate of current value was lower than the origination appraised value or whose original appraisal could not be reasonably substantiated, in each case based on the review performed. Indeed, such a larger sample might have noted such estimated declines in value and discrepancies not only on additional mortgage loans but also to a greater degree than was noted for the mortgage loans for which AVMs, BPOs or 2055s were obtained.

Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures carried out as part of the sponsor’s pre-offering review.]

[Mortgage File Documentation Review

At the time of purchase by the affiliate of the sponsor, an inventory of the physical documents is conducted by the custodian. When mortgage loan files are received by the custodian, the custodian reviews, among other items, the note, the mortgage, the assignments and endorsements and title policy. At the completion of this review, the custodian either issues a trust receipt confirming the presence of the required documents and that the documents appear on their face to relate to such mortgage loans or provides to the depositor a list of document deficiencies.

In some cases, all deficiencies are corrected prior to the issuance of the trust receipt. In other cases, such as where a copy of a document is provided in lieu of the original, the original document will be considered a trailing document for delivery post-purchase. Missing original mortgages, if the original is out for recording and a certified copy is present, and preliminary title policies, if the final title policy is not yet available, are some examples of trailing documents.]

Static Pool Information

Current static pool data with respect to mortgage loans master serviced by [                            ] is available on the internet at [www.                    ] (the “Static Pool Data”). Information presented under “PRS” as the issuer/shelf and “[ABC]” as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

The Static Pool Data is not deemed to be a part of the prospectus or the depositor’s registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

As used in the Static Pool Data and in this prospectus supplement, a mortgage loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan’s original payment terms. The trial period is designed to evaluate both a borrower’s desire to remain in the mortgaged property and, in some cases, a borrower’s capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Mortgage loans in the trust can be modified as described in this prospectus supplement under “Pooling and Servicing Agreement—Loan Modifications.”

Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

[Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account

The purchase agreement permits the issuing entity to acquire subsequent mortgage loans. Accordingly, the statistical characteristics of the entire pool of mortgage loans upon the acquisition of the subsequent mortgage loans may vary somewhat from the statistical characteristics of the initial mortgage loans as of the cut-off date as presented in this prospectus supplement. The Pre-Funding Period will expire on [            ], 201[    ].

Each subsequent mortgage loan will have been underwritten substantially in accordance with the criteria set forth in this prospectus supplement under “Description of the Mortgage Loans—Underwriting Standards.” Subsequent mortgage loans may be purchased by [                ]. Subsequent mortgage loans will be transferred to the issuing entity pursuant to subsequent transfer agreements. In connection with the purchase of subsequent mortgage loans, on each date subsequent mortgage loans are conveyed to the trust, or subsequent transfer dates, the issuing entity will be required to pay to the seller from amounts on deposit in the Custodial Account or the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. In each instance in which subsequent mortgage loans are transferred to the trust pursuant to a subsequent transfer agreement, the issuing entity will designate a cut-off date with respect to the subsequent mortgage loans acquired on that date. The amount paid from the Custodial Account or the Pre-Funding Account on each subsequent transfer date will not include accrued interest on the subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so acquired and the amount in the Custodial Account or the Pre-Funding Account will decrease accordingly.

Subsequent Mortgage Loans

Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

(1)	each subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer agreement and the purchase agreement;

(2)	[ ] will select subsequent mortgage loans in a manner that it reasonably believes is not adverse to the interests of the holders of notes;

(3)	such mortgage loan may not be more than 30 days delinquent at the date of purchase;

(4)	the remaining term to stated maturity of such mortgage loan may not extend beyond [ ];

(5)	such mortgage loan must be secured by a mortgage in a first lien position;

(6)	such mortgage loan must not have a mortgage interest rate less than [ ]%;

(7)	following the purchase of such mortgage loan by the trust, the mortgage loans:

•	will have a weighted average mortgage interest rate of at least [ ]%;

•	will have an average principal balance of not more than $[ ];

•	will have a concentration in any one state not in excess of [ ]%;

•	will have a weighted average remaining term to maturity, that does not vary materially from the initial mortgage loans; and

•

will have a weighted average loan rate, a weighted average remaining term to maturity and a weighted average combined loan-to-value ratio at origination, as of each respective subsequent cut-off date, which would not vary materially from the initial mortgage loans;

(8)	such mortgage loan shall not provide for negative amortization; and

(9)	such mortgage loan must have a combined loan-to-value ratio not in excess of 100.00%.

Subsequent mortgage loans with characteristics materially varying from those set forth above may be purchased by the issuing entity and included in the trust; provided, however, that the addition of the subsequent mortgage loans will not materially affect the aggregate characteristics of the entire pool of mortgage loans.

The Pre-Funding Account. The trustee will establish the Pre-Funding Account and deposit approximately $[            ] therein on the closing date from the proceeds of the sale of the certificates. The Pre-Funding Account represents approximately [    ]% of the mortgage pool as of the cut-off date and does not constitute more than 50% of the offering proceeds. Monies in the Pre-Funding Account will be applied during the Pre-Funding Period to purchase mortgage loans from the sellers. The Pre-Funding Account will be part of the trust, but monies on deposit therein will not be available to cover losses on or in respect of the mortgage loans. Any amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be transferred to the Payment Account. Monies on deposit in the Pre-Funding Account may be invested in permitted investments as provided in the servicing agreement. All amounts invested in permitted investments will be required to comply with Securities Act Rule 190. Net income on investment of funds in the Pre-Funding Account will be deposited into or credited to the Payment Account. There can be no assurance that a sufficient number of subsequent mortgage loans will be available for application of the entire amount on deposit in the Pre-Funding Account.]

Standard Hazard Insurance and Primary Mortgage Insurance

The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. See “Insurance Policies on Mortgage Loans—Standard Hazard Insurance on Mortgaged Properties” in the accompanying prospectus. Each primary hazard insurance policy is required to include extended coverage in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements; provided, however, that the coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended coverage insuring against hazard losses on the mortgage loans, which may contain a deductible clause. To the extent that the master servicer elects to obtain a blanket primary hazard insurance policy, a primary hazard insurance policy is not maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the certificate account an amount equal to the loss. The master servicer is responsible for the expense of a blanket primary hazard insurance policy but will be reimbursed for such expense to the extent that the master servicer has received any late payments, Insurance Proceeds or Liquidation Proceeds. The reimbursement described in the previous sentence would reduce the amount of late payments, Insurance Proceeds or Liquidation Proceeds that would otherwise be available to be distributed to certificateholders.

Approximately [    ]% of the mortgage loans that have an original loan-to-value ratio greater than 80% are covered by a primary mortgage insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%. See “Insurance Policies on Loans—Standard Hazard Insurance on Mortgaged Properties” and “—Primary Insurance Policies” in the accompanying prospectus.

All of the primary insurance policies were issued by [                                         ], which collectively are the primary insurers. The primary insurers each have a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter. See “Insurance Policies on Mortgage Loans” in the accompanying prospectus.

The Jumbo Loan Program

Ally Bank has established a program, the jumbo loan program, designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. The depositor’s underwriting standards with respect to the mortgage loans will generally conform to those published in the Client Guide, as applicable to the jumbo loan program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through securities. The mortgage loans may be underwritten by Ally Bank, GMAC Mortgage, LLC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller.

The mortgage collateral sellers that participate in the jumbo loan program have been selected by the sponsor on the basis of various criteria set forth in the Client Guide. For those mortgage loans that the sponsor purchased from mortgage collateral sellers, each mortgage loan determined by the sponsor to be acceptable for purchase would have been originated in accordance with, or would have been determined to be generally consistent with the provisions of, the Client Guide. If a mortgage collateral seller becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if a mortgage collateral seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution nevertheless may continue to be a seller under the jumbo loan program.

Underwriting Standards

All of the mortgage loans were originated and underwritten in accordance with the underwriting criteria in the Client Guide as described under “Trust Asset Program—Underwriting Standards” in the accompanying prospectus. Prior to assignment to the Company, the sponsor reviewed the underwriting of a sample of the mortgage loans and determined that it was in conformity with the standards described under “Trust Asset Program—Underwriting Standards” in the accompanying prospectus.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Exceptions to Client Guide

[INSERT APPLICABLE EXCEPTIONS TO THE CLIENT GUIDE]

[[    ] mortgage loans, with an aggregate principal balance of $[            ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide because the subject property is in a declining market as determined by reference to market data or an appraiser. The Client Guide generally requires a lower loan-to-value ratio if a mortgaged property is located in a declining market. These mortgage loans were granted an exception to the more stringent loan-to-value requirement because the borrower had a better credit score and/or a lower debt-to-income ratio than is otherwise required under the Client Guide.]

[[    ] mortgage loans, with an aggregate principal balance of $[            ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide based on the borrower’s debt-to-income ratio exceeding 45%. The debt-to-income ratio is calculated by taking the ratio of (i) the sum of (a) the borrower’s total proposed monthly housing payment including insurance and taxes and (b) all recurring monthly debt over (ii) the borrower’s gross monthly income.]

[[    ] mortgage loans, with an aggregate principal balance of $[            ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide based on allowing one of the two required appraisals to be conducted by a non-qualified vendor. These exceptions were granted because each such mortgage loan had a loan-to-value ratio of 50% or less.]

Billing and Payment Procedures

All of the mortgage loans require monthly payments to be made no later than either the [1st] or [15th] day of each month, with a grace period of [15] days. [The applicable servicer sends monthly invoices to borrowers.] [In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.] Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. [Borrowers may also elect to pay one half of each monthly payment amount every other week, to accelerate the amortization of their loans.]

Originators

[                         ], or [        ], is a [            ] [limited liability company][corporation]. [          ] originated approximately [      ]% of the aggregate principal balance of the mortgage loans as of the cut-off date.

[List any other originators who originated more than 10% of the mortgage loans.]

Servicing

Primary servicing will be provided with respect to the mortgage loans by [                                ], a [                    ] [limited liability company][corporation]. [                    ]’s servicing operations are located at [                    ], [                    ], [                    ] [            ]. Its telephone number is ([      ]) [      ]-[        ].

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, the sponsor may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. The sponsor may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission in accordance with the filing requirements for Form 8-K reports.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

[The Yield Maintenance Agreement/Swap Agreement Provider]

[[                     ], referred to in this prospectus supplement as the [yield maintenance agreement] [swap agreement] provider, has supplied the following information for inclusion in this prospectus supplement.

[Description provided by [yield maintenance agreement] [swap agreement] provider.]

The depositor has determined that the significance percentage of payments under the [yield maintenance agreement] [swap agreement], as calculated in accordance with Regulation AB under the Securities Act of 1933, [is less than 10%] [is at least 10% but less than 20%] [is 20% or more]. [Add financial information required under Item [1114] [1115] of Regulation AB, if the significance percentage is 10% or more].]

[The Certificate Insurer]

[[                     ], referred to in this prospectus supplement as the certificate insurer, has supplied the following information for inclusion in this prospectus supplement.

[Description provided by certificate insurer.]

[Provide financial information required by Item 1114(b) of Regulation AB if the aggregate significance percentage of the financial guaranty insurance policy is 10% or more.]

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement.

The Series 20[      ]-[ABC][    ] certificates will include the following eighteen classes:

•	Class A-1, Class A-2, Class A-3 and [Class A-4] Certificates, which collectively are sometimes referred to as the Class A Certificates;

•	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, which collectively are sometimes referred to as the Class M Certificates;

•	Class B-1, Class B-2 and Class B-3 Certificates, which collectively are sometimes referred to as the Class B Certificates;

•	Class SB Certificates; and

•	Class R-I and Class R-II Certificates, referred to collectively in this prospectus supplement as the Class R Certificates or Residual Certificates.

Only the Class A, Class M and Class R Certificates are offered by this prospectus supplement.

The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

•	the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

•	those assets as from time to time identified as deposited in respect of the mortgage loans in the Custodial Account[, the Pre-Funding Account] and in the Payment Account as belonging to the trust;

•	property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

•	any applicable standard hazard insurance policies and primary insurance policies;

•	[the yield maintenance agreement/swap agreement]; and

•	all proceeds of the foregoing.

[Additionally, the financial guaranty insurance policy shall be issued to the trustee for the benefit of the holders of the Class A Certificates.]

The offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The Class A Certificates and Class M-1 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000. The Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000. The Class R Certificates will be issued in minimum denominations of a 20% percentage interest, except in the case of one Class R-I Certificate and one Class R-II Certificate as otherwise described in this prospectus supplement under “Material Federal Income Tax Consequences.”

The offered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No beneficial owner will be entitled to receive a definitive certificate, except as set forth in the accompanying prospectus under “Description of the Securities—Form of Securities.” Investors in the offered certificates may elect to hold their offered certificates through DTC in the United States or Clearstream, Luxembourg, formerly known as Cedelbank SA, or Euroclear in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless and until definitive certificates are issued for the offered certificates under the limited circumstances described in this prospectus supplement,

•	all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and

•

all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Book-Entry Registration of the Offered Certificates

General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the offered certificates, it is anticipated that the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as such term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the offered certificates, DTC’s rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates. Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates. Definitive certificates will be issued to certificateholders or their nominees, rather than to DTC, if:

•

the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to book-entry certificates and the depositor is unable to locate a qualified successor; or

•

the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt from DTC of the depositor’s intent to terminate the book-entry system, the participants holding beneficial interest in the book-entry certificates agree to initiate a termination.

Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

For additional information regarding DTC, Clearstream, Luxembourg and Euroclear and the offered certificates, see “Description of the Securities—Form of Securities” in the accompanying prospectus.

Exchangeable Certificates

All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchanged Certificates in the combinations shown in Annex II to this prospectus supplement. All or a portion of the Exchanged Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.

The classes of Exchangeable Certificates and of Exchanged Certificates that are outstanding at any given time, and the outstanding Certificate Principal Balances and Notional Amounts, as applicable, of these classes will depend upon any related distributions of principal or reductions in Notional Amounts, as applicable, as well as any exchanges that occur.

Exchangeable Certificates or Exchanged Certificates in any combination may be exchanged only in the proportion that the original Certificate Principal Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in Annex II to this prospectus supplement. Further, the portion of any Exchangeable Certificate or Exchanged Certificate that is required to execute or the result of a permissible exchange will be based on the proportion that the Certificate Principal Balance shown in Annex II bears to the original Certificate Principal Balance or Notional Amount thereof. As a result, the Percentage Interest of each Exchangeable Certificate in a Combination Group must be the same and will represent the Percentage Interest of each related Exchanged Certificate that will be received upon exchange.

Procedures. If a certificateholder wishes to exchange certificates after the closing date, the certificateholder must notify the trustee and the master servicer in writing (including by e-mail at [                        ] and [                        ]), and in accordance with the requirements set forth herein, no earlier than the first calendar day of the month and no later than three business days before the proposed exchange date. The exchange date can generally be any business day other than the first or last business day of the month, subject to the trustee’s approval and subject to the preceding sentence. The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number for each of the certificates to be exchanged and certificates to be received, outstanding principal amount and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The trustee will utilize the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date. In connection with each exchange, the certificateholder must pay the trustee a fee equal to $[            ]. The trustee will make the first distribution on an Exchanged Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange. Neither the trustee nor the depositor or any of their affiliates will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex II.

Additional Considerations. The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the aggregate characteristics of the related Exchanged Certificates and vice versa. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange Exchanged Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee.

•	A certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or Exchangeable Certificates.

•	The certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions and reductions in Notional Amounts will decrease the amounts available for exchange over time.

•	Only the combinations listed in Annex II are permitted.

•	The Record Dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Accrued Certificate Interest—With respect to any class of offered certificates and any distribution date, an amount equal to interest accrued during the related Interest Accrual Period on its Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date, less any interest shortfalls on the mortgage loans, including Relief Act Shortfalls. These reductions will be allocated to the offered certificates on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

[Accrued Certificate Interest on the Class A, Class M and Class B Certificates will also be reduced by any interest shortfalls resulting from the failure of the [yield maintenance agreement/swap agreement] provider to make any required payments under the [yield maintenance agreement/swap agreement]. Such shortfalls will be allocated on a pro rata basis based upon the amount of interest, if any, that each class of Class A, Class M and Class B Certificates was entitled to, but did not receive, under the [yield maintenance agreement/swap agreement.]

[Accrued Certificate Interest on the Class A Certificates will also be reduced by any interest shortfalls resulting from the failure of the certificate insurer provider to make any required payments under the Policy. Such shortfalls will be allocated on a pro rata basis based upon the amount of interest, if any, that each class of Class A Certificates was entitled to, but did not receive, under the Policy.]

In addition to the foregoing, Accrued Certificate Interest on any class of offered certificates may be reduced by the interest portion of Realized Losses on the mortgage loans that are not covered by Excess Cash Flow or overcollateralization and are allocated to that class of certificates as described in “—Allocation of Losses” below.

In addition, Accrued Certificate Interest will be reduced by Prepayment Interest Shortfalls to the extent not covered by the master servicer’s compensation as described in “—Interest Distributions” below.

Accrued Certificate Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

Advance—As to any mortgage loan and any distribution date, an advance made in an amount equal to the scheduled payments of principal and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

Available Distribution Amount—With respect to any distribution date, an amount equal to the sum of the following amounts, net of amounts reimbursable therefrom to the master servicer and any subservicer:

•

the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the related master servicing fees and any related subservicing fees in respect of the mortgage loans [and the premium paid to the certificate insurer];

•

unscheduled collections, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month;

•

[any amounts received pursuant to the [yield maintenance agreement/swap agreement], but only to the extent used to cover some Accrued Certificate Interest or Basis Risk Shortfalls as described in this prospectus supplement];

•	all Advances made for that distribution date[; and

•	any amounts payable under the Policy].

In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. Mortgage insurance premium refunds or other insurance proceeds received before a determination is made on whether to repair a property are examples of amounts that the master servicer may not elect to treat as included in the Available Distribution Amount for the distribution date in the month of receipt. As described in this prospectus supplement under “—Principal Distributions,” any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

Basis Risk Shortfall—With respect to any distribution date on which the Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class calculated at a per annum rate equal to the least of (1) One-Month LIBOR plus the related Margin, (2) the Weighted Average Maximum Net Mortgage Rate and (3) [    ]%, over (y) Accrued Certificate Interest for that class calculated using the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfalls from prior distribution dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at a per annum rate equal to the least of (1) One-Month LIBOR plus the related Margin, (2) the Weighted Average Maximum Net Mortgage Rate and (3) [    ]%. [In addition, any interest rate shortfalls allocated to that class caused by the failure of the [yield maintenance agreement/swap agreement] provider to make required payments pursuant to the [yield maintenance agreement/swap agreement] will be Basis Risk Shortfalls.] See “—Interest Distributions” below.

Capitalization Reimbursement Amount—With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

Capitalization Reimbursement Shortfall Amount—With respect to any distribution date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans during the preceding calendar month exceeds the amount of principal payments on those mortgage loans included in the related Available Distribution Amount for that distribution date.

Certificate Principal Balance—With respect to any class of offered certificates and as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and

(b) any reductions in its Certificate Principal Balance in connection with the allocation of Realized Losses in the manner described in this prospectus supplement. The initial Certificate Principal Balance of the Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates; provided, that with respect to any distribution date, the Certificate Principal Balances of the Class A, Class M and Class B Certificates will be increased, in each case to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, to the extent of Subsequent Recoveries in the following order of priority: first to the Class A Certificates, pro rata, based on the amount of Realized Losses previously allocated thereto and remaining unreimbursed, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Certificates, in that order.

Class A Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal Distribution Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•	the Principal Distribution Amount for that distribution date; and

•

the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class B-1 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class B-2 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M Certificates and Class B-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class B-3 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution

Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-1 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•	the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-2 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•	the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-3 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-4 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-5 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date,

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-6 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-7 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal

Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-8 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

Class M-9 Principal Distribution Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

•

the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount; and

•

the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, over the Overcollateralization Floor.

[Cumulative Insurance Payments—The aggregate of any payments made with respect to the Class A Certificates by the certificate insurer under the Policy, to the extent not previously reimbursed, plus interest on that amount at the rate set forth in the insurance agreement.]

[Deficiency Amount—(a) With respect to any distribution date and each class of Class A Certificates, an amount, if any, equal to the sum of (1) the excess, if any, of the Accrued Certificate Interest (without taking into account any reductions in the Accrued Certificate Interest in respect of Realized Losses) on such class of Class A Certificates for that distribution date over the Available Distribution Amount distributable to the Class A Certificates on that distribution date other than any portion thereof consisting of an Insured Payment payable as interest on such class of Class A Certificates, and (2)(i) with respect to any distribution date that is not the distribution date in [                ], the principal portion of any Realized Losses allocated to each class of Class A-I Certificates, if any, for that distribution date or (ii) on the distribution date in [                ], the aggregate Certificate Principal Balance of each class of Class A Certificates on that distribution date (after giving effect to all distributions to be made thereon on that distribution date other than any portion thereof consisting of an Insured Payment payable as principal on the Class A Certificates).]

Due Date—With respect to any distribution date and any mortgage loan, the date during the related Due Period on which the scheduled payments are due.

Due Period—With respect to any distribution date, the calendar month in which the distribution date occurs.

[Excess Cash Flow—With respect to any distribution date, an amount equal to the sum of (a) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (A) the Interest Distribution Amount for that distribution date, (B) the Principal Remittance Amount for that distribution date and (b) the Overcollateralization Reduction Amount, if any, for that distribution date [and (C) [any payment received by the trustee with respect to the yield maintenance agreement for such distribution date][any payment received by the trustee with respect to the swap agreement for such distribution date].]

Excess Overcollateralization Amount—With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

Final Disposition—With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

[Insured Payment—With respect to (a) any distribution date, (i) any Deficiency Amount and (ii) any Preference Amount and (b) with respect to any other date, any Preference Amount.]

Interest Accrual Period—With respect to any distribution date and the Class A, Class M, Class B and Class R Certificates, (i) with respect to the distribution date in [                ], the period commencing on the closing date and ending on the day preceding the distribution date in [                ], and (ii) with respect to any distribution date after the distribution date in [                ], the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

Interest Distribution Amount—With respect to any distribution date, the aggregate amount of Accrued Certificate Interest on the Class A, Class M, Class B and Class R Certificates for that distribution date and any Accrued Certificate Interest remaining unpaid for any previous distribution date.

Margin—With respect to each class of the Class A, Class R, Class M and Class B Certificates, the related margin set forth in the table below:

Related Margins
Class	(1)	(2)
A-1
A-2
A-3
[A-4]
R-I
R-II
M-1
M-2
M-3
M-4
M-5
M-6
M-7
M-8
M-9
B-1
B-2
B-3
(1)	Initially.
(2)	On and after the second distribution date after the first possible optional termination date for the mortgage loans.

Net Mortgage Rate—With respect to any mortgage loan, the mortgage rate thereon minus the rates at which the master servicing and subservicing fees accrue.

Net WAC Cap Rate—With respect to any distribution date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related Due Period, and (b) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period[, as adjusted to account for payments required to be made under the [yield maintenance agreement/swap agreement] [minus the product of (i) the premium rate for the Policy due to the certificate insurer, (ii) ) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period (in each case prior to distributions of principal to be made for such distribution date) , if any].

[Notice—A written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the trustee to the certificate insurer specifying the information set forth herein.]

One-Month LIBOR—The London interbank offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

Optional Termination Date—The first distribution date on which the master servicer [or the holder of the Class SB Certificates] can exercise its right to purchase the mortgage loans and other remaining assets from the trust as described in “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Overcollateralization Amount—With respect to any distribution date, the excess, if any, of (a) the sum of (i) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date and (ii) the Pre-Funding Account, over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates, before taking into account distributions of principal to be made on that distribution date.

Overcollateralization Floor—An amount equal to [      ]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Increase Amount—With respect to any distribution date, an amount equal to the lesser of (i) the Excess Cash Flow for that distribution date and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

Overcollateralization Reduction Amount—With respect to any distribution date on which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for that distribution date.

Pass-Through Rate—With respect to each class of Class A, Class R, Class M and Class B Certificates and any distribution date, the least of (i) a per annum rate equal to One-Month LIBOR plus the related Margin, (ii) the Net WAC Cap Rate and (iii) [        ]%.

[Policy—The financial guaranty insurance policy provided by the certificate insurer, dated as of [            ], with respect to the Class A Certificates.]

[Preference Amount—Any amount previously distributed to a certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy court pursuant to the Untied States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final non-appealable order of a court exercising proper jurisdiction.]

[Pre-Funding Account—The account established by the trustee in its name designated the “pre-funding account.”

Pre-Funding Period—means the period from the closing date to the earliest of:

•	the date on which the amount on deposit in the Pre-Funding Account is less than $[ ];

•	the payment date in [ ]; or

•	the occurrence of an event of default under the pooling and servicing agreement.]

Prepayment Interest Shortfalls—With respect to any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See “—Interest Distributions,” “—Excess Cash Flow and Overcollateralization” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Prepayment Offset Amount—For any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

Principal Distribution Amount— On any distribution date, the lesser of (a) the excess of (x) the Available Distribution Amount over (y) the Interest Distribution Amount and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than Subsequent Recoveries, received on the mortgage loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under “—Excess Cash Flow and Overcollateralization” below; and

(vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

minus

(vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

(viii) any Capitalization Reimbursement Amount.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates.

Principal Remittance Amount—With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

Realized Loss—As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the principal balance foreborne under a HAMP modification program, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or a subservicer. To the extent the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

Record Date—With respect to the offered certificates and any distribution date, the close of business on the day prior to that distribution date.

Relief Act Shortfalls—Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar legislation or regulations.

Required Overcollateralization Amount—With respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to [    ]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) on or after the Stepdown Date, the greater of (i) an amount equal to [    ]% of the aggregate outstanding Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount from the immediately preceding distribution date.

Senior Enhancement Percentage—On any distribution date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

[Sixty][Ninety]-Plus Delinquency Percentage—With respect to any Distribution Date and the mortgage loans, the arithmetic average, for each of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the sum of (i) the aggregate Stated Principal Balance of the mortgage loans that are [60][90] or more days delinquent in payment of principal and interest for that Distribution Date, including mortgage loans in foreclosure and REO, (ii) the aggregate Stated Principal Balance of the mortgage loans (to the extent not included in clause (i) above) that have been modified within 180 days of such Distribution Date and (iii) the aggregate Stated Principal Balance of the any additional modified mortgage loans that are required to be included at the direction of a rating agency from time to time as may be necessary for the Master Servicer to receive from each rating agency a written confirmation that the related modification will not reduce the rating assigned to any Class of Certificates by such rating agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such rating agency over (y) the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding that Distribution Date.

Stated Principal Balance—With respect to any mortgage loan and as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

Stepdown Date—The earlier to occur of (a) the distribution date immediately succeeding the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero or (b) the later to occur of (i) the distribution date in [                ] and (ii) the first distribution date on which the Senior Enhancement Percentage is equal to or greater than [        ]%.

Subordination Percentage—With respect to any class of offered certificates, the respective percentage set forth in the table below.

Class	Percentage	Class	Percentage
A		M-6
M-1		M-7
M-2		M-8
M-3		M-9
M-4		B-1
M-5		B-2
B-3

Subsequent Recoveries—Subsequent recoveries, net of reimburseable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Trigger Event—A Trigger Event is in effect with respect to any distribution date if either [(a) the certificate insurer pays any Insured Payment under the Policy,] (b) on or after the Stepdown Date, the [Sixty][Ninety]-Plus Delinquency Percentage for that distribution date exceeds [    ]% or (c) on or after the distribution date in [                        ], the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth below:

[ ]	to	[ ]	[ ]% with respect to [ ], plus an additional 1/12th
of [ ]% for each month thereafter.
[ ]	to	[ ]	[ ]% with respect to [ ], plus an additional
1/12th of [ ]% for each month thereafter.

[ ]	to	[ ]:	[ ]% with respect to [ ], plus an additional 1/12th
of [ ]% for each month thereafter.
[ ]	to	[ ]:	[ ]%.

Weighted Average Maximum Net Mortgage Rate—With respect to any distribution date, the weighted average of the maximum Net Mortgage Rates, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

[[Yield Maintenance Agreement/Swap Agreement] Notional Balance—With respect to the Class A, Class M and Class B Certificates and each distribution date beginning on the distribution date in [                ] and ending on the distribution date in [                  ], the lesser of (1) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates immediately prior to that distribution date and (2) the approximate amount specified below for that distribution date.

Distribution Date	Notional Balance

]

Summary of the Priority of Distributions

The servicing fee[, the premium paid to the certificate insurer] and certain other amounts described in the definition of Available Distribution Amount are not a part of the Available Distribution Amount and therefore will be paid to the applicable parties prior to any distributions to the offered certificateholders. The following is a summary of the order of priority that will be used to allocate the Available Distribution Amount on a distribution date:

first, distribution of interest, pro rata, to the holders of the Class A Certificates and Class R Certificates;

second; distribution of principal to the Class R Certificates;

third; distribution of interest, sequentially, to the holders of the Class M Certificates;

fourth; distribution of interest, sequentially, to the holders of the Class B Certificates;

fifth; distribution of principal, pro rata, to the holders of the Class A Certificates;

sixth; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions”, to the holders of the Class M Certificates;

seventh; distribution of principal, sequentially, to the holders of the Class B Certificates;

eighth; distribution of principal to the Class R, Class A, Class M and Class B Certificates to cover realized losses, as specified herein;

ninth; [reimbursement to the certificate insurer for prior draws made on the financial guaranty insurance policy allocable to the Class A Certificates;]

tenth; distribution of additional principal on the Class A, Class M and Class B Certificates, from excess interest on the mortgage loans, until the required overcollateralization is reached;

eleventh; distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls for that distribution date;

twelfth; distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls remaining unpaid from prior distribution dates;

thirteenth; distribution to the Class A, Class M and Class B Certificates, in respect of basis risk shortfalls, if any, caused by application of the net weighted average cap rate;

fourteenth; distribution to the Class A, Class M and Class B Certificates, in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

fifteenth; distribution to the Class A, Class M and Class B Certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

sixteenth; [reimbursement to the certificate insurer for amounts due and unpaid under the insurance agreement that remain unreimbursed;]

seventeenth; [reimbursement to the swap provider for any payments due to the swap counterparty, including any swap termination payments;] and eighteenth; distribution of any remaining funds to the Class SB Certificates.

Distributions on the Offered Certificates

Distributions on the offered certificates will be made by the trustee beginning in [                ] on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Distributions on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Distributions will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, distributions will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final distribution relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final distribution. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York, Texas or Illinois are required or authorized by law to be closed.

With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

[With respect to any distribution date, the certificate insurer is entitled to receive the allocable premium for such distribution date before any payments are made to the certificateholders.]

Interest Distributions

Distributions of interest are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how interest is calculated and paid to the certificates.

On each distribution date, holders of each class of Class A Certificates and Class R Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest thereon for that distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

On each distribution date, holders of each class of the Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority.

On each distribution date, holders of the Class B Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and Class M Certificates.

With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed the Prepayment Offset Amount. On any distribution date, the Prepayment Offset Amount will be applied to cover Prepayment Interest Shortfalls in accordance with the amount of Prepayment Interest Shortfalls. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. [Prepayment Interest Shortfalls will not be covered by the Policy.]

Prepayment Interest Shortfalls which are not covered as described above and Relief Act Shortfalls will be allocated to the Class A, Class M, Class B and Class R Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon. Any Prepayment Interest Shortfalls not covered by the Prepayment Offset Amount or Excess Cash Flow and allocated to a class of certificates will accrue interest at the then applicable Pass-Through Rate on that class of certificates, and will be paid, together with interest thereon, on future distribution dates only to the extent of any Excess Cash Flow available therefor on that distribution date, as described under “—Overcollateralization Provisions” below. Relief Act Shortfalls will not be covered by any source, except that Relief Act Shortfalls arising in an Interest Accrual Period may be covered by Excess Cash Flow in that Interest Accrual Period in the manner described under “—Excess Cash Flow and Overcollateralization” below.

If the Pass-Through Rate on any class of Class A, Class M, Class B or Class R Certificates is limited by the Net WAC Cap Rate, Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow, to the extent described in this prospectus supplement. See “—Excess Cash Flow and Overcollateralization” below.

The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls. The Policy will not cover any of these shortfalls and these shortfalls may remain unpaid on the related optional termination date or final distribution date. See “—Excess Cash Flow and Overcollateralization” and “—Description of the Certificate Guaranty Insurance Policy” below.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

Determination of One-Month LIBOR

With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day immediately prior to the commencement of such Interest Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for One-Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service (or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer [and the certificate insurer]), the rate will be the reference bank rate as described below.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer [and the certificate insurer], as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M, Class B and Class R Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer [and the certificate insurer], as of 11:00 a.m., New York City time, on such date, for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M, Class B and Class R Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided, however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

For any Interest Accrual Period, the trustee will determine One-Month LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date (or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee and the trustee’s subsequent calculation of the Pass-Through Rates applicable to the Class A, Class M and Class B Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions

Distributions of principal are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how principal is calculated and paid to the certificates.

Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the Interest Distribution Amount is distributed, a distribution allocable to principal in the manner set forth below.

To the Class R Certificates, on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances have been reduced to zero; and

The Class A Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

Holders of the Class M-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount and the Class A Principal Distribution Amount have been distributed, the Class M-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount have been distributed, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount have been distributed, the Class M-3 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount have been distributed, the Class M-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-5 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount have been distributed, the Class M-5 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-6 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount have been distributed, the Class M-6 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-7 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount have been distributed, the Class M-7 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-8 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount have been distributed, the Class M-8 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Holders of the Class M-9 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount have been distributed, the Class M-9 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

[Excess Cash Flow and Overcollateralization]

[To the extent that on any distribution date the Available Distribution Amount exceeds (i) amounts payable to the certificates with respect to principal and interest, (ii) the Overcollateralization Reduction Amount [and (iii) payments received by the trustee for the benefit of the certificateholders pursuant to a [yield maintenance agreement] [swap agreement], then there will be Excess Cash Flow for that distribution date. Distributions of the Excess Cash Flow are incorporated into the description of the priority of payments in “—Summary of the Priority of Payments” above. The following is a more detailed description of how the Excess Cash Flow is allocated:

first, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of any class of Class A, Class M or Class B Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

second, as part of the Principal Distribution Amount, to pay the holders of the Class A, Class M and Class B Certificates in reduction of their Certificate Principal Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

third, [to pay the certificate insurer any Cumulative Insurance Payments in respect of the Class A Certificates that remain unpaid as of such distribution date;]

fourth, to pay the holders of the Class A, Class M and Class B Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

fifth, to pay the holders of the Class A, Class M and Class B Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Prepayment Offset Amount on that distribution date;

sixth, to pay the holders of the Class A, Class M and Class B Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

seventh, to pay the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of priority, and then to the Class B Certificates, the amount of any Basis Risk Shortfalls remaining unpaid as of that distribution date;

eighth, to pay the holders of the Class A, Class M and Class B Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

ninth, to pay to the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of priority, and then to the Class B Certificates, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

tenth; [to the certificate insurer for amounts due and unpaid under the insurance agreement that remain unreimbursed;] and eleventh; to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any distribution date, any amounts payable pursuant to clauses first, second and third above shall be included in the Principal Distribution Amount and shall be paid as described in “Principal Distributions” above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A, Class M or Class B Certificates.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls and any Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated distribution of principal on the Class A, Class M and

Class B Certificates, to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash Flow to the distribution of principal on the Class A, Class M and Class B Certificates has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans.

If the Required Overcollateralization Amount is permitted to decrease or “step down” on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A, Class M and Class B Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A, Class M and Class B Certificates relative to the amortization of the related mortgage loans, and of reducing the Overcollateralization Amount.]

Allocation of Losses

Realized Losses on the mortgage loans will be allocated or covered as follows: first, to remaining Excess Cash Flow for that distribution date; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class B-3 Certificates; fourth, to the Class B-2 Certificates; fifth, to the Class B-1 Certificates; sixth, to the Class M-9 Certificates; seventh, to the Class M-8 Certificates; eighth, to the Class M-7 Certificates; ninth, to the Class M-6 Certificates; tenth, to the Class M-5 Certificates; eleventh, to the Class M-4 Certificates; twelfth, to the Class M-3 Certificates; thirteenth, to the Class M-2 Certificates; fourteenth, to the Class M-1 Certificates; and fifteenth, to all of the Class A Certificates on a pro rata basis, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

[Subject to its terms, the Policy will cover all Realized Losses allocated to the Class A Certificates. However, if payments are not made as required under the Policy, Realized Losses on the mortgage loans will be allocable to the Class A Certificates to reduce their respective Certificate Principal Balances.]

An allocation of a Realized Loss on a “pro rata basis” among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys’ fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Certificate Principal Balance, until the Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Losses may be made by operation of the distribution priority for the certificates set forth in this prospectus supplement.

In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates, on each distribution date, holders of each class of Class A Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization, the application of Excess Cash Flow [and payments received from the [yield maintenance agreement/swap agreement] will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher distribution priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower distribution priority and the Class B Certificates.

Advances

Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date. In addition, the pooling and servicing agreement will require the master servicer to make Servicing Advances.

Advances and Servicing Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

All Advances and Servicing Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance or Servicing Advance was made.

In addition, any Advances or Servicing Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates. [Moreover, once a mortgage loan becomes 90 or more days delinquent, the master servicer will no longer be obligated to make any Advances on such mortgage loan.]

[As described above, in the event a mortgage loan becomes 90 or more days delinquent (i) the master servicer shall be permitted to immediately withdraw from the Custodial Account an amount equal to the sum of all unreimbursed Advances of scheduled payments with respect to such mortgage loan and

(ii) no further Advances will be made with respect to such mortgage loan unless such mortgage loan is made current by the related borrower.]

In addition, see “Description of the Securities—Withdrawals from the Custodial Account” and “—Advances” in the accompanying prospectus.

The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of the Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.

The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the master servicer’s obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of a Class R Certificate will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the depositor or transferred to any of its affiliates, subsidiaries or sponsor or any other party.

[Delinquent Loan Repurchase Right

The pooling and servicing agreement will provide that the master servicer may be permitted, under certain circumstances, to purchase mortgage loans from the trust (including mortgage loans that are two or more months delinquent in payments of principal and interest) at the applicable repurchase price.]

Reports to Certificateholders

The trustee will make the reports referred to in the accompanying prospectus under “Description of the Securities—Reports to Securityholders” (and, at its option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee’s internet website at www.[                    ],

presented under “PHOENIX RESIDENTIAL SECURITIES, LLC” as the product and “20[    ]-[ABC][    ]” as the deal. Certificateholders with questions may direct them to the trustee at [                    ]. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also “Description of the Securities—Reports to Securityholders” in the accompanying prospectus for a more detailed description of the certificateholder reports.

[The Yield Maintenance Agreement/Swap Agreement]

[The trustee, on behalf of the trust, will enter into a [yield maintenance agreement/swap agreement] with the [yield maintenance agreement/swap agreement provider] on the Closing Date. The holders of the Class A, Class M and Class B Certificates may benefit from a series of interest rate cap payments from [                                    ] pursuant to a [yield maintenance agreement/swap agreement]. The [yield maintenance agreement/swap agreement] is intended to partially mitigate for most of the distribution dates occurring before the [    ]th distribution date, the interest rate risk that could result from the difference between (a) One-Month LIBOR plus the related Margin and (b) the Net WAC Cap Rate (without any adjustment to account for payments required to be made under the [yield maintenance agreement/swap agreement], if any).

On each distribution date, payments under the [yield maintenance agreement/swap] will be made based on (a) an amount equal to the [Yield Maintenance Agreement/Swap Agreement Notional Balance] for that distribution date and (b) the positive excess of (i) the lesser of (x) One-Month LIBOR and (y) the related Monthly Ceiling Rate, over (ii) the related Monthly Strike Rate, calculated on an actual/360-day basis.

Interest shortfalls with respect to any distribution date caused by the failure of the [yield maintenance agreement/swap agreement] provider to make required payments pursuant to a [yield maintenance agreement/swap agreement] will be deducted from Accrued Certificate Interest on the related certificates for that distribution date, will become Basis Risk Shortfalls.]

[Description of the Financial Guaranty Insurance Policy]

[The certificate insurer, in consideration of the right to receive payment of monthly premiums and subject to the terms of the Policy, thereby unconditionally and irrevocably agrees to pay an amount equal to each Insured Payment that is a Deficiency Amount to the trustee or its successors for the benefit of the certificateholders for distribution by the trustee to each certificateholder of that certificateholder’s proportionate share of the Insured Payment and each Insured Payment that is a Preference Amount, to the appropriate parties as set forth below.

Notwithstanding the foregoing paragraph, the Policy does not cover payments under the [yield maintenance agreement/swap agreement,] Basis Risk Shortfalls, Prepayment Interest Shortfalls or Relief Act Shortfalls, as applicable, with respect to the Class A Certificates, nor does the Policy cover any reductions in the pass through rates resulting from application of the Net WAC Cap Rate. The Policy does not guarantee to the holders of the Class A Certificates any particular rate of principal distribution. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the depositor, the issuing entity, the trustee, any holder or any REMIC for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the trustee to make any payment required under the pooling and servicing agreement to any holder of any Class A Certificate.

The certificate insurer will pay a Deficiency Amount with respect to the Class A Certificates no later than 12:00 noon, New York City time, in immediately available funds to the trustee on the later of (i) the distribution date on which the related Deficiency Amount is due or (ii) the second business day following receipt in New York, New York on a business day by the certificate insurer of a Notice from the trustee specifying the Deficiency Amount which is due in respect of the Class A Certificates, provided that if the notice is received after 12:00 noon, New York City time on a given business day or on a day that is not a business day, it will be deemed to be received on the following business day. If any Notice received by the certificate insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy with respect to a Deficiency Amount or a Preference Amount, as applicable, it will be deemed not to have been received by the certificate insurer, and the certificate insurer will promptly so advise the trustee, and the trustee may submit an amended Notice.

The certificate insurer will pay any Insured Payment that is a Preference Amount by 12:00 noon New York Time on the second business day following receipt by the certificate insurer on a business day of the following:

•  a certified copy of the final order requiring the return of a preference payment;

•  an opinion of counsel satisfactory to the certificate insurer that the final order is final and not subject to appeal;

•  an assignment in a form that is reasonably satisfactory to the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the trustee and/or such certificateholder relating to or arising under such Preference Amount and constituting an appropriate instrument in form satisfactory to the certificate insurer and appointing the certificate insurer as the agent of the trustee and/or such certificateholder in respect of such Preference Amount including without limitation in any legal proceeding relating to the Preference Amount; and

•  a Notice appropriately completed and executed by the trustee or such certificateholder, as the case may be;

provided that if these documents are received after 12:00 noon, New York time, on a given business day or on a day which is not a business day, they will be deemed to be received on the following business day. Payments by the certificate insurer will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the certificateholder and not to the trustee or any certificateholder directly unless the certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such final order in which case payment shall be made to the trustee for distribution to the certificateholder upon delivery of proof of such payment reasonably satisfactory to the certificate insurer). Notwithstanding the foregoing, in no event shall the certificate insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the certificate insurer thereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any certificates, prior to the time the certificate insurer otherwise would have been required to make a payment in respect of such principal, in which case the certificate insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required. All payments made by the certificate insurer in respect of Preference Amounts will be made with the certificate insurer’s own funds.

Upon such payment, the certificate insurer will be subrogated to the rights of the certificateholders to receive the amount so paid. The certificate insurer’s obligations with respect to the Class A Certificates with respect to each distribution date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the trustee on behalf of the certificateholders for distribution to the certificateholders, as provided in the pooling and servicing agreement, whether or not those funds are properly applied by the trustee.

Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the certificate insurer.

The Policy is not cancelable for any reason. The Premiums on the Policy are not refundable for any reason including payment, or provision being made for payment, prior to the respective maturities of the Class A Certificates. The Policy shall expire and terminate without any action on the part of the certificate insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the related Class A Certificates shall have been paid in full and (ii) if any insolvency proceeding with respect to which the depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non appealable order in resolution or settlement of such proceeding.

The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

If payments under the Class A Certificates are accelerated, nothing contained in the Policy shall obligate the certificate insurer to make any payment of principal or interest on the Class A Certificates on an accelerated basis, unless such acceleration of payment is at the sole option of the certificate insurer, it being understood that a payment shortfall in respect of the optional termination of the trust pursuant to the pooling and servicing agreement does not constitute acceleration for purposes of the Policy.]

Yield and Prepayment Considerations

General

The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

•	The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

•	The allocation of principal distributions among the various classes of certificates;

•	The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

•	The timing of the exercise by the master servicer or the holder of the Class SB Certificates of an optional termination;

•	The Pass-Through Rate on that class of offered certificates; and

•	The purchase price paid for that class of offered certificates.

For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

As of the cut-off date, approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date require the related borrowers to make monthly payments of accrued interest, but not principal, for up to 10 years following origination. After the interest-only period, the related borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

Substitution or Repurchase of Delinquent Loans

The sponsor will have the obligation to repurchase or substitute any mortgage loan from the trust if the first scheduled payment due after the cut-off date is not made within forty-five days of the related due date, subject to certain notification requirements set forth in the assignment and assumption agreement. Any repurchases may shorten the weighted average lives of the offered certificates. If the sponsor defaults on this repurchase or substitution obligation, these mortgage loans will remain in the trust.

Prepayment Considerations

The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of Principal Prepayments by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal distributions experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal distributions on the offered certificates entitled to distributions in respect of principal.

The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately [    ]% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See “Description of the Mortgage Pool” in this prospectus supplement. Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See “Certain Legal Aspects of the Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus. The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

The fixed-rate loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The adjustable-rate loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Risk Factors” in this prospectus supplement.

A subservicer may allow the refinancing of a mortgage loan by accepting prepayments on the mortgage loans and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans.

[Investors in the Class M Certificates should also be aware that on any distribution date on which the Senior Accelerated Distribution Percentage with respect to a loan group equals 100%, the Class M Certificates will not be entitled to distributions of mortgagor prepayments with respect to the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby. In addition, under the circumstances described in clause (e) under the heading “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, mortgagor prepayments from a loan group otherwise distributable to the holders of the Class M Certificates will be distributed to the holders of the Senior Certificates related to the other loan groups, thereby increasing the weighted average lives of the Class M Certificates.]

[Amounts on deposit in the Pre-Funding Account may be used during the Pre-Funding Period to acquire subsequent mortgage loans. If, on the last day in the Pre-Funding Period, any amounts on deposit in the Pre-Funding Account have not been used to acquire subsequent mortgage loans, then the Certificates will be prepaid in part with such amounts on the next payment date.]

Allocation of Principal Distributions

The yields to maturity on the offered certificates will be affected by the allocation of principal distributions among the offered certificates. The Class A Certificates are entitled to receive distributions in accordance with various priorities for distribution of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of distribution will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Class A Certificates with a later priority of distribution will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, losses, liquidations and purchases, on the mortgage loans.

Approximately [    ]%, [    ]%, [    ]% and [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date have an initial interest only period of three, five, seven and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

The performance of the interest-only mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal payments will be distributed to each class of Class M Certificates and Class B Certificates. Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the Class A Certificates by the Class M Certificates, together with the Class B Certificates and overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

As described under “Description of the Certificates—Allocation of Losses” and “—Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher distribution priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal distributions on one or more classes of the Class M Certificates if delinquencies or losses cause a Trigger Event.

CERTIFICATES WITH SUBORDINATION FEATURES: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses will be allocated to that class of Class M Certificates. See “—[Class M-8 Certificate and Class M-9 Certificate Yield Considerations]” below. After the Credit Support Depletion Date, the yield to maturity of each class of Senior Support Certificates will be extremely sensitive to Realized Losses on the related mortgage loans, and the timing thereof, because the entire amount of such Realized Losses that would be otherwise allocable to the related Super Senior Certificates will be allocated to that class of Senior Support Certificates.

The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent any Overcollateralization Reduction Amount is used to decelerate principal on the offered certificates. In addition, the amount of the Overcollateralization Increase Amount paid to the offered certificates on any distribution date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, and the level of One-Month LIBOR[, Six-Month LIBOR and One-Year LIBOR]. See “Description of the Certificates—Excess Cash Flow and Overcollateralization” in this prospectus supplement.

Realized Losses and Interest Shortfalls

The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of [the Policy,] the Excess Cash Flow, overcollateralization or subordination provided by the Class B Certificates and any

Class M Certificates with a lower distribution priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses because the entire amount of Realized Losses will be allocated to that class of Class M Certificates. See “—[Class M-8 Certificate and Class M-9 Certificate Yield Considerations]” below. After the Credit Support Depletion Date, the yield to maturity of each class of Senior Support Certificates will be extremely sensitive to Realized Losses on the related mortgage loans, and the timing thereof, because the entire amount of such Realized Losses that would be otherwise allocable to the related Super Senior Certificates will be allocated to that class of Senior Support Certificates. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

As described under “Description of the Certificates—Allocation of Losses” and “—Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and the Class B Certificates.

The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by the Excess Cash Flow or by the master servicer, in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls, Relief Act Shortfalls and Basis Risk Shortfalls will only be covered by Excess Cash Flow, in each case and to the extent described in this prospectus supplement. Relief Act Shortfalls arising in an Interest Accrual Period will only be covered to the extent of funds available therefor and such interest shortfalls will not carry forward or be paid on any subsequent distribution date. See “Description of the Certificates—Interest Distributions” in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See “Description of the Certificates—Interest Distributions” in this prospectus supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of related certificates with the lowest distribution priorities. For additional information regarding the recording of mortgages in the name of MERS see “Description of the Mortgage Pool—General” in this prospectus supplement and “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

The Class A Certificates and Class M Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Net WAC Cap Rate is less than the lesser of One-Month LIBOR plus the related Margin and [    ]% per annum, the Pass Through Rate on the Class A Certificates or Class M Certificates, as applicable, will be limited to the Net WAC Cap Rate. Thus, the yields to investors in the Class A Certificates and Class M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Net WAC Cap Rate. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower Pass-Through Rates on the Class A Certificates and Class M Certificates. If on any distribution date the application of the Net WAC Cap Rate results in an interest payment lower than the lesser of One Month LIBOR plus the related Margin and [    ]% per annum on the Class A Certificates or Class M Certificates on any distribution date, the value of the Class A Certificates or Class M Certificates may be temporarily or permanently reduced.

Investors in the Class A Certificates and Class M Certificates should be aware that some of the mortgage loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices and may be less than interest that would accrue on the Class A Certificates and Class M Certificates at the rate of the lesser of One-Month LIBOR plus the related Margin and [    ]% per annum. In a rising interest rate environment, the Class A Certificates and Class M Certificates may receive interest at the Net WAC Cap Rate or at [    ]% per annum for a protracted period of time. In addition, because the initial mortgage rates on the adjustable rate loans may be lower than the related minimum mortgage rates, the Net WAC Cap Rate will initially be less than it will be once the adjustable-rate loans have all adjusted to their fully indexed rate. Therefore, prior to the month in which all of the adjustable rate loans have adjusted to their fully-indexed rate, there is a greater risk that the Pass-Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

To the extent the Net WAC Cap Rate is paid on any class of Class A Certificates or Class M Certificates, the difference between the Net WAC Cap Rate and the lesser of One-Month LIBOR plus the related Margin and [    ]% per annum will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from amounts in respect of Excess Cash Flow [and proceeds from the [yield maintenance agreement/swap agreement] [and will not be covered by the Policy], in each case to the extent described in this prospectus supplement]. These shortfalls may remain unpaid on the Optional Termination Date and final distribution date.

Purchase Price

The yield to maturity on a class of offered certificates will depend on the price paid by the holders of those certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the offered certificates will be the distribution date in [                    ], which will be the distribution date occurring in the month following the last scheduled monthly payment on substantially all of the mortgage loans.

Due to losses and prepayments on the mortgage loans, the actual final distribution date on any class of offered certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

[The prepayment assumption used in this prospectus supplement with respect to the mortgage loans, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. With respect to the fixed-rate mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 4% per annum of the then outstanding principal balance of the fixed-rate mortgage loans in the first month of the life of the mortgage loans, and an additional approximate 1.9091% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of those mortgage loans, a 100% prepayment assumption assumes a CPR of 25% per annum each month. With respect to the adjustable-rate mortgage loans, a 100% prepayment assumption assumes a CPR of 4% per annum of the then outstanding principal balance of the adjustable-rate mortgage loans in the first month of the life of those mortgage loans, and an additional approximate 2.3636% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of 30% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, or no prepayments. Correspondingly, a 200% prepayment assumption assumes a prepayment rate equal to 200% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the trust.]

The tables set forth below have been prepared on the basis of assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under “Description of the Mortgage Pool” in this prospectus supplement and their performance.

The tables assume, among other things, the following structuring assumptions:

•	as of the date of issuance of the offered certificates, the mortgage loans consist of nineteen hypothetical mortgage loans with the following aggregate characteristics as of the cut-off date:

Loan Number	Aggregate Principal Balance	Mortgage Rate	Expense Fee Rate	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Age (months)	Original Amortization Term (months)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19

Loan Number	Months to Next Adjustment Date	Months Between Rate Adjustment Dates	Gross Margin	Initial Periodic Rate Cap	Periodic Rate Cap	Lifetime Maximum Rate	Lifetime Minimum Rate
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19

•

the scheduled monthly payment for the mortgage loans have been based on their outstanding balances, interest rates and remaining terms to maturity so that the mortgage loans will amortize in amounts sufficient for repayment thereof over their remaining terms to maturity;

•

none of the sponsor, the master servicer or the depositor will repurchase any mortgage loan and the master servicer does not exercise its option to purchase the mortgage loans and thereby cause a termination of the trust on the optional termination date, except where indicated;

•

there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of the prepayment assumption set forth in the tables;

•	there is no Prepayment Interest Shortfall, Basis Risk Shortfall, Relief Act Shortfall or any other interest shortfall in any month;

•	distributions on the certificates will be received on the 25th day of each month, commencing in [ ];

•	payments on the mortgage loans earn no reinvestment return;

•	the expenses described under “Description of the Certificates—Interest Distributions” will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

•	the index for the adjustable-rate loans is One-Year LIBOR;

•	One-Year LIBOR will remain constant at [ ]% per annum;

•	One-Month LIBOR will remain constant at [ ]% per annum; and

•	the certificates will be purchased on [ ].

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the mortgage loans in the trust are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the offered certificates outstanding over time and the weighted average lives of the offered certificates.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the prepayment assumption shown.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-1 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-2 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-3 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

*	Indicates a number that is greater than zero but less than 0.5%.
(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-1 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

*	Indicates a number that is greater than zero but less than 0.5%.
(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-2 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-3 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-4 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

*	Indicates a number that is greater than zero but less than 0.5%.
(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-5 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-6 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-7 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

*	Indicates a number that is greater than zero but less than 0.5%.
(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-8 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

*	Indicates a number that is greater than zero but less than 0.5%.
(1)

The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-9 Certificates
Prepayment Assumption	0%	50%	75%	100%	125%	150%
Distribution Date

Initial Percentage	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years(1) (to Maturity)
Weighted Average Life in Years(2) (to Call)

(1)	The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of its Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)	The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which may differ from the actual characteristics and performance of the mortgage loans. This table should be read in conjunction with these structuring assumptions.

[Class M-8 Certificates and Class M-9 Certificate Yield Considerations]

[If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses, because the entire amount of those Realized Losses will be allocated to the Class M-9 Certificates.

The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately [    ]% of the aggregate principal balance of the mortgage loans in the aggregate as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. If the aggregate Certificate Principal Balance of the Class B Certificates and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses, because the entire amount of those Realized Losses will be allocated to the Class M-8 Certificates. The aggregate initial Certificate Principal Balance of the Class M-9 Certificates and Class B Certificates is equal to approximately [    ]% of the aggregate principal balance of the mortgage loans in the aggregate as of the cut-off date, after deducting payments of principal due during the month of the cut-off date.]

[Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, “0% SDA” assumes default rates equal to 0% of SDA—no defaults. Correspondingly, “200% SDA” assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.]

[The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class M-8 and Class M-9 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses on the mortgage loans by projecting the monthly aggregate cash flows on the Class M-8 and Class M-9 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

•	defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the table;

•

each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

•

there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table;

•	clause (a) in the definition of Accelerated Distribution Percentage is not applicable with respect to any distribution date; and

•	the purchase prices of the Class M-8 Certificates and Class M-9 Certificates will be $[ ] and $[ ], respectively, including accrued interest.]

[Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-8 Certificates and Class M-9 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class M-8 Certificates and Class M-9 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.]

Sensitivity of Pre-Tax Yield to Maturity of the

Class M-8 Certificates and Class M-9 Certificates

to Prepayments and Realized Losses

Class M-8 Certificates

		Percentage of CPR
Percentage of SDA	Loss Severity Percentage	10%	15%	25%	30%	40%
50%	30%
100%	30%
150%	30%
200%	30%
Class M-9 Certificates
		Percentage of CPR
Percentage of SDA	Loss Severity Percentage	10%	15%	25%	30%	40%
50%	30%
100%	30%
150%	30%
200%	30%

[Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-8 Certificates or Class M-9 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-8 Certificates or Class M-9 Certificates, and thus do not reflect the return on any investment in the Class M-8 Certificates or Class M-9 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:]

Aggregate Realized Losses

		Percentage of CPR
Percentage of SDA	Loss Severity Percentage	10%	15%	25%	30%	40%
50%	30%
100%	30%
150%	30%
200%	30%

[Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-8 Certificates and Class M-9 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-8 Certificates or Class M-9 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-8 Certificates, and particularly in the Class M-9 Certificates, should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.]

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual

Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced on the mortgage loans in the related loan group.

The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Pooling and Servicing Agreement

General

The certificates will be issued pursuant to the pooling and servicing agreement dated as of [                ], 201[    ], among the depositor, the master servicer and the trustee. Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Phoenix Residential Securities, LLC, 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. In addition to the circumstances described in the accompanying prospectus, the depositor may terminate the trustee for cause under some circumstances. See “The Agreements—The Trustee” in the accompanying prospectus.

Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities—Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations” and “—Noneconomic REMIC Residual Securities” in the accompanying prospectus. In addition to the circumstances described in the accompanying prospectus, the depositor may terminate the trustee for cause under specified circumstances. See “The Pooling and Servicing Agreement—The Trustee” in the accompanying prospectus.

On or prior to the business day preceding each distribution date, the master servicer will withdraw from the custodial account and deposit into the certificate account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date.

Custodial Arrangements

The trustee will be directed to appoint [                            ], to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. The sponsor is required to deliver only the mortgage notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer and Subservicers

[                    ], will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of [                    ] and its activities, see “Master Servicer” in this prospectus supplement.

Master Servicer. The master servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	receiving funds from subservicers,
•	reconciling servicing activity with respect to the mortgage loans,
•	calculating remittance amounts to certificateholders,
•	sending remittances to the trustee for distributions to certificateholders,
•	investor and tax reporting,
•	coordinating loan repurchases,
•	oversight of all servicing activity, including subservicers,
•	following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
•	approval of loss mitigation strategies,
•	management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and
•	providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

For a general description of the master servicer and its activities, see “Master Servicer” in this prospectus supplement. For a general description of material terms relating to the master servicer’s removal or replacement, see “The Agreements—Events of Default; Rights Upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in the accompanying prospectus.

Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

•	communicating with borrowers;
•	sending monthly remittance statements to borrowers;
•	collecting payments from borrowers;
•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);
•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;
•	accurate and timely reporting of negative amortization amounts, if any;
•	paying escrows for borrowers, if applicable;
•	calculating and reporting payoffs and liquidations;
•	maintaining an individual file for each loan; and
•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

[Specify subservicers]. [            ] will subservice approximately [    ]% [this would be a percentage that is greater than 10% but less than 20%] by principal amount of the mortgage loans. [                    ] is a [                            ] [limited liability company][corporation] that has been servicing mortgage loans secured by first liens on one-to four-family residential properties since [                ].

[    ] will subservice approximately 20% by principal amount of the mortgage loans. [    ] is a [                    ] [limited liability company][corporation] that has been servicing mortgage loans secured by first liens on one-to-four family properties since [      ]. [        ]’s mortgage servicing portfolio includes mortgage loans secured by first and junior lines on the related property, subprime mortgage loans, and revolving home equity lines of credit. As of [    ], [        ] [        ] was servicing approximately [    ] mortgage loans with an aggregate principal balance of approximately $[      ]. As of [      ], [      ], [        ] was servicing approximately [    ] mortgage loans with an aggregate principal balance of approximately $[      ]. During the past three years, [      ] has implemented additional procedures designed to mitigate losses on delinquent mortgage loans, including capitalizing delinquent interest and taxes in conjunction with interest rate reductions and payment plans, where [      ] has determined that the overall amount of losses on the loan will be reduced.

[The following are the material terms of the subservicing agreement between [Subservicer] and the master servicer.]

See “The Agreements—Events of Default; Rights Upon Event of Default” in the accompanying prospectus and “Description of the Securities—Servicing and Administration of Mortgage Loans—Certain Other Matters Regarding Servicing” for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least [    ]% per annum and not more than [    ]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [    ]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer and (b) subservicing and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer. The master servicer is permitted to withdraw from the Custodial Account the servicing fee payable to it for the related distribution date.

The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least [      ]% per annum and not more than [    ]% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately [        ]%. In some cases, the master servicer may be entitled to additional compensation for management of foreclosures or REO properties. As described in the accompanying prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to      % per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See “Description of the Securities—Servicing and Administration of Mortgage Loans—Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

Description	Amount	Receiving Party
Master Servicer’s portion of Servicing Fee	[ ]%-[ ]% per annum of the principal balance of each mortgage loan, depending on the type of mortgage loan	Master Servicer
Subservicers’ portion of Servicing Fee	between [ ]% and [ ]% per annum, inclusive, of the principal balance of each mortgage loan serviced by a subservicer	Subservicers
[Custodian Fee]	[ ]	[Custodian]
[Yield Maintenance /Swap Agreement Provider Fee]	[ ]	[Yield Maintenance /Swap Agreement Provider]
[Certificate Insurer Premium]	[ ]	[Certificate Insurer]

Blanket hazard insurance policy fee	Varies loan-by-loan but cannot exceed late payments, Insurance Proceeds or Liquidation Proceeds received on a distribution date.	Master Servicer
Foreclosure expenses; REO property management and disposition expenses	Varies loan-by-loan	Master Servicer

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including expenses related to foreclosure and REO property management and disposition.

Expenses of the master servicer, the subservicers, the yield maintenance/swap agreement provider and the custodian will be reimbursed before payments are made to certificateholders.

Loan Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under “Description of the Securities—Servicing and Administration of Loans—Collection and Other Servicing Procedures” in the accompanying prospectus. [    ] mortgage loans, with an aggregate principal balance of $[            ], which represents approximately [    ]% of the aggregate principal balance of mortgage loans, have been modified as of the cut-off date.

[INSERT EXCEPTIONS TO RULES REGARDING MODIFICATIONS OF HAMP/NON-HAMP MORTGAGE LOANS.]

[Furthermore, there is no limitation on the master servicer’s ability to modify mortgage loans in the trust as long as such modifications are conducted in accordance with all applicable federal and state laws and regulations.]

[Furthermore, if the master servicer must provide notice to the rating agencies if the master servicer wants to modify more than [    ] percent ([    ]%) of the aggregate principal balance of the mortgage loans as of the cut-off date.]

[Furthermore, the aggregate principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.]

Voting Rights

Some actions specified in the accompanying prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Class A, Class M and Class B Certificates, in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates and 1% of all voting rights will be allocated to holders of the Class R Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

[So long as there does not exist a default by the certificate insurer, the certificate insurer shall have the right to exercise all rights of the holders of the Class A Certificates under the pooling and servicing agreement without any consent of those holders, and those holders may exercise their rights only with the prior written consent of the certificate insurer except as provided in the pooling and servicing agreement.]

Termination

The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of Securities” in the accompanying prospectus. The master servicer or the holder of the Class SB Certificates, as described in the pooling and servicing agreement, will have the option on any distribution date when the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the mortgage loans as of the cut-off date, (i) to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates or (ii) to purchase in whole, but not in part, the certificates[; provided, however, in each case, that no early termination of the trust will be permitted if it would result in a draw on the Policy, and no early termination of the trust will be permitted if the certificate insurer can show a reasonable probability that it would result in a draw under the Policy, unless, in either case, the certificate insurer consents to the termination].

Any such purchase of the mortgage loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan, or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the mortgage loans as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed Advance attributable to principal, as of the date of repurchase and (b) accrued interest thereon at the Net Mortgage Rate, to, but not including, the first day of the month in which the repurchase price is distributed [and (c) any amounts due to the certificate insurer pursuant to the insurance agreement, in each case through the date of such optional termination]. In addition, in the case of any optional termination by the holder of the Class SB Certificates, the price of the purchase of the mortgage loans and other assets of the trust related thereto will include an amount equal to any accrued and unpaid servicing fees and reimbursement for all unreimbursed Advances and Servicing Advances, in each case through the date of such optional termination, to the master servicer. The optional termination price paid by the master servicer or holder of the Class SB Certificates, as applicable, will also include certain amounts owed by the sponsor, under the terms of the agreement pursuant to which the sponsor will sell the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

Distributions on the certificates in respect of any optional termination related to the mortgage loans will be paid, first, with respect to any optional termination by the holder of the Class SB Certificates, payment of any accrued and unpaid servicing fees and reimbursement for all unreimbursed advances and servicing advances, in each case through the date of such optional termination, to the master servicer, second, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, to the Class M Certificates in their order of payment priority, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, fourth, to the Class B Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, fifth, to the Class A, Class M and Class B Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and sixth, to the Class SB Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan[, provided, however, with respect to the related Class A Certificates, such amount will be paid under the Policy].

Any such purchase of an offered certificate as discussed above will be made at a price equal to 100% of its Certificate Principal Balance plus one month’s interest accrued thereon at the applicable Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed [and any amounts due to the certificate insurer pursuant to the insurance agreement, in each case through the date of such purchase of the certificates]. Promptly upon the purchase of those offered certificates, the master servicer or the holder of the Class SB Certificates, as applicable, will retire the related REMIC in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of those offered certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month’s interest at the related Pass-Through Rate accrued thereon plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

Trustee

[Name], the trustee under the pooling and servicing agreement (as described below), is a [national banking association]. It has served as a trustee for securities backed by first liens on one- to four-family residential properties since [        ]. At [date], it was the trustee for $         of securities backed by first liens on one- to four-family residential properties.

Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications and exceptions specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The trustee’s duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer[, maintaining custody of the mortgage loan files], providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee’s part arising out of the acceptance and administration of the trust.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Any costs associated with removing and replacing a trustee will be paid by the master servicer.

Legal Proceedings

There are no material pending legal or other proceedings involving the mortgage loans or [                    ], as sponsor, [                    ] as master servicer, Phoenix Residential Securities, LLC as depositor, PRS Series [  ]- [ABC][  ] Trust as the issuing entity, [        ], as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

Method of Distribution

Subject to the terms and conditions set forth in an underwriting agreement, dated [            ], [                            ], the underwriter has agreed to purchase, and the depositor has agreed to sell, all of the offered certificates.

It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about [            ], against payment therefor in immediately available funds.

The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately [      ]% of the aggregate Certificate Principal Balance of the offered certificates. The underwriter may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom it acts as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates are also underwriters under the Securities Act of 1933. Under the Securities Act of 1933, any profit on the resale of the offered certificates positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the accompanying prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of each class of offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Use of Proceeds

The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

Material Federal Income Tax Consequences

The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus supplement. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor.

Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust[, exclusive of the yield maintenance agreement/swap agreement] will qualify as two REMICs under the Internal Revenue Code.

For federal income tax purposes:

•	the Class R-I Certificates will constitute the sole class of “residual interests” in REMIC I;

•

each class of Class A and Class M Certificates (the “Regular Certificates”) will represent ownership of “regular interests” in REMIC II which will generally be treated as debt instruments of REMIC II [coupled with [a right to receive payments in respect of Basis Risk Shortfall Carry-Forward Amounts/an interest in payments to be made under the yield maintenance agreement/an interest in a limited recourse notional principal contract]; and

•	the Class R-II Certificates will constitute the sole class of “residual interests” in REMIC II.

See “Material Federal Income Tax Consequences—REMIC Securities and Classification of REMICs” in the accompanying prospectus.

For federal income tax purposes, the Regular Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences” and “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount” in the accompanying prospectus.

The holders of the Regular Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

Purchasers of the Regular Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the certificates. In the absence of other authority, the trustee intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Securities—Original Issue Discount” in the accompanying prospectus.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service.

Some of the classes of Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of Regular Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Securities” in the accompanying prospectus.

[Characterization of the Regular Certificates

[Series with Basis Risk Shortfall Carry-Forward Amounts]

Each holder of a Regular Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and a right to receive payments with respect to Basis Risk Shortfall Carry-Forward Amounts. The treatment of amounts received by a Regular Certificateholder under such certificateholder’s right to receive payments of Basis Risk Shortfall Carry-Forward Amounts will depend on the portion, if any, of such Regular Certificateholder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Regular Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive certain payments with respect to Basis Risk Shortfall Carry-Forward Amounts in accordance with the relative fair market values of each property right. Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss upon disposition. It is intended that certain payments made to the holders of the Regular Certificates with respect to Basis Risk Shortfall Carry-Forward Amounts be treated as includible in income based on, and the purchase price allocated to the right to receive those payments may be amortized in accordance with, the tax regulations relating to notional principal contracts. In the case of non-corporate holders of the Regular Certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all if the taxpayer is subject to the alternative minimum tax. However, regulations have been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the Regular Certificates are encouraged to consult with their own tax advisors with respect to the proper treatment of their interest in payments in respect of Basis Risk Shortfall Carry-Forward Amounts. The OID regulations provide that the trust’s determination of the issue price of the REMIC regular interest is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.

Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments with respect to Basis Risk Shortfall Carry-Forward Amounts as discrete property rights. It is possible that the right to receive payments or with respect to Basis Risk Shortfall Carry-Forward Amounts could be treated as a partnership among the holders of the Class A, Class M and Class SB Certificates, in which case holders of the Regular Certificates would be subject to potentially different timing of income and foreign holders of the Regular Certificates could be subject to withholding in respect of any payments with respect to Basis Risk Shortfall Carry-Forward Amounts. Holders of the Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Regular Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

To the extent that the right to receive payments with respect to Basis Risk Shortfall Carry-Forward Amounts is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of an Regular Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive such payments would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A Regular Certificateholder would have gain or loss from such a termination of the right to receive payments equal to (i) any termination payment it received or is deemed to have received, minus (ii) the unamortized portion of any amount paid, or deemed paid by the certificateholder upon entering into or acquiring its interest in payments in respect of Basis Risk Shortfall Carry-Forward Amounts. In addition, this calculation may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments of Basis Risk Shortfall Carry-Forward Amounts.

Gain or loss realized upon the termination of the right to receive payments of Basis Risk Shortfall Carry-Forward Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

[Series with Yield Maintenance Agreement]

Each holder of a Class A-[  ] Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under the yield maintenance agreement. The treatment of amounts received by the holder of any of the Class A-[  ] Certificates under such certificateholder’s right to receive payments under the yield maintenance agreement will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A-[  ] Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of the Class A-[  ] Certificates with respect to the payments under the yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under the yield maintenance agreement as discrete property rights. Holders of the Class A-[  ] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A-[  ] Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer’s treatment of payments under the yield maintenance agreement is respected, ownership of the right to the payments under the yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the yield maintenance agreement under the notional principal contract regulations.

If the right to receive the payments under the yield maintenance agreement is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a Class A-[  ] Certificate, the amount of the sale proceeds allocated to the selling certificateholder’s right to receive payments under the yield maintenance agreement would be considered a “termination payment” under the notional principal contract regulations allocable to the certificate. A holder of a Class A-[  ] Certificate would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

Gain or loss realized upon the termination of the right to receive payments under the yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

[Series with Swap Agreement]

For federal income tax purposes, a beneficial owner of a Regular Certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate coupled with an interest in one or more limited recourse notional principal contracts. The REMIC regular interest corresponding to each Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each such REMIC regular interest for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus a per annum rate equal to (x) the net swap payment, if any, which would be payable to the swap counterparty pursuant to the swap agreement on such distribution date, assuming for this purpose that the notional balance of the swap agreement is not greater than the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, multiplied by 360 divided by the actual number of days in the related swap accrual period, divided by (y) the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cash Flow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular Certificate may differ from the actual amount of distributions on the Regular Certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—REMICs” in the prospectus. In addition, each beneficial owner of a Regular Certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the notional principal contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

The provision for the swap account and the related payments upon the early termination of the Swap Agreement are a non-standard features for a swap contract whose treatment is uncertain under the regulations governing notional principal contracts. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the components comprising each Regular Certificate.

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the notional principal contract component—in accordance with the relative fair market values thereof. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest component and the notional principal contract component as discrete property rights. Holders of the Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Further, each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The master servicer will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.]

This paragraph applies to the portion of each Regular Certificate exclusive of any rights in respect to payments with respect to [the yield maintenance agreement/swap agreement/Basis Risk Shortfall Carry-Forward Amounts]. The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, interest on the REMIC regular interest component of each Regular Certificate will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code, subject to the same limitation in the preceding sentence. Moreover, the REMIC regular interest component of each Regular Certificate will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such Regular Certificates may adversely affect any REMIC that holds such Regular Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Material Federal Income Tax Consequences——REMIC Securities and Classification of REMICs——Characterization of Investments in REMIC Securities” in the accompanying prospectus. Further, the [Basis Risk Shortfall Carry-Forward/yield maintenance agreement/notional principal contract] component of each Regular Certificate will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC.

[Special Tax Considerations Applicable to Exchangeable and Exchanged Certificates]

For a discussion of special tax considerations applicable to the exchangeable certificates, see “Material Federal Income Tax Consequences—Taxation of Classes of Exchangeable Securities” in the accompanying prospectus.]

Special Tax Considerations Applicable to the Residual Certificates

Purchasers of the Class R Certificates should consider carefully the tax consequences of an investment in such certificates and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities” in the accompanying prospectus. Specifically, prospective holders of the Class R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class R Certificate will be treated as representing beneficial ownership of “noneconomic” residual interests as this characteristic affects the circumstances under which the transfer of the Class R Certificate will be respected for federal income tax purposes. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities—Noneconomic REMIC Residual Securities,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations” in the accompanying prospectus.

For further information regarding federal income tax considerations of investing in the certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Other Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus supplement.

ERISA Considerations

A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under “ERISA Considerations—Plan Asset Regulations” in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates or Class M Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the Issuer Exemption, as described under “ERISA Considerations—Prohibited Transaction Exemptions” in the accompanying prospectus, so long as the Class A Certificates and Class M Certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s, Fitch, Moody’s or DBRS, respectively, at the time of purchase. However, the Issuer Exemption contains a number of other conditions which must be met for the Issuer Exemption to apply, including the requirement that any ERISA plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Issuer Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the accompanying prospectus.

The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) which amended the Issuer exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriters despite the restriction in PTE 2000-58 to the contrary.

Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor; (ii) it has acquired and is holding such Class M Certificates in reliance on the Issuer exemption, and it understands that there are certain conditions to the availability of the Issuer exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch, Moody’s or DBRS; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions of PTCE 95-60 have been satisfied.

If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Because the exemptive relief afforded by the Issuer Exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class R Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

•	is permissible under applicable law;

•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

If exchangeable certificates of a single class are exchanged for a combination of exchanged certificates of two or more classes, each class of exchanged certificates received in the exchange may or may not be eligible for exemptive relief under the Issuer Exemption (regardless of whether the exchangeable certificates were eligible for exemptive relief under the Issuer Exemption when initially purchased). The purchase, sale or holding of any exchanged certificates received in an exchange that are not eligible for exemptive relief under the Issuer Exemption may give rise to prohibited transactions if an ERISA plan and a “party in interest” as defined in Section 3(14) of ERISA or “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such ERISA plan are involved in the transaction. Purchasers of such ineligible exchanged certificates must deliver an opinion of counsel (as described above with respect to the Class R Certificates) or be deemed to have represented that such purchaser is not an ERISA plan nor a person using assets of any ERISA plan to effect such purchase.

The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

One or more classes of the offered certificates may be viewed as “complex securities” under TB13a and TB73a, which applies to thrift institutions regulated by the OTS.

See “Legal Investment Matters” in the accompanying prospectus.

Legal Matters

Legal matters concerning the offered certificates will be passed upon for the depositor by [                                ] and for [                                ] by [                                             ].

[Experts]

[The consolidated financial statements of [                ] and subsidiaries as of December 31, 20[    ] and 20[    ] and for each of the years in the three-year period ended December 31, 20[    ], appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by [                ], independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.]

Ratings

It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-[  ] of this prospectus supplement by [Standard & Poor’s, Moody’s, Fitch and/or DBRS].

The ratings assigned by Moody’s to the offered certificates address the structural, legal and issuer-related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.

Standard & Poor’s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of distributions required under the pooling and servicing agreement. Standard & Poor’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make distributions required under the certificates. Standard & Poor’s ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See “Yield and Prepayment Considerations” in this prospectus supplement. The rating on the

Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch’s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying mortgage loans. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, or Basis Risk Shortfalls. [Any reduction in the claims paying ability of the certificate insurer may result in a reduction in the ratings of the offered certificates.]

The depositor has not requested a rating on the offered certificates by any rating agency other than [Standard & Poors, Moody’s, Fitch and DBRS]. The non-offered certificates will not be rated. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by a non-hired rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by [Standard & Poors, Moody’s, Fitch and DBRS]. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. If the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Phoenix Residential Securities, LLC, Mortgage-Backed Pass-Through Certificates, Series [        ]-[ABC][  ], which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

I-1

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

I-2

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

I-3

•

Exemption for Non-U.S. Persons-Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•

Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•

Exemption or reduced rate for Non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security-the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the Form W-8BEN and Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

I-4

Annex II

Exchangeable Certificate Available Combinations

Class	Relative Original Amount		Pass-Through Rate	Designation	Exchangeable Class	Relative Original Amount		Pass-Through Rate	Designation

[Combination 1]

A-4-IO(1)	$	[1,000,000](3)	[5.75]%	Senior	A-4	$	[1,000,000]	[5.75]%	Senior

A-4-PO(2)	$	[1,000,000]	0.00%	Senior/Senior-Support

[Combination 1]

A-4-A	$	[500,000]	Adjustable(4)	Senior	A-4	$	[1,000,000]	[5.00]%(6)	Senior

A-4-B	$	[500,000]	Adjustable(5)	Senior

[Combination 1]

A-4-A	$	[1,000,000]	[5.00]%	Senior	A-4	$	[2,000,000]	[5.50]%	Senior

A-4-B	$	[1,000,000]	[6.00]%	Senior

(1)	Class A-4-IO is an interest only certificate and is not entitled to any principal payments. The notional amount of Class A-4-IO is equal to the principal amount of Class A-4-PO.
(2)	Class A-4-PO is a principal only certificate and is not entitled to any interest payments.
(3)	Notional Amount.
(4)	The Class A-4-A pass-through rate will equal one-month LIBOR + 0.5%.
(5)	The Class A-4-B pass-through rate will equal six-month LIBOR + 0.25%.
(6)	The Class A-4 pass-through rate is equal to the weighted average minimum interest rate cap of the Class A-4-A Certificates and Class A-4-B Certificates.

II-1

Phoenix Residential Securities, LLC

$[                    ]

Mortgage-Backed Pass-Through Certificates,

Series [        ]-[ABC][    ]

PROSPECTUS SUPPLEMENT

[INSERT UNDERWRITER’S LOGO]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, will be required to deliver a prospectus supplement and prospectus until [                    ].

Version 2

Prospectus supplement dated February [    ], 201[  ] (to prospectus dated [            ], 201[  ])

$[                ]

PRS Series 201[  ]-[        ] Trust

Issuing Entity

Phoenix Residential Securities, LLC

Depositor

[                         ]

Sponsor

[                        ]

Master Servicer

Mortgage-Backed Pass-Through Certificates, Series 201[  ]-[      ]

The trust, also referred to in this prospectus supplement as the issuing entity, will consist primarily of [a pool] [pools] of mortgage loans securitized by first liens on one- to four-family residential properties divided into three loan groups.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

—      [28] classes of senior certificates designated Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6,Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class II-A-1, Class II-A-2 Class III-A-1, Class II-A-P, ClassII-A-V, Class R-I, Class R-II and Class R-III Certificates, and

—      [6] classes of subordinated certificates designated Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates

all as more fully described in the table on page S-[    ] and S-[    ] of this prospectus supplement.

Credit enhancement for all of these certificates will be provided by additional classes of subordinated certificates which are not offered hereby [and a letter of credit issued by [          ]].

Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning [            ], 201[  ].

You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Phoenix Residential Securities, LLC, as the depositor, [                        ], as the sponsor, or any of their affiliates.

[                    ] will purchase [    ] classes of the senior certificates, [                    ] will purchase the [Class I-M] Certificates from the depositor and [                    ] will purchase the [Class II-M] Certificates from the depositor. The senior certificates are offered by the issuing entity through [                    ], the [Class I-M] Certificates are offered by the issuing entity through [                    ] and the [Class II-M] Certificates are offered by the issuing entity through [                    ] to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The net proceeds to the depositor from the sale of the senior underwritten certificates will be approximately [        ]% of the certificate principal balance of the senior underwritten certificates plus accrued interest, before deducting expenses, the net proceeds to the depositor from the sale of the [Class I-M] Certificates will be approximately [        ]% of the certificate principal balance of the [Class I-M] Certificates plus accrued interest, before deducting expenses and the net proceeds to the depositor from the sale of the [Class II-M] Certificates will be approximately [        ]% of the certificate principal balance of the [Class II-M] Certificates, plus accrued interest, before deducting expenses. There is no underwriting arrangement for the remaining four classes of senior certificates.

[ ]		[ ]

[ ]

Underwriters

Important notice about information presented in this

prospectus supplement and the prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of certificates.

The depositor’s principal offices are located at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034 and its telephone number is (215) 734-5111.

S-2

S-3

(continued)

S-4

SUMMARY

The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuing entity	PRS Series 201[ ]-[ ] Trust.

Title of securities	Mortgage-Backed Pass-Through Certificates, Series 201[ ]-[ ].

Depositor	Phoenix Residential Securities, LLC.

Sponsor	[ ].

Master servicer	[ ].

Subservicers	[ ] will subservice approximately [ ]% by principal amount of the mortgage loans. [Identify any other subservicers that will service 10% or more of the pool assets.]

Trustee	[ ]

[Yield Maintenance Agreement Providers]	[ ] and [ ]

[Letter of Credit Provider]	[ ]

Originators	[Identify any Originators or groups of Originators (other than Sponsor and affiliates of Sponsor) that originated 10% or more of the pool assets].

Mortgage pool

[        ] fixed-rate jumbo mortgage loans with an aggregate principal balance of approximately $[            ] as of the cut-off date, secured by first liens on one- to four-family residential properties. Information with respect to [        ] fixed-rate first-lien mortgage loans with an aggregate principal balance of approximately $[            ] as of the close of business on the day prior to the cut-off date is presented in this prospectus supplement. The final mortgage pool is expected to have the same aggregate principal balance, however certain of the mortgage loans in the mortgage pool as of the cut-off date have been substituted with comparable mortgage loans. As a result, the characteristics of the final mortgage pool

S-5

may vary from the characteristics presented in the prospectus supplement.

Cut-off date	[ ], 201[ ].

Closing date	On or about [ ], 201[ ].

Distribution dates	[ ], 201[ ] and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution date

With respect to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class I-M and Class R-I Certificates, [                    ]. With respect to the Class II-A-1, Class II-A-2, Class III-A-1, Class II-A-P, Class II-A-V, Class II-M, Class R-II and Class R-III Certificates, [                    ]. The actual final distribution date could be substantially earlier.

Form of certificates

Book-entry: Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class II-A-1, Class II-A-2 Class III-A-1, Class II-A-P, Class II-A-V, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates.

Physical: Class R Certificates.

See “Description of the Certificates—Book-Entry Registration of Certain of the Offered Certificates” in this prospectus supplement.

Minimum denominations

Class I-A-1, Class I-A-2, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16, Class I-A-17, Class I-A-P, Class II-A-1, Class II-A-2 Class III-A-1, Class II-A-P, Class I-M-1 and Class II-M-1 Certificates: $[25,000]. Class I-A-3,

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Class I-A-7, Class I-A-11, Class I-A-15, Class I-A-18, Class I-A-V
and Class II-A-V Certificates: $[2,000,000] notional amount. Class
I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates:
$[250,000]. Class R Certificates: 20% percentage interests.

Legal investment

When issued, the [Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class II-A-1, Class II-A-2, Class III-A-1, Class II-A-P, Class II-A-V, Class R, Class I-M-1 and Class II-M-1 Certificates] will, and the [Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates] will not, be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the accompanying prospectus.

ERISA Considerations

Subject to the considerations described in this prospectus supplement, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class II-A-1, Class II-A-2, Class III-A-1, Class II-A-P, Class II-A-V, and Class I-M and Class II-M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

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Offered Certificates
Class	Initial Principal Balance		Pass- Through Rate	Initial Rating (Fitch/Moody’s/ S&P/DBRS)(1)	Designation
Class A Senior Certificates:
I-A-1	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/PAC/Fixed Rate
I-A-2	$	[ ]	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/TAC/Floater/Adjustable Rate
I-A-3		$0	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/Inverse Floater/Adjustable Rate
I-A-4	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Super Senior/Lockout/Fixed Rate
I-A-5	$	[ ]	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Companion/Floater/Adjustable Rate
I-A-6	$	[ ]	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Companion/Inverse Floater/Adjustable Rate
I-A-7		$0	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/Fixed Rate
I-A-8	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Fixed Rate
I-A-9	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Fixed Rate
I-A-10	$	[ ]	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Accretion Directed/Floater/Adjustable Rate
I-A-11		$0	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/ Inverse Floater/Adjustable Rate
I-A-12	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Jump Accrual/Fixed Rate
I-A-13	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Accrual/Fixed Rate
I-A-14	$	[ ]	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Accretion Directed/Floater/Adjustable Rate
I-A-15		$0	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/ Inverse Floater/ Adjustable Rate
I-A-16	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Senior Support/Lockout/Fixed Rate
I-A-17	$	[ ]	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Accretion Directed/Floater/Adjustable Rate
I-A-18		$0	Adjustable Rate	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/ Inverse Floater/Adjustable Rate
II-A-1	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Fixed Rate
II-A-2	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Fixed Rate
III-A-1	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Fixed Rate
I-A-P	$	[ ]	0.00%	[AAA/Aaa/AAA/AAA]	Senior/Principal Only
I-A-V		$0	Variable Rate	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/Variable Rate
II-A-P	$	[ ]	0.00%	[AAA/Aaa/AAA/AAA]	Senior/Principal Only
II-A-V		$0	Variable Rate	[AAA/Aaa/AAA/AAA]	Senior/Interest Only/Variable Rate
Total Class A Certificates:	$	[ ]
Class R Senior Certificates:
R-I	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Residual/Fixed Rate
R-II	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Residual/Fixed Rate
R-III	$	[ ]	[ ]%	[AAA/Aaa/AAA/AAA]	Senior/Residual/Fixed Rate
Total senior certificates:	$	[ ]

(1) See “Ratings” in this prospectus supplement.

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Class M Certificates:
I-M-1	$	[ ]	[ ]%	[AA/NA/NA/NA]	Mezzanine/Fixed Rate
I-M-2	$	[ ]	[ ]%	[A/NA/NA/NA]	Mezzanine/Fixed Rate
I-M-3	$	[ ]	[ ]%	[BBB/NA/NA/NA]	Mezzanine/Fixed Rate
II-M-1	$	[ ]	[ ]%	[AA/NA/NA/NA]	Mezzanine/Fixed Rate
II-M-2	$	[ ]	[ ]%	[A/NA/NA/NA]	Mezzanine/Fixed Rate
II-M-3	$	[ ]	[ ]%	[BBB/NA/NA/NA]	Mezzanine/Fixed Rate
Total Class M Certificates:	$	[ ]
Total offered certificates:	$	[ ]
Non-Offered Certificates (2)
Class B Certificates:
I-B-1	$	[ ]	[ ]%	[BB/NA/NA/NA]	Subordinate/Fixed Rate
I-B-2	$	[ ]	[ ]%	[B/NA/NA/NA]	Subordinate/Fixed Rate
I-B-3	$	[ ]	[ ]%	[NA/NA/NA/NA]	Subordinate/Fixed Rate
II-B-1	$	[ ]	[ ]%	[BB/NA/NA/NA]	Subordinate/Fixed Rate
II-B-2	$	[ ]	[ ]%	[B/NA/NA/NA]	Subordinate/Fixed Rate
II-B-3	$	[ ]	[ ]%	[NA/NA/NA/NA]	Subordinate/Fixed Rate
Total Class B Certificates:	$	[ ]
Total offered and non-offered certificates:	$	[ ]
Other Information:

The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding. Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus. The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-10, Class I-A-11, Class I-A-14, Class I-A-15, Class I-A-17, Class I-A-18 Certificates:
Adjustable Rates:	Initial	Formula	Maximum	Minimum
Class I-A-2	[ ]%	LIBOR + [ ]%	Subject to the available funds cap	[ ]%
Class I-A-3	[ ]%	[ ]% – LIBOR	[ ]%	[ ]%
Class I-A-5	[ ]%	LIBOR + [ ]%	[ ]%	[ ]%
Class I-A-6	[ ]%	[ ]% – ([ ] multiplied by LIBOR)	[ ]%	[ ]%
Class I-A-10	[ ]%	LIBOR + [ ]%	Subject to the available funds cap	[ ]%
Class I-A-11	[ ]%	[ ]% – LIBOR	[ ]%	[ ]%
Class I-A-14	[ ]%	LIBOR + [ ]%	Subject to the available funds cap	[ ]%
Class I-A-15	[ ]%	[ ]% – LIBOR	[ ]%	[ ]%
Class I-A-17	[ ]%	LIBOR + [ ]%	Subject to the available funds cap	[ ]%
Class I-A-18	[ ]%	[ ]% – LIBOR	[ ]%	[ ]%
(2) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

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The Class I-A-3 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class I-A-3 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class I-A-2 Certificates immediately prior to the related distribution date, which is initially equal to approximately $[            ].

The Class I-A-11 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class I-A-11 Certificates will accrue on a notional amount equal to the aggregate certificate principal balance of the Class I-A-10 Certificates and the Class I-A-17 Certificates immediately prior to the related distribution date, which is initially equal to approximately $[            ].

The Class I-A-15 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class I-A-15 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class I-A-14 Certificates immediately prior to the related distribution date, which is initially equal to approximately $[            ].

The Class I-A-18 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class I-A-18 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class I-A-17 Certificates immediately prior to the related distribution date, which is initially equal to approximately $[            ].

From the distribution date in [            ]through and including the distribution date in [            ], the holders of the Class I-A-2 Certificates will be entitled to receive amounts payable under the related yield maintenance agreement, if any. From the distribution date in [            ] through and including the distribution date in [            ], the holders of the Class I-A-10 Certificates will be entitled to receive amounts payable under the related yield maintenance agreement, if any. From the distribution date in [            ] through and including the distribution date in [            ], the holders of the Class I-A-14 Certificates will be entitled to receive amounts payable under the related yield maintenance agreement, if any. From the distribution date in [            ] through and including the distribution date in [            ], the holders of the Class I-A-17 Certificates will be entitled to receive amounts payable under the related yield maintenance agreement, if any. See “Description of the Certificates—The Yield Maintenance Agreements” in this prospectus supplement.

Class I-A-7 Certificates:

The Class I-A-7 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class I-A-7 Certificates will accrue on a notional amount equal to ([    ]/[    ])% multiplied by the aggregate certificate principal balance of the Class I-A-1, Class I-A-2, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-9, Class I-A-10, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates immediately prior to the related distribution date, which is initially equal to approximately $[            ].

Class I-A-V Certificates and Class II-A-V Certificates:

Variable Rate: The interest rate payable with respect to the Class I-A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan in loan group I, net of the applicable servicing fee rate and subservicing fee rate, over [    ]%. On each monthly distribution date, holders of Class I-A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable servicing fee rate, subservicing fee rate and [    ]%, provided that the interest rate will not be less than zero.

Variable Rate: The interest rate payable with respect to the Class II-A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan in loan group II and loan group III, net of the applicable servicing fee rate and subservicing fee rate, over [    ]%. On each monthly distribution date, holders of Class II-A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable servicing fee rate, subservicing fee rate and [    ]%, provided that the interest rate will not be less than zero.

S-10

The Class I-A-V Certificates and Class II-A-V Certificates each do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to, in the case of Class I-A-V Certificate, the aggregate stated principal balance of the mortgage loans in loan group I, which is initially equal to approximately $[            ], and in the case of Class II-A-V Certificate, the aggregate stated principal balance of the mortgage loans in loan group II and loan group III, which is initially equal to approximately $[            ]. The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any losses realized with respect to such mortgage loan that have been previously allocated to certificateholders. In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

S-11

TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to the sponsor. The sponsor will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Phoenix Residential Securities, LLC, as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See “Pooling and Servicing Agreement – The Trustee” in this prospectus supplement and “The Agreements – The Trustee” in the accompanying prospectus. For a description of the affiliations among various transaction parties, see “Affiliations Among Transaction Parties” in this prospectus supplement.

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The Trust

The depositor will establish a trust with respect to the Series 201[  ]-[        ] Certificates under a series supplement, dated as of [        ], 201[  ], to the standard terms of pooling and servicing agreement, dated as of [        ], 201[  ], among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust which will be divided into three groups based on characteristics described in this prospectus supplement. Each certificate will represent a partial ownership interest in the trust. [The trust will also include a yield maintenance agreement provided by [            ] with respect to the Class I-A-2 Certificates and yield maintenance agreements provided by [            ] with respect to the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates.]

The Mortgage Pool

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

The mortgage loans deposited into the trust will be divided into three loan groups. Loan group I will consist of fixed rate mortgage loans with terms to maturity of generally not more than [    ] years. Loan group II will consist of fixed rate mortgage loans with terms to maturity of generally not more than [    ] years. Loan group III will consist of fixed rate mortgage loans on non-owner occupied properties with terms to maturity of generally not more than [    ] years.

The group I loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP I

	Range	Weighted Average

Principal balance

Mortgage rate

Remaining stated term to maturity (months)

*Indicates average principal balance

The following tables describe certain characteristics of the group I loans included in the trust as of the cut-off date:

Loan Purpose	Number of Group I Loans	Principal Balance	Percent of Group I Loans

Purchase
Rate/Term Refinance
Equity Refinance

Total			100.00%

Occupancy	Number of Group I Loans	Principal Balance	Percent of Group I Loans
Primary Residence
Second/Vacation
Non Owner-occupied

Total			100.00%

The group II loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP II

	Range	Weighted Average

Principal balance

Mortgage rate

S-13

Remaining stated term to maturity (months)

*Indicates average principal balance

The following tables describe certain characteristics of the group II loans included in the trust as of the cut-off date:

Loan Purpose	Number of Group II Loans	Principal Balance	Percent of Group II Loans

Purchase
Rate/Term Refinance
Equity Refinance

Total			100.00%

Occupancy	Number of Group II Loans	Principal Balance	Percent of Group II Loans
Primary Residence
Second/Vacation
Non Owner-occupied

Total			100.00%

The group III loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

LOAN GROUP III

	Range	Weighted Average

Principal balance

Mortgage rate

Remaining stated term to maturity (months)

*Indicates average principal balance

The following tables describe certain characteristics of the group III loans included in the trust as of the cut-off date:

Loan Purpose	Number of Group III Loans	Principal Balance	Percent of Group III Loans

Purchase
Rate/Term Refinance
Equity Refinance

Total			100.00%

Occupancy	Number of Group III Loans	Principal Balance	Percent of Group III Loans
Non Owner-occupied			100.00%

Total			100.00%

The mortgage loans in loan group II and loan group III have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

COMBINED GROUP II LOANS AND GROUP III

	Range	Weighted Average

Principal balance

Mortgage rate

Remaining stated term to maturity (months)

*Indicates average principal balance

The following tables describe certain characteristics of the combined group II loans and group III loans included in the trust as of the cut-off date:

Loan Purpose	Number of Group II and Group III Loans	Principal Balance	Percent of Group II and Group III Loans

Purchase
Rate/Term Refinance
Equity Refinance

Total			100.00%

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Occupancy	Number of Group II and Group III Loans	Principal Balance	Percent of Group II and Group III Loans
Primary Residence
Second/Vacation
Non Owner-occupied

Total			100.00%

The properties securing the mortgage loans include one-to-four family residential properties.

All of the mortgage loans were originated under the depositor’s correspondent funding client guide, also referred to in this prospectus supplement as the Client Guide, as applicable to the jumbo loan program. The jumbo loan program is designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites.

The securities described on the table on pages S-[    ] and S-[    ] are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool see “Description of the Mortgage Pool” in this prospectus supplement.

Servicing

[                    ] will master service the mortgage loans, as more fully described under “Pooling and Servicing Agreement” in this prospectus supplement.

The servicing fees for each mortgage loan are payable out of the interest payments on that

mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least [    ]% per annum and not more than [    ]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [    ]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan generally at a rate of either [    ]% or [    ]% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a minimum rate of [    ]% per annum, and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If the sponsor cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or master servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation.

Likewise, as described under “Description of the Certificates—Review of Mortgage Loan or Contract Documents” in the accompanying prospectus, if the sponsor cannot cure certain

S-15

documentary defects with respect to a mortgage loan, the sponsor will be required to repurchase the related mortgage loan.

In addition, the sponsor may substitute a new mortgage loan for a deleted mortgage loan that is removed from the trust within two years after the closing date if it delivers an officer’s certificate to the effect that the repurchased mortgage loan is “defective” under the Internal Revenue Code. A mortgage loan may be considered “defective” for these purposes if the mortgage loan (i) is in default, or a default with respect to which is reasonably foreseeable, (ii) was fraudulently procured by the mortgagor (iii) was not in fact principally secured by an interest in real property or (iv) does not conform to a customary representation or warranty given by the sponsor or prior owner of the mortgage loan regarding the characteristics of the mortgage loan, or the characteristics of the pool of mortgage loans of which the mortgage loan is a part. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under “Trust Asset Program—Limited Right of Substitution” in the accompanying prospectus.

[The master servicer may purchase any mortgage loan that is at least two months delinquent, as described more fully under “Description of the Certificates—Delinquent Loan Repurchase Right” in this prospectus supplement.]

[The sponsor will have the obligation to repurchase or substitute any mortgage loan from the trust if the first scheduled payment due after the cut-off date is not made within forty-five days of the related due date, as described more fully under “Certain Yield and Prepayment Considerations—

Substitution or Repurchase of Delinquent Loans” in this prospectus supplement.]

Distributions on the Offered Certificates

Amount available for monthly distribution.

On each monthly distribution date, the trustee will make distributions to investors. Except as provided in this prospectus supplement, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class I-M and Class R-I Certificates will receive payments from the group I loans, the Class II-A-1, Class II-A-2 , Class R-II and Class R-III Certificates will receive payments primarily from the group II loans and the Class III-A-1 Certificates will receive payments primarily from the group III loans. The Class II-A-P, Class II-A-V and Class II-M Certificates represent rights to receive payments from the group II loans and group III loans. The amount available for distribution will include:

•	collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

•	advances for delinquent payments on the mortgage loans minus

•	fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the three loan groups.

Priority of distributions. The servicing fee and certain other amounts described in the definition of available distribution amount are not a part of the available distribution amount

S-16

and therefore will be paid to the applicable parties prior to any distributions to the offered certificateholders. Distributions on each class of offered certificates will be made from available amounts from the related loan group or loan groups, as applicable, for that class of certificates as described in this prospectus supplement as follows:

Priority of Payment

first, distribution of interest, in the order and priority described under “Description of the Certificates—Interest Distributions, to the holders of the Senior Certificates from the related loan group;

second; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Senior Certificates”, to the holders of the Class R Certificates from the related loan group;

third; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Senior Certificates”, to the holders of the Senior Certificates from the related loan group;

fourth; [if the Certificate Principal Balance of the Class III-A-1 Certificates is equal to zero, to the Letter of Credit Provider to the extent there is any unreimbursed Letter of Credit Draw Amounts;]

fifth; if the Certificate Principal Balances of the Subordinate Certificates relating to a Loan Group have not been reduced to zero, reimbursement of certain advances to the master servicer;
sixth; distribution of interest to the holders of the related Class M-1 Certificates;

seventh; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Class M Certificates”, to the holders of the related Class M-1 Certificates;

eighth; distribution of interest to the holders of the related Class M-2 Certificates;
ninth; distribution of principal, in the order and priority described under “Description of the

Certificates—Principal Distributions on the Class M Certificates”, to the holders of the related Class M-2 Certificates;
tenth; distribution of interest to the holders of the related Class M-3 Certificates;

eleventh; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Class M Certificates”, to the holders of the related Class M-3 Certificates;

twelfth; distribution of interest to the holders of the related Class B-1 Certificates;
thirteenth; distribution of principal to the holders of the related Class B-1 Certificates;
fourteenth; distribution of interest to the holders of the related Class B-2 Certificates;
fifteenth; distribution of principal to the holders of the related Class B-2 Certificates;
sixteenth; distribution of interest to the holders of the related Class B-3 Certificates;
seventeenth; distribution of principal to the holders of the related Class B-3 Certificates;
eighteenth; distribution of principal, pro rata, to the holders of the related Senior Certificates to the extent of any remaining Available Distribution Amounts for the related Loan Group;

nineteenth; distribution of principal to the holders of the related Subordinate Certificates with the highest payment priority to the extent of any remaining Available Distribution Amounts for the related Loan Group; and

twentieth; to the Class R-III Certificates, the balance, if any, of the Available Distribution Amounts for all Loan Groups.

[See “Description of the Certificates—Summary of  the Priority of Distributions,” “—Interest Distributions,” “—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Class M Certificates” in this prospectus supplement.

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Interest distributions. As described in this prospectus supplement, the offered certificates will accrue interest at the applicable pass-through rate. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will be calculated as follows:

•	the pass-through rate for that class of certificates, referred to in the equation below as “PTR” multiplied by

•

the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date, referred to in the equation below as “CPB” multiplied by

•	1/12th minus

•

the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls and the interest portion of realized losses not allocated through subordination, as described more fully in the definition of “Accrued Certificate Interest” in “Description of the Certificates – Glossary of Terms” in this prospectus supplement, referred to in the equation below as “SF”.

As such, a certificate’s entitlement to interest would equal:

PTR * CPB * 1/12 – [SF * (CPB/ACPB)]. For purposes of the equation above, “ACPB” is the aggregate certificate principal balance of the outstanding certificates.

Interest on the Class I-A-12 Certificates will accrue and be added to the certificate principal balance of such class on each distribution date until the aggregate certificate principal balance of the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates has been reduced to zero or, if earlier, until the aggregate certificate principal balance of the Class I-M Certificates and Class I-B Certificates has been reduced to zero. Interest on the Class I-A-13 Certificates will accrue and be added to the certificate principal balance of such class on each distribution date until the aggregate certificate principal balance of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates has been reduced to zero or, if earlier, until the aggregate certificate principal balance of the Class I-M Certificates and Class I-B Certificates has been reduced to zero.

See “Description of the Certificates—Interest Distributions” in this prospectus supplement.

Allocations of principal. As described in this prospectus supplement, the offered certificates will receive principal distributions that will be applied to reduce their respective principal balances. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group or loan groups will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in [          ], all principal prepayments on the mortgage loans from a loan group will be distributed among the related senior certificates, other than the Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15, Class I-A-18, Class I-A-V and Class II-A-V Certificates, unless those senior certificates entitled to principal distributions, other than the Class A-P Certificates, are no longer outstanding. In addition, until the distribution date in [          ], the Class I-A-4 Certificates and Class I-A-16 are not expected to receive any principal payments on the group I loans and on or after the distribution date in [          ] but before the distribution date in [          ], the Class I-A-4 Certificates and Class I-A-16 Certificates will receive less than a pro rata share of principal payments on

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the group I loans, unless the other senior certificates entitled to principal distributions from the group I loans, or the Class I-M Certificates and Class I-B Certificates, are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class I-A-P and Class II-A-P Certificates receive only a portion of the principal received from each mortgage loan in the related loan group or loan groups that has a net mortgage rate of less than [    ]% and [    ]%, respectively. The Class I-A-V Certificates and Class II-A-V Certificates are not entitled to receive any principal distributions.

In addition, the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates, and, depending on the principal prepayments on the mortgage loans in loan group I, the Class I-A-12 Certificates, may receive as principal the interest accrued on the Class I-A-12 Certificates. The Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates may receive as principal the interest accrued on the Class I-A-13 Certificates.

See “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Class M Certificates” in this prospectus supplement.

Credit Enhancement

Allocation of losses.

The Class I-M Certificates and Class I-B Certificates will act as credit enhancement for the Class I-A Certificates. The Class II-M Certificates and Class II-B Certificates will act as credit enhancement for the Class II-A Certificates and the Class III-A Certificates. Losses on the mortgage loans in a loan group will be allocated in full to the first class of related certificates listed below with a certificate principal balance greater than zero:

•	Class I-B-3 and Class II-B-3

•	Class I-B-2 and Class II-B-2

•	Class I-B-1 and Class II-B-1

•	Class I-M-3 and Class II-M-3

•	Class I-M-2 and Class II-M-2

•	Class I-M-1 and Class II-M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class I-M Certificates and Class I-B Certificates has been reduced to zero, losses on the mortgage loans in loan group I will be allocated to the Class I-A certificates, subject to the exceptions described below. If the aggregate certificate principal balance of the Class II-M Certificates and Class II-B Certificates has been reduced to zero, losses on the mortgage loans in loan group II will be allocated proportionately among the Class II-A-1 Certificates and Class II-A-2 Certificates in accordance with their respective remaining certificate principal balances or accrued interest, and losses on the mortgage loans in loan group III will be allocated to the letter of credit provided by [                ], then to the Class III-A-1 Certificates.

In addition, most losses otherwise allocable to the Class I-A-4 Certificates will be allocated to the Class I-A-16 Certificates as long as the Class I-A-16 Certificates remain outstanding.

Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the related senior certificates, the Class I-A-P Certificates or Class II-A-P Certificates, as the case may be, will share in the loss only if the mortgage loan had a net mortgage rate less than [    ]% in the case of a group I loan

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and [    ]% in the case of a group II loan or group III loan. In that case, the Class I-A-P Certificates or Class II-A-P Certificates, as the case may be, will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Priority of distributions. All principal prepayments and other unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related senior certificates as described in this prospectus supplement during the first five years after the closing date, subject to the exceptions described in this prospectus supplement. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the related Class M Certificates and related Class B Certificates for absorption of losses, thereby decreasing the likelihood of losses being allocated to the senior certificates.

[Yield Maintenance Agreements]

[The holders of the Class I-A-2 Certificates may benefit from a series of interest rate cap payments from [            ] and the holders of the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates may benefit from a series of interest rate cap payments from [            ] pursuant to related yield maintenance agreements as described in this prospectus supplement. The yield maintenance agreement for the Class I-A-2 Certificates is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR, subject to a maximum rate of [    ]% per annum, and [    ]% per annum, as described in this prospectus supplement. The yield maintenance agreement for the Class I-A-10 Certificates is intended to partially mitigate the interest rate risk that could result from the

difference between one-month LIBOR, subject to a maximum rate of [    ]% per annum, and [    ]% per annum, as described in this prospectus supplement. The yield maintenance agreement for the Class I-A-14 Certificates is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR, subject to a maximum rate of [    ]% per annum, and [    ]% per annum, as described in this prospectus supplement. The yield maintenance agreement for the Class I-A-17 Certificates is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR and [    ]% per annum, as described in this prospectus supplement. Payments, if any, due on the yield maintenance agreement will commence on the distribution date in [          ]. The yield maintenance agreement relating to the Class I-A-2 Certificates will terminate after the distribution date in [          ]. The yield maintenance agreement relating to the Class I-A-10 Certificates will terminate after the distribution date in [          ]. The yield maintenance agreement relating to the Class I-A-14 Certificates will terminate after the distribution date in [          ]. The yield maintenance agreement relating to the Class I-A-17 Certificates will terminate after the distribution date in [          ].

See “The Yield Maintenance Agreement Providers” and “Description of  the Certificates—The Yield Maintenance Agreements” in this prospectus supplement.]

[Letter of Credit]

[[                ] will each provide a letter of credit to protect certificateholders against certain losses. As described in more detail in this prospectus supplement, if funds in the certificate account are insufficient to distribute interest or scheduled principal to the certificateholders on any distribution date,

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[                ] may be required to make a payment into the certificate account to cover the shortfall pursuant to a draw on the related letter of credit.

The [                ] letter of credit will provide credit support to all of the offered certificates up to an amount equal to [    ]% of the initial certificate balance of the group III certificates.

See “The Letter of Credit Provider” and “Description of the Certificates—Letter of Credit” in this prospectus supplement.

Advances

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, (i) the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan and (ii) the master servicer will have no obligation to advance a scheduled payment on any mortgage loan that is 90 or more days delinquent.

See “Description of the Certificates—Advances” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in loan group I or the mortgage loans in loan group II and loan group III in the aggregate, as of the related determination date is less than 10% of their aggregate stated principal balance, as of the cut-off date, the master servicer may, but will not be required to:

•	purchase from the trust all of the remaining mortgage loans in loan group I or loan group II and loan group III in the aggregate, as applicable, causing an early retirement of the related certificates; or

•	purchase all of the certificates related to loan group I or loan group II and loan group III, as applicable.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of those certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans in a loan group may result in a shortfall to the holders of the most subordinate classes of related certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans in that loan group. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of Certificates” in the accompanying prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on pages S-[    ] and S-[    ] of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields

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realized by holders of the offered certificates or cause holders of the Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15, Class I-A-18, Class I-A-V and Class II-A-V Certificates to fail to fully recover their initial investments. [The ratings also do not address the likelihood that the payments will be received from the yield maintenance agreement providers.]

A rating agency other than [            ] could rate the offered certificates. If a non-hired rating agency were to rate the offered certificates, the ratings assigned by such rating agency could be lower than the ratings assigned by [            ].

See “Ratings” in this prospectus supplement.

Legal Investment

When issued, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class II-A-1, Class II-A-2, Class III-A-1, Class II-A-P, Class II-A-V, Class R, Class I-M-1 and Class II-M-1 Certificates will, and the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates will not, be “mortgage related securities” for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the considerations described in this prospectus supplement, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V, Class II-A-1, Class II-A-2, Class III-A-1, Class II-A-P, Class II-A-V, and Class I-M and Class II-M Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust[, exclusive of the yield maintenance agreements/letter of credit,] as three real estate mortgage investment conduits. The Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates will represent ownership of a regular interest in the related real estate mortgage investment conduit [coupled with an interest in payments to be made under the related yield maintenance agreement/letter of credit,] and[, other than such interest in payments to be made under the related yield maintenance agreement/letter of credit,] generally will be treated as representing ownership of debt for federal income tax purposes. The certificates, other than the Class I-A-2, Class I-A-10, Class I-A-14 and the Class R Certificates, will represent ownership of regular interests in the related

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real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of the sole classes of residual interests in the related real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

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RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

Risk of Loss

Underwriting standards may affect risk of loss on the mortgage loans.

The mortgage loans have been originated to the “prime” origination standards using underwriting standards that conform to those published in the depositor’s correspondent funding client guide, also referred to in this prospectus supplement as the Client Guide, as applicable to the jumbo loan program. “Prime” origination standards under the Client Guide are similar to the underwriting standards employed by Freddie Mac and Fannie Mae, however these underwriting standards are less stringent than the Freddie Mac and Fannie Mae underwriting standards in some respects and therefore applying these standards may create additional risks that realized losses on the mortgage loans will be allocated to the offered certificateholders. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. See “Description of the Mortgage Pool—Underwriting Standards—Exceptions to the Client Guide” in this prospectus supplement.

Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, with loan-to-value ratios over 80% are insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those mortgage loans may be increased.

In addition, in determining loan-to-value ratios (i) for approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, the value of the related mortgaged property was based on an appraisal that is up to 120 days old or, if the appraisal is between 120 and 180 days old, an updated appraisal based on the

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original appraisal and (ii) for approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, the value of the related mortgaged property was based on an appraisal that is up to 180 days old or, if the appraisal is between 180 and 360 days old, an updated appraisal based on the original appraisal, if the related mortgaged property was built in the previous 360 days. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See “Trust Asset Program—Underwriting Standards” and “The Trusts—The Mortgage Loans” in the accompanying prospectus.
The return on your certificates may be affected by losses on the mortgage loans, which could occur due to a variety of causes.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.

One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, are located in [            ]. In addition, approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the combined group II loans and group III loans in the aggregate, respectively, are located in [            ]. In addition, [    ]% and [    ]% of the cut-off date principal balance of the group II loans and the combined group II loans and group III loans, respectively, are located in [            ]. [Concentrations material to an individual offering will be disclosed.] If the regional economy or housing market weakens in any region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region’s economic condition and housing market may also be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, tornadoes and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

The economic impact of any of those events may also be felt in

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areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

[The pre-offering review of the mortgage loans may not reveal aspects of the mortgage loans which could lead to losses.]

[The sponsor has undertaken certain limited loan file review procedures with respect to various aspects of certain mortgage loans underlying the certificates, including a review of the underwriting of certain of the mortgage loans conducted by each originator and verification of certain aspects of the mortgage loans. In conducting these review procedures, the sponsor relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and on one or more third party agents. These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform. Investors should note that the sponsor undertook this limited loan file review with respect to a portion of the mortgage loans and did not undertake any loan file review for the remaining mortgage loans.

Furthermore, to the extent that the limited review conducted by the sponsor did reveal factors that could affect how the mortgage loans will perform, the sponsor may have incorrectly assessed the potential severity of those factors. For example, in conducting its procedures, the sponsor reviewed estimates of the current value of mortgaged properties that were obtained by using automated valuation models (or AVMs), broker price opinions (or BPOs), exterior reviews by a certified appraiser (or 2055) or other valuation methods described herein and compared those current estimates of value with the original appraised value of the mortgaged properties. Differences between the original appraised value and the current estimate of value obtained through AVMs, BPOs, 2055s or other valuation methods may, erroneously, not have been regarded as an indication that there was a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan file review procedures of the sponsor.]

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[Certain representations and warranties will not be transferred to the trust and any amounts received by the issuer with respect to breaches of those representations and warranties will [not] be transferred to the trust].

The sellers made various representations and warranties to the sponsor in connection with the sale and purchase of the mortgage loans. However, some of those representations and warranties will not be pledged to the trust, including [LIST REPS THAT ARE NOT PASSED-THROUGH]

[If there is a breach of a representation or warranty that was not pledged to the trust, the sponsor will transfer to the trust the proceeds received from the sellers based on such breach.]

[If there is a breach of a representation or warranty that was not pledged to the trust, the sponsor will not transfer to the trust the proceeds received from the sellers based on such breach. This could lead to increased losses on the offered certificates.]

The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates.

The only credit enhancement for the senior certificates will be the subordination provided by the related Class M Certificates and the related Class B Certificates (and with respect to the Class I-A-4 Certificates, the subordination provided by the Class I-A-16 Certificates)[, except for the Class III-A-1 Certificates, which will benefit from a letter of credit. If the or the letter of credit provider is in default under the letters of credit, the yield to maturity on the Class III-A-1 Certificates may be affected.] The only credit enhancement for the Class M Certificates will be the subordination provided by the related Class B Certificates and by any class of related Class M Certificates with a lower payment priority. You should also be aware that the credit enhancement provided for some types of losses is limited.

See “Summary—Credit Enhancement” and “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

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The value of your certificates may be reduced if losses are higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

[Although the letters of credit will be available for the Class III-A-1 Certificates to cover shortfalls in distributions of interest and scheduled principal due thereon as described in this prospectus supplement, once the letter of credit has been reduced to zero or if the letter of credit provider is in default under the letter of credit, the trustee will depend solely on current distributions on the mortgage loans to make payments on the Class III-A-I Certificates.

See “The Letter of Credit Provider” and “Description of the Certificates—Letter of Credit” in this prospectus supplement.]

Some of the mortgage loans have an initial interest only period, which may increase the risk of loss and delinquency on these mortgage loans.

As of the cut-off date, approximately [     ]% of the group I loans have an initial interest only period. During an initial interest only period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, realized losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. There may be a higher expectation by interest-only borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the

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borrower may affect the loss, delinquency and prepayment experience of these mortgage loans.
The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, are subject to the The Servicemembers Civil Relief Act, as amended, or the Relief Act. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty and for a one year period following the end of a borrower’s military service. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the offered certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest to each class of offered certificates.

The Relief Act also limits the ability of the master servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional nine month period after the borrower’s military service unless the creditor has obtained a court order approving the sale, foreclosure or seizure of the mortgaged property. As a result, there may be delays in payment and increased realized losses on the mortgage loans. Those delays and increased realized losses will be borne primarily by the class of certificates with a certificate principal balance greater than zero with the lowest payment priority.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See “Certain Legal Aspects of the Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.

The recording of the mortgages in the name of MERS could increase the

The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the

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risk of loss.

issuing entity. Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, were recorded in the name of MERS. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the issuing entity and will reduce the amounts available to make distributions on the offered certificates.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of realized losses on the mortgage loans.

The recording of mortgages in the name of MERS has been challenged in a number of states. Although many decisions have accepted MERS as mortgagee, some courts have held that MERS is not a proper party to conduct a foreclosure and have required that the mortgage be reassigned to the entity that is the economic owner of the mortgage loan before a foreclosure can be conducted. In states where such a rule is in effect, there may be delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. In addition, any expenses of recording an assignment of mortgage to the issuing entity will increase foreclosure costs, thereby reducing the amounts payable to offered certificateholders. These delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

In addition, borrowers are raising new challenges to the recording of mortgages in the name of MERS, including challenges questioning the ownership and enforceability of mortgage loans registered in MERS. An adverse decision in any jurisdiction may delay the foreclosure process and adversely affect payments on the offered certificates.

For additional information regarding MERS and the MERS® System, see “Description of the Securities—Assignment of Trust

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Assets” in the accompanying prospectus.
Non-recordation of assignment of mortgage could increase risk of loss.

Assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in the name of [the trustee or its nominee] [                 ] and delivered to the trustee or a custodian on its behalf under the terms of the pooling and servicing agreement. The master servicer will complete and record these assignments of mortgage. In the event an assignment of mortgage is not completed and recorded, record title to such mortgage will not have been assigned to the issuing entity but would rather remain in the name of the related mortgagee of record even though the beneficial ownership of such mortgage loan, including the related mortgage, would have been transferred to the issuing entity.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the issuing entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the issuing entity. However, the failure to record the assignments of the mortgages in the name of the issuing entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the master servicer in a timely manner to protect the interests of the certificateholders.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the master servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the certificateholders in such mortgage loans. The master servicer must complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the master servicer to timely record an assignment of mortgage can interfere with the ability to foreclose. Furthermore, the inability of the related servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations or breaches of applicable law.

Property tax loans provided to mortgagors in Texas could increase risk	Approximately [ ]%, [ ]%, [ ]% and [ ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, are located in Texas, which recently passed legislation

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of loss.

allowing mortgagors to receive loans from licensed lenders to pay for property taxes. The legislation provides these property tax loans to be granted a lien priority status that is senior to all other liens on the related mortgaged property, including existing mortgages. If a mortgagor receives a property tax loan and allows such property tax loan to become delinquent, the property tax lender can foreclose on its loan and be entitled to receive the proceeds of such foreclosure before the trust, which may result in losses being allocated to the offered certificates.

Recent developments in the residential mortgage market may adversely affect the return on your certificates.	[UPDATE AS NEEDED]
Loan modifications may affect the market value of your certificates.
Impact of the Obama Plan on Modifications.

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program, referred to in this prospectus supplement as HAMP, which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan, referred to in this prospectus supplement as HASP. Modifications under HAMP are potentially available to mortgage loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage mortgage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans included in the trust.

Under HAMP, borrowers under mortgage loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine

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a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed mortgage loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio, referred to in this prospectus supplement as DTI, based on current verified income. Under the waterfall, to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If the modification is NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program.

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors to encourage mortgage loan modifications. For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a mortgage loan that is still current

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but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified mortgage loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a mortgage loan that is still current but at risk of imminent default). Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all residential mortgage loans in the United States. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered certificates, as described above.

There can be no assurance as to whether the master servicer or any subservicer, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

Enforcement Actions

On October 13, 2010, the attorneys general of all 50 states announced a joint investigation into foreclosure practices. Furthermore, one or more federal regulatory agencies or other state or local regulatory agencies may also conduct investigations into foreclosure practices. In addition, attorneys general in certain states have proposed foreclosure moratoriums and/or have requested that servicers review and report on their foreclosure procedures. At this time, in response to issues raised with respect to possible document deficiencies in connection with foreclosure, it is unclear whether there will be foreclosure moratoriums on a state by state basis or even on a national level.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is

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uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include the master servicer or certain subservicers, and could result in reduced distributions on the offered certificates and the allocation of losses thereon.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. Such delays may also affect the timing of payments to certificates as the servicers may continue to make monthly advances rather than realize a loss. To the extent additional distributions to Class M Certificates and certain Class A Certificates are made, the amount of credit enhancement for the related Class A Certificates, will be reduced, and may eventually result in a greater loss to such Class A Certificates. In addition, the amount of servicing advances recoverable by the servicer from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the trust. As a result, the ratings of the offered certificates may be reduced as a result of these delays. In addition, the rating agencies may reduce or withdraw the servicer ratings of the master servicer.

[Mortgage loans with high current loan-to-value ratios leave the related borrower with less equity in the related mortgaged property which may result in losses with respect to such mortgage loans.]

Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, have LTV ratios in excess of 80%. In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

Mortgage loans with higher current loan-to-value ratios may present a greater risk of loss. If the value of a mortgaged property decreases, the current loan-to-value ratio may increase over what it was as of the cut-off date which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan.

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Mortgage loans with high loan-to-value ratios leave the mortgagor with little equity or negative equity in the related mortgaged property. The on-going decline in the residential real estate market, the reduction in the availability of mortgage credit, the rising unemployment rate and other negative trends, likely have had the effect of reducing the values of the mortgaged properties from the values determined at the time of origination. A reduction in the values of the mortgaged properties may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the related mortgage loans fully. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans at the time of origination may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios based on recently updated valuations is set forth in Annex I.

See “The Trusts—Loan-to-Value Ratio” in the accompanying prospectus.

Unsolicited ratings of the certificates may result in a material adverse effect on the value of the certificates.

In December 2009, the SEC adopted Rule 17g-5 under the Securities Exchange Act of 1934 (“Rule 17g-5”) with the intent of improving ratings quality, enhancing the transparency and objectivity of the credit ratings process of nationally recognized statistical rating organizations, also referred to in this prospectus supplement as NRSROs, increasing competition among NRSROs and enabling market participants to more easily assess the performance of credit ratings issued by NRSROs. The effective date for compliance with Rule 17g-5 was June 2, 2010. While NRSROs other than [              ] have not been engaged to rate the offered certificates, such NRSROs may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5. There can be no assurance as to whether another rating agency will rate any class of offered certificates or, if it were to rate any class of offered certificates, what rating it would assign. Furthermore, if any such unsolicited ratings were issued, there can be no assurance that they will be the same as those ratings assigned by [                ]. The issuance of unsolicited ratings on one or more classes of the offered certificates that are different from the ratings assigned by [                  ] may impact the value of that class of offered certificates . As part of the process of obtaining ratings for the offered certificates, the issuing entity had initial discussions with and submitted certain materials to [              ] and certain other rating agencies. Based on preliminary feedback from those rating agencies at that time, the issuing entity selected [                ] to rate the offered certificates and not the other rating

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agencies. We cannot predict what ratings may have been assigned to the offered certificates had the issuing entity engaged non-hired rating agencies to rate the offered certificates. Finally, if it were to be determined that the issuing entity has failed to comply with the requirements of Rule 17g-5, ratings on the offered certificates could be withdrawn. The issuance of the unsolicited ratings on the offered certificates at levels less that the ratings issued by [                    ] or changes or withdrawal of ratings on the offered certificates could have a material adverse effect on the value of the offered certificates or your ability to sell the offered certificates in the secondary market.

[Risks Relating to Primary Mortgage Insurers]
You may incur losses if a primary mortgage insurer fails to make payments under a primary mortgage insurance policy.

Approximately [      ]% of the aggregate principal balance of the group I loans as of the cut-off date have an LTV ratio at origination in excess of 80% and, except in the case of [      ] loans representing [      ]% of the group I loans, are insured by a primary mortgage insurance policy. Approximately [      ]% of the aggregate principal balance of the group II loans as of the cut-off date have an LTV ratio at origination in excess of 80% and are insured by a primary mortgage insurance policy. Substantially all of the primary mortgage insurance policies were issued by [                            ]. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.

Risks Relating to Cooperative Loans
Cooperative loans have certain characteristics that may increase the risk of loss.

[        ] mortgage loans representing approximately [      ]% of the aggregate principal balance of the group I loans as of the cut-off date are not secured directly by real property but are cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of realized losses, although historically the rate of losses on cooperative loans has been comparable to

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losses on non-cooperative loans.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See “Certain Legal Aspects of the Mortgage Loans—The Mortgage Loans—Cooperative Loans” in the accompanying prospectus.

Bankruptcy Risks
Bankruptcy proceedings could delay or reduce distributions on the certificates.

The transfer of the mortgage loans from the sponsor to the depositor is intended by the parties to be and has been documented as a sale. However, if the sponsor were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the sponsor. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

Special Yield and Prepayment Considerations
The yield on your certificates will vary depending on various factors.	The yield to maturity on each class of offered certificates will depend on a variety of factors, including:
	•	the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or

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warranties;

	•	the allocation of principal payments on the mortgage loans among the various classes of offered certificates;

	•	the pass-through rate for that class;

	•	interest shortfalls due to mortgagor prepayments; and

	•	the purchase price of that class.

The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

[In addition, the master servicer may, in some cases, purchase any mortgage loan that is at least two months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.]

In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.

Since mortgagors, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain and are dependent upon a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or

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their affiliates.

Approximately [    ]%, [    ]%, [    ]% and [    ]% of the cut-off date principal balances of the group I loans, group II loans, group III loans and the group II loans and group III loans in the aggregate, respectively, provide for payment of a prepayment charge during a specified period. Prepayment charges, if enforced, may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment charge period.

[The seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.]

See “Description of the Mortgage Pool—The Jumbo Loan Program” and “Certain Yield and Prepayment Considerations” in this prospectus supplement and “Maturity and Prepayment Considerations” in the accompanying prospectus.

The yield on your certificates may also be affected by changes in the mortgage interest rate, if applicable.

With respect to certain adjustable-rate mortgage loans, after an initial fixed rate period, each mortgage loan provides for adjustments to the interest rate every [six months or twelve months]. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments, sometimes referred to as a periodic cap, may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment. In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

[With respect to certain of the variable rate offered certificates, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.] Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. If, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the offered certificates could be adversely affected.

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[Further, investment in any variable rate offered certificates, if applicable, involves the risk that the level of [one-month LIBOR] may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when [one-month LIBOR] plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the offered certificates, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in this prospectus supplement. No assurances can be given that such additional funds will be available.].

The yield on your certificates will be affected by the specific terms that apply to that class, discussed below.

The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of some classes of offered certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Senior Certificates

The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P, Class I-A-V and Class R-I Certificates will receive payments from the group I loans, the Class II-A-1, Class II-A-2, Class R-II and Class R-III Certificates will receive payments primarily from the group II loans and the Class III-A-1 Certificates will receive payments primarily from the group III loans. The Class II-A-P, Class II-A-V and Class II-M Certificates represent rights to receive payments from the group II loans and group III loans.

The Class I-A Certificates, other than the Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15, Class I-A-18 and Class I-A-V Certificates are subject to various priorities for payment of principal. Distributions of principal on the Class I-A Certificates entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the group I loans in the related loan group early in the life of the mortgage pool. Those classes of Class I-A Certificates entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the group I loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans

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not covered by the credit enhancement since these classes will be outstanding for a longer period of time.

See “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement.

Class I-A-1 Certificates

Based on the structuring assumptions described in this prospectus supplement, the Class I-A-1 Certificates are structured so that their principal payments in the aggregate will be made in accordance with Schedule I in the table entitled “Planned Principal Balances and Targeted Principal Balances” in this prospectus supplement under the heading “Description of the Certificates—Principal Distributions on the Senior Certificates,” but only if the mortgage loans prepay at a constant rate within a specified range. If prepayments occur at a rate slower than that range, the weighted average life of the Class I-A-1 Certificates may be extended. On the other hand, if prepayments occur at a rate faster than that range, the weighted average life of the Class I-A-1 Certificates may be reduced.

Class I-A-2 Certificates

Based on the structuring assumptions described in this prospectus supplement, the Class I-A-2 Certificates are structured so that their principal payments will be made in accordance with Schedule II in the table entitled “Planned Principal Balances and Targeted Principal Balances” in this prospectus supplement under the heading “Description of the Certificates—Principal Distributions on the Senior Certificates,” but only if the mortgage loans prepay at a rate equal to a constant specified percentage of the prepayment assumption. If prepayments occur at a rate slower than that rate, the weighted average lives of the Class I-A-2 Certificates may be extended. On the other hand, if prepayments occur at a rate faster than that rate, the weighted average lives of the Class I-A-2 Certificates may be reduced.

Class I-A-5 Certificates and Class I-A-6 Certificates

The Class I-A-5 Certificates and Class I-A-6 Certificates may receive no distributions or small or large distributions of principal on each distribution date to the extent necessary to stabilize principal distributions on the Class I-A-1 Certificates and Class I-A-2 Certificates. Due to the companion nature of the Class I-A-5 Certificates and the Class I-A-6 Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-10, Class I-A-11, ,Class I-A-14, Class I-A-15, Class I-A-17 and

The pass-through rate on the Class I-A-2, Class I-A-5, Class I-A-10, Class I-A-14, and Class I-A-17 Certificates will vary with LIBOR, subject to the limitations described in this prospectus supplement. The pass-through rate on the Class I-A-3, Class I-A-6, Class I-A-11, Class I-A-15 and Class I-A-18 Certificates will vary

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Class I-A-18 Certificates

inversely with, and in the case of the Class I-A-6 Certificates, with a multiple of, LIBOR. Therefore, the yields to investors on the Class I-A-2, Class I-A-5, Class I–A-10, Class I-A-14, and Class I-A-17 Certificates will be sensitive, and the yield to investors on the Class I-A-3, Class I-A-6, Class I-A-11, Class I-A-15 and Class I-A-18 Certificates will be extremely sensitive, to fluctuations in the level of LIBOR.

If LIBOR for any interest accrual period ending after the [                  ] distribution date exceeds [      ]% per annum, the related yield maintenance agreement provider will be required to make a payment that is intended to partially mitigate the risk to the investors in the Class I-A-2 Certificates that the pass-through rate on their certificates will be lower than LIBOR plus the related margin. If LIBOR for any interest accrual period ending after the [                  ] distribution date exceeds [      ]% per annum, the related yield maintenance agreement provider will be required to make a payment that is intended to partially mitigate the risk to the investors in the Class I-A-10 Certificates that the pass-through rate on their certificates will be lower than LIBOR plus the related margin. If LIBOR for any interest accrual period ending after the [                  ] distribution date exceeds [      ]% per annum, the related yield maintenance agreement provider will be required to make a payment that is intended to partially mitigate the risk to the investors in the Class I-A-14 Certificates that the pass-through rate on their certificates will be lower than LIBOR plus the related margin. If LIBOR for any interest accrual period ending after the [                  ] distribution date exceeds [      ]% per annum, the related yield maintenance agreement provider will be required to make a payment that is intended to partially mitigate the risk to the investors in the Class I-A-17 Certificates that the pass-through rate on their certificates will be lower than LIBOR plus the related margin. However, the amount payable under each of the yield maintenance agreements is based on a notional amount equal to the certificate principal balance of the Class I-A-2 Certificates, the certificate principal balance of the Class I-A-10 Certificates, the certificate principal balance of the Class I-A-14 Certificates or the certificate principal balance of the Class I-A-17 Certificates, as applicable, and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on each of the yield maintenance agreements will be less than the amount of interest that would accrue on the related certificate principal balance of those certificates at the excess of LIBOR over [      ]% per annum, [      ]% per annum, [      ]% per annum or [      ]% per annum, as applicable. In addition, if LIBOR exceeds [      ]% per annum, [      ]% per annum or [      ]% per annum, as applicable, no

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additional amounts are payable under the yield maintenance agreement with respect to the Class I-A-2, Class I-A-10 and Class I-A-14 Certificates, respectively. Any amount by which the amount paid by the yield maintenance agreement providers is less than the difference between LIBOR plus the related margin and [      ]% per annum on the certificate principal balance of the Class I-A-2, Class I-A-10, Class I-A-14 or Class I-A-17 Certificates will not be payable from any source on that distribution date or any future distribution date.

The yield maintenance agreements will terminate after the distribution date in [                  ] with respect to the yield maintenance agreement relating to the Class I-A-2 Certificates, [                  ] with respect to the yield maintenance agreement relating to the Class I-A-10 Certificates, [                  ] with respect to the yield maintenance agreement relating to the Class I-A-14 Certificates and [                  ] with respect to the yield maintenance agreement relating to the Class I-A-17 Certificates. After the distribution date in [                  ] with respect to the yield maintenance agreement relating to the Class I-A-2 Certificates, [                  ] with respect to the yield maintenance agreement relating to the Class I-A-10 Certificates, [                  ] with respect to the yield maintenance agreement relating to the Class I-A-14 Certificates and [                  ] with respect to the yield maintenance agreement relating to the Class I-A-17 Certificates, the pass-through rate on each of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates, respectively, will be subject to a maximum rate of [      ]% per annum.

See “Description of the Certificates—The Yield Maintenance Agreements” in this prospectus supplement.

Class I-A-4 Certificates and Class I-A-16 Certificates

It is not expected that the Class I-A-4 Certificates and Class I-A-16 Certificates will receive any distributions of principal until the distribution date in [                  ]. On or after the distribution date in [                  ] but before the distribution date in [                  ], the Class I-A-4 Certificates and Class I-A-16 Certificates may receive a portion of principal payments that is smaller than a pro rata share of such principal payments. Accordingly, the Class I-A-4 Certificates and Class I-A-16 Certificates are more likely to experience losses than if they were to receive distributions of principal prior to the distribution date in [                  ].

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Class I-A-12 Certificates and Class I-A-13 Certificates	Because the Class I-A-12 Certificates and Class I-A-13 Certificates are not entitled to receive any distributions of interest for some period of time, the Class I-A-12 Certificates and Class I-A-13 Certificates will likely experience significant price and yield volatility. However, depending on the principal prepayments on the mortgage loans in loan group I, the Class I-A-12 Certificates may receive accrued interest as a principal distribution. Investors should consider whether this volatility is suitable to their investment needs.

Class I-A-16 Certificates

Investors in the Class I-A-16 Certificates should be aware that losses and other shortfalls on the mortgage loans otherwise allocable to the Class I-A-4 Certificates will be allocated to the Class I-A-16 Certificates as described in this prospectus supplement. Therefore, the yield to maturity on the Class I-A-16 Certificates will be extremely sensitive to losses otherwise allocable to the Class I-A-4 Certificates.

Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15 and Class I-A-18 Certificates

Investors in the Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15 and Class I-A-18 Certificates should be aware that the yields on such Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans may have an adverse effect on the yields to investors in the Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15 and Class I-A-18 Certificates and could result in their failure to fully recover their initial investments.

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Class I-A-P Certificates and Class II-A-P Certificates

The Class I-A-P Certificates will receive a portion of the principal payments only on the group I loans that have net mortgage rates lower than [      ]%. Therefore, the yield on the Class I-A-P Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the group I loans that have net mortgage rates lower than [      ]%.

The Class II-A-P Certificates will receive a portion of the principal payments only on the group II loans or group III loans that have net mortgage rates lower than [      ]%. Therefore, the yield on the Class II-A-P Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the group II loans and group III loans that have net mortgage rates lower than [      ]%.

Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the group I loans that have net mortgage rates lower than [      ]% occur at a rate slower than an investor assumed at the time of purchase, the investor’s yield on the Class I-A-P Certificates will be adversely affected. If prepayments of principal on the group II loans or the group III loans that have net mortgage rates lower than [      ]% occur at a rate slower than an investor assumed at the time of purchase, the investor’s yield on the Class II-A-P Certificates will be adversely affected.

Class I-A-V Certificates and Class II-A-V Certificates

The Class I-A-V Certificates will receive a portion of the interest payments only from mortgage loans that have net mortgage rates higher than [      ]%. Therefore, the yield on the Class I-A-V Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than [      ]%.

The Class II-A-V Certificates will receive a portion of the interest payments only from mortgage loans that have net mortgage rates higher than [      ]%. Therefore, the yield on the Class II-A-V Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than [      ]%.

Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than [      ]% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class I-A-V Certificates will be adversely affected. If the group II loans or the group III loans that have net mortgage rates higher than [      ]% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class II-A-V Certificates will be adversely

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affected. Investors in the Class I-A-V Certificates and Class II-A-V Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the respective rates mentioned above could result in the failure of such investors to fully recover their investments.

Class I-M Certificates and Class II-M Certificates

The yield to investors in each class of the Class I-M Certificates will be sensitive to the rate and timing of losses on the mortgage loans in loan group I, if those losses are not covered by a more subordinate class of Class I-M Certificates or the Class I-B Certificates. The yield to investors in each class of the Class II-M Certificates will be sensitive to the rate and timing of losses on the mortgage loans in loan group II and loan group III, if those losses are not covered by a more subordinate class of Class II-M Certificates or the Class II-B Certificates.

It is not expected that the Class I-M Certificates will receive any distributions of principal prepayments until the distribution date in [                  ]. On or after that date, all or a disproportionately large portion of principal prepayments on the group I loans may be allocated to the senior certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments on the group I loans may be paid to the holders of the Class I-M Certificates and Class I-B Certificates. As a result, the weighted average lives of the Class I-M Certificates may be longer than would otherwise be the case.

It is not expected that the Class II-M Certificates will receive any distributions of principal prepayments until the distribution date in [                  ]. On or after that date, all or a disproportionately large portion of principal prepayments on the group II loans and group III loans may be allocated to the related senior certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments on the group II loans and group III loans may be paid to the holders of the Class II-M Certificates and Class II-B Certificates. As a result, the weighted average lives of the Class II-M Certificates may be longer than would otherwise be the case.

See “Summary—Credit Enhancement––Allocation of Losses” and “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

If servicing is transferred, delinquencies may increase.

In certain circumstances, the master servicer, pursuant to the pooling and servicing agreement, may resign or be terminated and replaced with a successor master servicer.

No resignation will become effective until the trustee or a successor

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master servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The trustee must obtain the master servicer’s consent to appoint a party other than the trustee as master servicer. If the master servicer fails to consent to an appointment of a successor master servicer, or the trustee is unwilling to act as successor master servicer, the trustee may petition a court to appoint a successor master servicer.

If the master servicer resigns or is terminated, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates. These delays will be exacerbated if the trustee seeks judicial appointment of a successor trustee. Moreover, the trustee, acting as successor master servicer, may not have the ability to fulfill the master servicer’s advancing obligations, which will cause increased realized losses on the offered certificates.

See “Description of the Securities—Servicing and Administration of Mortgage Loans—Certain Other Matters Regarding Servicing” in the accompanying prospectus.

Any servicing transfer will involve notifying borrowers to remit payments to the new master servicer, transferring physical possession of the mortgage loan files and records to the new master servicer and entering mortgage loan and mortgagor data on the management information systems of the new master servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Prepayment interest shortfalls can reduce the master servicer’s compensation to zero.

The master servicer is required to pay (from the servicing fee) to the holders of the offered certificates the amount of any prepayment interest shortfalls to the extent such prepayment shortfalls are less than or equal to the prepayment offset amount. If prepayment interest shortfalls exceed the prepayment offset amount on a distribution date, the master servicer would not receive compensation for its activities as master servicer. This could result in the master servicer not having the incentive to diligently service the mortgage loans which could lead to losses on the offered certificates.

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ISSUING ENTITY

The depositor will establish a trust with respect to Series 201[  ]-[      ] on the closing date, under a series supplement, dated as of [              ], 201[  ], to the standard terms of pooling and servicing agreement, dated as of [              ], 201[  ], among the depositor, the master servicer and the trustee. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties. The trust will not have any additional equity.

The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust and making distributions to certificateholders. The mortgage pool will be divided into the following three loan groups: loan group I, loan group II and loan group III.

The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the accompanying prospectus under “Glossary.”

SPONSOR

[                       ], a [              ] [limited liability company][corporation], buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See “Trust Asset Program—Qualifications of Sellers” in the accompanying prospectus for a general description of applicable seller/servicer eligibility requirements.

[Include description of sponsor.]

The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by [                       ] for the past five years. [                       ] sponsored approximately $[      ] billion and $[      ] billion in initial aggregate principal amount of mortgage-backed securities in the 2007 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. [                       ] sponsored approximately $[      ] billion and $[      ] billion in initial aggregate principal amount of mortgage-backed securities in the 2010 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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Sponsor Securitization Experience

First Lien Mortgage Loans

	2011 (YTD) 00	2011 (YTD) 00	2011 (YTD) 00	2011 (YTD) 00	2011 (YTD) 00
Volume by Principal Balance	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Volume

Junior Lien Mortgage Loans

Volume by Principal Balance	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Percentage Change from Prior Year (1)

Prime Mortgages

Non-Prime Mortgages

Total Volume

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	2011 (YTD)00	2011 (YTD)00	2011 (YTD)00	2011 (YTD)00	2011 (YTD)00
First Lien Mortgage Loans
Volume by Number of Loans	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total

Junior Lien Mortgage Loans

Volume by Number of Loans	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Percentage Change from Prior Year (1)

Prime Mortgages

Non-Prime Mortgages

Total

(1)	Represents year to year growth or decline as a percentage of the prior year’s volume.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class X
Issuing Entity A CIK #	X	Originator 1
Originator 2
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$
Asset Class Y
Issuing Entity B		Originator 3
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

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MASTER SERVICER

[Include description of master servicer.]

The following tables set forth the annual average outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by [                    ] for the past five years and the annual average number of such loans for the same period. [                    ] was the master servicer of a residential mortgage loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal amount during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. [                    ] was the master servicer of a residential mortgage loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal during the 2010 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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Master Servicer Servicing Experience

First Lien Mortgage Loans

Year Ending December 31,

Volume by Average Outstanding Principal Balance	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year (1)

Prime Mortgages

Non-Prime Mortgages
Total Based on Average Outstanding Principal Balance

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Junior Lien Mortgage Loans

	Year Ending December 31,

Volume by Average Outstanding Principal Balance	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages
Total Based on Average Outstanding Principal Balance

First Lien Mortgage Loans

	Year Ending December 31,

Volume by Average Number of Loans	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year (1)

Prime Mortgages

Non-Prime Mortgages
Total Based on Average Number of Loans

(1)	Represents year to year growth or decline as a percentage of the prior year’s volume.

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Junior Lien Mortgage Loans

Year Ending December 31,

Volume by Percentage of Average Number of Loans	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages
Total Based on Average Number of Loans

(1) Represents	year to year growth or decline as a percentage of the prior year’s volume.

[                         ]’s overall procedures for originating and acquiring mortgage loans are described under “Description of the Mortgage Pool – The Jumbo Loan Program” in this prospectus supplement. [                        ]’s material role and responsibilities in this transaction, are described in the accompanying prospectus under “The Trusts” and “Trust Asset Program—Qualification of Sellers” and in this prospectus supplement under “Pooling and Servicing Agreement—The Master Servicer and Subservicer—Master Servicer.”

[[                         ]’s affiliate, [                ], or [        ], originated and sold to [                        ] approximately [        ]% of the mortgage loans included in the mortgage pool. See “Affiliations Among Transaction Parties,” “Description of the Mortgage Pool—Originators” and “Pooling and Servicing Agreement—The Master Servicer and Subservicers” in this prospectus supplement.]

DESCRIPTION OF UNAFFILIATED SELLERS

[[INSERT NAME OF UNAFFILIATED SELLER], a [         ] corporation, originated [    ]% by principal amount of the mortgage loans. [Describe origination program, experience, size of seller’s portfolio, performance of pool assets, experience with jumbo loan program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

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AFFILIATIONS AMONG TRANSACTION PARTIES

The diagram below illustrates the various relationships among the affiliated transaction parties.

DESCRIPTION OF THE MORTGAGE POOL

General

The mortgage pool will consist of [        ] mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately $[                    ]. Information with respect to [        ] fixed rate first lien mortgage loans with an aggregate principal balance of approximately $[                    ] as of the close of business on the day prior to the cut-off date is presented in this prospectus supplement. The final mortgage pool is expected to have the same aggregate principal balance, however certain of the mortgage loans in the mortgage pool as of the cut-off date have been substituted with comparable mortgage loans. As a result, the characteristics of the final mortgage pool may vary from the characteristics presented in the prospectus supplement.

The mortgage loans are secured by first liens on fee simple interests in one-to four-family residential real properties, and in the case of [    ]% of the mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, first lien mortgage loans with terms to maturity of not more than 30 years in the case of loan group I or 15 years in the case of loan group II and loan group III from the date of origination. The mortgage pool will be divided into three groups of mortgage loans, referred to as group I loans, group II loans and group III loans.

All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance determined as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the jumbo loan program described below based on the sponsor’s assessment of investor preferences and rating agency criteria.

The depositor and the sponsor will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and the sponsor will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. The sponsor will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by the sponsor and the depositor and the representations and

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warranties made by the sellers to the limited extent described above. See “Trust Asset Program—Representations with Respect to the Mortgage Loans” in the accompanying prospectus.

Mortgage Pool Characteristics

The original mortgages for many of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date [    ]%, [    ]%, [    ]% and [    ]% of the group I loans, group II loans, group III loans and combined group II loans and group III loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Certain Yield and Prepayment Considerations—General” in this prospectus supplement and “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994. None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See “Certain Legal Aspects of the Mortgage Loans—The Mortgage Loans—Homeownership Act and Similar State Laws” in the accompanying prospectus.

Approximately [      ]% of the mortgage loans are currently 30 days or more delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [    ]% of the mortgage loans are no longer considered delinquent because they were subject to a loan modification. As used in this prospectus supplement, a mortgage loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the second following monthly scheduled due date; and so on. [For instance, because the cut-off date is [October 1, 2011], approximately [      ]% of the mortgage loans that had scheduled due dates on September 1, 2011 were 30 days or more delinquent as of September 30, 2011 and approximately [    ]% of the mortgage loans were 30 or more days delinquent more than once from October 1, 2010 through September 30, 2011. A mortgage loan that had a scheduled due date of September 1, 2011 is considered delinquent on September 2, 2011 if the scheduled payment was not received on September 1, 2011, but such mortgage loan is not considered “30 or more days delinquent” as used in this prospectus supplement unless such mortgage loan is still delinquent on September 30, 2011.] Delinquent mortgage loans will not constitute [20]% or more of the pool. The determination as to whether a mortgage loan falls into these categories is made as

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of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

None of the mortgage loans have been made to international borrowers.

With respect to approximately [    ]%, [    ]% and [    ]% of the aggregate principal balance of the group I loans, the related mortgage note provides for an interest only period not to exceed 5 years, 10 years and 15 years, respectively. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, monthly payments of principal are required to amortize the loan over its remaining term, in addition to accrued interest.
Approximately [    ]%, [    ]%, [    ]% and [    ]% by aggregate principal balance of the group I loans, group II loans, group III loans and the combined group II loans and group III loans, respectively, provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months’ advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans will not be available for distribution on the certificates. See “Certain Yield and Prepayment Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Group I Loans. The group I loans consist of [      ] fixed-rate mortgage loans with an aggregate principal balance as of the cut-off date of approximately $[            ]. The group I loans had individual principal balances at origination of at least $[            ] but not more than $[            ] with an average principal balance at origination of approximately $[            ]. The group I loans have terms to maturity from the date of origination or modification of not more than [    ] years. [Approximately [    ]% of the group I loans were purchased from [            ], an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than [    ]% of the group I loans to the sponsor.]

None of the group I loans will have been originated prior to [            ] or will have a maturity date later than [            ]. No group I loan will have a remaining term to maturity as of the cut-off date of less than [      ] months. The weighted average remaining term to maturity of the group I loans as of the cut-off date will be approximately [      ] months. The weighted average original term to maturity of the group I loans as of the cut-off date will be approximately [      ] months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter. Approximately [      ]% of the group I loans are currently 30 days or more delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the group I mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months.

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As of the cut-off date, approximately [    ]% of the group I mortgage loans are no longer considered delinquent because they were subject to a loan modification.

Group II Loans. The group II loans consist of [      ] fixed-rate mortgage loans with an aggregate principal balance as of the cut-off date of approximately $[            ]. The group II loans had individual principal balances at origination of at least $[            ] but not more than $[            ] with an average principal balance at origination of approximately $[            ]. The group II loans have terms to maturity from the date of origination or modification of not more than [    ] years. [Approximately [    ]% of the group II loans were purchased from [            ], an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than [    ]% of the group II loans to [                    ].]

None of the group II loans will have been originated prior to [            ] or will have a maturity date later than [            ]. No group II loan will have a remaining term to maturity as of the cut-off date of less than [      ] months. The weighted average remaining term to maturity of the group II loans as of the cut-off date will be approximately [      ] months. The weighted average original term to maturity of the group II loans as of the cut-off date will be approximately [      ] months. None of the group II loans are currently 30 days or more delinquent in the payment of principal and interest. As of the cut-off date, approximately [    ]% of the group II mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [    ]% of the group II mortgage loans are no longer considered delinquent because they were subject to a loan modification.

Group III Loans. The group III loans consist of [      ] fixed-rate mortgage loans with an aggregate principal balance as of the cut-off date of approximately $[            ]. The group III loans had individual principal balances at origination of at least $[            ] but not more than $[            ] with an average principal balance at origination of approximately $[            ]. The group III loans have terms to maturity from the date of origination or modification of not more than [      ] years. [No unaffiliated seller sold more than [      ]% of the group III loans to [                    ].

None of the group III loans will have been originated prior to [                    ] or will have a maturity date later than [                    ]. No group III loan will have a remaining term to maturity as of the cut-off date of less than [      ] months. The weighted average remaining term to maturity of the group III loans as of the cut-off date will be approximately [      ] months. The weighted average original term to maturity of the group III loans as of the cut-off date will be approximately [      ] months. None of the group III loans are currently 30 days or more delinquent in the payment of principal and interest. As of the cut-off date, approximately [__]% of the group III mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [    ]% of the group III mortgage loans are no longer considered delinquent because they were subject to a loan modification.

Combined Group II Loans and Group III Loans. The group II loans and group III loans consist of [      ] fixed-rate mortgage loans with an aggregate principal balance as of the cut-off date of approximately $[                    ]. The group II loans and group III loans had individual principal balances at origination of at least $[                    ] but not more than $[                    ] with an average principal balance at origination of approximately $[                    ]. The group II loans and group III loans have terms to maturity from the date of origination or modification of not more than

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[      ] years. [Approximately [      ]% of the group II loans and group III loans were purchased from [                    ], an unaffiliated seller.]

None of the group II loans and group III loans will have been originated prior to [                    ] or will have a maturity date later than [                    ]. No group II loan and group III loan will have a remaining term to maturity as of the cut-off date of less than [      ] months. The weighted average remaining term to maturity of the group II loans and group III loans as of the cut-off date will be approximately [      ] months. The weighted average original term to maturity of the group II loans and group III loans as of the cut-off date will be approximately [      ] months.

Set forth in Annex I is a description of certain additional characteristics of the mortgage loans as of the cut-off date, after deducting payments due during the month of the cut-off date, expressed as a percentage of the outstanding aggregate principal balance of the mortgage loans having those characteristics relative to the outstanding aggregate principal balance of all mortgage loans. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar. All back-end ratios are calculated by taking the ratio of total monthly debt expenses of a borrower over the total monthly income of such borrower.

Credit Scores

Included herein is a table showing the Credit Scores for the mortgagors of the mortgage loans. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by the sponsor after the origination of a mortgage loan if the seller does not provide to the sponsor a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately [    ] to approximately [    ], with respect to the mortgage loans, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of this prospectus supplement.

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Qualifications of Sellers

Each seller will have been approved by the sponsor for participation in the sponsor’s mortgage loan purchase program. In determining whether to approve a seller for participation in the mortgage loan purchase program, the sponsor generally considers, among other things: the financial status of the seller; the previous experience of the seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the seller (if available); the underwriting standards employed by the seller and its quality control procedures; and, if applicable, the servicing operations of the seller. In order to be approved for program participation, sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees, are present.

[FOR EACH ORIGINATOR THAT ORIGINATED AT LEAST 10% OF THE MORTGAGE LOANS: The sponsor approved [            ] as a qualified seller on [            ], 201[  ].]

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC (or any other bank regulator), or if a seller’s net worth, financial performance or delinquency and foreclosure rates deteriorate, such seller will be monitored by the sponsor and may be subject to additional scrutiny to determine if it should be terminated. However, it is possible that the sponsor will continue to purchase mortgage loans from such seller if the sponsor determines that such seller meets the minimum qualifications of a seller under the sponsor’s mortgage loan purchase program. The termination of a seller, or the failure of a seller to meet the minimum requirements of the sponsor’s mortgage loan purchase program may increase the likelihood that such seller will not repurchase a mortgage loan in the event of a breach of representation or warranty which has not been cured. Any failure of the seller fulfill its obligation to repurchase a mortgage loan will adversely affect the offered certificates.

Representations with Respect to the Mortgage Loans

The sponsor will provide with respect to each mortgage loan constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of securities. The sponsor will represent and warrant, as of the related closing date, unless otherwise specified, that:

•	as of the cut-off date, the information set forth in a listing of the related mortgage loans is true and correct in all material respects;

•

except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Client Guide or an equivalent protection was effective or an attorney’s certificate was received (in the case of mortgage loans originated in the State of Iowa) at the origination of each mortgage loan, and each policy remained in full force and effect on the date of sale of the mortgage loan to the depositor;

•	to the best of the sponsor’s knowledge, if required, the mortgage loans are the subject of a primary insurance policy;

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•	the sponsor had good title to each mortgage loan and each mortgage loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act;

•	each mortgaged property is free of damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•

no mortgage loan is 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve-month period prior to the cut-off date;

•	no mortgage loan has been modified since the cut-off date and no mortgage loan will be modified prior to the closing date; and

•	there is no delinquent tax or assessment lien against any mortgaged property.

The sponsor will be required to repurchase a mortgage loan if a representation and warranty with respect to such mortgage loan is breached (so long as such breach would materially and adversely affect the value of such mortgage loan) irrespective of whether the representation and warranty is qualified by the sponsor’s knowledge of such representation and warranty. In determining whether the breach of a representation or warranty had a material adverse effect on a mortgage loan, such determination shall be made as of the date the applicable representation or warranty was given with respect to such mortgage loan.

[Pre-Offering Review of the Mortgage Loans]

[Introduction

The sponsor, prior to including the mortgage loans in the mortgage pool, carried out certain review procedures on and engaged a third-party loan review firm to conduct a review of certain of the mortgage loans included in the mortgage pool. The review procedures carried out by the sponsor and the review carried out by the third-party loan review firm are referred to together as the “sponsor’s pre-offering review.” The results of the third-party loan review firm were shared with the underwriters. The underwriters reviewed these findings in connection with their preparation for the offering of the offered certificates.

The sponsor’s pre-offering review consisted of a credit and compliance review and a review of the independent appraisals of the mortgaged properties that were obtained by the originators in connection with the origination of those mortgage loans (referred to herein as the “original appraisals”), each as more fully described below. None of the procedures conducted as part of the sponsor’s pre-offering review constituted, either separately or in combination, an independent underwriting of the mortgage loans. It is also important to note that the procedures conducted as part of the review of the original appraisals were not re-appraisals of the mortgaged properties. To the extent that valuation tools were used as part of the appraisal review process (and estimates of current value were obtained using these tools) they should not be relied upon as providing an assessment of value of the mortgaged properties comparable to that which an appraisal might provide.

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See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the sponsor’s pre-offering review.]

[Credit and Compliance Review

The third-party loan review firm engaged by the sponsor conducted a credit and compliance review of [    ] mortgage loans, or approximately [    ]% (by number of mortgage loans) of the mortgage loans included in the mortgage pool.

The credit and compliance review conducted by the third-party loan review firm engaged by the sponsor included, for each mortgage loan reviewed, a review of the documentation in the originator’s loan file relating to the creditworthiness of the borrower (and any co-borrower), and an assessment of whether the characteristics of the mortgage loan and the borrower (and any co-borrower) specified on the loan data tape provided to the sponsor reasonably conformed to the data contained in the loan documentation included in the loan file and the underwriting guidelines previously provided to the sponsor. As part of this review, any exceptions to the originator’s underwriting guidelines that were permitted by the originator and related compensating factors were reviewed. See “Description of the Mortgage Pool—Underwriting Standards—Exceptions to Client Guide” for additional information regarding exceptions to each originator’s mortgage loan underwriting criteria, which information was derived from documentation contained in each originator’s loan files. In addition, for each mortgage loan that was reviewed for compliance with the originator’s underwriting guidelines, the third-party loan review firm engaged by the sponsor reviewed the mortgage loan for compliance with applicable law and regulations.

Investors should note that only those [    ] mortgage loans reviewed as described above were subject to any credit or compliance review as part of the sponsor’s pre-offering review and that mortgage loans not reviewed as described above were not the subject of a credit or compliance review. See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”]

[Appraisal Review

As part of the sponsor’s pre-offering review, [    ] mortgage loans, or approximately [    ]% (by number of mortgage loans) of the mortgage loans included in the mortgage pool, were also selected for a review of the original appraisal of the mortgaged property (which appraisal, as noted above, was obtained in connection with the origination of that mortgage loan). The purpose of this review was to assess compliance with the originators’ appraisal guidelines and standards in effect at the time of origination and in some cases, obtain estimates of current values of mortgaged properties for loans originated more than [    ] months prior to the date of this prospectus supplement.

For every mortgage loan as to which a credit and compliance review was conducted by the sponsor’s third-party loan review firm (i.e., the same [    ] mortgage loans referred to above under “Credit and Compliance Review” above), the original appraisal of the mortgaged property was also reviewed by an on-staff underwriter employed by the third-party loan review firm, who assessed compliance with the

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originators’ appraisal guidelines and, as part of this assessment, made a determination regarding the reasonableness of the value of the mortgaged property set forth in the original appraisal. This reasonableness determination was generally made by analyzing the comparable sales listed in the original appraisal and using other information such as publicly available website and MLS listings. If the on-staff underwriter believed it was necessary or appropriate, the review of the original appraisal was expanded to include additional review by an on-staff appraiser at the third-party loan review firm. In some cases, the on-staff appraiser used an AVM or BPO (each defined and described below) or used other value reconciliation methodologies to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Of the [    ] mortgage loans for which the original appraisal of the mortgaged property was reviewed by the third-party loan review firm, there were [    ] mortgage loans as to which the third-party loan review firm concluded that the original appraisal did not support the value set forth in that original appraisal. For this purpose, the third-party loan review firm concluded that the appraised value was not supported if the value of the mortgaged property might have a negative variance of 10% or more from the appraised value. A further review and analysis of those [    ] mortgage loans was conducted (and none of those [    ] loans was one of the seasoned mortgage loans described below). In the case of [    ] of those [    ] loans, which represented approximately [    ]% of the cut-off date stated principal balance of the mortgage loans, the further review included review of an estimate of value available to the sponsor from an AVM, BPO, or exterior review of the mortgaged property by a certified appraiser (commonly referred to as a “2055” and further described below). After that further review and analysis, the [sponsor] determined to include those [    ] mortgage loans in the mortgage pool, which [    ] loans represented approximately [    ]% of the cut-off date stated principal balance of the mortgage loans. For those [    ] loans referred to above, the weighted average original loan-to-value ratio, using the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgage on the same mortgaged property, if known by the sponsor, and the appraised value at origination, was approximately [    ]%. For those same [    ] mortgage loans, the weighted average ratio of the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgage on the same mortgaged property, if known by the sponsor, to the estimated value from the AVM, or BPO or 2055 (if a BPO or 2055 was available) that was reviewed by the sponsor, was approximately [    ]%. Investors should note that the appraised values used in the original loan-to-value ratios in this prospectus supplement have not been revised to reflect any results of the appraisal reviews.

“AVMs” are statistical algorithms that provide a range of estimated property values based on disclosed factual data such as the size of the house, the number of bedrooms and bathrooms, age and proximity to comparable sales collected from historical information accessed through county records and, in some cases, appraisal reports. Comparable sales used in these algorithms are automatically selected and consist of all similarly sized and located properties. The estimation of value produced by an AVM can be quite different from that provided by an appraisal or a BPO due to, among other factors, property uniqueness, upgrades, interior or exterior quality and overall condition. In some cases, AVMs are not available. This may be due to numerous factors including limited comparable sales, a wide range of property values over a concentrated area, or unique property characteristics that are difficult to value.

“BPOs” are estimates of property values rendered by real estate agents based on a review of comparable sales and a review of the property characteristics and conditions based on an external view from the nearest public property, which is typically from the street on which the property is located. Providers of BPOs are not certified appraisers and, like estimates obtained through the use of AVMs,

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BPOs do not take into account the condition of the interior or other factors not easily viewed from outside of the property. Comparable sales used to determine the value range are selected by the broker based on commonalities such as size, location and conditions.

Of the [    ] mortgage loans included in the mortgage pool that were originated more than [    ] months prior to the date of this prospectus supplement (referred herein to as “seasoned mortgage loans”), [    ] were included in the [    ] mortgage loans that were reviewed by the third-party loan review firm as described above. With respect to the [    ] remaining seasoned mortgage loans, the original appraisals for the underlying mortgaged properties were reviewed in a manner similar to that described above, including by obtaining an estimate of the current value of the mortgaged property. For each of the seasoned mortgage loans, an initial estimate of current value of the mortgaged property was obtained to assist in making a determination regarding the reasonableness of the original appraised value as an additional procedure designed to assist in assessing compliance with the originators’ appraisal guidelines. These estimates of current value were obtained by using an AVM or, if an AVM was not available, a BPO or 2055 (as described in the next paragraph), and then comparing the value set forth in the original appraisal.

For [    ] of the seasoned mortgage loans, the initial estimate of current value indicated a value difference of greater than 10% from the original appraisal, and, consequently, a BPO was obtained or a certified appraiser performed an exterior review of the property for each of these loans. An exterior review, commonly referred to as a “2055” for the Fannie Mae document the results are reported on, consists of an external review, a definition of market value and a statement of assumptions. For a 2055, at a minimum, the appraiser performs a visual inspection of the exterior areas of the property from the street, inspects the neighborhood, inspects each of the comparable sales from the street, researches, verifies and analyzes data from public and/or private sources and reports the analysis, opinions and conclusions. The appraiser also obtains information about the physical characteristics (including, but not limited to, condition, room count and gross living area) of the subject property from the exterior-only inspection and reliable public and/or private sources to perform this appraisal. The appraiser also uses the same type of data sources used for comparable sales such as, but not limited to, multiple listing services, tax and assessment records, prior inspections, appraisal files and information provided by the property owner.

After the review of initial estimates of current value, for the [    ] seasoned mortgage loans for which a 2055 and/or BPO was obtained regarding the current value of a mortgaged property as part of the sponsor’s pre-offering review, if the estimate of current value based on the 2055 and/or BPO was lower than the original appraised value, and the difference was significantly greater than the corresponding decline in the comparable Case-Schiller index of home prices, further analysis was conducted to attempt to determine whether the difference was suggestive of a defect in the original appraisal, reflective of a defect in the 2055 or BPO or attributable to the limitations inherent in any reliance on 2055s and BPOs.]

[Estimates of Current Value for Seasoned Mortgage Loans Included in the Mortgage Pool

For the seasoned mortgage loans described above, estimates of the current value of the mortgaged properties were obtained as part of the sponsor’s pre-offering review from AVMs, BPOs and/or 2055s. Differences between original appraised values and the estimates of current value obtained through the use of AVMs, BPOs and/or 2055s could be due to a number of factors, including, without limitation,

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change in the value of the home, as well as inherent limitations in the methodology for estimating property values through the use of AVMs, BPOs and/or and 2055s.

For the [    ] seasoned mortgage loans for which estimates of current value indicated a value difference of greater than 10% from the original appraisal, representing approximately [    ]% of the cut-off date stated principal balance of the mortgage loans, the weighted average original loan-to-value ratio, using the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgages on the same mortgaged property, if known by the sponsor, and the appraised value at the time of origination, was approximately [    ]%. For those same [    ] seasoned mortgage loans, the weighted average ratio of the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgages, if known by the sponsor, to the estimated current value obtained through using an AVM, BPO or 2055, if a 2055 or BPO was obtained, was approximately [    ]%. Investors should note that the appraised values used in the original loan-to-value ratios in this prospectus supplement have not been revised to reflect the results of the appraisal review.

As noted above, the various estimates of current value of mortgaged properties obtained through use of AVMs, BPOs and 2055s should not be relied upon as an assessment of value of the mortgaged properties comparable to that which an appraisal might provide. Differences between original appraised values and the estimates of current value obtained through the use of AVMs, BPOs and 2055s could be due to a number of factors, including, without limitation, change in the value of the home, as well as inherent limitations in the methodology for estimating property values through the use of AVMs, BPOs and 2055s. See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of estimates of mortgaged property values described herein.]

[Limitations of the Pre-offering Review Process

As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the sponsor’s pre-offering review uncovered all relevant factors relating to the origination of the mortgage loans, their compliance with applicable law and regulation and the original appraisals relating of the mortgaged properties or uncovered all relevant factors that could affect the future performance of the mortgage loans. The sponsor’s pre-offering review did not include all of the mortgage loans included in the mortgage pool and the mortgage loans that were included in the pre-offering review may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review that could, nonetheless, result in those mortgage loans failing to perform in the future.

Investors are encouraged, in particular, to note the following with respect to the appraisal review that was conducted as part of the sponsor’s pre-offering review:

•

Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers and brokers estimating valuations or performing appraisals at different points in time.

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•

Estimating or appraising the value of, and performing other analysis of, high-cost properties (such as most of the mortgaged properties) can involve challenges that may not generally be present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more averaged-price housing.

•

Estimates of value for high-cost properties (such as the above-described AVMs, BPOs and 2055s obtained by the sponsor) are imprecise. The unique nature of some of these properties, the use in some cases of highly customized and top-quality materials, overall interior design/appeal issues, and in many cases limited notations in the original appraisal report regarding key elements that drove the original property valuation, pose challenges for a subsequent reviewer. Also, the reviewer (or the preparer of an AVM, BPO or 2055) does not typically have access to an interior inspection of the property and therefore is not able to gain an appreciation for the interior appointments and amenities associated with the valuation of these types of properties.

AVMs, BPOs and 2055s were obtained only on a sample of the mortgage pool, and not with respect to each mortgage loan included in the mortgage pool. Had the sample been larger, it may have revealed additional mortgage loans where the estimate of current value was lower than the origination appraised value or whose original appraisal could not be reasonably substantiated, in each case based on the review performed. Indeed, such a larger sample might have noted such estimated declines in value and discrepancies not only on additional mortgage loans but also to a greater degree than was noted for the mortgage loans for which AVMs, BPOs or 2055s were obtained.

Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures carried out as part of the sponsor’s pre-offering review.]

[Mortgage File Documentation Review

At the time of purchase by the affiliate of the sponsor, an inventory of the physical documents is conducted by the custodian. When mortgage loan files are received by the custodian, the custodian reviews, among other items, the note, the mortgage, the assignments and endorsements and title policy. At the completion of this review, the custodian either issues a trust receipt confirming the presence of the required documents and that the documents appear on their face to relate to such mortgage loans or provides to the depositor a list of document deficiencies.

In some cases, all deficiencies are corrected prior to the issuance of the trust receipt. In other cases, such as where a copy of a document is provided in lieu of the original, the original document will be considered a trailing document for delivery post-purchase. Missing original mortgages, if the original is out for recording and a certified copy is present, and preliminary title policies, if the final title policy is not yet available, are some examples of trailing documents.]

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Static Pool Information

Current static pool data with respect to mortgage loans master serviced by [                    ] is available on the internet at www.[            ].com (the “Static Pool Data”). Information presented under (i) “PRS” as the issuer/shelf, (ii) “[      ]” as the series, and (iii) “201[  ]-[      ]” as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

The Static Pool Data is not deemed to be a part of the prospectus or the depositor’s registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

As used in the Static Pool Data and in this prospectus supplement, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan’s original payment terms. The trial period is designed to evaluate both a borrower’s desire to remain in the mortgaged property and, in some cases, a borrower’s capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Mortgage loans in the trust can be modified as described in this prospectus supplement under “Pooling and Servicing Agreement—Loan Modification.”

Charge-offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

Each mortgage loan is required to be covered by a standard hazard insurance policy. See “Insurance Policies on Mortgage Loans—Standard Hazard Insurance on Mortgaged Properties” in the

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accompanying prospectus. Each primary hazard insurance policy is required to include extended coverage in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements; provided, however, that the coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended coverage insuring against hazard losses on the mortgage loans, which may contain a deductible clause. To the extent that the master servicer elects to obtain a blanket primary hazard insurance policy, a primary hazard insurance policy is not maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the certificate account an amount equal to the loss. The master servicer is responsible for the expense of a blanket primary hazard insurance policy but will be reimbursed for such expense to the extent that the master servicer has received any late payments, Insurance Proceeds or Liquidation Proceeds. The reimbursement described in the previous sentence would reduce the amount of late payments, Insurance Proceeds or Liquidation Proceeds that would otherwise be available to be distributed to certificateholders.

In addition, to the best of the depositor’s knowledge, subject to the exceptions described in the following sentence, each group I loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance if the LTV ratio is between 85.00% and 80.01%. Approximately [    ]% of the aggregate principal balance of the group I loans with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy covering less than the amounts described in the preceding sentence, and approximately [    ]% of the aggregate principal balance of the group I loans with an LTV ratio at origination in excess of 80% will not be insured. To the best of the depositor’s knowledge, each group II loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 6% of the balance if the LTV ratio is between 85.00% and 80.01%.

Substantially all of the primary insurance policies were issued by [                            ] which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, no assurance as to the actual ability of any primary insurer to pay claims can be given by the depositor, the issuing entity or the underwriters. See “Insurance Policies on Mortgage Loans” in the accompanying prospectus.

The Jumbo Loan Program

Ally Bank has established a program, the jumbo loan program, designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage

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Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. The depositor’s underwriting standards with respect to the mortgage loans will generally conform to those published in the Client Guide, as applicable to the jumbo loan program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through securities. The mortgage loans may be underwritten by Ally Bank, GMAC Mortgage, LLC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller.

The mortgage collateral sellers that participate in the jumbo loan program have been selected by the sponsor on the basis of various criteria set forth in the Client Guide. For those mortgage loans that the sponsor purchased from mortgage collateral sellers, each mortgage loan determined by the sponsor to be acceptable for purchase would have been originated in accordance with, or would have been determined to be generally consistent with the provisions of, the Client Guide. If a mortgage collateral seller becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if a mortgage collateral seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution nevertheless may continue to be a seller under the jumbo loan program.

Underwriting Standards

All of the mortgage loans were originated and underwritten in accordance with the underwriting criteria in the Client Guide as described under “Trust Asset Program—Underwriting Standards” in the accompanying prospectus. Prior to assignment to the Company, the sponsor reviewed the underwriting of a sample of the mortgage loans and determined that it was in conformity with the standards described under “Trust Asset Program—Underwriting Standards” in the accompanying prospectus.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Exceptions to Client Guide

[INSERT APPLICABLE EXCEPTIONS TO THE CLIENT GUIDE]

[[    ] mortgage loans, with an aggregate principal balance of $[                ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide because the subject property is in a declining market as determined by reference to market data or an appraiser. The Client Guide generally requires a lower loan-to-value ratio if a mortgaged property is located in a declining market. These mortgage loans were granted an exception

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to the more stringent loan-to-value requirement because the borrower had a better credit score and/or a lower debt-to-income ratio than is otherwise required under the Client Guide.]

[[    ] mortgage loans, with an aggregate principal balance of $[                ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide based on the borrower’s debt-to-income ratio exceeding 45%. The debt-to-income ratio is calculated by taking the ratio of (i) the sum of (a) the borrower’s total proposed monthly housing payment including insurance and taxes and (b) all recurring monthly debt over (ii) the borrower’s gross monthly income.]

[[    ] mortgage loans, with an aggregate principal balance of $[                ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide based on allowing one of the two required appraisals to be conducted by a non-qualified vendor. These exceptions were granted because each such mortgage loan had a loan-to-value ratio of 50% or less.]

Billing and Payment Procedures

All of the mortgage loans require monthly payments to be made no later than either the [1st] or [15th] day of each month, with a grace period of [15] days. [The applicable servicer sends monthly invoices to borrowers.] [In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.] Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. [Borrowers may also elect to pay one half of each monthly payment amount every other week, to accelerate the amortization of their loans.].

Originators

[                    ], or [        ], is a [            ] [limited liability company][corporation]. [            ] originated approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date.

[List any other originators who originated more than 10% of the mortgage loans.]

Servicing

Primary servicing will be provided with respect to the mortgage loans by [                            ], a [                ] [limited liability company][corporation]. [                    ]’s servicing operations are located at [                    ], [                    ], [                    ] [        ]. Its telephone number is ([      ]) [      ]-[        ].

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. The final mortgage pool is expected to have the same aggregate principal balance as the mortgage pool as of the cut-off date,

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however, certain of the mortgage loans have been substituted with comparable mortgage loans. As a result, the characteristics of the final mortgage pool may vary from the characteristics presented in the prospectus supplement. Prior to the issuance of the offered certificates, the sponsor may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. The sponsor may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission in accordance with the filing requirements for Form 8-K reports.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

[THE YIELD MAINTENANCE AGREEMENT PROVIDERS]

[Each yield maintenance agreement provider has supplied the following information about itself for inclusion in this prospectus supplement.

[[                         ], referred to in this prospectus supplement as a yield maintenance agreement provider, has supplied the following information for inclusion in this prospectus supplement.

[Description provided by yield maintenance agreement provider.]

[                         ], referred to in this prospectus supplement as a yield maintenance agreement provider, has supplied the following information for inclusion in this prospectus supplement.

[Description provided by yield maintenance agreement provider.]

The depositor has determined that the significance percentage of payments under the yield maintenance agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, [is less than 10%] [is at least 10% but less than 20%] [is 20% or more]. [Add financial information required under Item [1114] [1115] of Regulation AB, if the significance percentage is 10% or more].]

[THE LETTER OF CREDIT PROVIDER]

[The letter of credit provider has supplied the following information about itself for inclusion in this prospectus supplement.

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[                         ], referred to in this prospectus supplement as the letter of credit provider, has supplied the following information for inclusion in this prospectus supplement.

[Description provided by letter of credit provider.].

The depositor has determined that the significance percentage of payments under the letter of credit, as calculated in accordance with Regulation AB under the Securities Act of 1933, [is less than 10%] [is at least 10% but less than 20%] [is 20% or more]. [Add financial information required under Item [1114] [1115] of Regulation AB, if the significance percentage is 10% or more].]

DESCRIPTION OF THE CERTIFICATES

General

The Series 201[  ]-[            ] Mortgage-Backed Pass-Through Certificates will include 28 classes of Senior Certificates.

The Group I Senior Certificates will include the following 21 classes:

•	Class I-A-1 Certificates, or the PAC Certificates;

•	Class I-A-2 Certificates, or the TAC Certificates;

•	Class I-A-3 Certificates;

•	Class I-A-4 Certificates, or the Super Senior Certificates;

•	Class I-A-5 Certificates;

•	Class I-A-6 Certificates, and together with the Class I-A-5 Certificates, the Companion Certificates;

•	Class I-A-7 Certificates;

•	Class I-A-8 Certificates;

•	Class I-A-9 Certificates;

•	Class I-A-10 Certificates;

•	Class I-A-11 Certificates;

•	Class I-A-12 Certificates, or the Jump Accrual Certificates;

•	Class I-A-13 Certificates, and together with the Class I-A-12 Certificates, the Accrual Certificates;

•	Class I-A-14 Certificates;

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•	Class I-A-15 Certificates;

•	Class I-A-16 Certificates, or the Senior Support Certificates, and together with the Class I-A-4 Certificates, the Lockout Certificates;

•

Class I-A-17 Certificates, and together with the Class I-A-10 Certificates and Class I-A-14 Certificates, the Accretion Directed Certificates, and together with the Class I-A-2, Class I-A-5, Class I-A-10 and Class I-A-14 Certificates, the Floater Certificates;

•	Class I-A-18 Certificates, and together with the Class I-A-3, Class I-A-6, Class I-A-11 and Class I-A-15 Certificates, the Inverse Floater Certificates;

•	Class I-A-P Certificates;

•	Class I-A-V Certificates; and

•	Class R-I Certificates.

The Group II Senior Certificates will include the following four classes:

•	Class II-A-1 Certificates;

•	Class II-A-2 Certificates;

•	Class R-II Certificates; and

•	Class R-III Certificates and, together with the Class R-I Certificates and the Class R-II Certificates, the Residual Certificates.

The Group III Senior Certificates will include the following class:

•	Class III-A-1 Certificates;

The Senior Certificates will also include the following two classes:

•	Class II-A-P Certificates and, together with the Class I-A-P Certificates, the Principal Only Certificates or the Class A-P Certificates; and

•

Class II-A-V Certificates and, together with the Class I-A-V Certificates, the Variable Strip Certificates or the Class A-V Certificates, and together with the Inverse Floater Certificates and the Class I-A-7 Certificates, the Interest Only Certificates.

In addition, the Series 201[  ]-[      ] Mortgage-Backed Pass-Through Certificates will include the following 12 classes of subordinated certificates.

•	Class I-M-1 Certificates;

•	Class I-M-2 Certificates;

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•	Class I-M-3 Certificates, and together with the Class I-M-1 Certificates and the Class I-M-2 Certificates, the Class I-M Certificates;

•	Class I-B-1 Certificates;

•	Class I-B-2 Certificates;

•	Class I-B-3 Certificates, and together with the Class I-B-1 Certificates and the Class I-B-2 Certificates, the Class I-B Certificates;

•	Class II-M-1 Certificates;

•	Class II-M-2 Certificates;

•	Class II-M-3 Certificates, and together with the Class II-M-1 Certificates and the Class II-M-2 Certificates, the Class II-M Certificates;

•	Class II-B-1 Certificates;

•	Class II-B-2 Certificates; and

•	Class II-B-3 Certificates, and together with the Class II-B-1 Certificates and the Class II-B-2 Certificates, the Class II-B Certificates;

The Floater Certificates and the Inverse Floater Certificates are sometimes referred to collectively as the Adjustable Rate Certificates. The Class I-M Certificates and Class II-M Certificates are collectively referred to herein as the Class M Certificates and the Class I-B Certificates and Class II-B Certificates are collectively referred to herein as the Class B Certificates. Distributions of interest and principal on (i) the Group I Senior, Class I-M and Class I-B Certificates, (ii) the Group II Senior Certificates and (iii) the Group III Senior Certificates will be based on interest and principal received or advanced with respect to the group I loans, the group II loans and the group III loans, respectively. Distributions of principal and interest on the Class II-A-P, Class II-A-V, Class II-M Certificates and Class II-B Certificates will be based on interest and principal received or advanced with respect to both the group II loans and the group III loans. Only the Senior Certificates and the Class M Certificates are offered hereby. See “Glossary” in the accompanying prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement:

The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

•	the mortgage loans;

•	the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

•	property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

•	any applicable primary insurance policies and standard hazard insurance policies;

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•	[with respect to each of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates, the related yield maintenance agreement];

•	[with respect to the Class III-A-I Certificates, the letter of credit]; and

•	all proceeds of any of the foregoing.

The Group I Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately [      ]%, in loan group I. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will each evidence an initial beneficial ownership interest of approximately [      ]%, [      ]%, [      ]%, [      ]%, [      ]% and [      ]%, respectively, in loan group I.

The Group II Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately [      ]% in loan group II. The Group III Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately [      ]% in loan group III. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will each evidence an initial beneficial ownership interest of approximately [      ]%, [      ]%, [      ]%, [      ]%, [      ]% and [      ]% respectively, in loan group II and loan group III in the aggregate.

The Senior Certificates, other than the Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates, other than the Interest Only Certificates, will be issued in minimum denominations of $[25,000, or $250,000] in the case of the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates, and integral multiples of $1 in excess thereof. The Interest Only Certificates will be issued in minimum denominations representing an initial notional amount of $[2,000,000], and integral multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a [20]% percentage interest, except, in the case of one Class R-I, one Class R-II and one Class R-III Certificate, as otherwise described in this prospectus supplement under “Material Federal Income Tax Consequences.”

The DTC registered certificates will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the accompanying prospectus under “Description of the Securities—Form of Securities.”

For additional information regarding DTC and the DTC registered certificates, see “Description of the Securities—Form of Securities” in the accompanying prospectus.

Book-Entry Registration of the Offered Certificates

General.    Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the offered certificates, it is anticipated that the only

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registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as such term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the offered certificates, DTC’s rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates. Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates.    Definitive certificates will be issued to certificateholders or their nominees, rather than to DTC, if:

•

the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to book-entry certificates and the depositor is unable to locate a qualified successor; or

•

the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt from DTC of the depositor’s intent to terminate the book-entry system, the participants holding beneficial interest in the book-entry certificates agree to initiate a termination.

Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

For additional information regarding DTC, Clearstream, Luxembourg and Euroclear and the offered certificates, see “Description of the Securities—Form of Securities” in the accompanying prospectus.

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Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Accretion Termination Date— The Class I-A-12 Accretion Termination Date or the Class I-A-13 Accretion Termination Date.

Accrued Certificate Interest— With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates, by the subordination provided by the related Class B Certificates and related Class M Certificates and, with respect to the Class M Certificates, to the extent not covered by the subordination provided by the related Class B Certificates and any class or classes of related Class M Certificates having a lower payment priority, including in each case:

(a)      any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under “Description of the Certificates—Interest Distributions”;

(b)      the interest portions of Realized Losses not allocated through subordination; and

(c)      any other interest shortfalls not covered by the subordination provided by the Class M Certificates or Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, as amended, or Relief Act, or similar legislation or regulations, all allocated as described below.

The Class I-A Percentage of these reductions with respect to the group I loans will be allocated among the holders of the Group I Senior Certificates, other than the Class I-A-P Certificates, in proportion to the amounts of Accrued Certificate Interest that would have been payable to those certificates from the group I loans on that distribution date absent such reductions. The Class II-A Percentage of these reductions with respect to the group II loans will be allocated among the holders of the Group II Senior Certificates, in proportion to the amounts of Accrued Certificate Interest that would have been payable to those certificates from the group II loans on that distribution date absent such reductions. The Class III-A Percentage of these reductions with respect to the group III loans will be allocated among the holders of the Group III Senior Certificates, in proportion to the amounts of Accrued Certificate Interest that would have been payable to those certificates from the group III loans on that distribution date absent such reductions. The remainder of these reductions will be allocated among the holders of the related Class M Certificates and the related Class B Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain

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losses thereto, if any, as described below under “—Allocation of Losses; Subordination.” Accrued Certificate Interest on each class of related Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Advance—As to any mortgage loan and any distribution date, an amount equal to the scheduled payment of principal and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Aggregate Accrual Distribution Amount—The sum of the Class I-A-12 Accrual Distribution Amount and the Class I-A-13 Accrual Distribution Amount.

Aggregate Available Distribution Amount—With respect to a distribution date, the sum of the Available Distribution Amounts for both loan group II and loan group III for such distribution date.

Aggregate Senior Interest Distribution Amount—With respect to a distribution date, the sum of the Senior Interest Distribution Amounts for both loan group II and loan group III for such distribution date.

Aggregate Senior Principal Distribution Amount—With respect to a distribution date, the sum of the Senior Principal Distribution Amounts for both loan group II and loan group III for such distribution date.

Available Distribution Amount—With respect to any distribution date and each loan group, an amount equal to the aggregate of:

•

the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

•

all unscheduled collections on the mortgage loans in the related loan group including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

•	all Advances made for that distribution date for the related loan group in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

•

in the case of loan group II or loan group III, any additional amounts to be included in the Available Distribution Amount with respect to such loan group pursuant to the first paragraph of clause (d) under “—Principal Distributions on the Senior Certificates”.

In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. Mortgage insurance premium refunds or other insurance proceeds received before a determination is

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made on whether to repair a property are examples of amounts that the master servicer may not elect to treat as included in the Available Distribution Amount for the distribution date in the month of receipt. As described in this prospectus supplement under “—Principal Distributions on the Senior Certificates,” any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

Available Funds Cap—With respect to any distribution date after the distribution date in [                    ] and on or before the distribution date in [                    ] and the Class I-A-2 Certificates, [      ]% per annum plus amounts, if any, paid pursuant to the related yield maintenance agreement, expressed as a per annum rate. With respect to any distribution date after the distribution date in [                    ] and on or before the distribution date in [                    ] and the Class I-A-10 Certificates, [      ]% per annum plus amounts, if any, paid pursuant to the related yield maintenance agreement, expressed as a per annum rate. With respect to any distribution date after the distribution date in [                    ] and on or before the distribution date in [                    ] and the Class I-A-14 Certificates, [      ]% per annum plus amounts, if any, paid pursuant to the related yield maintenance agreement, expressed as a per annum rate. With respect to any distribution date after the distribution date in [                    ] and on or before the distribution date in [                    ] and the Class I-A-17 Certificates, [      ]% per annum, plus amounts, if any, paid pursuant to the related yield maintenance agreement, expressed as a per annum rate. With respect to the distribution date in [                    ] and any distribution date after [                    ] with respect to the Class I-A-2 Certificates, the distribution date in [                    ] and any distribution date after [                    ] with respect to the Class I-A-10 Certificates, the distribution date in [                    ] and the distribution date after [                    ], and the distribution date in [                    ] and any distribution date after [                    ] with respect to the Class I-A-17 Certificates, [      ]% per annum.

Capitalization Reimbursement Amount—With respect to any distribution date and a loan group, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in the related loan group during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

Capitalization Reimbursement Shortfall Amount— With respect to any distribution date and a loan group, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in the related loan group during the preceding calendar month exceeds the amount of principal payments on the mortgage loans included in the related Available Distribution Amount for that distribution date.

Certificate Group—With respect to (i) loan group I, the Group I Senior, Class I-M and Class I-B Certificates; (ii) loan group II, the Group II Senior Certificates; (iii) loan group III, the Group III Senior Certificates and (iv) loan group II and loan group III in the aggregate, the Group II Senior, Group III Senior, Class II-A-P, Class II-A-V, Class II-M and Class II-B Certificates.

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Certificate Principal Balance—With respect to any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of (x) the initial Certificate Principal Balance of that certificate and (y) in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of the Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the related Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of related Class M Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of related certificates with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of related certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

Class A-P Collection Shortfall—With respect to each distribution date and a loan group, the extent to which (1) the amount included under clause (iii) of the definition of Class A-P Principal Distribution Amount for that distribution date and loan group is less than (2) the amount described in (a) under clause (iii) of such definition of Class A-P Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class I-B-3 Certificates or the Class II-B-3 Certificates, as applicable, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class I-B-1 Certificates and Class I-B-2 Certificates, or the Class II-B-1 Certificates and Class II-B-2 Certificates, as applicable, and (ii) second, the Class I-M Certificates or the Class II-M Certificates, as applicable, in each case in reverse order of their payment priority.

Class A-P Principal Distribution Amount—With respect to any distribution date and loan group a distribution allocable to principal made to holders of the related Class A-P Certificates from the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount other than the Aggregate Accrual Distribution Amount is distributed, equal to the aggregate of:

(i)      the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan in the related loan group due during the related Due Period, whether or not received on or prior to the related determination date;

(ii)     the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan in the related loan group described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the

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extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

(iii)     in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

(iv)     any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

(v)      an amount equal to the aggregate of the related Class A-P Collection Shortfalls for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds for such loan group on any distribution date; minus

(vi)     the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for the related loan group for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount with respect to any distribution date and loan group will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans in the related loan group minus the related Discount Fraction of the portion of the related Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

Class I-A Certificates—The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-P and Class I-A-V Certificates.

Class II-A Certificates—The Class II-A-1 Certificates and Class II-A-2 Certificates.

Class I-A Percentage— With respect to any distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Group I Senior Certificates, other than the Class I-A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in loan group I, other than the Discount Fraction of the Discount Mortgage Loans in loan group I, immediately prior to that distribution date. The Class I-A Percentage will initially equal approximately [      ]% and will in no event exceed 100%.

Class I-A-12 Accretion Termination Date—The earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates has been reduced to zero and (ii) the occurrence of the Credit Support Depletion Date for loan group I.

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Class I-A-12 Accrual Distribution Amount—On each distribution date preceding the Class I-A-12 Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class I-A-12 Certificates for that date which will be added to the Certificate Principal Balance of the Class I-A-12 Certificates and distributed in the manner described in this prospectus supplement under “—Principal Distributions on the Senior Certificates” to the holders of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates as principal in reduction of the Certificate Principal Balances of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates. Any distributions of the Class I-A-12 Accrual Distribution Amount to the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates will reduce the Certificate Principal Balances of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates by that amount. The amount that is added to the Certificate Principal Balance of the Class I-A-12 Certificates will accrue interest at a rate of [      ]% per annum. On each distribution date on or after the Class I-A-12 Accretion Termination Date, the entire Accrued Certificate Interest on the Class I-A-12 Certificates for that date will be payable to the holders of the Class I-A-12 Certificates, as interest, to the extent not required to be paid to the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 to fully reduce the aggregate Certificate Principal Balance of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates to zero on the Class I-A-12 Accretion Termination Date; provided, however, that if the Class I-A-12 Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Class I-A-12 Certificates.

Class I-A-13 Accretion Termination Date—The earlier to occur of (i) the distribution date on which the aggregate Certificate Principal Balance of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates has been reduced to zero and (ii) the occurrence of the Credit Support Depletion Date for loan group I.

Class I-A-13 Accrual Distribution Amount—On each distribution date preceding the Class I-A-13 Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class I-A-13 Certificates for that date which will be added to the Certificate Principal Balance of the Class I-A-13 Certificates and distributed in the manner described in this prospectus supplement under “—Principal Distributions on the Senior Certificates” to the holders of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates as principal in reduction of the Certificate Principal Balances of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates. Any distributions of the Class I-A-13 Accrual Distribution Amount to the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates will reduce the Certificate Principal Balances of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates by that amount. The amount that is added to the Certificate Principal Balance of the Class I-A-13 Certificates will accrue interest at a rate of [      ]% per annum. On each distribution date on or after the related Class I-A-13 Accretion Termination Date, the entire Accrued Certificate Interest on the Class I-A-13 Certificates for that date will be payable to the holders of the Class I-A-13 Certificates, as interest, to the extent not required to be paid to the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates to fully reduce the aggregate Certificate Principal Balance of the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates to zero on the related Class I-A-13 Accretion Termination Date; provided, however, that if the related Class I-A-13 Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Class I-A-13 Certificates.

Class II-A Percentage—With respect to any distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Group II Senior Certificates, immediately prior to that

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distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in loan group II, other than the Discount Fraction of the Discount Mortgage Loans in loan group II, immediately prior to that distribution date. The Class II-A Percentage will initially equal approximately [      ]% and will in no event exceed 100%.

Class III-A Percentage—With respect to any distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in loan group III, other than the Discount Fraction of the Discount Mortgage Loans in loan group III, immediately prior to that distribution date. The Class III-A Percentage will initially equal approximately [      ]% and will in no event exceed 100%.

Class M Percentage—With respect to the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates and any distribution date, a percentage that will initially equal approximately [      ]%, [      ]%, [      ]%, [      ]%, [      ]% and [      ]%, respectively, and each will in no event exceed 100%. The Class M Percentages for the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group or loan groups, as applicable, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or loan groups, as applicable, immediately prior to that distribution date. The initial Class M Percentages for the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates are greater than the initial percentage interests in the related loan group or loan groups, as applicable, evidenced by the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, respectively, because the Class M Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group or loan groups.

Credit Support Depletion Date—With respect to each loan group, the first distribution date on which the Certificate Principal Balances of the related Class M Certificates and related Class B Certificates have been reduced to zero.

Discount Fraction—With respect to each Discount Mortgage Loan in loan group I, a fraction, expressed as a percentage, the numerator of which is [      ]% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is [      ]%. The Class I-A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans in loan group I. With respect to each Discount Mortgage Loan in loan group II and loan group III, a fraction, expressed as a percentage, the numerator of which is [      ]% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is [      ]%. The Class II-A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans in loan group II and loan group III.

Discount Mortgage Loan—With respect to the mortgage loans in loan group I, any mortgage loan with a Net Mortgage Rate less than [      ]% per annum. With respect to the mortgage loans in loan group II or loan group III, any mortgage loan with a Net Mortgage Rate less than [      ]% per annum.

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Due Date—With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

Due Period—With respect to any distribution date, the calendar month in which the distribution date occurs.

Eligible Funds—With respect to any distribution date and loan group, an amount equal to the excess of (i) the Available Distribution Amount or Aggregate Available Distribution Amount, as applicable, over (ii) the sum of the Senior Interest Distribution Amount or Aggregate Senior Interest Distribution Amount, as applicable, the Senior Principal Distribution Amount or Aggregate Senior Principal Distribution Amount (both determined without regard to clause (iv) of the definition of “Senior Principal Distribution Amount”), as applicable, the Class A-P Principal Distribution Amount for loan group I, loan group II or loan group III, as applicable (determined without regard to clause (v) of the definition of “Class A-P Principal Distribution Amount”) and the aggregate amount of Accrued Certificate Interest on the Class I-M, Class I-B-1 and Class I-B-2 Certificates, or the Class II-M, Class II-B-1 and Class II-B-2 Certificates, as applicable.

Excess Subordinate Principal Amount—With respect to a loan group and any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates related to that loan group then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated with respect to that loan group pursuant to clause (v) of the definition of “Class A-P Principal Distribution Amount.” The Excess Subordinate Principal Amount will be allocated among loan group II and loan group III on a pro rata basis in accordance with the amount of Realized Losses on the mortgage loans in each loan group allocated to the certificates on that distribution date.

Final Disposition—With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

Interest Accrual Period—For all classes of certificates, other than the Adjustable Rate Certificates, the calendar month preceding the month in which the distribution date occurs. The Interest Accrual Period for the Adjustable Rate Certificates is the one-month period commencing on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates, including the Adjustable Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

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Jump Scheduled Balance—With respect to the Class I-A-12 and any distribution date, the amount set forth in table entitled “Jump Scheduled Balance” under “—Principal Distributions on the Senior Certificates,” opposite that distribution date.

[Letter of Credit—The unconditional and irrevocable letter of credit issued by [            ] to provide credit enhancement for the benefit of the Class III-A-1 Certificateholders.]

[Letter of Credit Draw Amounts—With respect to any Distribution Date and the immediately preceding accrual period, the lesser of (i) the remaining amount available on the Letter of Credit and (ii) the amount by which the aggregate amount distributable to the Class A, Class M and Class B Certificateholders described in “Description of the Certificates—Priority of Distributions” in this prospectus supplement exceeds the aggregate Available Distribution Amount.]

Lockout Percentage—For any distribution date occurring prior to the distribution date in [                    ], 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

•	for any distribution date during the [ ] year after the closing date, [ ]%;

•	for any distribution date during the [ ] year after the closing date, [ ]%;

•	for any distribution date during the [ ] year after the closing date, [ ]%;

•	for any distribution date during the [ ] year after the closing date, [ ]%; and

•	for any distribution date thereafter, 100%.

Net Mortgage Rate—As to a mortgage loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

Non-Discount Mortgage Loan—The mortgage loans other than the Discount Mortgage Loans.

Notional Amount— As of any date of determination, the Notional Amount of the Class I-A-3 Certificates is equal to the Certificate Principal Balance of the Class I-A-2 Certificates immediately prior to that date. The initial Notional Amount of the Class I-A-3 Certificates is approximately $[                    ]. As of any date of determination, the Notional Amount of the Class I-A-7 Certificates is equal to ([      ]/[      ])% multiplied by the aggregate certificate principal balance of the Class I-A-1, Class I-A-2, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-9, Class I-A-10, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates immediately prior to that date. The initial Notional Amount of the Class I-A-7 Certificates is approximately $[                    ]. As of any date of determination, the Notional Amount of the Class I-A-11 Certificates is equal to the Certificate Principal Balance of the Class I-A-10 and Class I-A-17 Certificates immediately prior to that date. The initial Notional Amount of the Class I-A-11 Certificates is approximately $[                    ]. As of any date of determination, the Notional Amount of the Class I-A-15 Certificates is equal to the Certificate Principal Balance of the Class I-A-14 Certificates immediately prior to that date. The initial Notional Amount of the Class I-A-15 Certificates is approximately $[                    ]. As of any date of determination, the Notional Amount of the Class I-A-18 Certificates is equal to the Certificate Principal Balance of the Class I-A-17 Certificates immediately prior to that date. The initial Notional Amount of the Class I-A-18

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Certificates is approximately $[                    ]. As of any date of determination, the Notional Amount of the Class I-A-V Certificates is equal to the aggregate Stated Principal Balance of the group I loans prior to that date. The initial Notional Amount of the Class I-A-V Certificates is approximately $[                    ]. As of any date of determination, the Notional Amount of the Class II-A-V Certificates is equal to the aggregate Stated Principal Balance of the group II loans and group III loans prior to that date. The initial Notional Amount of the Class II-A-V Certificates is approximately $[                    ]. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

Planned Principal Balance—With respect to the Class I-A-1 and any distribution date, the amount set forth in Schedule I of the table entitled “Planned Principal Balances and Targeted Principal Balances” under “—Principal Distributions on the Senior Certificates,” opposite that distribution date.

Prepayment Offset Amount—For any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in the related loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group and that distribution date.

Record Date—With respect to any certificates, other than the Adjustable Rate Certificates for so long as the Adjustable Rate Certificates are in book-entry form, and any distribution date, the close of business on the last business day of the preceding calendar month. With respect to the Adjustable Rate Certificates and any distribution date provided the Adjustable Rate Certificates are in book-entry form, the close of business on the business day prior to that distribution date

Senior Accelerated Distribution Percentages—For loan group I and any distribution date occurring prior to the distribution date in [                    ], 100%. The Senior Accelerated Distribution Percentage for any distribution date and loan group I occurring after the first five years following the closing date will be as follows:

•

for any distribution date during the [        ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the [        ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the [        ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the [        ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date; and

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•	for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage for loan group I exceeds the initial Senior Percentage for that loan group, the Senior Accelerated Distribution Percentage for loan group I for that distribution date will once again equal 100%.

Any scheduled reduction to the Senior Accelerated Distribution Percentage for loan group I shall not be made as of any distribution date unless either:

(a)(i)(X)  the outstanding principal balance of mortgage loans in loan group I delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and related Class B Certificates, is less than [      ]% or (Y) the outstanding principal balance of mortgage loans in loan group I delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in loan group I averaged over the last six months, does not exceed [      ]%, and

(ii)      Realized Losses on the mortgage loans in loan group I to date for that distribution date, if occurring during the [        ], [        ], [        ], [        ] or [        ] year, or any year thereafter, after the closing date, are less than [      ]%, [      ]%, [      ]%, [      ]% or [      ]%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates; or

(b)(i)  the outstanding principal balance of mortgage loans in loan group I delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in loan group I averaged over the last six months, does not exceed [      ]%, and

(ii)      Realized Losses on the mortgage loans in loan group I to date for that distribution date, if occurring during the [        ], [        ], [        ], [        ] or [        ] year or any year thereafter, after the closing date, are less than [      ]%, [      ]%, [      ]%, [      ]% or [      ]%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to loan group I, other than the related Class A-P Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%.

For loan group II and loan group III and any distribution date occurring prior to the distribution date in [                    ], 100%. The Senior Accelerated Distribution Percentage for any distribution date and loan group II or loan group III occurring after the first five years following the closing date will be as follows:

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•

for any distribution date during the [    ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the [    ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the [    ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date;

•

for any distribution date during the [    ] year after the closing date, the related Senior Percentage for that distribution date plus [      ]% of the related Subordinate Percentage for that distribution date; and

•	for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any distribution date the weighted average of the Senior Percentages for loan group II and loan group III, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group excluding the Discount Fraction of the Discount Mortgage Loans exceeds the weighted average of the initial Senior Percentages for loan group II and loan group III, calculated on that basis, each of the Senior Accelerated Distribution Percentages for loan group II and loan group III for that distribution date will once again equal 100%.

Any scheduled reduction to the Senior Accelerated Distribution Percentage for loan group II and loan group III shall not be made as of any distribution date unless either:

(a)(i)(X)  the outstanding principal balance of mortgage loans in loan group II and loan group III delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and related Class B Certificates, is less than [      ]% or (Y) the outstanding principal balance of mortgage loans in loan group II and loan group III delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in loan group II and loan group III averaged over the last six months, does not exceed [    ]%, and

(ii)      Realized Losses on the mortgage loans in loan group II and loan group III to date for that distribution date, if occurring during the [    ], [    ], [    ], [    ] or [    ] year, or any year thereafter, after the closing date, are less than [      ]%, [      ]%, [      ]%, [      ]% or [      ]%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates; or

(b)(i)  the outstanding principal balance of mortgage loans in loan group II and loan group III delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in loan group II and loan group III averaged over the last six months, does not exceed [      ]%, and

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(ii)      Realized Losses on the mortgage loans in the loan group II and loan group III to date for that distribution date, if occurring during the [    ], [    ], [    ], [    ] or [    ] year or any year thereafter, after the closing date, are less than [      ]%, [      ]%, [      ]%, [      ]% or [      ]%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group other than the Class II-A-P Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%

Senior Interest Distribution Amount— With respect to any distribution date and loan group the amount of Accrued Certificate Interest to be distributed to the holders of the related Senior Certificates for that distribution date, including, with respect to the Certificate Group relating to the group I loans, the Aggregate Accrual Distribution Amount.

Senior Percentage— The Class I-A Percentage, the Class II-A Percentage or the Class III-A Percentage, as applicable.

Senior Principal Distribution Amount— With respect to any distribution date and a loan group the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount and related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of “Class A-P Principal Distribution Amount”), in each case, for the related loan group have been distributed and (b) the sum of::

(i)      the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

(1)    the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date;

(2)    the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

(3)    the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan in the related loan group;

(ii)      in connection with the Final Disposition of a mortgage loan in the related loan group that occurred in the preceding calendar month an amount equal to the lesser of:

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(1)    the then-applicable related Senior Percentage of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

(2)    the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in the related loan group included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

(iii)      the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, with respect to the related loan group other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related loan group;

(iv)      any Excess Subordinate Principal Amount allocated to the related loan group as described in the definition of Excess Subordinate Principal Amount, for that distribution date;

(v)      in the case of loan group II and loan group III only, any additional amounts from another loan group to be included in the Senior Principal Distribution Amount with respect to such loan group pursuant to the first paragraph of clause (d) under “—Principal Distributions on the Senior Certificates”; and

(vi)      any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the related Class M Certificates or the related Class B Certificates; minus

(vii)      the related Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount, without giving effect to this clause (vii), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

Subordinate Percentage— With respect to any loan group as of any date of determination a percentage equal to 100% minus the related Senior Percentage as of that date.

Subsequent Recoveries—Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Targeted Principal Balance—With respect to the Class I-A-2 and any distribution date, the amount set forth in Schedule II of the table entitled “Planned Principal Balances and Targeted Principal Balances” under “—Principal Distributions on the Senior Certificates,” opposite that distribution date.

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[Yield Maintenance Agreement Notional Balance—With respect to any distribution date specified below and the Class I-A-2 Certificates, the lesser of (1) the aggregate Certificate Principal Balance of the Class I-A-2 Certificates immediately prior to that distribution date and (2) the amount of the “Class I-A-2 Notional Balance” specified below for that distribution date. With respect to any distribution date specified below and the Class I-A-10 Certificates, the lesser of (1) the aggregate Certificate Principal Balance of the Class I-A-10 Certificates immediately prior to that distribution date and (2) the amount of the “Class I-A-10 Notional Balance” specified below for that distribution date. With respect to any distribution date specified below and the Class I-A-14 Certificates, the lesser of (1) the aggregate Certificate Principal Balance of the Class I-A-14 Certificates immediately prior to that distribution date and (2) the amount of the “Class I-A-14 Notional Balance” specified below for that distribution date.    With respect to any distribution date specified below and the Class I-A-17 Certificates, the lesser of (1) the aggregate Certificate Principal Balance of the Class I-A-17 Certificates immediately prior to that distribution date and (2) the amount of the “Class I-A-17 Notional Balance” specified below for that distribution date

Distribution Date	Class I-A-2 Notional Balance	Class I-A-10 Notional Balance	Class I-A-14 Notional Balance	Class I-A-17 Notional Balance
]

Summary of the Priority of Distributions

The servicing fee and certain other amounts described in the definition of Available Distribution Amount are not a part of the Available Distribution Amount and therefore will be paid to the applicable parties prior to any distributions to the offered certificateholders. The following is a summary of the order of priority that will be used to allocate the Available Distribution Amount on a distribution date:

first, distribution of interest, in the order and priority described under “Description of the Certificates—Interest Distributions, to the holders of the Senior Certificates from the related loan group;

second; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Senior Certificates”, to the holders of the Class R Certificates from the related loan group;

third; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Senior Certificates”, to the holders of the Senior Certificates from the related loan group;

fourth; [if the Certificate Principal Balance of the Class III-A-1 Certificates is equal to zero, to the Letter of Credit Provider to the extent there is any unreimbursed Letter of Credit Draw Amounts;]

fifth; if the Certificate Principal Balances of the Subordinate Certificates relating to a Loan Group have not been reduced to zero, reimbursement of certain advances to the master servicer;

sixth; distribution of interest to the holders of the related Class M-1 Certificates;

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seventh; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Class M Certificates”, to the holders of the related Class M-1 Certificates;

eighth; distribution of interest to the holders of the related Class M-2 Certificates;

ninth; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Class M Certificates”, to the holders of the related Class M-2 Certificates;

tenth; distribution of interest to the holders of the related Class M-3 Certificates;

eleventh; distribution of principal, in the order and priority described under “Description of the Certificates—Principal Distributions on the Class M Certificates”, to the holders of the related Class M-3 Certificates;

twelfth; distribution of interest to the holders of the related Class B-1 Certificates;

thirteenth; distribution of principal to the holders of the related Class B-1 Certificates;

fourteenth; distribution of interest to the holders of the related Class B-2 Certificates;

fifteenth; distribution of principal to the holders of the related Class B-2 Certificates;

sixteenth; distribution of interest to the holders of the related Class B-3 Certificates;

seventeenth; distribution of principal to the holders of the related Class B-3 Certificates;

eighteenth; distribution of principal, pro rata, to the holders of the related Senior Certificates to the extent of any remaining Available Distribution Amounts for the related Loan Group;

nineteenth; distribution of principal to the holders of the related Subordinate Certificates with the highest payment priority to the extent of any remaining Available Distribution Amounts for the related Loan Group; and

twentieth; to the Class R-III Certificates, the balance, if any, of the Available Distribution Amounts for all Loan Groups.

Distributions on the Offered Certificates

Distributions on the offered certificates will be made by the trustee beginning in [                    ] on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Distributions on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Distributions will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates,

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distributions will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final distribution relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final distribution. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York, Texas or Illinois are required or authorized by law to be closed.

With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

Interest Distributions

Distributions of interest are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how interest is calculated and paid to the certificates.

Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amount [and any Letter of Credit Draw Amounts, with respect to the Class III-A-1 Certificates], other than the Aggregate Accrual Distribution Amount, for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion Termination Date in the case of the Accrual Certificates. Holders of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates will also be entitled to receive payments, if any, made pursuant to the related yield maintenance agreement as described in this prospectus supplement.

Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amounts for that distribution date after distributions of interest and principal to the related Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of related Class M Certificates having a higher payment priority.

The Principal Only Certificates are not entitled to distributions of interest.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the related certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed the Prepayment Offset Amount. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any

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Prepayment Interest Shortfalls which are not covered by the Prepayment Offset Amount will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

If on any distribution date the Available Distribution Amount with respect to a loan group is less than the Accrued Certificate Interest on the Senior Certificates payable from that loan group, the shortfall will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from that loan group for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds for the related loan group after interest distributions as described in this prospectus supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement providers to make payments pursuant to the yield maintenance agreements will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

These interest shortfalls could occur, for example, if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

Prior to the distribution date on which the related Accretion Termination Date occurs, interest shortfalls allocated to the related Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates and the Class I-A-12 Certificates and will cause the Certificate Principal Balances of those certificates to be reduced to zero later than would otherwise be the case. See “Certain Yield and Prepayment Considerations” in this prospectus supplement. Because any interest shortfalls allocated to the Accrual Certificates prior to the related Accretion Termination Date will result in the Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on those certificates in the future and the amount that will be available for distributions relating to principal on the Accretion Directed Certificates and the Class I-A-12 Certificates will be reduced.

The pass-through rates on all classes of offered certificates, other than the Adjustable Rate, Variable Strip and Principal Only Certificates, are fixed and are listed on page S-[    ] and S-[    ] of this prospectus supplement.

The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

(1) The pass-through rate on the Class I-A-2 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus [      ]%, with a maximum rate of the Available Funds Cap and a minimum rate of [      ]% per annum.

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(2) The pass-through rate on the Class I-A-3 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to [      ]% minus LIBOR, with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

(3) The pass-through rate on the Class I-A-5 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus [      ]%, with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

(4) The pass-through rate on the Class I-A-6 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to [      ] – ([      ] multiplied by LIBOR), with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

(5) The pass-through rate on the Class I-A-10 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus [      ]%, with a maximum rate of the Available Funds Cap and a minimum rate of [      ]% per annum.

(6) The pass-through rate on the Class I-A-11 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to [      ]% minus LIBOR, with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

(7) The pass-through rate on the Class I-A-14 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus [      ]%, with a maximum rate of the Available Funds Cap and a minimum rate of [      ]% per annum.

(8) The pass-through rate on the Class I-A-15 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to [      ]% minus LIBOR, with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

(9) The pass-through rate on the Class I-A-17 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus [      ]%, with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

(10) The pass-through rate on the Class I-A-18 Certificates with respect to the initial Interest Accrual Period is [      ]% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to [      ]% minus LIBOR , with a maximum rate of [      ]% per annum and a minimum rate of [      ]% per annum.

The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period are available at the trustee’s website, which may be obtained by telephoning the trustee at ([      ]) [      ]-[        ].

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The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the related loan group. The pool strip rate on any mortgage loan in loan group I is equal to its Net Mortgage Rate minus [      ]%, but not less than [      ]%. The pool strip rate on any mortgage loan in loan group II is equal to its Net Mortgage Rate minus [      ]%, but not less than [      ]%. The pool strip rate on any mortgage loan in loan group III is equal to its Net Mortgage Rate minus [      ]%, but not less than [      ]%. As of the cut-off date, the pool strip rates on the mortgage loans in loan group I range between [      ]% and [      ]% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group II range between [      ]% and [      ]% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group III range between [      ]% and [      ]% per annum. The initial pass-through rates on the Class I-A-V Certificates and the Class II-A-V Certificates are approximately [      ]% and [      ]% per annum, respectively.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period for the Adjustable Rate Certificates other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the

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master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, [      ]% per annum with respect to the Adjustable Rate Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the trustee and the master servicer’s subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

Distributions of principal are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how principal is calculated and paid to the Senior Certificates.

The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount, other than the Aggregate Accrual Distribution Amount in the case of the Senior Certificates related to the group I loans, a distribution allocable to principal equal to in the case of (i) the Senior Certificates, other than the related Class A-P Certificates, the related Senior Principal Distribution Amount and the Aggregate Accrual Distribution Amount and (ii) the Class A-P Certificates, the related Class A-P Principal Distribution Amount or Class A-P Principal Distribution Amounts.

After the distribution of the related Senior Interest Distribution Amount, other than the Aggregate Accrual Distribution Amount in the case of the Senior Certificates related to the group I loans, distributions of principal on the Senior Certificates on each distribution date will be made as follows;

(a) For the Group I Senior Certificates, prior to the occurrence of the Credit Support Depletion Date:

(i) the Class A-P Principal Distribution Amount for loan group I shall be distributed to the Class I-A-P Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(ii) an amount equal to the Class I-A-13 Accrual Distribution Amount shall be distributed to the Class I-A-10, Class I-A-12, Class I-A-14 and Class I-A-17 Certificates in the following manner:

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(A)  if the principal balance of the mortgage loans in loan group I for that distribution date is less than or equal to the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order an priority:

(a)      first, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

(b)      second, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(B)  if the principal balance of the mortgage loans in loan group I for that distribution date is greater than the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

(a)      first, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(b)      second, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(iii)    an amount equal to the Class I-A-12 Accrual Distribution Amount shall be distributed to the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates in the following manner and priority:

(A)  if the principal balance of the mortgage loans in loan group I for that distribution date is less than or equal to the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

(a)      first, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

(b)      second, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(B)  if the principal balance of the mortgage loans in loan group I for that distribution date is greater than the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

(a)      first, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(b)      second, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

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(iv)      the Senior Principal Distribution Amount for loan group I shall be distributed in the following manner and priority:

(A) first, to the Class R-I Certificates, until the Certificate Principal Balance thereof has been reduced to zero

(B) second, the balance of the Senior Principal Distribution Amount for loan group I remaining after the distributions, if any, described in clauses (b)(iv)(A) above shall be distributed concurrently as follows:

(a)      [      ]% of such amount shall be distributed as follows:

(1)      [      ]% of such amount shall be distributed in the following manner and priority:

a. first, to the Class I-A-10, Class I-A-14, Class I-A-17, Class I-A-12 and Class I-A-13 Certificates an amount up to $[      ] after giving effect to the application of the Class I-A-12 Accrual Distribution Amount and Class I-A-13 Accrual Distribution Amount, in the following manner and priority:

1)       if the principal balance of the mortgage loans in loan group I for that distribution date is less than or equal to the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

a)      first, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

b)      second, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

2)       if the principal balance of the mortgage loans in loan group I for that distribution date is greater than the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

a)      first, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the

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Certificate Principal Balances thereof have been reduced to zero; and

b)      second, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

3)       to the Class I-A-13 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

b. second, to the Class I-A-9 Certificates, an amount up to $[    ] until the Certificate Principal Balance thereof has been reduced to zero;

c. third, to the Class I-A-10, Class I-A-14, Class I-A-17, Class I-A-12 Certificates in the following manner and priority:

1)       if the principal balance of the mortgage loans in loan group I for that distribution date is less than or equal to the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

a)      first, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

b)      second, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

2)       if the principal balance of the mortgage loans in loan group I for that distribution date is greater than the Jump Scheduled Balance for that distribution date, then such amount shall be distributed in the following order and priority:

a)      first, to the Class I-A-10, Class I-A-14, Class I-A-17 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

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b)      second, to the Class I-A-12 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

d. fourth, to the Class I-A-13 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

e. fifth, to the Class I-A-9 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

(2)      [      ]% of such amount shall be distributed in the following manner and priority:

a. first, to the Lockout Certificates, on a pro rata basis until the Certificate Principal Balances of the Lockout Certificates have been reduced to zero, an amount equal to the Lockout Percentage of the Lockout Certificates’ pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Group I Certificates (other than the Class I-A-P Certificates)) of the aggregate of the collections described in clauses (i), (ii), (iii), (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of the Senior Principal Distribution Amount for loan group I, without application of the Senior Percentage or the Senior Accelerated Distribution Percentage for loan group I; provided, however, that if the aggregate of the amounts set forth in clauses (i), (ii), (iii), (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of Senior Principal Distribution Amount for loan group I is more than the balance of the Available Distribution Amount for loan group I remaining after the Senior Interest Distribution Amount and the Class A-P Principal Distribution Amount for loan group I have been distributed, the amount paid to the Lockout Certificates pursuant to this clause (iv)(B)(a)(2)a. shall be reduced by an amount equal to the Lockout Certificates’ pro rata share (based on the aggregate Certificate Principal Balance of the Lockout Certificates relative to the aggregate Certificate Principal Balance of the Group I Certificates (other than the Class I-A-P Certificates)) of such difference;:

b. second, any remaining amount to the Class I-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to the Planned Principal Balance for that distribution date;

c. third, any remaining amount to the Class I-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to the Targeted Principal Balance for that distribution date;

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d. fourth, to the Class I-A-5 Certificates and Class I-A-6 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero

e. fifth, any remaining amount to the to the Class I-A-2 Certificates, without regard to the Targeted Principal Balance for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

f. sixth, any remaining amount to the Class I-A-1 Certificates without regard to the Planned Principal Balance for that distribution date until the Certificate Principal Balance thereof has been reduced to zero; and

g. seventh, any remaining amount any remaining amount to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)      [      ]% of such amount shall be distributed to the Class I-A-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(b)      For the Group II Senior Certificates and Class II-A-P Certificates prior to the occurrence of the Credit Support Depletion Date,

(i)      the Class A-P Principal Distribution Amount for loan group II shall be distributed to the Class II-A-P Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

(ii)     an amount equal to the Senior Principal Distribution Amount for loan group II shall be distributed as follows

(A) first, to the Class R-II Certificates and Class R-III Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of those classes have been reduced to zero; and

(B) second, to the Class II-A-1 and Class II-A-2 Certificates on a pro rata basis, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero.

(c)      For the Group III Senior Certificates and Class II-A-P Certificates prior to the occurrence of the Credit Support Depletion Date:

(i)      the Class A-P Principal Distribution Amount for loan group III shall be distributed to the Class II-A-P Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

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(ii)       an amount equal to the Senior Principal Distribution Amount for loan group III shall be distributed to the Class III-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero[; and

(iii)       to the Letter of Credit Provider, an amount equal to any unreimbursed Letter of Credit Draw Amounts.]

(d)           On any distribution date prior to the occurrence of the Credit Support Depletion Date for loan group II and loan group III that occurs after the reduction of the aggregate Certificate Principal Balance of the Senior Certificates relating to loan group II or loan group III to zero, the outstanding Senior Certificates related to the other loan group will be entitled to receive 100% of the mortgagor prepayments on the mortgage loans in the loan group related to the Senior Certificates that have been reduced to zero. Such amounts shall be treated as part of the related Available Distribution Amount and distributed as part of the related Senior Principal Distribution Amount in accordance with the priorities set forth in clause (b) or (c) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, remaining Senior Certificates relating to loan group II or loan group III will not be entitled to receive mortgagor prepayments on the mortgage loans in the other loan group if the following two conditions are satisfied: (1) the weighted average of the Subordinate Percentages for both loan group II and loan group III for such distribution date, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for both loan group II and loan group III, calculated on that basis and (2) the outstanding principal balance of the mortgage loans in both loan groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class II-M Certificates and Class II-B Certificates, is less than 50%.

On any distribution date prior to the Credit Support Depletion Date for loan group II and loan group III on which the aggregate Certificate Principal Balance of the Senior Certificates relating to loan group II or loan group III is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group, in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments allocable to the Class II-M Certificates and Class II-B Certificates from the mortgage loans in the other loan group will be distributed to such undercollateralized Senior Certificates in accordance with the priorities set forth in clause (b) or (c) above, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group and (2) an amount equal to one month’s interest at a rate of [      ]% per annum on the amount of such difference will be distributed, pro rata, from the Available Distribution Amount for the other loan group otherwise allocable to the Class II-M Certificates and Class II-B Certificates, based on such amounts otherwise allocable to the Class II-M Certificates and Class II-B Certificates, as follows: first to pay any unpaid interest on such undercollateralized Certificates and then to pay principal on those certificates in the manner described in (1) above.

(e)      On or after the occurrence of the Credit Support Depletion Date for loan group I or loan group II and loan group III, as applicable, all priorities relating to distributions as described in clause (a), (b) (c) above relating to principal among the related Senior Certificates will be disregarded. Instead, an amount equal to the related Class A-P Principal Distribution Amount or Class A-P Principal Distribution Amounts, as applicable, will be distributed to the related Class A-P Certificates, and then the applicable Senior Principal Distribution Amount or Senior Principal

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Distribution Amounts will be distributed to the related outstanding Senior Certificates, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances.

(f)      After reduction of the Certificate Principal Balances of the Senior Certificates of a Certificate Group, other than the related Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, those Senior Certificates, other than the related Class A-P Certificates, will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the remaining outstanding certificates in the related Certificate Group, in each case as described in this prospectus supplement.

The following table sets forth for each distribution date the Planned Principal Balances for the PAC Certificates and the Targeted Principal Balances for the TAC Certificates.

There is no assurance that sufficient funds will be available on any distribution date to reduce (i) the Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance, or (ii) the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for that distributions will not be made in excess of those amounts for that distribution date.

	Schedule I	Schedule II

Distribution Date	Planned Principal Balances for Class I-A-1 Certificates	Targeted Principal Balances for Class I-A-2 Certificates

Initial Balance	[ ]
[ ] and thereafter	0.00	0.00

The Planned Principal Balance for the PAC Certificates for each distribution date listed in the table above was calculated based on assumptions, including the assumption that prepayments on the group I loans occur each month at between approximately 125% of the Prepayment Model and approximately 300% of the Prepayment Model. A prepayment assumption of 100% of the Prepayment Model assumes prepayment rates of 0.2% CPR of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% CPR in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% CPR each month thereafter. 125% of the Prepayment Model assumes prepayment rates equal to 125% of such prepayment rates, and so forth. The Targeted Principal Balances for the TAC Certificates for each distribution date listed in the table above were calculated based on assumptions, including the assumption that prepayments on the group I loans occur each month at approximately 75% of the prepayment assumption described in “Certain Yield and Prepayment Considerations – Weighted Average Life” in this prospectus supplement. The performance of the mortgage loans may differ from the assumptions used in determining those balances. The Planned Principal Balances and Targeted Principal Balances listed in the table above are final and binding regardless of any error or alleged error in making the calculations.

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There can be no assurance that funds available for distributions of principal in reduction of (i) the Certificate Principal Balances of the PAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance for any distribution date and (ii) the Certificate Principal Balance of the TAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balance of the TAC Certificates to the related Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balances of the PAC Certificates and TAC Certificates may commence significantly earlier or later than would be anticipated based on the amounts shown in the table above. Distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates and the TAC Certificates may end significantly earlier or later than would be anticipated based on the table above. See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

The following table sets forth for each distribution date the Jump Scheduled Balance for the Class I-A-12 Certificates.

On any distribution date for which the Certificate Principal Balance of the Class I-A-10, Class A-I-14 and Class I-A-17 Certificates is less than or equal to the amount for that distribution date as shown in the following table, the Class I-A-12 Certificates will receive their interest accrued for that distribution date as a principal distribution. The table has been prepared solely for the purpose of determining distributions on the offered certificates, and this prospectus supplement makes no representation as to the rates of prepayment, defaults or delinquencies on the mortgage loans.

Jump Scheduled Balance

Distribution Date	Class I-A-12 Jump Scheduled Balance	Distribution Date	Class I-A-12 Jump Scheduled Balance
Initial Balance	$[ ]
[ ]	0.00
and thereafter

Principal Distributions on the Class M Certificates

Distributions of principal are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how principal is calculated and paid to the Class M Certificates.

Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group remaining after:

•

the sum of (i) the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for loan group I, (ii) the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for loan group II, or (iii) the Senior Interest Distribution

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Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for loan group III, as applicable, is distributed;

•	reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under “Advances”;

•	the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of related Class M Certificates having a higher payment priority is distributed; and

•

the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed, a distribution allocable to principal in the sum of the following:

(i)       the product of (A) that class’ pro rata share, based on the aggregate Certificate Balance of all classes of related Class M Certificates and related Class B Certificates then outstanding and (B) the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

(1)      the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date;

(2)      the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

(3)      the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan in the related loan group;

(ii)      that class’ pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and related Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan in the related loan group to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

(iii)     with respect to mortgage loans in the related loan group, the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a

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Discount Mortgage Loan in that loan group, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

(iv)     if that class is the most senior class of related certificates then outstanding with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount allocated to the related loan group, as described in the definition of Excess Subordinate Principal Amount, if any; and

(v)      any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of related Class M Certificates with a lower payment priority or the related Class B Certificates; minus

(vi)     the Capitalization Reimbursement Amounts for the related loan group for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the Capitalization Reimbursement Amount.

References in this prospectus supplement to “payment priority” of the Class M Certificates refer to a payment priority among those classes of certificates as follows: with respect to the Class I-M Certificates, first, to the Class I-M-1 Certificates; second, to the Class I-M-2 Certificates; and third, to the Class I-M-3 Certificates and with respect to the Class II-M Certificates, first, to the Class II-M-1 Certificates; second, to the Class II-M-2 Certificates; and third, to the Class II-M-3 Certificates.

As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds for the related loan group. Notwithstanding the foregoing, if the Certificate Principal Balances of the related Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the pooling and servicing agreement.

All mortgagor prepayments not otherwise distributable to the related Senior Certificates will be allocated on a pro rata basis among the class of related Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of related Class M Certificates and related Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class I-M-2, Class I-M-3 or Class I-B Certificates, respectively, only if the sum of the current percentage interests in loan group I evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in loan group I evidenced by that class and each class, if any, subordinate thereto. The related loss level on any distribution date would be satisfied as to any Class II-M-2, Class II-M-3 or Class II-B

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Certificates, respectively, only if the sum of the current percentage interests in loan group II and loan group III evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in loan group II and loan group III evidenced by that class and each class, if any, subordinate thereto.

As stated above under “—Principal Distributions on the Senior Certificates,” each Senior Accelerated Distribution Percentage will be 100% during the first [      ] years after the closing date, unless the Certificate Principal Balances of the related Senior Certificates, other than the related Class A-P Certificates, are reduced to zero before the end of that [      ]-year period, and will thereafter equal 100% whenever the related Senior Percentage exceeds the initial related Senior Percentage. Furthermore, as described in this prospectus supplement, each Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the [      ] through [      ] years following the closing date, and scheduled reductions to each Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group. Accordingly, the Class I-M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of Class I-A Certificates (other than the Class I-A-P Certificates) have been reduced to zero before the end of such period and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments during certain periods after this [      ] year period. In addition, the Class II-M Certificates will not be entitled to any mortgagor prepayments for at least the first [      ] years after the closing date, unless the Certificate Principal Balances of Class II-A-1 Certificates and Class II-A-2 Certificates have been reduced to zero before the end of such period and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments during certain periods after this [      ] year period. See “—Principal Distributions on the Senior Certificates” in this prospectus supplement.

Allocation of Losses; Subordination

The subordination provided to the Senior Certificates by the related Class B Certificates and related Class M Certificates and the subordination provided to each class of Class M Certificates by the related Class B Certificates and by any class of related Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans in the related loan group that are Defaulted Mortgage Losses. Any Realized Losses will be allocated as follows:

•	first, to the related Class B Certificates;

•	second, to the Class I-M-3 Certificates or the Class II-M-3 Certificates, as applicable;

•	third, to the Class I-M-2 Certificates or the Class II-M-2 Certificates, as applicable; and

•	fourth, to the Class I-M-1 Certificates or the Class II-M-1 Certificates, as applicable;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the related Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of such Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans in each loan group and the entire amount of Realized Losses on Non-Discount Mortgage Loans in each loan group, will be allocated on a pro rata basis to the (i) the Group I Senior Certificates and, in the case of the interest portion of such

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Realized Loss, Class I-A-V Certificates, in case of such Realized Losses on group I loans; provided, however, that such losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate Principal Balance of the Senior Support Certificates has been reduced to zero, (ii) Class II Senior Certificates and, in the case of the interest portion of such Realized Losses, Class II-A-V Certificates, in case of such Realized Losses on group II loans, and (iii) the Group III Senior and, in the case of the interest portion of such Realized Losses, the Class II-A-V Certificates, in the case of such Realized Losses on Group III loans. Investors in the Group II Senior Certificates and the Group III Senior Certificates should be aware that because the II-M Certificates and II-B Certificates represent interests in both loan group II and loan group III, the Certificates Principal Balance of Class II-M Certificates and Class II-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in the other loan group. Therefore, although Realized Losses on the Mortgage Loans in loan group II or loan group III may be only be allocated to the related Senior Certificates, the allocations to the Class II-M Certificates and Class II-B Certificates of Realized Losses on the mortgage loans in the other loan group will reduce the subordination provided to the Senior Certificates by the Class II-M Certificates and Class II-B Certificates and increase the likelihood that Realized Losses may be allocated to any class of Senior Certificates. [Realized Losses that would otherwise be allocated to the Class III-A-1 Certificates will be allocated to Letter of Credit Draw Amounts until the Letter of Credit has been reduced to zero, at which time realized losses will be allocated to the Class III-A-1 Certificates.]

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

•

its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the Certificate Group related to loan group I below the aggregate Stated Principal Balance of the group I loans, or the aggregate Certificate Principal Balance of the Certificate Group related to the combined loan group II and loan group III below the aggregate Stated Principal Balance of the group II loans and group III loans; and

•

the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the related Senior Certificates described under “—Principal Distributions on the Senior Certificates” and any class of related Class M Certificates with a higher payment priority.

As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

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Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the related Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior Certificates, second to the related Class M Certificates in the order of their payment priority and third to the related Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the related Senior Certificateholders or the related Class M Certificateholders, as applicable.

The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans in the related loan group. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P Certificates by the related Class M Certificates and related Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan in the related loan group and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the related Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses on mortgage loans in the related loan group that are not allocated to the related Class M Certificates and related Class B Certificates, other than the amount allocable to the related Class A-P Certificates, which losses will be allocated among the (i) Class I-A Certificates and Class R-I Certificates and, in the case of the interest portion of such Realized Loss, Class I-A-V Certificates, in the case of a Realized Loss on a mortgage loan in group I or (ii) Class II-A, Class R-II and Class R-III Certificates and, in the case of the interest portion of such Realized Loss, Class II-A-V Certificates, in the case of a Realized Loss on a mortgage loan in loan group II, or (iii) Class III-A-1 Certificates, and, in the case of the interest portion of such Realized Loss, Class II-A-V Certificates, in case of loan group III as described in this prospectus supplement.

Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group or loan groups, on any distribution date, an amount equal to all unpaid related Class A-P Collection Shortfalls to the extent of related Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of related Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of related certificates then outstanding with a Certificate Principal Balance greater than zero.

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An allocation of a Realized Loss on a “pro rata basis” among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon payable from the related loan group, in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates for the purpose of allocating any portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

•	the original Certificate Principal Balance of those certificates, and

•	the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, in each case for each loan group on each distribution date, holders of the related Senior Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and related Class B Certificates, to the extent necessary to satisfy the related Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, in each case, with respect to the related loan group. Similarly, holders of the Class M Certificates have a right to distributions of the related Available Distribution Amounts prior to the rights of holders of the related Class B Certificates and holders of any class of related Class M Certificates with a lower payment priority.

The application of the related Senior Accelerated Distribution Percentage, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates, other than the related Class A-P Certificates, in the aggregate relative to the actual amortization of the related mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan in the related loan group. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans in their respective loan groups, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and related Class B Certificates, the percentage interest evidenced by the Senior Certificates in the related loan group will be decreased, with a corresponding increase in the interest in the trust evidenced by the related Class M and related Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the related Class M Certificates and related Class B Certificates collectively. In addition, if losses on the mortgage loans in a loan group exceed the amounts described in the definition of Senior Accelerated Distribution Percentage or the conditions described in clause (d) under “—Principal Distributions on the Senior Certificates” occur, a greater percentage of full and partial mortgagor prepayments may be allocated to the related Senior Certificates in the aggregate, other than the related Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the related Senior Certificates relative to the related Class M Certificates and related Class B Certificates.

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The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority.

Advances

Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date. In addition, the pooling and servicing agreement will require the master servicer to make Servicing Advances.

Advances and Servicing Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or related Class M Certificates. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

All Advances and Servicing Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance or Servicing Advance was made or (b) as to any Advance or Servicing Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the related Class B Certificates or related Class M Certificates. [Moreover, once a mortgage loan becomes 90 or more days delinquent, the master servicer will no longer be obligated to make any Advances on such mortgage loan.]

[As described above, in the event a mortgage loan becomes 90 or more days delinquent (i) the master servicer shall be permitted to immediately withdraw from the Custodial Account an amount equal to the sum of all unreimbursed Advances of scheduled payments with respect to such mortgage loan and (ii) no further Advances will be made with respect to such mortgage loan unless such mortgage loan is made current by the related borrower.]

In addition, see “Description of the Securities—Withdrawals from the Custodial Account” and “—Advances” in the accompanying prospectus.

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The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the related Class B Certificates or any class of related Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the related Class M Certificates and related Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on the Senior Certificates.

The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the master servicer’s obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

[Delinquent Loan Repurchase Right

The pooling and servicing agreement will provide that the master servicer may be permitted, under certain circumstances, to purchase mortgage loans from the trust (including mortgage loans that are two or more months delinquent in payments of principal and interest) at the applicable repurchase price.]

Reports to Certificateholders

The trustee will make the reports referred to in the accompanying prospectus under “Description of the Securities—Reports to Securityholders” (and, at its option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other

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parties referred to in the pooling and servicing agreement via the trustee’s internet website, at http://www.[            ].com, presented under “PHOENIX RESIDENTIAL SECURITIES, LLC (PRS)” as the product and “PHOENIX RESIDENTIAL SECURITIES, LLC 201[  ]-[      ]” as the deal. Certificateholders with questions may direct them to the trustee’s bondholder services group at ([      ]) [      ]-[        ]. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also “Description of the Securities—Reports to Securityholders” in the accompanying prospectus for a more detailed description of certificateholder reports.

[The Yield Maintenance Agreements]

[The holders of each of the Class I-A-2 Certificates may benefit from a series of interest rate cap payments from [                                ] and the holders of the Class I-A-10, Class I-A-14 and Class I-A-17 Certificates may each benefit from a series of interest rate cap payments from [                                ] pursuant to related yield maintenance agreements. The yield maintenance agreements are intended to partially mitigate on each distribution date from the distribution date in [            ] up to and including the distribution date in [            ] with respect to the Class I-A-2 Certificates, [            ] with respect to the Class II-A-10 Certificates, [            ] with respect to the Class I-A-14 Certificates and [            ] with respect to the Class I-A-17 Certificates the interest rate risk that could result from the difference between (a) LIBOR and (b) [      ]% per annum with respect to the Class I-A-2 Certificates, (a) LIBOR and (b) [      ]% per annum with respect to the Class I-A-10 Certificates, (a) LIBOR and (b) [      ]% per annum with respect to the Class I-A-14 Certificates, (a) LIBOR and (b) [      ]% per annum with respect to the Class I-A-17 Certificates.

On each distribution date from the distribution date in [            ] through and including the distribution date in [            ] with respect to the Class I-A-2 Certificates, payments under the related yield maintenance agreement will be made based on (a) an amount equal to the related Yield Maintenance Agreement Notional Balance for that distribution date and (b) the positive excess of (i) the lesser of (x) LIBOR and (y) [      ]% per annum, over (ii) [      ]% per annum.

On each distribution date from the distribution date in [            ] through and including the distribution date in [            ] with respect to the Class I-A-10 Certificates, payments under the related yield maintenance agreement will be made based on (a) an amount equal to the related Yield Maintenance Agreement Notional Balance for that distribution date and (b) the positive excess of (i) the lesser of (x) LIBOR and (y) [      ]% per annum, over (ii) [      ]% per annum.

On each distribution date from the distribution date in [            ] through and including the distribution date in [            ] with respect to the Class I-A-14 Certificates, payments under the related yield maintenance agreement will be made based on (a) an amount equal to the related Yield Maintenance Agreement Notional Balance for that distribution date and (b) the positive excess of (i) the lesser of (x) LIBOR and (y) [      ]% per annum, over (ii) [      ]% per annum.

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On each distribution date from the distribution date in [            ] through and including the distribution date in [            ] with respect to the Class I-A-17 Certificates, payments under the related yield maintenance agreement will be made based on (a) an amount equal to the related Yield Maintenance Agreement Notional Balance for that distribution date and (b) the positive excess of LIBOR over [      ]% per annum.

Each yield maintenance agreement provider will have the right to assign its obligations under its respective yield maintenance agreements to a substitute yield maintenance agreement provider meeting certain ratings thresholds in certain circumstances, including (i) if [                    ] determines that certain financial disclosure is required from such yield maintenance agreement provider pursuant to certain regulations under the Securities Act of 1933, or (ii) with respect to the yield maintenance agreement relating to the Class I-A-2 Certificates, the yield maintenance agreement provider is downgraded below the thresholds set forth in the yield maintenance agreement.

The significance percentage of each of the yield maintenance agreements is less than 10%.]

[Letter of Credit]

[The letter of credit will be an asset of the trust and the trustee will maintain possession of and make claims for payment pursuant to the letters of credit for the benefit of the trust.

The obligations of [                    ] under the letter of credit will be irrevocable, primary, absolute and unconditional, except as expressly provided therein, and neither the failure of the trustee, [                    ], or any other person to perform any covenants or obligations in favor of [                    ], or otherwise, nor the failure or omission to make a demand permitted thereunder, nor the commencement of any receivership, bankruptcy, debtor or other insolvency proceeding by or against the trustee, [                    ], or any other person shall in any way affect or limit [                    ]’s obligations under the letter of credit. If an action or proceeding to enforce the letter of credit is brought, the trustee will be entitled to recover from [                    ] costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

If at any time the letter of credit provider has a downgrade in any rating such that the rating on the Class III-A-1 Certificates will be downgraded, the letter of credit provider will have 30 days to obtain a replacement letter of credit (or such other arrangements as are acceptable to the rating agencies) to ensure that no rating of the Class III-A-1 Certificates will be downgraded. If such replacement letter of credit (or other arrangement acceptable to the rating agencies) has not been obtained, the trustee, on the following distribution date, will draw under the letter of credit an amount equal to the amount available on the letter of credit on that distribution date and deposit that amount into a spread account. Thereafter, the trustee will withdraw from the related spread account the Letter of Credit Draw Amount that would otherwise have been drawn under the letter of credit.

The letter of credit will remain outstanding until the date on which the agreement is terminated and the Class III-A-1 Certificates are retired. The letter of credit will provide credit support to the Class III-A-1 Certificates up to an amount equal to [    ]% of the initial certificate balance of the Class III-A-1 Certificates.]

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CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

•

the rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

•	the allocation of principal payments among the various classes of offered certificates;

•	realized losses and interest shortfalls on the mortgage loans in the related loan group;

•	the pass-through rate on the offered certificates;

•	with respect to the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates, payments, if any, made pursuant to the related yield maintenance agreement; and

•	the purchase price paid for the offered certificates.

For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Substitution or Repurchase of Delinquent Loans

The sponsor will have the obligation to repurchase or substitute any mortgage loan from the trust if the first scheduled payment due after the cut-off date is not made within forty-five days of the related due date, subject to certain notification requirements set forth in the assignment and assumption agreement. Any repurchases may shorten the weighted average lives of the offered certificates. If the sponsor defaults on this repurchase or substitution obligation, these mortgage loans will remain in the trust.

Prepayment Considerations

The yields to maturity and the aggregate amount of distributions on each class of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans in the related loan group may, and the timing of Realized Losses on the mortgage loans in the related loan group will, significantly affect the yield to an investor, even if the average rate of principal

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payments experienced over time is consistent with an investor’s expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”, no assurance can be given as to the rate or the timing of principal payments on the offered certificates. The yields to maturity and rate and timing of principal payments on the Senior Certificates will only be affected by the rate and timing of payments on the mortgage loans in the related loan group, except under the limited circumstances described in this prospectus supplement.

The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although approximately [      ]%, [      ]% and [      ]% and [      ]% of the group I, group II, group III and the combined group II and group III loans, respectively, by aggregate principal balance provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in this prospectus supplement.

Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges In any case, these amounts will not be available for distribution on the offered certificates. See “Certain Legal Aspects of Mortgage Loans —Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by the sponsor for the purpose of acquiring mortgage loans to collateralize securities issued by the sponsor. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher

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than for other types of mortgage loans. See “Description of the Mortgage Pool—The Program” in this prospectus supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Maturity and Prepayment Considerations” in the prospectus.

Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Investors in the Class M Certificates should also be aware that on any distribution date on which the Senior Accelerated Distribution Percentage with respect to a related loan group equals 100%, the related Class M Certificates will not be entitled to distributions of mortgagor prepayments with respect to the related loan group for that distribution date and the weighted average lives of the related Class M Certificates could be significantly affected thereby. In addition, under the circumstances described in clause (d) under the heading “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, mortgagor prepayments from loan group II or loan group III otherwise distributable to the holders of the Class II-M Certificates will be distributed to the holders of the Senior Certificates related to the other of loan group II or loan group III, thus increasing the weighted average lives of the Class II-M Certificates.

Allocation of Principal Payments

The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Class M Certificates” in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the related Senior Certificates, other than the Interest Only Certificates and Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to each class of related Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class I-M-2, Class I-M-3, Class II-M-2 or Class II-M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class I-M-2, Class I-M-3, Class II-M-2 or Class II-M-3, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

Approximately [      ]% of the group I loans have an interest only period not exceeding fifteen years. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be

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made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

Sequentially Paying Certificates: The Senior Certificates, other than the Principal Only Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates with a shorter weighted average life because the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

Accretion Directed Certificates and Accrual Certificates: On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, and in some cases the Class I-A-12 Certificates, will receive as monthly principal distributions the related Accrual Distribution Amount. Prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of the Accrual Certificates and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates, and in some cases the Class I-A-12 Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the Accretion Directed Certificates, and in some cases the Class I-A-12 Certificates, will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates, and in some cases the Class I-A-12 Certificates, would be extended.

In addition, investors in the Accrual Certificates and the Accretion Directed Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed. As

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a result, the related Accretion Termination Date could be different from that assumed at the time of purchase.

Because the Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Lockout Certificates: Investors in the Lockout Certificates should be aware that, unless the Credit Support Depletion Date has occurred, the Lockout Certificates are not expected to receive any distributions of principal prior to the distribution date occurring in [            ], and until the distribution date occurring in [            ] will receive a disproportionately small portion of principal payments, unless the Certificate Principal Balances of the Group I Senior Certificates, other than the Lockout Certificates and Class I-A-P Certificates, have been reduced to zero. Consequently, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

PAC Certificates: The PAC Certificates have been structured so that principal distributions to the PAC Certificates will be made in accordance with Schedule I in the table “Planned Principal Balance and Targeted Principal Balance” in this prospectus supplement, assuming that prepayments on the mortgage loans in loan group I occur each month at a constant level within the PAC targeted range, which is between approximately 125% of the Prepayment Model and approximately 300% of the Prepayment Model, and based on some other assumptions. It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances were calculated based on assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance for any distribution date may differ from the rates used to calculate those amounts. The prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Planned Principal Balances were calculated using some assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that the amount available for distributions of principal in reduction of the PAC Certificates may not result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance even if prepayments were at a constant speed within the PAC targeted range

There can be no assurance that funds available for distribution of principal on the PAC Certificates will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC targeted range, the funds available for principal distributions on the PAC Certificates on each distribution date may be insufficient to reduce the aggregate Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance for that distribution date, and the weighted average life of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC targeted range, after the aggregate Certificate Principal Balance of the Companion Certificates and the TAC Certificates has been reduced to zero, the aggregate Certificate Principal

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Balance of the PAC Certificates may be reduced below the Planned Principal Balance and the weighted average life of the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable range, will not ensure the distribution on the PAC Certificates of an amount that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance, because the balance of the Senior Principal Distribution Amount remaining after distribution on the PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on the PAC Certificates.

Investors in the PAC Certificates should be aware that the stabilization provided by the Companion Certificates and the TAC Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the aggregate Certificate Principal Balance of the Companion Certificates and the TAC Certificates may be reduced to zero significantly earlier than anticipated. The initial aggregate Certificate Principal Balance of the Companion Certificates and the TAC Certificates is approximately [      ]% of the initial aggregate Certificate Principal Balance of the PAC Certificates.

After the aggregate Certificate Principal Balance of the Companion Certificates and the TAC Certificates has been reduced to zero, the PAC Certificates may receive monthly principal distributions from amounts included in the related Senior Principal Distribution Amount that are in excess of the amounts that would reduce the Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance for that distribution date. Accordingly, after the aggregate Certificate Principal Balance of the Companion Certificates and the TAC Certificates has been reduced to zero, the PAC Certificates may experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

TAC Certificates: The Class I-A-2 Certificates have been structured so that principal distributions to the Class I-A-2 Certificates will be made in accordance with Schedule II in the table “Planned Principal Balance and Targeted Principal Balance” in this prospectus supplement, assuming that prepayments on the mortgage loans in loan group I occur each month at a constant level that is 75% of the prepayment assumption described in “— Weighted Average Life”, and based on some other assumptions. It is very unlikely that the mortgage loans in loan group I will prepay at any particular constant rate. Furthermore, the Targeted Principal Balances were calculated based on assumptions which may differ from the actual performance of the mortgage loans in loan group I. The actual prepayment rates that will result in the Certificate Principal Balance of the TAC Certificates equaling the related Targeted Principal Balance for any distribution date may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balance of any class of TAC Certificates equaling the related Targeted Principal Balance may vary over time as a result of the actual prepayment experience of the mortgage loans in loan group I. Moreover, because the Targeted Principal Balances were calculated using some assumptions regarding the mortgage loans in loan group I, the actual prepayment behavior of the individual mortgage loans could be such that the amount available for distributions of principal in reduction of the TAC Certificates may not result in the Certificate Principal Balance of the TAC Certificates equaling the related Targeted Principal Balance even if prepayments were at a constant speed of 100% of the prepayment assumption.

There can be no assurance that funds available for distribution of principal on the TAC Certificates will result in the Certificate Principal Balance of the TAC Certificates equaling the related Targeted Principal Balance for any distribution date. To the extent that prepayments occur at a sufficiently low

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level, the funds available for principal distributions on the TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for that distribution date, and the weighted average life of the TAC Certificates may be extended. Conversely, to the extent that prepayments occur at a sufficiently high level, after the Certificate Principal Balances of the Companion Certificates have been reduced to zero, the Certificate Principal Balance of the TAC Certificates may be reduced below the Targeted Principal Balance for that distribution date and the weighted average life of the TAC Certificates may be reduced.

Investors in the TAC Certificates should be aware that the stabilization provided by the Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balance of the Companion Certificates may be reduced to zero significantly earlier than anticipated. The initial aggregate Certificate Principal Balance of the Companion Certificates is approximately [      ]% of the initial Certificate Principal Balances of the TAC Certificates.

After the Certificate Principal Balances of the Companion Certificates have been reduced to zero, a class of TAC Certificates may receive monthly principal distributions from amounts included in the related Senior Principal Distribution Amount that are in excess of the amounts that would reduce the Certificate Principal Balance of that class of TAC Certificates to the related Targeted Principal Balance for that distribution date. Accordingly, after the Certificate Principal Balance of the Companion Certificates have been reduced to zero, the TAC Certificates may experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

Companion Certificates: The Companion Certificates will receive monthly principal distributions from amounts included in the related Senior Principal Distribution Amount only after distribution of an amount sufficient to reduce (i) the aggregate Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance and (ii) the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for any distribution date, and will receive all of the remaining portion of the related Senior Principal Distribution Amount allocated to the PAC Certificates and the Companion Certificates after that amount is distributed until the Certificate Principal Balance of the Companion Certificates is reduced to zero. Due to the companion nature of the Companion Certificates, those certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates of a Certificate Group have been reduced to zero, the yield to maturity on the class of related Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See “—Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificate Yield Considerations” below. After the Credit Support Depletion Date for loan group I, the yield to maturity of the Senior Support Certificates will be extremely sensitive to losses on the group I loans, and the timing thereof, because the entire amount of losses that would be otherwise allocable to the Class I-A-4 Certificates will be allocated to the Class I-A-16 Certificates. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates in a Certificate Group before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

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Realized Losses and Interest Shortfalls

The yield to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

After the Certificate Principal Balances of the related Class B Certificates have been reduced to zero, the yield to maturity on the class of related Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related loan group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See “—Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificate Yield Considerations” below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

Investors in the Group II Senior Certificates and Group III Senior Certificates should be aware that because the Class II-M Certificates and Class II-B Certificates represent interests in both loan group II and loan group III, the Certificate Principal Balances of the Class II-M Certificates and Class II-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in the other loan group. Therefore, although Realized Losses on the mortgage loans in loan group II may only be allocated to the related Group II Senior Certificates and the Realized Losses on the mortgage loans in loan group III may be allocated to the related Group III Senior Certificates, the allocation to the Class II-M Certificates and Class II-B Certificates of Realized Losses on the mortgage loans in the other loan group will increase the likelihood that Realized Losses may be allocated to the Group II Senior Certificates or Group III Senior Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination” and “—Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans in the related loan group and only to the extent of the related Discount Fraction of those losses. Thus, after the related Class B Certificates and the related Class M Certificates are retired the related Senior Certificates, other than the related Class A-P Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans in the related loan group than losses on Discount Mortgage Loans in the related loan group. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the related Class M Certificates and the related Class B Certificates.

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The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls with respect to the related loan group to the extent not covered by subordination or the master servicer, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls.    See “Yield Considerations” in the accompanying prospectus and “Description of the Certificates—Interest Distributions” in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the offered certificates and possible shortfalls in the collection of interest.

The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See “Description of the Certificates—Interest Distributions” in this prospectus supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.    Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the related class or classes of certificates with Certificate Principal Balances greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “Description of the Mortgage Pool—Mortgage Pool Characteristics” in this prospectus supplement and “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Adjustable Rate Certificates and Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass-through rate on the Variable Strip Certificates is based on the weighted average of the pool strip rates on the mortgage loans and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

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Purchase Price

In addition, the yield to maturity on a class of the offered certificates will depend on, among other things, the price paid by the holders of those certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Assumed Final Distribution Date

The assumed final distribution date with respect to each class of the offered certificates related to loan group I is [                    ], which is the distribution date immediately following the latest scheduled maturity date for any group I loan. The assumed final distribution date with respect to each class of the offered certificates related to loan group II and loan group III is [                    ], which is the distribution date immediately following the latest scheduled maturity date for any group II loan or group III loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment models used in this prospectus supplement, the prepayment assumptions, represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. [A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 10.0% per annum of the then outstanding principal balance of the mortgage loans in the related loan group in the first month of the life of such mortgage loans and approximately an additional 1.272727% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans in the related loan group, a 100% prepayment assumption assumes a constant prepayment rate of 24.0% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of the applicable prepayment assumption—no prepayments. Correspondingly, a 200% prepayment assumption assumes prepayment rates equal to 200% of the applicable prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment

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experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.]

The tables below captioned “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumptions for Loan Group I”, “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption for Loan Group II”, “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption for Loan Group III” and “Percentage of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption for the Combined Loan Group II and Loan Group III” respectively, have been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under “Description of the Mortgage Pool” in this prospectus supplement and their performance. The tables assume, among other things, that: (i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics::

Assumed Mortgage Loan Characteristics

Group I Loans

	Discount Mortgage Loans Non-Interest Only	Non-Discount Mortgage Loans Non-Interest Only	Non-Discount Mortgage Loans 5 Yr Interest Only	Discount Mortgage Loans 10 Yr Interest Only	Non-Discount Mortgage Loans 10 Yr Interest Only	Discount Mortgage Loans 15 Yr Interest Only
Aggregate principal balance
Weighted average mortgage rate
Weighted average servicing fee rate
Weighted average original term to maturity (months)
Weighted average remaining term to maturity (months)

Group II Loans

	Discount Mortgage Loans Non-Interest Only	Non-Discount Mortgage Loans Non-Interest Only
Aggregate principal balance
Weighted average mortgage rate
Weighted average servicing fee rate
Weighted average original term to maturity (months)
Weighted average remaining term to maturity (months)

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Group III Loans

	Discount Mortgage Loans Non-Interest Only	Non-Discount Mortgage Loans Non-Interest Only
Aggregate principal balance
Weighted average mortgage rate
Weighted average servicing fee rate
Weighted average original term to maturity (months)
Weighted average remaining term to maturity (months)

(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest only period), so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity (after taking into account the interest only period); (iii) each of the [    ] year, [    ] year and [    ] year interest only group I loans has an original interest only period of [    ] months, [    ] months and [    ] months, respectively; (iv) none of the unaffiliated sellers, the sponsor or the depositor will repurchase any mortgage loan, as described under “Trust Asset Program—Representations with Respect to Mortgage Loans” in the accompanying prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (v) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans in each loan group will be timely received together with prepayments, if any, at the applicable prepayment assumption, set forth in the table; (vi) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vii) payments on the certificates will be received on the 25th day of each month, commencing in [                    ]; (viii) payments on the mortgage loans earn no reinvestment return; (ix) there are no additional ongoing trust expenses payable out of the trust; and (x) the certificates will be purchased on [                    ]. Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of the applicable prepayment assumption until maturity or that all of the mortgage loans will prepay at the same level of the applicable prepayment assumption. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the applicable prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the related mortgage loans, or actual prepayment or loss experience of the related mortgage loans, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

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In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Residual Certificates, and set forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the applicable prepayment assumption shown.

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Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption of Loan Group I

	Class I-A-1					Class I-A-2					Class I-A-4 and Class I-A-16
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life (in years)**

*      Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

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Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption of Loan Group I

	Class I-A-5 and Class I-A-6					Class I-A-8					Class I-A-9
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life (in years)**

*	Indicates a number that is greater than zero but less than 0.5%.
**	The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

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Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption of Loan Group I

	Class I-A-10, Class I-A-14 and Class I-A-17					Class I-A-12					Class I-A-13

Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life (in years)**

*      Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

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Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption of Loan Group I

	Class I-A-P					Class I-M-1, I-M-2 and I-M-3
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life (in years)**

*	Indicates a number that is greater than zero but less than 0.5%.
**	The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from prior page.)

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Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption of Loan Group II and Loan Group III

	Class II-A-1 and Class II-A-2					Class III-A-1
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life (in years)**

*	Indicates a number that is greater than zero but less than 0.5%.
**	The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from prior page.)

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Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption of Loan Group II and Loan Group III

	Class II-A-P					Class II-M-1, II-M-2 and II-M-3
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life (in years)**

*	Indicates a number that is greater than zero but less than 0.5%.
**	The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from prior page.)

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Adjustable Rate Certificate Yield Considerations

The yields to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rates on the Floater Certificates will vary with LIBOR and the pass-through rates on the Inverse Floater Certificates will vary inversely with, and in the case of the Class A-6 Certificates, at a multiple of, LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

The yields to investors on the Inverse Floater Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yields to such investors and could result in the failure of investors in the Inverse Floater Certificates to fully recover their initial investments.

To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at the constant percentages of the prepayment assumption and the level of LIBOR is as specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

In addition, it is highly unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated

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by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

•	on each LIBOR rate adjustment date, LIBOR will be at the level shown;

•

the aggregate purchase prices of the Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-10, Class I-A-11, Class I-A-14, Class I-A-15, Class I-A-17, Class I-A-18 Certificates are approximately $[                ], $[                ], $[                ], $[                ], $[                ], $[                ], $[                ], $[                ], $[                ] and $[                ], respectively.

•	no payments are made under the yield maintenance agreements; and

•

the initial pass-through rates on the Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-10, Class I-A-11, Class I-A-14, Class I-A-15, Class I-A-17, Class I-A-18 Certificates are described on page S-[    ] and S-[    ] of this prospectus supplement.

There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the tables or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-2 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

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Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-3 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-5 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-6 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-10 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

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Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-11 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-14 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-15 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-17 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

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Sensitivity of Pre-Tax Yield to Maturity of the

Class I-A-18 Certificates to Prepayments and LIBOR

Percentage of the Prepayment Assumption

LIBOR	0%	50%	100%	150%	200%

* These yields represent a loss of substantially all of the assumed purchase price of the certificates.

Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is excluded in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

For additional considerations relating to the yields on the certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

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Principal Only Certificate, Variable Strip Certificate and Class I-A-7 Certificate Yield Considerations

Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans in the related loan group or loan groups.

The pre-tax yields to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in the related loan group or loan groups, which rate may fluctuate significantly over time. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the Non-Discount Mortgage Loans in the related loan group or loan groups could result in the failure of those investors to fully recover their investments.

The pre-tax yield to maturity on the Class I-A-7 Certificates will be extremely sensitive to both the timing of receipt of prepayments and defaults on the group I loans, which rate may fluctuate significantly over time. Investors in the Class I-A-7 Certificates should fully consider the risk that a rapid rate of prepayments on the group I loans could result in the failure of those investors to fully recover their investments.

The following tables indicate the sensitivity of the pre-tax yields to maturity on the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates to various constant rates of prepayment on the mortgage loans in the related loan group or loan groups by projecting the monthly aggregate payments on the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans in the related loan group or loan groups, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans in the related loan group or loan groups and of the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

Pre-Tax Yield to Maturity of the Class I-A-P

Certificates at the Following Percentages of the Prepayment Assumptions for Loan Group I

Assumed Purchase Price	0%	50%	100%	150%	200%

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Pre-Tax Yield to Maturity of the Class I-A-V

Certificates at the Following Percentages of the Prepayment Assumptions for Loan Group I

Assumed Purchase Price	0%	50%	100%	150%	200%

Pre-Tax Yield to Maturity of the Class II-A-P

Certificates at the Following Percentages of the Prepayment Assumption for Loan Group II and Loan

Group III

Assumed Purchase Price	0%	50%	100%	150%	200%

Pre-Tax Yield to Maturity of the Class II-A-V

Certificates at the Following Percentages of the Prepayment Assumption for Loan Group II and Loan

Group III

Assumed Purchase Price	0%	50%	100%	150%	200%

Pre-Tax Yield to Maturity of the Class I-A-7

Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%

Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates when any reinvestment rates other than the discount rates are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans in the related loan group or loan groups

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prepay at the constant percentages of the applicable prepayment assumption indicated in the tables above over any given time period or over the entire life of the certificates.

A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the related Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage loans in the related loan group or loan groups. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans in the related loan group or loan groups, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans in the related loan group or loan groups. In addition, holders of the Variable Strip Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans in the related loan group with higher mortgage rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates in the related Certificate Group if the mortgage loans in the related loan group with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yields on the Principal Only Certificates, Variable Strip Certificates and Class I-A-7 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the applicable prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates and Class I-A-7 Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group or loan groups could result in the failure of those investors to fully recover their investments.

For additional considerations relating to the yields on the certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificate Yield Considerations

If the aggregate Certificate Principal Balance of the related Class B Certificates is reduced to zero, the yield to maturity on the Class I-M-3 Certificates or the Class II-M-3 Certificates, as applicable, will become extremely sensitive to losses on the mortgage loans in the related loan group or loan groups, and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class I-M-3 Certificates or the Class II-M-3 Certificates, as the case may be.

The aggregate initial Certificate Principal Balance of the Class I-B Certificates is equal to approximately [      ]% of the aggregate principal balance of the group I loans as of the cut-off date. The aggregate initial Certificate Principal Balance of the Class II-B Certificates is equal to approximately

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[      ]% of the aggregate principal balance of the group II loans and group III loans as of the cut-off date. If the Certificate Principal Balances of the related Class B Certificates and the Class I-M-3 Certificates or the Class II-M-3 Certificates, as applicable, have been reduced to zero, the yield to maturity on the Class I-M-2 Certificates or the Class II-M-2 Certificates, as applicable, will become extremely sensitive to losses on the mortgage loans in the related loan group or loan groups and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class I-M-2 Certificates or the Class II-M-2 Certificates, as the case may be. The aggregate initial Certificate Principal Balance of the Class I-M-3 Certificates and Class I-B Certificates is equal to approximately [      ]% of the aggregate principal balance of the group I loans as of the cut-off date. The aggregate initial Certificate Principal Balance of the Class II-M-3 Certificates and Class II-B Certificates is equal to approximately [      ]% of the aggregate principal balance of the group II loans and group III loans as of the cut-off date.

[Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, “0% SDA” assumes default rates equal to 0% of SDA—no defaults. Correspondingly, “200% SDA” assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.]

The following tables indicate the sensitivity of the yields to maturity on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses on the mortgage loans in the related loan group or loan groups by projecting the monthly aggregate cash flows on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (v), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

•	defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

•

each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

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•

there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective percentages of the applicable prepayment assumption set forth in the table;

•	clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable; and

•	the purchase prices of the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates will be approximately $[ ], $[ ], $[ ] and $[ ], respectively, including accrued interest.

Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans in the related loan group or loan groups that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

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Sensitivity of Pre-Tax Yield to Maturity of the

Class I-M-2 Certificates and Class I-M-3 Certificates

to Prepayments and Realized Losses

on the Group I Loans

Class I-M-2 Certificates

		Percentage of the Prepayment Assumption
Percentage	Loss Severity	0%	50%	100%	150%	200%
of SDA	Percentage
0%	N/A
100%	30%
200%	30%
300%	30%
400%	30%

Class I-M-3 Certificates

		Percentage of the Prepayment Assumption
Percentage	Loss Severity	0%	50%	100%	150%	200%
of SDA	Percentage
0%	N/A
100%	30%
200%	30%
300%	30%
400%	30%

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Sensitivity of Pre-Tax Yield to Maturity of the

Class II-M-2 Certificates and Class II-M-3 Certificates

to Prepayments and Realized Losses

on the Group II Loans and Group III Loans

Class II-M-2 Certificates

		Percentage of the Prepayment Assumption
Percentage	Loss Severity	0%	50%	100%	150%	200%
of SDA	Percentage
0%	N/A
50%	30%
100%	30%
150%	30%
200%	30%

Class II-M-3 Certificates

		Percentage of the Prepayment Assumption
Percentage	Loss Severity	0%	50%	100%	150%	200%
of SDA	Percentage
0%	N/A
50%	30%
100%	30%
150%	30%
200%	30%

Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class I-M-2, Class I-M-3 Class II-M-2 and Class II-M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates, and thus do not reflect the return on any investment in the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

The following tables set forth the amount of Realized Losses for each loan group that would be incurred with respect to the respective certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans in the related loan group or loan groups, as applicable, as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

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Aggregate Realized Losses of the Group I Loans

		Percentage of the Prepayment Assumption
Percentage	Loss Severity
of SDA	Percentage	0%	50%	100%	150%	200%
100%	30%
200%	30%
300%	30%
400%	30%

Aggregate Realized Losses of the Group II Loans and the Group III Loans

		Percentage of the Prepayment Assumption
Percentage	Loss Severity
of SDA	Percentage	0%	50%	100%	150%	200%
50%	30%
100%	30%
150%	30%
200%	30%

Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class I-M-2, Class I-M-3, Class II-M-2 or Class II-M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable

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thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage loans in the related loan group.

The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under a series supplement, dated as of [                ], to the standard terms of pooling and servicing agreement, dated as of [                ], together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and [                ], as trustee. Reference is made to the accompanying prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. In addition to the circumstances described in the accompanying prospectus, the depositor may terminate the trustee for cause under some circumstances. See “The Agreements—The Trustee” in the accompanying prospectus. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have it if were not trustee.

The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Phoenix Residential Securities, LLC, 1100 Virginia Drive, Fort Washington, Pennsylvania 19034.

Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities—Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations” and “—Noneconomic REMIC Residual Securities” in the accompanying prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See “The Pooling and Servicing Agreement—The Trustee” in the prospectus.

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On or prior to the business day preceding each distribution date, the master servicer will withdraw from the custodial account and deposit into the certificate account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date.

Custodial Arrangements

The trustee will be directed to appoint [                    ], to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. The sponsor is required to deliver only the mortgage notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer and Subservicers

[                     ], will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of [                    ] and its activities, see “Master Servicer” in this prospectus supplement.

Master Servicer. The master servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	receiving funds from subservicers,

•	reconciling servicing activity with respect to the mortgage loans,

•	calculating remittance amounts to certificateholders,

•	sending remittances to the trustee for distributions to certificateholders,

•	investor and tax reporting,

•	coordinating loan repurchases,

•	oversight of all servicing activity, including subservicers,

•	following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,

•	approval of loss mitigation strategies,

•	management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and

•	providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

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The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

For a general description of the master servicer and its activities, see “Master Servicer” in this prospectus supplement. For a general description of material terms relating to the master servicer’s removal or replacement, see “The Agreements—Events of Default; Rights Upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in the accompanying prospectus.

Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

[Specify subservicers]. [            ] will subservice approximately [      ]% [this would be a percentage that is greater than 10% but less than 20%] by principal amount of the mortgage loans. [                    ] is a [                    ] [limited liability company][corporation] that has been servicing mortgage loans secured by first liens on one-to four-family residential properties since [            ].

[    ] will subservice approximately 20% by principal amount of the mortgage loans. [    ] is a [                    ] [limited liability company][corporation] that has been servicing mortgage loans secured by first liens on one-to-four family properties since [      ]. [        ]’s mortgage servicing portfolio includes mortgage loans secured by first and junior lines on the related property, subprime mortgage loans, and revolving home equity lines of credit. As of [      ], [        ] [        ] was servicing

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approximately [    ] mortgage loans with an aggregate principal balance of approximately $[      ]. As of [      ], [      ], [        ] was servicing approximately [    ] mortgage loans with an aggregate principal balance of approximately $[      ]. During the past three years, [      ] has implemented additional procedures designed to mitigate losses on delinquent mortgage loans, including capitalizing delinquent interest and taxes in conjunction with interest rate reductions and payment plans, where [      ] has determined that the overall amount of losses on the loan will be reduced.

[The following are the material terms of the subservicing agreement between [Subservicer] and the master servicer.]

See “The Agreements—Events of Default; Rights Upon Event of Default” in the accompanying prospectus and “Description of the Securities—Servicing and Administration of Mortgage Loans—Certain Other Matters Regarding Servicing” for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least [      ]% per annum and not more than [      ]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [      ]% per annum, in the case of the group I loans, [      ]% per annum, in the case of the group II loans and approximately [      ]% per annum, in the case of the group III loans. The servicing fees consist of (a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer. The master servicer is permitted to withdraw from the Custodial Account the servicing fee payable to it for the related distribution date.

The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least [      ]% per annum and not more than [      ]% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately [      ]% per annum, in the case of the group I loans, approximately [      ]% per annum, in the case of the group II loans and approximately [      ]% per annum, in the case of the group III loans. In some cases, the master servicer may be entitled to additional compensation for management of foreclosures or REO properties. As described in the accompanying prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to       % per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See “Description of the Securities—Servicing and Administration of Mortgage Loans—Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

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The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

Description	Amount	Receiving Party
Master Servicer’s portion of Servicing Fee	generally [ ]% or [ ]% per annum of the principal balance of each mortgage loan, depending on the type of mortgage loan	Master Servicer
Subservicers’ portion of Servicing Fee	between [ ]% and [ ]% per annum, inclusive, of the principal balance of each mortgage loan serviced by a subservicer	Subservicers
[Custodian Fee]	[ ]	[Custodian]
[Yield Maintenance Provider Fees]	[ ]	[Yield Maintenance Providers]
Blanket hazard insurance policy fee	Varies loan-by-loan but cannot exceed late payments, Insurance Proceeds or Liquidation Proceeds received on a distribution date.	Master Servicer
Foreclosure expenses; REO property management and disposition expenses	Varies loan-by-loan	Master Servicer
In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including expenses related to foreclosure and REO property management and disposition.

Loan Modification

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under “Description of the Securities—Servicing and Administration of Loans—Collection and Other Servicing Procedures” in the accompanying prospectus. [    ] mortgage loans, with an aggregate principal balance of $[                    ], which represents approximately [      ]% of the aggregate principal balance of mortgage loans, have been modified as of the cut-off date.

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[INSERT EXCEPTIONS TO RULES REGARDING MODIFICATIONS OF HAMP/NON-HAMP MORTGAGE LOANS.]

[Furthermore, there is no limitation on the master servicer’s ability to modify mortgage loans in the trust as long as such modifications are conducted in accordance with all applicable federal and state laws and regulations.]

[Furthermore, if the master servicer must provide notice to the rating agencies if the master servicer wants to modify more than [      ] percent ([    ]%) of the aggregate principal balance of the mortgage loans as of the cut-off date.]

[Furthermore, the aggregate principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.]

Voting Rights

There are actions specified in the accompanying prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 91.5% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class I-A-3 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class I-A-7 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class I-A-11 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class I-A-15 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class I-A-18 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class I-A-V Certificates, 1.0% of all voting rights will be allocated among the holders of the Class II-A-V Certificates and 0.5%, 0.5% and 0.5% of all voting rights will be allocated among the holders of the Class R-I, Class R-II and Class R-III Certificates, respectively, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

Termination

The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under “The Agreements—Termination; Retirement of Securities” in the accompanying prospectus. With respect to loan group I, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in loan group I is less than 10% of the aggregate principal balance of the mortgage loans in that loan group as of the cut-off date, either to purchase all remaining mortgage loans in that loan group and the other assets of the trust related thereto, thereby effecting early retirement of the related offered certificates or to purchase, in whole but not in part, the related certificates. Any such purchase of mortgage loans in loan group I and other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan in that loan group or the fair market value of the related underlying mortgaged properties with respect to defaulted

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mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. With respect to loan group II and loan group III, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in loan group II and loan group III is less than 10% of the aggregate principal balance of the mortgage loans in those loan groups as of the cut-off date, either to purchase all remaining mortgage loans in both loan group II and loan group III, thereby effecting early retirement of the related offered certificates or to purchase, in whole but not in part, the related certificates. Any such purchase of mortgage loans in loan group II and loan group III and other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan in those loan groups or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by the sponsor as seller of the mortgage loans, under the terms of the agreement pursuant to which the sponsor will sell the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

Distributions on the certificates relating to any optional termination will be paid, first, to the related Senior Certificates, second, to the related Class M Certificates in the order of their payment priority and, third, to the related Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of related certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the related Class A-P Certificates, the sum of the Accrued Certificate Interest thereon, or with respect to the related Interest Only Certificates, on their Notional Amounts, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amounts, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

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The Trustee

[Name], the trustee under the pooling and servicing agreement (as described below), is a [national banking association]. It has served as a trustee for securities backed by first liens on one- to four-family residential properties since [        ]. At [date], it was the trustee for $             of securities backed by first liens on one- to four-family residential properties.

Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications and exceptions specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The trustee’s duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer[, maintaining custody of the mortgage loan files], providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights of the issuing entity, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee’s part arising out of the acceptance and administration of the trust.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Any costs associated with removing and replacing a trustee will be paid by the master servicer.

LEGAL PROCEEDINGS

There are no material pending legal or other proceedings involving the mortgage loans or [                        ], as sponsor, [                        ], as master servicer, Phoenix Residential Securities, LLC as depositor, PRS Series 201[  ]-[    ] Trust as the issuing entity, [                        ] as

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subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus supplement. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor.

Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, exclusive of the yield maintenance agreements, will qualify as three REMICs under the Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I, REMIC II and REMIC III.

For federal income tax purposes:

•	the Class R-I Certificates will represent ownership of the sole class of “residual interests” in REMIC I

•	the Class R-II Certificates will represent ownership of the sole class of “residual interests” in REMIC II.

•

each class of Senior Certificates, other than the Residual Certificates, the Class M Certificates and the Class B Certificates will represent ownership of “regular interests” in REMIC III and will generally be treated as debt instruments of REMIC III and, in addition, with respect to each of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates, an ownership interest in the related yield maintenance agreement; and; and

•	the Class R-III Certificates will represent ownership of “residual interests” in REMIC III.

See “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

For federal income tax purposes, the Class I-A-3, Class I-A-7, Class I-A-11, Class I-A-15, Class I-A-18, Class I-M-2, Class I-A-P, Class I-A-V, Class II-A-P and Class II-A-V Certificates will, the Class I-A-2, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-14, Class II-A-1, Class III-A-1 and Class I-M-1 Certificates will not, and all other classes of offered certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, after the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences—General” and “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount” in the accompanying prospectus.

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The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Code and the OID regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as certain classes of the offered certificates. In the absence of other authority, the trustee intends to be guided by certain principles of the OID regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Securities—Original Issue Discount” in the accompanying prospectus.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

Certain of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Securities” in the accompanying prospectus.

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The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the REMIC underlying the certificates would be so treated. In addition, interest on the offered certificates, exclusive of any interest payable to each of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates in respect of amounts received pursuant to the yield maintenance agreement, will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates and, in the case of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates, exclusive of the portion thereof representing the right to receive payments from amounts received pursuant to the related yield maintenance agreement,, will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest in that REMIC. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax under the Internal Revenue Code. See “The Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Material Federal Income Tax Consequences—Characterization of Investments in REMIC Securities” in the accompanying prospectus.

For further information regarding federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Securities” in the accompanying prospectus.

Special Tax Considerations Applicable to the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates

Each holder of a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under the related yield maintenance agreement. The treatment of amounts received by the holder of a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificate under such certificateholder’s right to receive payments under the related yield maintenance agreement will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the related yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of the a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates with respect to the payments under the yield maintenance agreements as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under the yield maintenance agreements as discrete property rights. Holders of the a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates are advised to consult their own tax

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advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer’s treatment of payments under each of the yield maintenance agreements is respected, ownership of the right to the payments under the yield maintenance agreements will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the yield maintenance agreements under the notional principal contract regulations.

If the right to receive the payments under a yield maintenance agreement is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificate, the amount of the sale proceeds allocated to the selling certificateholder’s right to receive payments under such yield maintenance agreement would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A holder of a Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificate would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under such yield maintenance agreement.

Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

For further information regarding federal income tax consequences of investing in these offered certificates, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Securities” in the accompanying prospectus.

Special Tax Considerations Applicable to Residual Certificates

Purchasers of the Class R Certificates should consider carefully the tax consequences of an investment in such certificates and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities” in the accompanying prospectus. Specifically, prospective holders of the Class R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class R Certificate will be treated as representing beneficial ownership of “noneconomic” residual interests as this characteristic affects the circumstances under which the transfer of the Class R Certificate will be respected for federal income tax purposes. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities—Noneconomic REMIC Residual Securities,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations” in the accompanying prospectus.

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For further information regarding federal income tax considerations of investing in the certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus supplement.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of a senior underwriting agreement, dated [                ], [                    ] will serve as the senior underwriter and has agreed to purchase, and the depositor has agreed to sell, the Senior Certificates other than the Class A-P Certificates, the Class A-V Certificates, and a de minimis portion of each class of the Residual Certificates, which will be retained by [                    ], and are not offered hereby. The certificates being sold to [                    ] are referred to as the senior underwritten certificates. It is expected that delivery of the senior underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear and that the delivery of the Residual Certificates will be made at the offices of [                    ], on or about [                ] against payment therefor in immediately available funds.

In accordance with the terms and conditions of a Class I-M underwriting agreement, dated [                ], [                    ] will serve as the Class I-M underwriter and has agreed to purchase, and the depositor has agreed to sell, the Class I-M Certificates. The certificates being sold to the Class I-M underwriter are referred to as the Class I-M underwritten certificates. It is expected that delivery of the Class M underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about [                ] against payment therefor in immediately available funds.

In accordance with the terms and conditions of a Class II-M underwriting agreement, dated [                ], [                    ] will serve as the Class II-M underwriter and has agreed to purchase, and the depositor has agreed to sell, the Class II-M Certificates. The certificates being sold to the Class II-M underwriter are referred to as the Class II-M underwritten certificates. It is expected that delivery of the Class II-M underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about [                    ] against payment therefor in immediately available funds.

The senior underwriting agreement, the Class I-M underwriting agreement and the Class II-M underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and the senior underwriter, the Class I-M underwriter and the Class II-M underwriter are referred to in this prospectus supplement together as the underwriters. The senior underwritten

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certificates, the Class I- M underwritten certificates and the Class II- M underwritten certificates are collectively referred to in this prospectus supplement as the underwritten certificates.

In connection with the underwritten certificates, the related underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement, to purchase all of its related underwritten certificates if any of those underwritten certificates are purchased thereby.

The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the underwritten certificates by the respective underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately [      ]% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the Class I-M underwritten certificates, before deducting expenses payable by the depositor, will be approximately [      ]% of the aggregate Certificate Principal Balance of the Class I-M underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the Class II-M underwritten certificates, before deducting expenses payable by the depositor, will be approximately [      ]% of the aggregate Certificate Principal Balance of the Class II-M underwritten certificates plus accrued interest thereon from the cut-off date.

The underwriters may effect these transactions by selling their respective underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the related underwritten certificates are also underwriters under the Securities Act of 1933. Under the Securities Act of 1933, any profit on the resale of the underwritten certificates positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act, as amended.

The underwriting agreements provide that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The Class A-P Certificates and Class A-V Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates or Class A-V Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

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There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the underwritten certificates it is underwriting but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the accompanying prospectus under “Description of the Securities—Reports to Securityholders” and in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding principal balance or notional amount of each class of offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the depositor by [                    ] and for the underwriters by [                    ].

RATINGS

It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-[    ] of this prospectus supplement by [Fitch, Standard & Poor’s, Moody’s and DBRS].

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch’s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Interest Only Certificates does not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of their respective Certificate Principal Balances. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

The ratings assigned by Standard & Poor’s to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor’s

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rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See “Certain Yield and Prepayment Considerations” herein.

The ratings assigned by Moody’s to the Senior Certificates address the likelihood of the receipt by the Senior Certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody’s ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the mortgage loans.

The ratings assigned by DBRS to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. DBRS ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. In addition, the ratings assigned by DBRS to the notional amount certificates do not address whether investors will recoup their initial investment. The rating assigned by DBRS to the principal only certificates only addresses the return of its Certificate Principal Balance. The rating assigned by DBRS to the Class R Certificates only addresses the return of the Certificate Principal Balance and interest thereon at the pass-through rate.

The depositor has not requested a rating on the Senior Certificates by any rating agency other than [Fitch, Standard & Poor’s, Moody’s and DBRS] and, with respect to the Class I-M Certificates and Class II-M certificates, by any rating agency other than [Fitch]. The non-offered certificates will not be rated. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class I-M Certificates and Class II-M certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by a non-hired rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by [Fitch, Standard & Poor’s, Moody’s and DBRS], and the Class I-M Certificates and Class II-M certificates by [Fitch].

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. The ratings of the Class I-A-2, Class I-A-10, Class I-A-14 and Class I-A-17 Certificates do not address the likelihood that the payments will be received from the yield maintenance agreement providers. Among other things, a reduction in the rating of the letter of credit provider’s paying ability may result in a reduction of the ratings of the Class III-A-1 Certificates. If the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

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LEGAL INVESTMENT

The [Senior, Class I-M-1 and Class II-M-1 Certificates] will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The [Class I-M-2, Class II-M-2, Class I-M-3 and Class II-M-3 Certificates] will not constitute “mortgage related securities” for purposes of SMMEA.

One or more classes of the offered certificates may be viewed as “complex securities” under TB13a and TB73a, which applies to thrift institutions regulated by the OTS.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under “ERISA Considerations—Plan Asset Regulations” in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Group I Senior Certificates, other than the Class R-I Certificates, the Group II Senior Certificates, other than the Class R-II Certificates and the Class R-III Certificates, and Group III Senior Certificates as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the Issuer Exemption, as described under “ERISA Considerations—Prohibited Transaction Exemption” in the accompanying prospectus provided those certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s, Fitch, Moody’s, DBRS, Inc. or DBRS Limited at the time of purchase. The Issuer Exemption contains a number of other conditions which must be met for the Issuer Exemption to apply, including the requirement that any ERISA plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. The depositor expects that the specific conditions of the Issuer Exemption should be satisfied with respect to the offered certificates so that the Issuer Exemption should provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of

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the mortgage pools and contract pools, provided that the general conditions of the Issuer Exemption are satisfied.

Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the Issuer Exemption, and that it understands that there are certain conditions to the availability of the Issuer Exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch, Moody’s, DBRS, Inc. or DBRS Limited or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Because the exemptive relief afforded by the Issuer Exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

•	is permissible under applicable law;

•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Issuer Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the accompanying prospectus.

The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating

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to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

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ANNEX I

MORTGAGE LOAN STATISTICAL INFORMATION

Loan Group I

Credit Score Distribution of the Group I Loans

Credit Score Range	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average LTV Ratio

620 - 639
640 – 659
660 – 679
680 – 699
700 – 719
720 – 739
740 – 759
760 – 779
780 – 799
800 or greater

Total, Average or Weighted Average

The minimum and maximum credit scores of the group I loans were [        ] and [        ], respectively, and the weighted average Credit Score of the group I loans will be approximately [        ].

Occupancy Types of the Group I Loan Mortgaged Properties

Occupancy	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Primary Residence
Second/Vacation
Non Owner-occupied

Total, Average or Weighted Average

Delinquency Periods of the Group I Loan Mortgaged Properties

Delinquency Period	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

30 or more Days

Total, Average or Weighted Average

Purpose of the Group I Loans

Loan Purpose	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total, Average or Weighted Average

Mortgaged Property Types of the Group I Loans

Property Type	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Single-family detached
Planned Unit Developments (detached)
Two-to-four family units
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Condo Mid-Rise (5 to 8 stories)
Condo High-Rise (9 stories or more)
Townhouse
Cooperative Units
Condotel (9 or more stories)

Total, Average or Weighted Average

Geographic Distribution of the Mortgaged Properties of the Group I Loans

State	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
West Virginia
Wyoming

Total, Average or Weighted Average

No more than [      ]% of the group I loans will be secured by mortgaged properties located in any

one zip code area in California and no more than [      ]% of the group I loans will be secured by mortgaged properties located in any one zip code area outside California.

Mortgage Rates of the Group I Loans

Mortgage Rates (%)	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

5.000 - 5.124
5.125 - 5.249
5.375 - 5.499
5.500 - 5.624
5.625 - 5.749
5.750 - 5.874
5.875 - 5.999
6.000 - 6.124
6.125 - 6.249
6.250 - 6.374
6.375 - 6.499
6.500 - 6.624
6.625 - 6.749
6.750 - 6.874
6.875 - 6.999
7.000 - 7.124
7.125 - 7.249
7.250 - 7.374
7.375 - 7.499
7.500 - 7.624
7.625 - 7.749
7.750 - 7.874
7.875 - 7.999
8.000 - 8.124
8.125 - 8.249
8.250 - 8.374
8.375 - 8.499
8.500 - 8.624
8.625 - 8.749
8.750 - 8.874
8.875 - 8.999
9.000 - 9.124
9.125 - 9.249
9.500 - 9.624
9.625 - 9.749
9.750 - 9.999
10.000 – 10.1249

Total, Average or Weighted Average

As of the cut-off date, the weighted average mortgage rate of the group I loans will be approximately [      ]% per annum.

Net Mortgage Rates of the Discount Group I Loans

Net Mortgage Rate (%)	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Total, Average or Weighted Average

As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans in loan group I will be approximately [      ]%.

Original Principal Balances of the Group I Loans

Original Mortgage Loan Balance ($)	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000
600,001 to 700,000
700,001 to 800,000
800,001 to 900,000
900,001 to 1,000,000
1,000,001 to 1,100,000
1,200,001 to 1,300,000
1,900,001 to 2,000,000

Total, Average or Weighted Average

Original LTV Ratios of the Group I Loans

Original LTV Ratio (%)	Number of Group I Loans	Principal Balance	Percent of Group I Loans	Average Principal Balance	Weighted Average Credit Score

00.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00

Total, Average or Weighted Average

The weighted average Loan-to-Value ratio at origination of the group I loans will be approximately [      ]%.

Amortization Type of the Group I Loans

Amortization Type	Number of Group I Loans	Principal Balance	Percentage of Group I Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio
Fully Amortizing
Interest Only Period – [ ] Years
Interest Only Period – [ ] Years
Interest Only Period – [ ] Years
Total, Average or Weighted Average

Loan Group II

Credit Score Distribution of the Group II Loans

Credit Score Range	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average LTV Ratio

620 - 639
640 – 659
660 – 679
680 – 699
700 – 719
720 – 739
740 – 759
760 – 779
780 – 799
800 or greater
Total

The minimum and maximum credit scores of the group II loans were [        ] and [        ], respectively, and the weighted average Credit Score of the mortgage loans will be approximately [        ].

Occupancy Types of the Group II Loan Mortgaged Properties

Occupancy	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Primary Residence
Second/Vacation
Non Owner-occupied
Total, Average or Weighted Average

Purpose of the Group II Loans

Loan Purpose	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Purchase
Rate/Term Refinance
Equity Refinance
Total, Average or Weighted Average

Mortgaged Property Types of the Group II Loans

Property Type	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Single-family detached
Planned Unit Developments (detached)
Two-to-four family units
Condo Low-Rise (less than 5 stories)
Condo Mid-Rise (5 to 8 stories)
Condo High-Rise (9 stories or more)
Planned Unit Developments (attached)
Townhouse
Total, Average or Weighted Average

Geographic Distribution of the Mortgaged Properties of the Group II Loans

State	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
Total, Average or Weighted Average

No more than [      ]% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area in Florida and no more than [      ]% of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside Florida.

Mortgage Rates of the Group II Loans

Mortgage Rates (%)	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

5.000 - 5.124
5.125 - 5.249
5.250 - 5.374
5.375 - 5.499
5.500 - 5.624
5.625 - 5.749
5.750 - 5.874
5.875 - 5.999
6.000 - 6.124
6.125 - 6.249
6.250 - 6.374
6.375 - 6.499
6.500 - 6.624
6.625 - 6.749
6.750 - 6.874
6.875 - 6.999
7.000 - 7.124
7.125 - 7.249
7.250 - 7.374
7.375 - 7.499
7.500 - 7.624
7.625 - 7.749
7.750 - 7.874
9.375 - 9.449
Total, Average or Weighted Average

As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans will be approximately [      ]% per annum.

Net Mortgage Rates of the Discount Group II Loans

Net Mortgage Rate (%)	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

Total, Average or Weighted Average

As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans will be approximately [      ]%.

Original Principal Balances of the Group II Loans

Original Mortgage Loan Balance ($)	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000
600,001 to 700,000
700,001 to 800,000
800,001 to 900,000
900,001 to 1,000,000
1,600,001 to 1,700,000

Total, Average or Weighted Average

Original LTV Ratios of the Group II Loans

Original LTV Ratio (%)	Number of Group II Loans	Principal Balance	Percent of Group II Loans	Average Principal Balance	Weighted Average Credit Score

00.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00

Total, Average or Weighted Average

The weighted average Loan-to-Value ratio at origination of the Mortgage Loans will be approximately [      ]%.

Amortization Type of the Group II Loans

	Number of Group II Loans	Principal Balance	Percentage of Group II Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average LTV Ratio
Amortization Type
Fully Amortizing

Total, Average or Weighted Average

Loan Group III

Credit Score Distribution of the Group III Loans

Credit Score Range	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio
620 – 639
640 – 659
660 – 679
680 – 699
700 – 719
720 – 739
740 – 759
760 – 779
780 – 799
800 or greater
Total Average or Weighted Average

The minimum and maximum credit scores of the Mortgage Loans were [      ] and [      ], respectively, and the weighted average Credit Score of the Mortgage Loans will be approximately [      ].

Occupancy Types of the Group III Loans

Occupancy	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Non-Owner Occupied
Total, Average or Weighted Average

Mortgage Loan Purpose of the Group III Loans

Loan Purpose	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Purchase
Rate/Term Refinance
Equity Refinance
Total, Average or Weighted Average

Mortgaged Property Types of the Group III Loans

Property Type	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Single-family detached
Two-to-four family units
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (detached)
Condo High-Rise (5 stories or more)
Condotel (1 to 4 stories)
Total, Average or Weighted Average

Geographic Distribution of Mortgaged Properties of the Group III Loans

State	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio
Alaska
Alabama
Arizona
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Illinois
Indiana
Kentucky
Massachusetts
Maryland
Michigan
Missouri
Mississippi
Montana
North Carolina
North Dakota
New Jersey
New Mexico
Nevada
New York
Ohio
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

Total, Average or Weighted Average

No more than [      ]% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area in Missouri and no more than [      ]% of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside Missouri.

Mortgage Rates of the Group III Loans

Mortgage Rates (%)	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio
5.500 - 5.624
5.625 - 5.749
5.750 - 5.874
5.875 - 5.999
6.000 - 6.124
6.125 - 6.249
6.250 - 6.374
6.375 - 6.499
6.500 - 6.624
6.625 - 6.749
6.750 - 6.874
6.875 - 6.999
7.000 - 7.124
7.125 - 7.249
7.250 - 7.374
7.375 - 7.499
7.625 - 7.749

Total, Average or Weighted Average

As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans will be approximately [      ]% per annum.

Net Mortgage Rates of the Group III Loans

Net Mortgage Rates (%)	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

Total, Average or Weighted Average

As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans will be approximately [      ]%.

Original Mortgage Loan Principal Balances of the Group III Loans

Original Mortgage Loan Balance ($)	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio
100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
Total, Average or Weighted Average

Original Loan-to-Value Ratios of the Group III Loans

Original Loan-to-Value Ratio ($)	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score
00.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
Total, Average or Weighted Average

The weighted average Loan-to-Value ratio at origination of the Mortgage Loans will be approximately [      ]%.

Amortization Type of the Group III Loans

Amortization Type	Number of Group III Loans	Principal Balance	Percentage of Group III Loans	Average Principal Balance	Weighted Average Credit Score	Number of Group III Loans
Fully Amortizing

Total, Average or Weighted Average

Loan Group II and Loan Group III Combined

Credit Score Distribution of the Group II and Group III Loans

Credit Score Range	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio
620 – 639
640 – 659
660 – 679
680 – 699
700 – 719
720 – 739
740 – 759
760 – 779
780 – 799
800 or greater

Total Average or Weighted Average

The minimum and maximum credit scores of the Mortgage Loans were [        ] and [        ], respectively, and the weighted average Credit Score of the Mortgage Loans will be approximately [        ].

Occupancy Types of the Group II and Group III Loans

Occupancy	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Primary Residence
Second/Vacation
Non-Owner Occupied

Total, Average or Weighted Average

Mortgage Loan Purpose of the Group II and Group III Loans

Loan Purpose	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Purchase
Rate/Term Refinance
Equity Refinance

Total, Average or Weighted Average

Mortgaged Property Types of the Group II and Group III Loans

Property Type	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Single-family detached
Planned Unit Developments (detached)
Two-to-four family units
Condo Low-Rise (less than 5 stories)
Condo Mid-Rise (5 to 8 stories)
Condo High-Rise (9 stories or more)
Planned Unit Developments (attached)
Townhouse
Condotel (1 to 4 stories)

Total, Average or Weighted Average

Geographic Distribution of Mortgaged Properties of the Group II and Group III Loans

State	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio
Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
Wyoming

Total, Average or Weighted Average

No more than [      ]% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area in Florida and no more than [      ]% of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside Florida.

Mortgage Rates of the Group II and Group III Loans

Mortgage Rates (%)	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio
5.000 - 5.124
5.125 - 5.249
5.250 - 5.374
5.375 - 5.499
5.500 - 5.624
5.625 - 5.749
5.750 - 5.874
5.875 - 5.999
6.000 - 6.124
6.125 - 6.249
6.250 - 6.374
6.375 - 6.499
6.500 - 6.624
6.625 - 6.749
6.750 - 6.874
6.875 - 6.999
7.000 - 7.124
7.125 - 7.249
7.250 - 7.374
7.375 - 7.499
7.500 - 7.624
7.625 - 7.749
7.750 - 7.874
9.375 - 9.449

Total, Average or Weighted Average

As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans will be approximately [      ]% per annum.

Net Mortgage Rates of the Group II and Group III Loans

Net Mortgage Rates (%)	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

Total, Average or Weighted Average

As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans will be approximately [      ]%.

Original Mortgage Loan Principal Balances of the Group II and Group III Loans

Original Mortgage Loan Balance ($)	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio
100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000
600,001 to 700,000
700,001 to 800,000
800,001 to 900,000
900,001 to 1,000,000
1,600,001 to 1,700,000

Total, Average or Weighted Average

Original Loan-to-Value Ratios of the Group II and Group III Loans

Original Loan-to-Value Ratio (%)	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score
00.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00

Total, Average or Weighted Average

The weighted average Loan-to-Value ratio at origination of the Mortgage Loans will be approximately [      ]%.

Amortization Type of the Group II and Group III Loans

Amortization Type	Number of Group II and III Loans	Principal Balance	Percentage of Group II and III Loans	Average Principal Balance	Weighted Average Credit Score	Number of Group III Loans
Fully Amortizing

Total, Average or Weighted Average

Phoenix Residential Securities, LLC

$[                    ]

Mortgage-Backed Pass-Through Certificates

Series 201[  ]-[      ]

Prospectus Supplement

[ ]		[ ]
[ ]

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until [                    ].

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered notes in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Version 3

Subject to Completion Dated February [    ], 2012

FORM OF PROSPECTUS SUPPLEMENT (NOTES)

Prospectus supplement dated [            ] [    ], 20[    ]

(To prospectus dated [            ] [    ], 20[    ])

$[                                     ]

Phoenix Residential Securities, LLC

Depositor

PRS Series 20[    ]-[    ] Trust

Issuing Entity

[                                     ]

Sponsor

[                                     ]

Master Servicer

Mortgage-Backed Notes, Series [            ]

Offered Notes

The trust, also referred to in this prospectus supplement as the issuing entity, will consist primarily of [a pool] [pools] of mortgage loans secured by first liens on one- to four-family residential properties. The trust will issue four classes of senior notes, designated as Class A-I-1, Class A-I-2, Class A-I-3 Notes and Class A-II, all as more fully described in the table on page S-[    ] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered notes consists of [excess cash flow and overcollateralization.]

Distributions on the notes will be on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning [            ] 25, 201[    ].

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The notes represent debt obligations of the trust, as the issuing entity, and do not represent interests in or obligations of Phoenix Residential Securities, LLC, as the depositor, [                          ], as the sponsor, or any of their affiliates.

[The underwriter will purchase the offered notes from the depositor in amounts described in “Methods of Distribution” on page S-[    ] of this prospectus supplement. The notes are offered by the issuing entity through

[                    ] to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten notes will be approximately [    ]% of the note principal balance of these underwritten notes plus accrued interest, before deducting expenses.]

[INSERT LOGO FOR UNDERWRITER]

2

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

•	this prospectus supplement, which describes the specific terms of your series of notes.

The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered notes, supersedes any information contained in any prior similar materials relating to the offered notes, is being delivered to you solely to provide you with information about the offering of the offered notes referred to in this prospectus supplement and to solicit an offer to purchase the offered notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered notes, until we have accepted your offer to purchase the offered notes.

The offered notes are being sold when, as and if issued. The depositor is not obligated to issue the offered notes or any similar security and the underwriter’s obligation to deliver the offered notes is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered notes when, as and if issued by the depositor. You are advised that the terms of the offered notes, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of notes may be split, combined or eliminated). You are advised that the offered notes may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriter’s obligation to sell any of the offered notes to you is conditioned on the mortgage loans and the offered notes having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered notes, the underwriter will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase

The depositor’s principal offices are located at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034 and its telephone number is (215) 734-5111.

S-4

Legal Matters	S-116
Ratings	S-116
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1

SUMMARY

The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the accompanying prospectus.

Issuing entity	PRS Series 20[ ]-[ ] Trust.

Title of the offered securities	Mortgage-Backed Notes, Series [ ].

Initial principal balance	$ .

Note interest rate	[ ]% per annum.

Ratings	When issued, the notes will be rated “[ ]” by [ ] and “ ” by [ ].

Depositor	Phoenix Residential Securities, LLC.

Sponsor	[ ].

Master servicer	[ ].

Owner trustee	[ ].

Indenture trustee	[ ].

Originators	[Identify any Originators or group of Originators (other than Sponsor and affiliates of Sponsor) that originated 10% or more of the pool assets].

Subservicers	[ ], will subservice approximately [ ]% by principal amount of the mortgage loans. [Identify any other subservicers that will service 10% or more of the pool assets.]

Mortgage Insurance Policy Provider	[ ].

Mortgage loan pool	fixed-rate and adjustable-rate jumbo mortgage loans with an aggregate principal balance of approximately $[ ] as of the close of business on the day prior to the cut-off date, secured by first liens on one- to four-family residential properties.

S-6

Cut-off date	[ ] [ ], 20[ ].

Closing date	On or about [ ] [ ], 20[ ].

Payment dates	Beginning in [ ] on the [ ] of each month or, if the is not a business day, on the next business day.

Scheduled final payment date	[ ] [ ], 20[ ]. The actual final payment date could be substantially earlier.

Form of notes	Book-entry.

See “Description of the Securities—Book-Entry Notes” in this prospectus supplement.

Minimum denominations	$[ ].

Legal investment	The notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the accompanying prospectus.

S-7

Notes
Class	Note Rate	Initial Note Balance	Initial Rating ( / )	Designations
Class A Notes:
[A-I-1	Adjustable Rate	$	Aaa/AAA	Senior/Adjustable Rate/Sequential]
[A-I-2%		$	Aaa/AAA	Senior/Fixed Rate/Sequential]
[A-I-3%		$	Aaa/AAA	Senior Fixed Rate/Pass-Through]
Total Class A-I Notes:		$
[A-II	%	$	Aaa/AAA	Senior/Fixed- Rate/Pass-Through]
Total Class A Notes:
Total Notes:		$

Other Information:

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

•	[ ] plus %; and
•	% per annum.

Class A-I-3 and Class A-II Notes:

The note rate on the Class A-I-3 and Class A-II Notes will increase by       % per annum on the first payment date after the optional terminate date.

The note rates represent the rates at which interest will accrue on the offered notes.

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TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various loan sellers will, on or prior to the closing date, sell the mortgage loans to the sponsor. The sponsor will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to the depositor. The depositor will then transfer the mortgage loans to the trust that is the issuing entity, and the trust will pledge the mortgage loans to the indenture trustee for the benefit of the holders of the notes. See “Description of the Trust Agreement and Indenture—Certain Matters Regarding the Indenture Trustee and the Issuing Entity” in this prospectus supplement. For a description of the affiliations among various transaction parties, see “Affiliations Among Transaction Parties” in this prospectus supplement.

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The Trust

The depositor will establish PRS Series 20[    ]-[    ] Trust, a Delaware business trust, to issue the Mortgage-Backed Notes, Series [            ]. The trust will be established under a trust agreement. The trust will issue the notes under an indenture. The assets of the trust will consist of the mortgage loans and related assets.

The Mortgage Loan Pool

The mortgage loans have the following characteristics as of the cut-off date:

Minimum principal balance	$
Maximum principal balance	$
Average principal balance
Range of loan rates	% to %
Weighted Average loan rate	%
Range of original terms to maturity	to months
Weighted average original term to maturity	months
Range of remaining terms to maturity	to months
Weighted average remaining term to maturity	months
Range of loan-to-value ratios	% to %
Weighted average loan-to-value ratios	%

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

Types of Interest Rates [Include as applicable]	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans

Fixed rate loans
Adjustable-rate loans

Total			100.00%

Loan Purpose [Include as applicable]	Number of Mortgage Loans	Principal Balance	Percent of Mortgage Loans

Purchase
Rate/Term Refinance
Equity Refinance

Total			100.00%

The properties securing the mortgage loans include one- to four-family residential properties.

The interest rate on each adjustable-rate mortgage loan will adjust annually after an initial fixed period of two or three years on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were originated under the depositor’s correspondent funding client guide, also referred to in this prospectus supplement as the Client Guide, as applicable to the jumbo loan program. The jumbo loan program is designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites.

The securities described on the table on page [S     ] are the only securities backed by this mortgage pool that will be issued.

See “Risk Factors—Risks Associated with the Mortgage Loans” in this prospectus supplement.

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See “Description of the Mortgage Loan Pool” in this prospectus supplement.

Servicing

[                                 ] will master service the mortgage loans, as more fully described under “Description of the Servicing Agreement” in this prospectus supplement.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to noteholders. The servicing fees relating to each mortgage loan will be at least [  ]% per annum and not more than [  ]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [      ]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either [  ]% or [  ]% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of [  ]% per annum, and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If the sponsor cannot cure a breach of any representation or warranty made by it and assigned to the indenture trustee for the benefit of the noteholders relating to a mortgage loan within 90 days after notice from the indenture trustee or master servicer, and the breach materially and adversely affects the interests of the noteholders in the mortgage loan, the sponsor will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement. Likewise, as described under “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus, if the sponsor cannot cure certain documentary defects with respect to certain mortgage loans, the sponsor will be required to repurchase the related mortgage loans.

In addition, the sponsor may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under “Trust Asset Program—Limited Right of Substitution” in the accompanying prospectus.

The Certificates

The trust will also issue Mortgage-Backed Certificates, Series [            ], which are not offered by this prospectus supplement.

Payments on the Notes

Amount available for monthly distribution. On each monthly payment date, the indenture trustee will make distributions to investors. The amounts available for distribution include:

•	collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections, plus

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•	advances for delinquent payments on the mortgage loans, minus

•	fees and expenses of the subservicers and the master servicer, including reimbursement for advances[, and

•	the premium paid to the mortgage insurance policy provider].

See “Affiliations Among Transaction Parties––Principal and Interest Collections” in this prospectus supplement.

Priority of Distributions. Payments will be made from principal and interest collections as follows:

Priority of Distributions

first, to pay the fees and expenses of the subservicers and the master servicer, including reimbursement for advances;

second, [to pay the premium on the mortgage insurance policy;]

third, to pay accrued interest due on the note balance of the notes;

fourth, to pay principal the order and priority described under “Description of the Securities—Principal Payments on the Notes”;
fifth, to pay as principal on the notes, an amount equal to the liquidation loss distribution amount;
sixth, to pay principal on the notes, the reserve increase amount; and
seventh, any remaining amounts to the holders of the certificates.

See “Description of the Securities—Summary of the Priority of Distributions,” “—Interest Payments on the Notes” and “—Principal Payments on the Notes” in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest. Because more interest is paid by the mortgagors than is necessary to pay the interest on the notes each month,

there will be excess interest. Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the mortgage loans is $                    , the trust is issuing only $                     aggregate principal amount of notes. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

Advances

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall. However, (i) the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan and (ii) the master servicer will have no obligation to advance a scheduled payment on any mortgage loan that is 90 or more days delinquent.

See “Description of the Securities—Advances” in this prospectus supplement.

Optional Termination

On any payment date on which the principal balance of the mortgage loans is less than     % of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining mortgage loans.

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Under an optional purchase, the outstanding principal balance of the notes will be paid in full with accrued interest.

Ratings

When issued, the notes will receive the ratings not lower than those listed on page S-[    ] of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

A rating agency other than [                    ] could rate the notes. If a non-hired rating agency were to rate the notes the ratings assigned by such rating agency could be lower than the ratings assigned by [                    ]

See “Ratings” in this prospectus supplement.

Legal Investment

The notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered notes by regulated institutions.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. ERISA plans should consult with their counsel before purchasing the notes.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

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RISK FACTORS

The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

Risks Associated with the Mortgage Loans

Some of the mortgage loans have an initial interest only period, which may increase the risk of loss and delinquency on these mortgage loans.

Approximately [    ]% of the mortgage loans as of the cut-off date have an initial interest only period. During an initial interest only period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered notes from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. There may be a higher expectation by interest-only borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the borrower may affect the loss, delinquency and prepayment experience of these mortgage loans.

The return on your notes may be	One risk of investing in the offered notes is created by any concentration of the related properties in one or more geographic

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particularly sensitive to changes in real estate markets in specific regions.	regions. Approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are located in [ ]. [Concentrations material to an individual offering will be disclosed.] If the regional economy or housing market weakens in any region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to holders of the offered notes. A region’s economic condition and housing market may also be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, tornadoes and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to holders of the offered notes than those generally present for similar mortgage-backed securities without that concentration.

Underwriting standards may affect the risk of loss on the mortgage loans.	The mortgage loans have been originated to the “prime” origination standards using underwriting standards that conform to those published in depositor’s correspondent funding client guide, also referred to in this prospectus supplement as the Client Guide, as applicable to the jumbo loan program. “Prime” origination standards under the Client Guide are similar to the underwriting standards employed by Freddie Mac and Fannie Mae, however these underwriting standards are less stringent than the Freddie Mac and Fannie Mae underwriting standards in some respects and therefore applying these standards may create additional risks that realized losses on the mortgage loans will be allocated to the offered noteholders. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. See “Description of the Mortgage Loan Pool—Underwriting Standards—Exceptions to the Client Guide” in this prospectus supplement.

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Approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date with loan-to-value ratios over 80% are insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those mortgage loans may be increased.

In addition, in determining loan-to-value ratios (i) for approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date, the value of the related mortgaged property was based on an appraisal that is up to 120 days old or, if the appraisal is between 120 and 180 days old, an updated appraisal based on the original appraisal and (ii) for approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date, the value of the related mortgaged property was based on an appraisal that is up to 180 days old or, if the appraisal is between 180 and 360 days old, an updated appraisal based on the original appraisal, if the related mortgaged property was built in the previous 360 days. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See “Description of the Mortgage Pool—Underwriting Standards” in this prospectus supplement and “The Trusts—The Mortgage Loans” in the accompanying prospectus.

[Some of the mortgage loans are covered by a mortgage insurance policy.]	[Approximately [ ]% of the mortgage loans are covered by the mortgage insurance policy. The mortgage insurance policy is similar to a borrower-paid primary mortgage insurance policy. Like a primary mortgage insurance policy, coverage under the mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some covered mortgage loans. In addition, since the amount of coverage depends on the loan to value ratio at the inception of the policy, declines in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The mortgage insurance policy provider also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy. See “Description of the Mortgage Pool—The Mortgage Insurance Policy” in this prospectus supplement.]

[The pre-offering review of the mortgage loans may not reveal	[The sponsor has undertaken certain limited loan file review procedures with respect to various aspects of certain mortgage loans underlying the notes, including a review of the underwriting of certain of the mortgage loans conducted by each originator and verification of

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aspects of the mortgage loans which could lead to losses.]

certain aspects of the mortgage loans. In conducting these review procedures, the sponsor relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and on one or more third party agents. These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform. Investors should note that the sponsor undertook this limited loan file review with respect to a portion of the mortgage loans and did not undertake any loan file review for the remaining mortgage loans.

Furthermore, to the extent that the limited review conducted by the sponsor did reveal factors that could affect how the mortgage loans will perform, the sponsor may have incorrectly assessed the potential severity of those factors. For example, in conducting its procedures, the sponsor reviewed estimates of the current value of mortgaged properties that were obtained by using automated valuation models (or AVMs), broker price opinions (or BPOs), exterior reviews by a certified appraiser (or 2055) or other valuation methods described herein and compared those current estimates of value with the original appraised value of the mortgaged properties. Differences between the original appraised value and the current estimate of value obtained through AVMs, BPOs, 2055s or other valuation methods may, erroneously, not have been regarded as an indication that there was a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan file review procedures of the sponsor.]

[Certain representations and warranties will not be transferred to the trust and any amounts received by the issuing entity with respect to breaches of those representations and warranties

The sellers made various representations and warranties to the sponsor in connection with the sale and purchase of the mortgage loans. However, some of those representations and warranties will not be pledged to the trust, including [LIST REPS THAT ARE NOT PASSED-THROUGH]

[If there is a breach of a representation or warranty that was not pledged to the trust, the sponsor will transfer to the trust the proceeds received from the sellers based on such breach.]

[If there is a breach of a representation or warranty that was not pledged to the trust, the sponsor will not transfer to the trust the

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will [not] be transferred to the trust]. The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

proceeds received from the sellers based on such breach. This could lead to increased losses on the offered notes.]

Approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are subject to the The Servicemembers Civil Relief Act, as amended, or the Relief Act. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty and for a one year period following the end of a borrower’s military service. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the offered notes. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations [will not be covered by the mortgage insurance policy and] will be applied to reduce accrued interest to each class of offered notes.

The Relief Act also limits the ability of the master servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional nine month period after the borrower’s military service unless the creditor has obtained a court order approving the sale, foreclosure or seizure of the mortgaged property. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of notes with a note principal balance greater than zero with the lowest payment priority.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See “Certain Legal Aspects of the Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.

The recording of the mortgages in the name of MERS could increase the risk of loss.	The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the issuing entity. Approximately [ ]% of the aggregate principal balance of the

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mortgage loans as of the cut-off date were recorded in the name of MERS. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the indenture trustee, any related expenses will be paid by the issuing entity and will reduce the amounts available to make distributions on the offered notes.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to noteholders and increase the amount of losses on the mortgage loans.

The recording of mortgages in the name of MERS has been challenged in a number of states. Although many decisions have accepted MERS as mortgagee, some courts have held that MERS is not a proper party to conduct a foreclosure and have required that the mortgage be reassigned to the entity that is the economic owner of the mortgage loan before a foreclosure can be conducted. In states where such a rule is in effect, there may be delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. In addition, any expenses of recording an assignment of mortgage to the issuing entity will increase foreclosure costs, thereby reducing the amounts payable to offered noteholders. These delays and additional costs could in turn delay the distribution of liquidation proceeds to noteholders and increase the amount of losses on the mortgage loans.

In addition, borrowers are raising new challenges to the recording of mortgages in the name of MERS, including challenges questioning the ownership and enforceability of mortgage loans registered in MERS. An adverse decision in any jurisdiction may delay the foreclosure process and adversely affect payments on the offered notes.

For additional information regarding MERS and the MERS® System, see “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

Non-recordation of assignment of mortgage could	Assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in the name of [the indenture trustee or its nominee] [ ] and delivered to the indenture

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increase risk of loss.

trustee or a custodian on its behalf under the terms of the servicing agreement. The master servicer will complete and record these assignments of mortgage. In the event an assignment of mortgage is not completed and recorded, record title to such mortgage will not have been assigned to the issuing entity but would rather remain in the name of the related mortgagee of record even though the beneficial ownership of such mortgage loan, including the related mortgage, would have been transferred to the issuing entity.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the issuing entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the issuing entity. However, the failure to record the assignments of the mortgages in the name of the issuing entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the master servicer in a timely manner to protect the interests of the noteholders.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the master servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the noteholders in such mortgage loans. The master servicer must complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the master servicer to timely record an assignment of mortgage can interfere with the ability to foreclose. Furthermore, the inability of the related servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations or breaches of applicable law.

Property tax loans provided to mortgagors in Texas could increase risk of loss.	Approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are located in Texas, which recently passed legislation allowing mortgagors to receive loans from licensed lenders to pay for property taxes. The legislation provides these property tax loans to be granted a lien priority status that is senior to all other liens on the related mortgaged property, including existing mortgages. If a mortgagor receives a property tax loan and allows such property tax loan to become delinquent, the property tax lender can foreclose on its loan and be entitled to receive the proceeds of such foreclosure before the trust, which may result in losses being

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allocated to the offered notes.

Recent developments in the residential mortgage market may adversely affect the return on your notes.	[UPDATE AS NEEDED]

Loan modifications may affect the market value of your notes.

Impact of the Obama Plan on Modifications.

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program, referred to in this prospectus supplement as HAMP, which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan, referred to in this prospectus supplement as HASP. Modifications under HAMP are potentially available to mortgage loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage mortgage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans included in the trust.

Under HAMP, borrowers under mortgage loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed mortgage loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio, referred to in this prospectus supplement as

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DTI, based on current verified income. Under the waterfall, to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If the modification is NPV negative, the modification is optional, unless prohibited under the servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program.

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors to encourage mortgage loan modifications. For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a mortgage loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified mortgage loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a mortgage loan that is still current but at risk of imminent default). Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which

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will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all residential mortgage loans in the United States. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered notes, as described above.

There can be no assurance as to whether the master servicer or any subservicer, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

Enforcement Actions

On October 13, 2010, the attorneys general of all 50 states announced a joint investigation into foreclosure practices. Furthermore, one or more federal regulatory agencies or other state or local regulatory agencies may also conduct investigations into foreclosure practices. In addition, attorneys general in certain states have proposed foreclosure moratoriums and/or have requested that servicers review and report on their foreclosure procedures. At this time, in response to issues raised with respect to possible document deficiencies in connection with foreclosure, it is unclear whether there will be foreclosure moratoriums on a state by state basis or even on a national level.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include

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the master servicer or certain subservicers, and could result in reduced distributions on the offered notes and the allocation of losses thereon.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. Such delays may also affect the timing of payments to notes as the servicers may continue to make monthly advances rather than realize a loss. In addition, the amount of servicing advances recoverable by the servicer from any liquidation may increase as a result of the delay, resulting in a larger loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the trust. As a result, the ratings of the offered notes may be reduced as a result of these delays. In addition, the rating agencies may reduce or withdraw the servicer ratings of the master servicer.

[Mortgage loans with high current loan-to-value ratios leave the related borrower with less equity in the related mortgaged property which may result in losses with respect to such mortgage loans.]

Approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date have LTV ratios in excess of 80%. In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

Mortgage loans with higher current loan-to-value ratios may present a greater risk of loss. If the value of a mortgaged property decreases, the current loan-to-value ratio may increase over what it was as of the cut-off date which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan.

Mortgage loans with high loan-to-value ratios leave the mortgagor with little equity or negative equity in the related mortgaged property. The on-going decline in the residential real estate market, the reduction in the availability of mortgage credit, the rising unemployment rate and other negative trends, likely have had the effect of reducing the values of the mortgaged properties from the values determined at the time of origination. A reduction in the values of the mortgaged properties may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the related mortgage loans fully. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans at the time of origination may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios based on recently updated valuations is set forth in “Description of the Mortgage Loan Pool”.

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See “The Trusts—Loan-to-Value Ratio” in the accompanying prospectus.

Unsolicited ratings of the notes may result in a material adverse effect on the value of the notes.	In December 2009, the SEC adopted Rule 17g-5 under the Securities Exchange Act of 1934 (“Rule 17g-5”) with the intent of improving ratings quality, enhancing the transparency and objectivity of the credit ratings process of nationally recognized statistical rating organizations, also referred to in this prospectus supplement as NRSROs, increasing competition among NRSROs and enabling market participants to more easily assess the performance of credit ratings issued by NRSROs. The effective date for compliance with Rule 17g-5 was June 2, 2010. While NRSROs other than [ ] have not been engaged to rate the offered notes, such NRSROs may nevertheless issue unsolicited credit ratings on one or more classes of offered notes relying on information they receive pursuant to Rule 17g-5. There can be no assurance as to whether another rating agency will rate any class of offered notes or, if it were to rate any class of offered notes, what rating it would assign. Furthermore, if any such unsolicited ratings were issued, there can be no assurance that they will be the same as those ratings assigned by [ ]. The issuance of unsolicited ratings on one or more classes of the offered notes that are different from the ratings assigned by [ ] may impact the value of that class of offered notes. As part of the process of obtaining ratings for the offered notes, the issuing entity had initial discussions with and submitted certain materials to [ ] and certain other rating agencies. Based on preliminary feedback from those rating agencies at that time, the issuing entity selected [ ] to rate the offered notes and not the other rating agencies. We cannot predict what ratings may have been assigned to the offered notes had the issuing entity engaged non-hired rating agencies to rate the offered notes. Finally, if it were to be determined that the issuing entity has failed to comply with the requirements of Rule 17g-5, ratings on the offered notes could be withdrawn. The issuance of the unsolicited ratings on the offered notes at levels less that the ratings issued by [ ] or changes or withdrawal of ratings on the offered notes could have a material adverse effect on the value of the offered notes or your ability to sell the offered notes in the secondary market.
[Risks Relating to Primary Mortgage Insurers]

You may incur losses if a primary mortgage insurer fails to make payments under a	[ ] mortgage loans representing approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date have an LTV ratio at origination in excess of 80% and are insured by a primary mortgage insurance policy issued by [insert

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primary mortgage insurance policy	names of primary mortgage insurers]. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of notes as losses.]

Risks Relating to Cooperative Loans

Cooperative loans have certain characteristics that may increase the risk of loss	[ ] mortgage loans representing approximately [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date are not secured directly by real property but are cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses, although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative loans.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See “Certain Legal Aspects of the Mortgage Loans—The Mortgage Loans—Cooperative

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Loans” in the accompanying prospectus.

Special Yield and Prepayment Considerations

The yield to maturity on your notes will vary depending on various factors.	The yield to maturity on your notes will depend on a variety of factors, including:

• the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties,

• the pass-through rate for your notes,

• the purchase price you paid for your notes, and • the timing of the exercise of the optional redemption of the notes or the optional repurchase of the mortgage loans by the master servicer.
The rates and timing of prepayment and default are two of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

[In addition, the master servicer may purchase any mortgage loan that is at least two months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.]

In general, if you purchase a note at a price higher than its outstanding note principal balance and principal distributions occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding note principal balance and principal distributions occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.	Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered notes entitled to receive principal are highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to

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reinvest those funds at an interest rate as high as the note rate.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

Approximately [        ]% of the mortgage loans provide for payment of a prepayment charge during a specified period. Prepayment charges, if enforced, may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment charge period.

[The seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered notes as a prepayment of the mortgage loans.]

See “Description of the Mortgage Loan Pool—General” and “Certain Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement and “Maturity and Prepayment Considerations” in the accompanying prospectus.

The yield on your notes may also be affected by changes in the mortgage interest rate, if applicable.	With respect to certain adjustable-rate mortgage loans, after an initial fixed rate period, each mortgage loan provides for adjustments to the interest rate every [six months or twelve months]. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments, sometimes referred to as a periodic cap, may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment. In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

[With respect to certain of the variable rate offered notes, if applicable, the note rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.] Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. If, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the offered notes could be adversely

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affected.

[Further, investment in any variable rate offered notes, if applicable, involves the risk that the level of [one-month LIBOR] may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when [one-month LIBOR] plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the note rates on the offered notes, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in this prospectus supplement. No assurances can be given that such additional funds will be available.]

The yield on your notes may also be affected if the master servicer does not make advances.

If the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a borrower, there may be a shortfall in distributions on the notes.

[In the event a mortgage loan becomes 90 or more days delinquent (i) the master servicer shall be permitted to immediately withdraw from the custodial account an amount equal to the sum of all unreimbursed advances of scheduled payments with respect to such mortgage loan and (ii) no further advances will be made with respect to such mortgage loan unless such mortgage loan is made current by the related borrower. This could cause a shortfall in distributions on the notes. Moreover, to the extent that the master servicer is not making advances on mortgage loans that are delinquent by 90 or more days, this would have the effect of increasing the maturity date of the notes because the master servicer will not be making advances of principal on such delinquent mortgage loans.]

Your yield may be reduced due to the optional redemption of the notes or the optional repurchase of underlying mortgage loans.	The master servicer or [ ] may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than [ ]% of their initial outstanding principal amount. This kind of event will subject the trust related to your offered notes to early retirement and would affect the average life and yield of each class of notes in those series. See “Certain Yield and Prepayment Considerations” and “Maturity and Prepayment Considerations” in this prospectus supplement and in the accompanying prospectus.

If servicing is transferred, delinquencies may increase.	In certain circumstances, the master servicer, pursuant to the servicing agreement, may resign or be terminated and replaced with a successor master servicer. No resignation will become effective until the indenture trustee or a successor master servicer has assumed the

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master servicer’s obligations and duties under the pooling and servicing agreement. The indenture trustee must obtain the master servicer’s consent to appoint a party other than the indenture trustee as master servicer. If the master servicer fails to consent to an appointment of a successor master servicer, or the indenture trustee is unwilling to act as successor master servicer, the indenture trustee may petition a court to appoint a successor master servicer.

If the master servicer resigns or is terminated, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered notes and/or losses on the offered notes. These delays will be exacerbated if the indenture trustee seeks judicial appointment of a successor indenture trustee. Moreover, the indenture trustee, acting as successor master servicer, may not have the ability to fulfill the master servicer’s advancing obligations, which will cause increased realized losses on the offered notes.

See “Description of the Securities—Servicing and Administration of Mortgage Loans—Certain Other Matters Regarding Servicing” in the accompanying prospectus.

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ISSUING ENTITY

The trust will be formed under a trust agreement, as amended by the amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuing entity will issue $[                ] aggregate principal amount of Mortgage-Backed Notes, Series [            ][        ]. These notes will be issued under an indenture, to be dated as of the closing date between the issuing entity and the indenture trustee. Under the trust agreement, the issuing entity will issue [        ] class[es] of Mortgage-Backed Certificates, [                    ]. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement. On the closing date, the depositor will transfer to the issuing entity a pool of mortgage loans that will be secured by first liens on one- to four-family residential properties.

You can find a listing of definitions for capitalized terms used both in the accompanying prospectus and this prospectus supplement under the caption “Glossary” beginning on page [    ] in the accompanying prospectus and under the caption “Description of the Securities––Glossary of Terms” in this prospectus supplement.

SPONSOR

[                     ], a [                ] [limited liability company][corporation], buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See “The Trusts—General” in the accompanying prospectus for a general description of applicable seller/servicer eligibility requirements.

[Include description of sponsor.]

The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by [                    ] for the past five years. [                    ] sponsored approximately $[    ] billion and $[    ] billion in initial aggregate principal amount of mortgage-backed securities in the 2007 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. [                    ] sponsored approximately $[    ] billion and $[    ] billion in initial aggregate principal amount of mortgaged-back securities in the 2010 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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SPONSOR SECURITIZATION EXPERIENCE

First Lien Mortgage Loans

	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000
Volume by Initial Principal Balance	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)
Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)	Represents year to year growth or declines as a percentage of the prior year’s volume.

Junior Lien Mortgage Loans

	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000
Volume by Initial Principal Balance	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)
Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)	Represents year to year growth or declines as a percentage of the prior year’s volume.

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First Lien Mortgage Loans

	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000
Volume by Number of Loans	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)
Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)	Represents year to year growth or declines as a percentage of the prior year’s volume.

Junior Lien Mortgage Loans

	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000	0,000,000,000
Volume by Number of Loans	2007	2008	2009	2010	2011 (YTD)

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)
Prime Mortgages

Non-Prime Mortgages

Total Volume

(1)	Represents year to year growth or declines as a percentage of the prior year’s volume.

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[Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class X
Issuing Entity A CIK #	X	Originator 1
Originator 2
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$
Asset Class Y
Issuing Entity B		Originator 3
Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$

Total			#	$		#	$		#	$		#	$		#	$		#	$		#	$	]

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MASTER SERVICER

[Include description of master servicer.]

The following tables set forth the annual average outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by [                    ] for the past five years and the annual average number of such loans for the same period. [                    ] was the master servicer of a residential mortgage loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal amount during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. [                    ] was the master servicer of a residential mortgage loan portfolio of approximately $[    ] billion and $[    ] billion in average outstanding principal during the 2010 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume:

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MASTER SERVICER SERVICING EXPERIENCE

First Lien Mortgage Loans

	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0
	Year Ending December 31,
Volume by Average Outstanding Principal Balance	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Outstanding Principal Balance

Junior Lien Mortgage Loans

	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0
	Year Ending December 31,
Volume by Average Outstanding Principal Balance	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Outstanding Principal Balance

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First Lien Mortgage Loans

	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0
	Year Ending December 31,
Volume by Average Number of Loans	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Number of Loans

Junior Lien Mortgage Loans

	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0	000,000,000,0
	Year Ending December 31,
Volume by Percentage of Average Number of Loans	2006	2007	2008	2009	2010

Prime Mortgages

Non-Prime Mortgages

Total

Prime Mortgages

Non-Prime Mortgages

Total

Percentage Change from Prior Year(1)

Prime Mortgages

Non-Prime Mortgages

Total Based on Average Number of Loans

(1)	Represents year to year growth or decline as a percentage of the prior year’s volume.

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[                             ]’s overall procedures for originating and acquiring mortgage loans are described under “Description of the Mortgage Pool—The Jumbo Loan Program” in this prospectus supplement. [                            ]’s material role and responsibilities in this transaction, including as master servicer, are described in the accompanying prospectus under “The Trusts” and “Trust Asset Program.”

[                             ]’s affiliate, [                ], or [            ], originated and sold to [                            ] [        ]% of the mortgage loans included in the mortgage pool. See “Affiliations Among Transaction Parties,” “Description of the Mortgage Pool—Originators” and “Description of the Servicing Agreement—The Master Servicer” in this prospectus supplement.

DESCRIPTION OF UNAFFILIATED SELLERS

[[INSERT NAME OF UNAFFILIATED SELLER], a [            ] corporation, originated [    ]% by principal amount of the mortgage loans. [Describe origination program, experience, size of seller’s portfolio, performance of pool assets, experience with jumbo loan program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

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AFFILIATIONS AMONG TRANSACTION PARTIES

[The diagram below illustrates the ownership structure among the affiliated transaction parties.]

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DESCRIPTION OF THE MORTGAGE LOAN POOL

General

The mortgage loan pool will consist of [    ] fixed-rate and adjustable-rate mortgage loans with an aggregate unpaid principal balance of approximately $[                    ] as of the cut-off date after deducting payments of principal due during the month of the cut-off date is presented in this prospectus supplement. The final mortgage loan pool may vary by up to 5% and this variance may affect the characteristics of the final mortgage loan pool. The note balance of the offered notes may vary by up to 5% from the amounts presented in this prospectus supplement. The sum of the note balance of the offered notes and the required overcollateralization amount as of the closing date will equal, subject to rounding, the aggregate principal balance of the mortgage loans in the final mortgage loan pool as of the cut-off date. Approximately [    ]% of the mortgage loans are fixed-rate mortgage loans and approximately [    ]% of the mortgage loans are adjustable-rate mortgage loans. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties. Approximately [    ]% of the mortgage loans have a due date other than the first of each month.

All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by outstanding principal balance determined as of the cut-off date after deducting payments due during the month of the Cut-off date, unless otherwise indicated.

[The mortgage loans will consist of mortgage loans with original terms to maturity of not more than 30 years except, with respect to approximately [    ]% of the mortgage loans, for which the original term to maturity is not more than 15 years.]

The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the jumbo loan program described below based on the Sponsor’s assessment of investor preferences and rating agency criteria.

The depositor and the sponsor will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the notes. The depositor and the sponsor will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the noteholders. The sponsor will not assign to the depositor, and consequently the depositor will not assign to the indenture trustee for the benefit of the noteholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the noteholders will be the limited representations and warranties made by the sponsor and the depositor and the representations and warranties made by the sellers to the limited extent described above. See “Trust Asset Program—Representations with Respect to the Mortgage Loans” in the accompanying prospectus.

Approximately [    ]% of the mortgage loans provide for payment of a prepayment charge. As to most of those mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that mortgage loan, in an amount specified in the related mortgage loan but not to exceed the maximum amount permitted by state law.

Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered notes. See “Certain Yield and Prepayment Considerations—

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Prepayment Considerations” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Approximately [        ]% of the mortgage loans are currently 30 days or more delinquent in payment of principal and interest. As used in this prospectus supplement, a mortgage loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the second following monthly scheduled due date; and so on. [For instance, because the cut-off date is [October 1, 2011], approximately [        ]% of the mortgage loans that had scheduled due dates on September 1, 2011 were 30 days or more delinquent as of September 30, 2011 and approximately [    ]% of the mortgage loans were 30 or more days delinquent more than once from October 1, 2010 through September 30, 2011. A mortgage loan that had a scheduled due date of September 1, 2011 is considered delinquent on September 2, 2011 if the scheduled payment was not received on September 1, 2011, but such mortgage loan is not considered “30 or more days delinquent” as used in this prospectus supplement unless such mortgage loan is still delinquent on September 30, 2011. Approximately [        ]% of the mortgage loans that had scheduled due dates on August 1, 2011 were 60 or more days delinquent as of September 30, 2011.] Delinquent mortgage loans will not constitute [20]% or more of the pool. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately [    ]% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield and Prepayment Considerations” in this prospectus supplement and “Description of the Securities—Assignment of Trust Assets” in the accompanying prospectus.

Compliance with Local, State and Federal Laws

The sponsor will sell the mortgage loans to the depositor and, as seller, will represent and warrant, as of the date of issuance of the notes, the following:

•	None of the mortgage loans were subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act.

•	Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti predatory lending laws.

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•

None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

•	None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

•	None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

The sponsor will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the noteholders in that mortgage loan. The sponsor maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

The sponsor is opposed to predatory lending practices, as a matter of corporate policy. In addition, the sponsor’s Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

See “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus.

Mortgage Rate Adjustment of the Adjustable-Rate Mortgage Loans

There are [    ] adjustable-rate mortgage loans, with an aggregate principal balance of $[                        ], which represents approximately [        ]% of the aggregate principal balance of adjustable-rate mortgage loans, that will remain fixed for a period of two years after origination. There are [    ] adjustable-rate mortgage loans, with an aggregate principal balance of $[                        ], which represents approximately [        ]% of the aggregate principal balance of adjustable-rate mortgage loans, that will remain fixed for a period of three years after origination. There are [    ] adjustable-rate mortgage loans, with an aggregate principal balance of $[                        ], which represents approximately [        ]% of the aggregate principal balance of adjustable-rate mortgage loans, that will remain fixed for a period of five years after origination. Thereafter, the mortgage rate on approximately [    ]%, [    ]% and [    ]% of the aggregate principal balance of the mortgage loans will adjust monthly, semiannually and annually, respectively, on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate mortgage loan as set forth in the related mortgage note. The mortgage rate on an adjustable-rate mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate mortgage loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

[In addition, approximately [    ]% of the adjustable-rate mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to ten years and then will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage.]

The amount of the monthly payment on each mortgage loan will generally be adjusted monthly, semi-annually or annually, as applicable, on the due date of the month following the month in which the

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adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding Stated Principal Balance of each mortgage loan over its remaining term to stated maturity other than interest-only loans still in their respective interest only periods. As of the cut-off date, approximately [    ]% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments.

The initial mortgage rate in effect on an adjustable-rate mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of an adjustable rate mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the adjustable rate mortgage loan subject to the periodic rate cap. The repayment of the adjustable rate mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable rate mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these adjustable rate mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each adjustable rate mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the servicing agreement.

Because of the periodic rate caps and the generally lower initial mortgage rates on the adjustable rate mortgage loans, in a rising interest rate environment, the mortgage rate on the adjustable rate mortgage loans may be lower than prevailing mortgage rates for an extended period of time and therefore the note rate will initially be less than it would be had all of the adjustable rate mortgage loans already adjusted to their fully-indexed rate.

ONE-YEAR LIBOR. The index for approximately [    ]% of the mortgage loans will be the One-Year LIBOR Index. On those mortgage loans, the One-Year LIBOR Index will adjust annually after any applicable initial fixed period. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in the Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

[SIX-MONTH LIBOR. The index for approximately [    ]% of the mortgage loans will be the Six-Month LIBOR Index. On those mortgage loans, the Six-Month LIBOR Index will adjust semi-annually or annually after any applicable initial fixed period. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in the Wall Street Journal and are most recently available as of the time specified in the related mortgage note.]

[ONE-MONTH LIBOR. The index for approximately [    ]% of the mortgage loans will be the One-Month LIBOR Index. On those mortgage loans, the One-Month LIBOR Index will adjust monthly after any applicable initial fixed period. The One-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in the Wall Street Journal and are most recently available as of the time specified in the related mortgage note.]

The “reference date” is the date as of which the One-Year LIBOR Index[, Six-Month LIBOR Index or One-Month LIBOR Index] is determined.

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The One-Year LIBOR Index[, Six-Month LIBOR Index or One-Month LIBOR Index, as applicable,] is referred to in this prospectus supplement as an index. If the index specified in a mortgage note is no longer available, an index reasonably acceptable to the indenture trustee that is based on comparable information will be selected by the master servicer.

Credit Scores

Included herein is a table showing the Credit Scores for the mortgagors of the mortgage loans. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by the sponsor after the origination of a mortgage loan if the seller does not provide to the sponsor a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately [    ] to approximately [    ], with respect to the mortgage loans, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of this prospectus supplement.

Qualification of Sellers

Each seller will have been approved by the sponsor for participation in the sponsor’s mortgage loan purchase program. In determining whether to approve a seller for participation in the mortgage loan purchase program, the sponsor generally considers, among other things: the financial status of the seller; the previous experience of the seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the seller (if available); the underwriting standards employed by the seller and its quality control procedures; and, if applicable, the servicing operations of the seller. In order to be approved for program participation, sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees, are present.

[FOR EACH ORIGINATOR THAT ORIGINATED AT LEAST 10% OF THE MORTGAGE LOANS: The sponsor approved [            ] as a qualified seller on [                    ], 201[  ].]

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of securities, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC (or any other bank regulator), or if a seller’s net worth, financial performance or delinquency and foreclosure

S-44

rates deteriorate, such seller will be monitored by the sponsor and may be subject to additional scrutiny to determine if it should be terminated. However, it is possible that the sponsor will continue to purchase mortgage loans from such seller if the sponsor determines that such seller meets the minimum qualifications of a seller under the sponsor’s mortgage loan purchase program. The termination of a seller, or the failure of a seller to meet the minimum requirements of the sponsor’s mortgage loan purchase program may increase the likelihood that such seller will not repurchase a mortgage loan in the event of a breach of representation or warranty which has not been cured. Any failure of the seller fulfill its obligation to repurchase a mortgage loan will adversely affect the offered notes.

Aggregate Mortgage Loan Characteristics

The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Mortgage Loans	[ ]
Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ] to [ ]%
Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Note Margins:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Periodic Caps:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Weighted average months to next interest rate adjustment date after [ ] [ ], 20[ ]	[ ]

The mortgage loans will have the following additional characteristics:

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•	The mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[ ].

•	The mortgage loans had individual principal balances at origination of at least $[ ] but not more than $[ ], with an average principal balance at origination of approximately $[ ].

•	The loan-to-value ratios of the mortgage loans range from [ ]% to [ ]%, with a weighted average of approximately [ ]%.

•	No non-affiliate of [ ] sold more than [ ]% of the mortgage loans to [ ]. Approximately [ ]% of the mortgage loans were purchased from [ ], which is an affiliate of [ ].

•	None of the mortgage loans will have been originated prior to [ ] [ ], 20[ ] or will have a maturity date later than [ ] [ ], 20[ ].

•	No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [ ] months.

•

The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately [        ] months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately [        ] months.

•

As of the cut-off date, approximately [    ]% of the mortgage loans are currently 30-59 days delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the mortgage loans are currently 60 or more days delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [    ]% of the mortgage loans are no longer considered delinquent because they were subject to a loan modification. For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Loan Pool—General” in this prospectus supplement.

•	No mortgage loan provides for deferred interest or negative amortization.

•	[As of the cut-off date, approximately [ ]% of the mortgage loans provide for conversion from an adjustable-rate to a fixed-rate.]

The mortgage loans generally contain due-on-sale clauses. See “Certain Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement.

Set forth below is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar. All back-end ratios are calculated by taking the ratio of total monthly debt expenses of a borrower over the total monthly income of such borrower.

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Credit Score Distribution of the Mortgage Loans

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Loan-to- Value Ratio

600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 or greater

Total

•	For some of the mortgage loans, the credit score was updated prior to the cut-off date.

•	As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately [ ].

Debt-to-Income Ratios of the Mortgage Loans

Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00

Total

•	As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately [ ]%.

•	All debt-to-income ratios presented in this table are back-end debt-to-income ratios.

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Original Mortgage Loan Principal Balances of the Mortgage Loans

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000

Total

Net Mortgage Rates of the Mortgage Loans

Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately [ ]% per annum.

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Mortgage Rates of the Mortgage Loans

Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately [ ]% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score

0.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
[80.01 - 85.00]
[85.01 - 90.00]
[90.01 - 95.00]
[95.01 - 100.00]

Total

•	The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately [ ]%.

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Geographic Distribution of Mortgaged Properties of the Mortgage Loans

State	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming

Total

•

                No more than [      ]% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in [            ] and no more than [      ]% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside [            ].

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Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total

Occupancy Types of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Primary Residence
Second/Vacation
Non-Owner Occupied

Total

Delinquency Periods of the Mortgage Loans

Delinquency Period	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

30 – 59 Days
60 or More Days

Total

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Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Single-family detached
Planned Unit Developments* (detached)
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Two-to-four family units
Townhouse
Cooperative
Condo Mid-Rise (5 to 8 stories)

Total

*A Planned Unit Development is a development that has all of the following characteristics:

•	The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

•	The development is administered by a homeowners’ association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

•	The unit owners have an automatic, non-severable interest in the homeowners’ association and pay mandatory assessments.

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Prepayment Penalty Terms of the Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

None
12 Months
24 Months
36 Months
60 Months
Other

Total

•	Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

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Note Margins of the Mortgage Loans

Note Margins (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

N/A (Fixed)
2.0000 - 2.4999
3.0000 - 3.4999
3.5000 - 3.9999
4.0000 - 4.4999
4.5000 - 4.9999
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999

Total

•	As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately [ ]% per annum.

Maximum Mortgage Rates of the Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

N/A (Fixed)
10.0000 - 10.9999
11.0000 - 11.9999
12.0000 - 12.9999
13.0000 - 13.9999
14.0000 - 14.9999

Total

•	As of the cut-off date, the weighted average maximum mortgage rate of the mortgage loans will be approximately [ ]% per annum.

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Minimum Mortgage Rates of the Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

N/A (Fixed)
2.0000 - 2.9999
3.0000 - 3.9999
4.0000 - 4.9999
5.0000 - 5.9999
6.0000 - 6.9999
7.0000 - 7.9999
8.0000 - 8.9999

Total

•	As of the cut-off date, the weighted average minimum mortgage rate of the mortgage loans will be approximately [ ]% per annum.

Next Interest Rate Adjustment Dates of the Mortgage Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

N/A (Fixed)

Total

•	As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [ ].

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Fixed-Rate Mortgage Loan Characteristics

The fixed-rate mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Fixed-Rate Mortgage Loans	[ ]
Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%

The fixed-rate mortgage loans will have the following additional characteristics:

•	The fixed-rate mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[ ].

•	The fixed-rate mortgage loans had individual principal balances at origination of at least $[ ] but not more than $[ ], with an average principal balance at origination of approximately $[ ].

•	The loan-to-value ratios of the fixed-rate mortgage loans range from [ ]% to [ ]%, with a weighted average of approximately [ ]%.

•	No non-affiliate of [ ] sold more than [ ]% of the fixed-rate mortgage loans to [ ]. Approximately [ ]% of the fixed-rate mortgage loans were purchased from [ ], which is an affiliate of [ ].

•	None of the fixed-rate mortgage loans will have been originated prior to [ ] [ ], 20[ ], or will have a maturity date later [ ] [ ], 20[ ].

•	No fixed-rate mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [ ] months.

•

The weighted average remaining term to stated maturity of the fixed-rate mortgage loans as of the cut-off date will be approximately [        ] months. The weighted average original term to maturity of the fixed-rate mortgage loans as of the cut-off date will be approximately [        ] months.

•	As of the cut-off date, approximately [ ]% of the fixed-rate mortgage loans are currently 30-59 days delinquent in payment of principal and interest. As of the cut-off date,

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approximately [        ]% of the fixed-rate mortgage loans are currently 60 or more days delinquent in payment of principal and interest. As of the cut-off date, approximately [        ]% of the fixed-rate mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [        ]% of the fixed-rate mortgage loans are no longer considered delinquent because they were subject to a loan modification. For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Pool—General” in this prospectus supplement.

•	No fixed-rate mortgage loan provides for deferred interest or negative amortization.

The fixed-rate mortgage loans generally contain due-on-sale clauses. See “Certain Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement.

Set forth below is a description of additional characteristics of the fixed-rate mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the fixed-rate mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the fixed-rate mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the fixed-rate mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

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Credit Score Distribution of the Fixed-Rate Loans

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Loan-to- Value Ratio

600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 or greater

Total

•	For some of the mortgage loans, the credit score was updated prior to the cut-off date.

•	As of the cut-off date, the weighted average credit score of the fixed-rate mortgage loans will be approximately [ ].

Debt-to-Income Ratios of the Fixed-Rate Loans

Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00

Total

• As of the cut-off date, the weighted average debt-to-income ratio of the fixed-rate mortgage loans will be approximately [    ]%.

• All debt-to-income ratios presented in this table are back-end debt-to-income ratios.

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Original Mortgage Loan Principal Balances of the Fixed-Rate Loans

Original Mortgage Loan Principal Balance($)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000

Total

Net Mortgage Rates of the Fixed-Rate Loans

Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average Net Mortgage Rate of the fixed-rate mortgage loans will be approximately [ ]% per annum.

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Mortgage Rates of the Fixed-Rate Loans

Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999

Total

•	As of the cut-off date, the weighted average mortgage rate of the fixed-rate mortgage loans will be approximately [ ]% per annum.

Original Loan-to-Value Ratios of the Fixed-Rate Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score

0.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
[80.01 - 85.00]
[85.01 - 90.00]
[90.01 - 95.00]
[95.01 - 100.00]

Total

•	The weighted average loan-to-value ratio at origination of the fixed-rate mortgage loans will be approximately [ ]%.

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Geographic Distribution of Mortgaged Properties of the Fixed-Rate Loans

State	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

Total

•

No more than[        ]%% of the fixed-rate mortgage loans will be secured by mortgaged properties located in any one zip code area in [            ] and no more than [        ]% of the fixed-rate mortgage loans will be secured by mortgaged properties located in any one zip code area outside [            ].

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Mortgage Loan Purpose of the Fixed-Rate Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total

Occupancy Types of the Fixed-Rate Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Primary Residence
Second/Vacation
Non-Owner Occupied

Total

Delinquency Period of the Fixed-Rate Loans

Delinquency Period	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

30 – 59 Days
60 or More Days

Total

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Mortgaged Property Types of the Fixed-Rate Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Fixed-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Single-family detached
Planned Unit Developments* (detached)
Two-to-four family units
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Cooperative
Townhouse

Total

    *A Planned Unit Development is a development that has all of the following characteristics:

•	The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

•	The development is administered by a homeowners’ association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

•	The unit owners have an automatic, non-severable interest in the homeowners’ association and pay mandatory assessments.

Prepayment Penalty Terms of the Fixed-Rate Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Fixed- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

None
12 Months
24 Months
36 Months
60 Months
Other

Total

•	Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

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Adjustable-Rate Mortgage Loan Characteristics

The adjustable-rate mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Adjustable-Rate Mortgage Loans	[ ]
Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Note Margins:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Minimum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Maximum Net Mortgage Rates:
Weighted average	[ ]%
Range	[ ]% to [ ]%
Periodic Caps:
Weighted average	[ ]%
Range	[ ]% to [ ]%

Weighted average months to next interest rate adjustment date after[ ]	[ ]

The adjustable-rate mortgage loans will have the following additional characteristics:

•	The adjustable-rate mortgage loans have an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $[ ].

•	The adjustable-rate mortgage loans had individual principal balances at origination of at least $[ ] but not more than $[ ], with an average principal balance at origination of approximately $[ ].

•	The loan-to-value ratios of the adjustable-rate mortgage loans range from [ ]% to [ ]%, with a weighted average of approximately [ ]%.

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•

No non-affiliate of [                                    ] sold more than [        ]% of the adjustable-rate mortgage loans to [                                    ]. Approximately [        ]% of the adjustable-rate mortgage loans were purchased from [                    ], which is an affiliate of [                                    ].

•	None of the adjustable-rate mortgage loans will have been originated prior [ ] [ ], 20[ ] or will have a maturity date later than [ ] [ ], 20[ ].

•	No adjustable-rate mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [ ] months.

•

The weighted average remaining term to stated maturity of the adjustable-rate mortgage loans as of the cut-off date will be approximately [        ] months. The weighted average original term to maturity of the adjustable-rate mortgage loans as of the cut-off date will be approximately [        ] months.

•

As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans are currently 30-59 days delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans are currently 60 or more days delinquent in payment of principal and interest. As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans have been 30 or more days delinquent in payment of principal and interest in the last 12 months. As of the cut-off date, approximately [    ]% of the adjustable-rate mortgage loans are no longer considered delinquent because they were subject to a loan modification. For a description of the methodology used to categorize mortgage loans as delinquent, see “Description of the Mortgage Pool—General” in this prospectus supplement

•	No adjustable-rate mortgage loan provides for deferred interest or negative amortization.

•	[As of the cut-off date, approximately [ ]% of the adjustable-rate mortgage loans provide for conversion from an adjustable-rate to a fixed-rate.]

The adjustable-rate mortgage loans generally contain due-on-sale clauses. See “Certain Yield and Prepayment Considerations—Prepayment Considerations” in this prospectus supplement.

Set forth below is a description of additional characteristics of the adjustable-rate mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the adjustable-rate mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the adjustable-rate mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

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Credit Score Distribution of the Adjustable-Rate Loans

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Loan- to-Value Ratio

600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 or greater

Total

•	For some of the mortgage loans, the credit score was updated prior to the cut-off date.

•	As of the cut-off date, the weighted average credit score of the adjustable-rate mortgage loans will be approximately [ ].

Debt-to-Income Ratios of the Adjustable-Rate Loans

Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00

Total

•	As of the cut-off date, the weighted average debt-to-income ratio of the adjustable-rate mortgage loans will be approximately [ ]%.

•	All debt-to-income ratios presented in this table are back-end debt-to-income ratios.

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Original Mortgage Loan Principal Balances of the Adjustable-Rate Loans

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

100,000 or less
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000

Total

Net Mortgage Rates of the Adjustable-Rate Loans

Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999

Total

•	As of the cut-off date, the weighted average Net Mortgage Rate of the adjustable-rate mortgage loans will be approximately[ ]% per annum.

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Mortgage Rates of the Adjustable-Rate Loans

Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999

Total

•	As of the cut-off date, the weighted average mortgage rate of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Original Loan-to-Value Ratios of the Adjustable-Rate Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score

0.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
[80.01 - 85.00]
[85.01 - 90.00]
[90.01 - 95.00]
[95.01 - 100.00]

Total

•	The weighted average loan-to-value ratio at origination of the adjustable-rate mortgage loans will be approximately [ ]%.

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Geographic Distribution of Mortgaged Properties of the Adjustable-Rate Loans

State	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming

Total

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•

    No more than [        ]% of the adjustable-rate mortgage loans will be secured by mortgaged properties located in any one zip code area in [                ] and no more than [        ]% of the adjustable-rate mortgage loans will be secured by mortgaged properties located in any one zip code area outside [                ].

Mortgage Loan Purpose of the Adjustable-Rate Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Purchase
Rate/Term Refinance
Equity Refinance

Total

Occupancy Types of the Adjustable-Rate Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Primary Residence
Second/Vacation
Non-Owner Occupied

Total

Delinquency Periods of the Adjustable-Rate Loans

Delinquency Period	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

30 – 59 Days
60 or More Days

Total

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Mortgaged Property Types of the Adjustable-Rate Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

Single-family detached
Planned Unit Developments* (detached)
Condo Low-Rise (less than 5 stories)
Planned Unit Developments (attached)
Two-to-four family units
Cooperative
Townhouse
Condo Mid-Rise (5 to 8 stories)

Total

*A Planned Unit Development is a development that has all of the following characteristics:

•	The individual unit owners own a parcel of land improved with a dwelling. This ownership is not in common with other unit owners.

•	The development is administered by a homeowners’ association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.

•	The unit owners have an automatic, non-severable interest in the homeowners’ association and pay mandatory assessments.

Prepayment Penalty Terms of the Adjustable-Rate Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio

None
12 Months
24 Months
36 Months

Total

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Note Margins of the Adjustable-Rate Loans

Note Margins (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

2.0000 - 2.4999
3.0000 - 3.4999
3.5000 - 3.9999
4.0000 - 4.4999
4.5000 - 4.9999
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999

Total

•	As of the cut-off date, the weighted average note margin of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Maximum Mortgage Rates of the Adjustable-Rate Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable- Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to- Value Ratio

10.0000 - 10.9999
11.0000 - 11.9999
12.0000 - 12.9999
13.0000 - 13.9999
14.0000 - 14.9999

Total

•	As of the cut-off date, the weighted average maximum mortgage rate of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

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Minimum Mortgage Rates of the Adjustable-Rate Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

2.0000 - 2.9999
3.0000 - 3.9999
4.0000 - 4.9999
5.0000 - 5.9999
6.0000 - 6.9999
7.0000 - 7.9999
8.0000 - 8.9999

Total

•	As of the cut-off date, the weighted average minimum mortgage rate of the adjustable-rate mortgage loans will be approximately [ ]% per annum.

Next Interest Rate Adjustment Dates of the Adjustable-Rate Loans

Next Interest Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Adjustable-Rate Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan- to-Value Ratio

Total

•  As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [        ].

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[Pre-Offering Review of the Mortgage Loans]

[Introduction

The sponsor, prior to including the mortgage loans in the mortgage pool, carried out certain review procedures on and engaged a third-party loan review firm to conduct a review of certain of the mortgage loans included in the mortgage pool. The review procedures carried out by the sponsor and the review carried out by the third-party loan review firm are referred to together as the “sponsor’s pre-offering review.” The results of the third-party loan review firm were shared with the underwriters. The underwriters reviewed these findings in connection with their preparation for the offering of the offered notes.

The sponsor’s pre-offering review consisted of a credit and compliance review and a review of the independent appraisals of the mortgaged properties that were obtained by the originators in connection with the origination of those mortgage loans (referred to herein as the “original appraisals”), each as more fully described below. None of the procedures conducted as part of the sponsor’s pre-offering review constituted, either separately or in combination, an independent underwriting of the mortgage loans. It is also important to note that the procedures conducted as part of the review of the original appraisals were not re-appraisals of the mortgaged properties. To the extent that valuation tools were used as part of the appraisal review process (and estimates of current value were obtained using these tools) they should not be relied upon as providing an assessment of value of the mortgaged properties comparable to that which an appraisal might provide.

See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the sponsor’s pre-offering review.]

[Credit and Compliance Review

The third-party loan review firm engaged by the sponsor conducted a credit and compliance review of [    ] mortgage loans, or approximately [    ]% (by number of mortgage loans) of the mortgage loans included in the mortgage pool.

The credit and compliance review conducted by the third-party loan review firm engaged by the sponsor included, for each mortgage loan reviewed, a review of the documentation in the originator’s loan file relating to the creditworthiness of the borrower (and any co-borrower), and an assessment of whether the characteristics of the mortgage loan and the borrower (and any co-borrower) specified on the loan data tape provided to the sponsor reasonably conformed to the data contained in the loan documentation included in the loan file and the underwriting guidelines previously provided to the sponsor. As part of this review, any exceptions to the originator’s underwriting guidelines that were permitted by the originator and related compensating factors were reviewed. See “Description of the Mortgage Pool—Underwriting Standards—Exceptions to Client Guide” for additional information regarding exceptions to each originator’s mortgage loan underwriting criteria, which information was derived from documentation contained in each originator’s loan files. In addition, for each mortgage loan that was reviewed for compliance with the originator’s underwriting guidelines, the third-party loan review firm engaged by the sponsor reviewed the mortgage loan for compliance with applicable law and regulations.

Investors should note that only those [    ] mortgage loans reviewed as described above were subject to any credit or compliance review as part of the sponsor’s pre-offering review and that mortgage loans not reviewed as described above were not the subject of a credit or compliance review. See “—

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Limitations of the Pre-offering Review Process,” below and “Risk Factors—The Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”]

[Appraisal Review

As part of the sponsor’s pre-offering review, [    ] mortgage loans, or approximately [    ]% (by number of mortgage loans) of the mortgage loans included in the mortgage pool, were also selected for a review of the original appraisal of the mortgaged property (which appraisal, as noted above, was obtained in connection with the origination of that mortgage loan). The purpose of this review was to assess compliance with the originators’ appraisal guidelines and standards in effect at the time of origination and in some cases, obtain estimates of current values of mortgaged properties for loans originated more than [    ] months prior to the date of this prospectus supplement.

For every mortgage loan as to which a credit and compliance review was conducted by the sponsor’s third-party loan review firm (i.e., the same [    ] mortgage loans referred to above under “Credit and Compliance Review” above), the original appraisal of the mortgaged property was also reviewed by an on-staff underwriter employed by the third-party loan review firm, who assessed compliance with the originators’ appraisal guidelines and, as part of this assessment, made a determination regarding the reasonableness of the value of the mortgaged property set forth in the original appraisal. This reasonableness determination was generally made by analyzing the comparable sales listed in the original appraisal and using other information such as publicly available website and MLS listings. If the on-staff underwriter believed it was necessary or appropriate, the review of the original appraisal was expanded to include additional review by an on-staff appraiser at the third-party loan review firm. In some cases, the on-staff appraiser used an AVM or BPO (each defined and described below) or used other value reconciliation methodologies to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Of the [    ] mortgage loans for which the original appraisal of the mortgaged property was reviewed by the third-party loan review firm, there were [    ] mortgage loans as to which the third-party loan review firm concluded that the original appraisal did not support the value set forth in that original appraisal. For this purpose, the third-party loan review firm concluded that the appraised value was not supported if the value of the mortgaged property might have a negative variance of 10% or more from the appraised value. A further review and analysis of those [    ] mortgage loans was conducted (and none of those [    ] loans was one of the seasoned mortgage loans described below). In the case of [    ] of those [    ] loans, which represented approximately [    ]% of the cut-off date stated principal balance of the mortgage loans, the further review included review of an estimate of value available to the sponsor from an AVM, BPO, or exterior review of the mortgaged property by a certified appraiser (commonly referred to as a “2055” and further described below). After that further review and analysis, the [sponsor] determined to include those [    ] mortgage loans in the mortgage pool, which [    ] loans represented approximately [    ]% of the cut-off date stated principal balance of the mortgage loans. For those [    ] loans referred to above, the weighted average original loan-to-value ratio, using the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgage on the same mortgaged property, if known by the sponsor, and the appraised value at origination, was approximately [    ]%. For those same [    ] mortgage loans, the weighted average ratio of the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgage on the same mortgaged property, if known by the sponsor, to the estimated value from the AVM, or BPO or 2055 (if a BPO or 2055 was available) that was reviewed by the sponsor, was approximately [    ]%. Investors should note that the appraised values used in the original loan-to-value ratios in this prospectus supplement have not been revised to reflect any results of the appraisal reviews.

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“AVMs” are statistical algorithms that provide a range of estimated property values based on disclosed factual data such as the size of the house, the number of bedrooms and bathrooms, age and proximity to comparable sales collected from historical information accessed through county records and, in some cases, appraisal reports. Comparable sales used in these algorithms are automatically selected and consist of all similarly sized and located properties. The estimation of value produced by an AVM can be quite different from that provided by an appraisal or a BPO due to, among other factors, property uniqueness, upgrades, interior or exterior quality and overall condition. In some cases, AVMs are not available. This may be due to numerous factors including limited comparable sales, a wide range of property values over a concentrated area, or unique property characteristics that are difficult to value.

“BPOs” are estimates of property values rendered by real estate agents based on a review of comparable sales and a review of the property characteristics and conditions based on an external view from the nearest public property, which is typically from the street on which the property is located. Providers of BPOs are not certified appraisers and, like estimates obtained through the use of AVMs, BPOs do not take into account the condition of the interior or other factors not easily viewed from outside of the property. Comparable sales used to determine the value range are selected by the broker based on commonalities such as size, location and conditions.

Of the [    ] mortgage loans included in the mortgage pool that were originated more than [    ] months prior to the date of this prospectus supplement (referred herein to as “seasoned mortgage loans”), [    ] were included in the [    ] mortgage loans that were reviewed by the third-party loan review firm as described above. With respect to the [    ] remaining seasoned mortgage loans, the original appraisals for the underlying mortgaged properties were reviewed in a manner similar to that described above, including by obtaining an estimate of the current value of the mortgaged property. For each of the seasoned mortgage loans, an initial estimate of current value of the mortgaged property was obtained to assist in making a determination regarding the reasonableness of the original appraised value as an additional procedure designed to assist in assessing compliance with the originators’ appraisal guidelines. These estimates of current value were obtained by using an AVM or, if an AVM was not available, a BPO or 2055 (as described in the next paragraph), and then comparing the value set forth in the original appraisal.

For [    ] of the seasoned mortgage loans, the initial estimate of current value indicated a value difference of greater than 10% from the original appraisal, and, consequently, a BPO was obtained or a certified appraiser performed an exterior review of the property for each of these loans. An exterior review, commonly referred to as a “2055” for the Fannie Mae document the results are reported on, consists of an external review, a definition of market value and a statement of assumptions. For a 2055, at a minimum, the appraiser performs a visual inspection of the exterior areas of the property from the street, inspects the neighborhood, inspects each of the comparable sales from the street, researches, verifies and analyzes data from public and/or private sources and reports the analysis, opinions and conclusions. The appraiser also obtains information about the physical characteristics (including, but not limited to, condition, room count and gross living area) of the subject property from the exterior-only inspection and reliable public and/or private sources to perform this appraisal. The appraiser also uses the same type of data sources used for comparable sales such as, but not limited to, multiple listing services, tax and assessment records, prior inspections, appraisal files and information provided by the property owner.

After the review of initial estimates of current value, for the [    ] seasoned mortgage loans for which a 2055 and/or BPO was obtained regarding the current value of a mortgaged property as part of the sponsor’s pre-offering review, if the estimate of current value based on the 2055 and/or BPO was lower than the original appraised value, and the difference was significantly greater than the corresponding decline in the comparable Case-Schiller index of home prices, further analysis was conducted to attempt to determine whether the difference was suggestive of a defect in the original appraisal, reflective of a defect in the 2055 or BPO or attributable to the limitations inherent in any reliance on 2055s and BPOs.]

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[Estimates of Current Value for Seasoned Mortgage Loans Included in the Mortgage Pool

For the seasoned mortgage loans described above, estimates of the current value of the mortgaged properties were obtained as part of the sponsor’s pre-offering review from AVMs, BPOs and/or 2055s. Differences between original appraised values and the estimates of current value obtained through the use of AVMs, BPOs and/or 2055s could be due to a number of factors, including, without limitation, change in the value of the home, as well as inherent limitations in the methodology for estimating property values through the use of AVMs, BPOs and/or and 2055s.

For the [    ] seasoned mortgage loans for which estimates of current value indicated a value difference of greater than 10% from the original appraisal, representing approximately [    ]% of the cut-off date stated principal balance of the mortgage loans, the weighted average original loan-to-value ratio, using the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgages on the same mortgaged property, if known by the sponsor, and the appraised value at the time of origination, was approximately [    ]%. For those same [    ] seasoned mortgage loans, the weighted average ratio of the sum of the cut-off date stated principal balance and the full lien amount (drawn and undrawn) for any second mortgages, if known by the sponsor, to the estimated current value obtained through using an AVM, BPO or 2055, if a 2055 or BPO was obtained, was approximately [    ]%. Investors should note that the appraised values used in the original loan-to-value ratios in this prospectus supplement have not been revised to reflect the results of the appraisal review.

As noted above, the various estimates of current value of mortgaged properties obtained through use of AVMs, BPOs and 2055s should not be relied upon as an assessment of value of the mortgaged properties comparable to that which an appraisal might provide. Differences between original appraised values and the estimates of current value obtained through the use of AVMs, BPOs and 2055s could be due to a number of factors, including, without limitation, change in the value of the home, as well as inherent limitations in the methodology for estimating property values through the use of AVMs, BPOs and 2055s. See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of estimates of mortgaged property values described herein.]

[Limitations of the Pre-offering Review Process

As noted above under the Risk Factor captioned “Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the sponsor’s pre-offering review uncovered all relevant factors relating to the origination of the mortgage loans, their compliance with applicable law and regulation and the original appraisals relating of the mortgaged properties or uncovered all relevant factors that could affect the future performance of the mortgage loans. The sponsor’s pre-offering review did not include all of the mortgage loans included in the mortgage pool and the mortgage loans that were included in the pre-offering review may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review that could, nonetheless, result in those mortgage loans failing to perform in the future.

Investors are encouraged, in particular, to note the following with respect to the appraisal review that was conducted as part of the sponsor’s pre-offering review:

•

Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers and brokers estimating valuations or performing appraisals at different points in time.

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•

Estimating or appraising the value of, and performing other analysis of, high-cost properties (such as most of the mortgaged properties) can involve challenges that may not generally be present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more averaged-price housing.

•

Estimates of value for high-cost properties (such as the above-described AVMs, BPOs and 2055s obtained by the sponsor) are imprecise. The unique nature of some of these properties, the use in some cases of highly customized and top-quality materials, overall interior design/appeal issues, and in many cases limited notations in the original appraisal report regarding key elements that drove the original property valuation, pose challenges for a subsequent reviewer. Also, the reviewer (or the preparer of an AVM, BPO or 2055) does not typically have access to an interior inspection of the property and therefore is not able to gain an appreciation for the interior appointments and amenities associated with the valuation of these types of properties.

AVMs, BPOs and 2055s were obtained only on a sample of the mortgage pool, and not with respect to each mortgage loan included in the mortgage pool. Had the sample been larger, it may have revealed additional mortgage loans where the estimate of current value was lower than the origination appraised value or whose original appraisal could not be reasonably substantiated, in each case based on the review performed. Indeed, such a larger sample might have noted such estimated declines in value and discrepancies not only on additional mortgage loans but also to a greater degree than was noted for the mortgage loans for which AVMs, BPOs or 2055s were obtained.

Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures carried out as part of the sponsor’s pre-offering review.]

[Mortgage File Documentation Review

At the time of purchase by the affiliate of the sponsor, an inventory of the physical documents is conducted by the custodian. When mortgage loan files are received by the custodian, the custodian reviews, among other items, the note, the mortgage, the assignments and endorsements and title policy. At the completion of this review, the custodian either issues a trust receipt confirming the presence of the required documents and that the documents appear on their face to relate to such mortgage loans or provides to the depositor a list of document deficiencies.

In some cases, all deficiencies are corrected prior to the issuance of the trust receipt. In other cases, such as where a copy of a document is provided in lieu of the original, the original document will be considered a trailing document for delivery post-purchase. Missing original mortgages, if the original is out for recording and a certified copy is present, and preliminary title policies, if the final title policy is not yet available, are some examples of trailing documents.]

Static Pool Information

Current static pool data with respect to mortgage loans master serviced by [                                ] is available on the internet at [www.                    ] (the “Static Pool Data”). Information presented under “PRS” as the issuing entity/shelf and “[ABC]” as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool,

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based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

The Static Pool Data is not deemed to be a part of the prospectus or the depositor’s registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

As used in the Static Pool Data and in this prospectus supplement, a mortgage loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan’s original payment terms. The trial period is designed to evaluate both a borrower’s desire to remain in the mortgaged property and, in some cases, a borrower’s capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Mortgage loans in the trust can be modified as described in this prospectus supplement under “Servicing Agreement—Loan Modifications.”

Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Standard Hazard Insurance and Primary Mortgage Insurance

The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. See “Insurance Policies on Mortgage Loans—Standard Hazard Insurance on Mortgaged Properties” in the accompanying prospectus. Each primary hazard insurance policy is required to include extended coverage in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements; provided, however, that the coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended coverage insuring against hazard losses on the mortgage loans, which may contain a deductible clause. To the extent that the master servicer elects to obtain a blanket primary hazard insurance policy, a primary hazard insurance policy is not maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant

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primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the note account an amount equal to the loss. The master servicer is responsible for the expense of a blanket primary hazard insurance policy but will be reimbursed for such expense to the extent that the master servicer has received any late payments, Insurance Proceeds or Liquidation Proceeds. The reimbursement described in the previous sentence would reduce the amount of late payments, Insurance Proceeds or Liquidation Proceeds that would otherwise be available to be distributed to noteholders.

Approximately [    ]% of the mortgage loans that have an original loan-to-value ratio greater than 80% are covered by a primary mortgage insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%. See “Insurance Policies on Loans—Standard Hazard Insurance on Mortgaged Properties” and “—Primary Insurance Policies” in the accompanying prospectus.

All of the primary insurance policies were issued by [                                             ], which collectively are the primary insurers. The primary insurers each have a claims paying ability currently acceptable to the rating agencies that have been requested to rate the notes; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter. See “Insurance Policies on Mortgage Loans” in the accompanying prospectus.

The Jumbo Loan Program

Ally Bank has established a program, the jumbo loan program, designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. The depositor’s underwriting standards with respect to the mortgage loans will generally conform to those published in the Client Guide, as applicable to the jumbo loan program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through securities. The mortgage loans may be underwritten by Ally Bank, GMAC Mortgage, LLC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller.

The mortgage collateral sellers that participate in the jumbo loan program have been selected by the sponsor on the basis of various criteria set forth in the Client Guide. For those mortgage loans that the sponsor purchased from mortgage collateral sellers, each mortgage loan determined by the sponsor to be acceptable for purchase would have been originated in accordance with, or would have been determined to be generally consistent with the provisions of, the Client Guide. If a mortgage collateral seller becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if a mortgage collateral seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution nevertheless may continue to be a seller under the jumbo loan program.

Underwriting Standards

All of the mortgage loans were originated and underwritten in accordance with the underwriting criteria in the Client Guide as described under “Trust Asset Program—Underwriting Standards” in the

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accompanying prospectus. Prior to assignment to the Company, the sponsor reviewed the underwriting of a sample of the mortgage loans and determined that it was in conformity with the standards described under “Trust Asset Program—Underwriting Standards” in the accompanying prospectus.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Exceptions to Client Guide

[INSERT APPLICABLE EXCEPTIONS TO THE CLIENT GUIDE]

[[    ] mortgage loans, with an aggregate principal balance of $[                    ], which represents approximately [        ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide because the subject property is in a declining market as determined by reference to market data or an appraiser. The Client Guide generally requires a lower loan-to-value ratio if a mortgaged property is located in a declining market. These mortgage loans were granted an exception to the more stringent loan-to-value requirement because the borrower had a better credit score and/or a lower debt-to-income ratio than is otherwise required under the Client Guide.]

[[        ] mortgage loans, with an aggregate principal balance of $[                    ], which represents approximately [        ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide based on the borrower’s debt-to-income ratio exceeding 45%. The debt-to-income ratio is calculated by taking the ratio of (i) the sum of (a) the borrower’s total proposed monthly housing payment including insurance and taxes and (b) all recurring monthly debt over (ii) the borrower’s gross monthly income.]

[[        ] mortgage loans, with an aggregate principal balance of $[                    ], which represents approximately [        ]% of the aggregate principal balance of mortgage loans, received an exception to the Client Guide based on allowing one of the two required appraisals to be conducted by a non-qualified vendor. These exceptions were granted because each such mortgage loan had a loan-to-value ratio of 50% or less.]

Billing and Payment Procedures

All of the mortgage loans require monthly payments to be made no later than either the [1st] or [15th] day of each month, with a grace period of [15] days. [The applicable servicer sends monthly invoices to borrowers.] [In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.] Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. [Borrowers may also elect to pay one half of each monthly payment amount every other week, to accelerate the amortization of their loans.]

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Originators

[                     ], or [        ], is a [                    ] [limited liability company][corporation]. [        ] originated approximately [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date.

[List any other originators who originated more than 10% of the mortgage loans.]

Servicing

Primary servicing will be provided with respect to the mortgage loans by [                    ], or [            ], is a [                    ] [limited liability company][corporation] and an affiliate of [                                ]. [            ]. [            ]’s servicing operations are located at [                ], [                ], [                ] [        ]. Its telephone number is ([    ]) [    ]-[        ].

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered notes, the sponsor may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. The sponsor may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered notes in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission in accordance with the filing requirements for Form 8-K reports.

A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity, in its own name, together with the indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes.

[The Mortgage Insurance Policy Provider]

[[                        ], referred to in this prospectus supplement as the mortgage insurance policy provider, has supplied the following information for inclusion in this prospectus supplement.

[Description provided by mortgage insurance policy provider.]

The depositor has determined that the significance percentage of payments under the mortgage insurance policy, as calculated in accordance with Regulation AB under the Securities Act of 1933, [is less than 10%] [is at least 10% but less than 20%] [is 20% or more]. [Add financial information required under Item [1114] [1115] of Regulation AB, if the significance percentage is 10% or more].]

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[The Mortgage Insurance Policy]

Approximately [        ]% of the mortgage loans, by aggregate principal balance as of the cut-off date, referred to in this prospectus supplement as the Insured Mortgage Loans, will be insured by [                    ] pursuant to a non-borrower paid, primary mortgage insurance policy, referred to in this prospectus supplement as the mortgage insurance policy. The beneficiary of the mortgage insurance policy will be an affiliate of the trustee, as co-trustee for the trust. Each of the Insured Mortgage Loans is individually insured by the mortgage insurance policy.

The amount of coverage provided by the mortgage insurance policy, which is also referred to below as the “coverage percentage,” is calculated to reduce the exposure on the mortgage loan down to [    ]% of the value of the related mortgaged property based on the LTV ratio as of the inception of the policy. This is determined by subtracting [        ]% from the original LTV ratio, and dividing that result by the original LTV ratio, with the result rounded to the next highest whole number.

The mortgage insurance policy is required to remain in force with respect to each Insured Mortgage Loan until one of the following occurs:

•	[the principal balance of the Insured Mortgage Loan is paid in full;

•	the principal balance of the Insured Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of [ ]% or less; or

•	any event specified in the mortgage insurance policy occurs that allows for the termination of the mortgage insurance policy by [ ]];

provided, however, that no coverage of any Insured Mortgage Loan under the mortgage insurance policy is required where prohibited by applicable law.

The mortgage insurance policy provides that the master servicer or the related subservicer must comply with the following:

•

[delinquencies on any Insured Mortgage Loan generally must be reported to [                    ] by the master servicer or the related subservicer after the loan becomes [            ] months in default, and appropriate proceedings to obtain title to the property securing the Insured Mortgage Loan must be commenced by the master servicer or the related subservicer within [            ] months of default;

•

for the master servicer or the related subservicer to present a claim on behalf of the trust, the master servicer or the related subservicer must have acquired and tendered to [                    ] on behalf of the trust, good and merchantable title to the property securing the Insured Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the mortgage insurance policy;

•

claims generally must be filed by the master servicer or the related subservicer within 60 days after the trustee on behalf of the trust has acquired good and merchantable title to the property securing the Insured Mortgage Loan; and

•

unless approved in writing by [                    ], the master servicer or the related subservicer, on behalf of the trust, may not make any change in the terms of an Insured Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the Insured Mortgage Loan, except as specifically permitted by terms of the Insured Mortgage Loan; nor make any change in the property or other collateral securing the Insured Mortgage Loan; nor

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release any mortgagor under the Insured Mortgage Loan from liability; nor permit the Insured Mortgage Loan to be assumed.]

Failure of the master servicer or the related subservicer to comply with these provisions may result in a denial or adjustment of coverage under the mortgage insurance policy. In addition, no payment for a loss will be made under the mortgage insurance policy unless the property securing the Insured Mortgage Loan is in the same physical condition as when the Insured Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

When a claim is presented, [                    ] will have the option of either (A) paying the claim in full and taking title to the property securing the Insured Mortgage Loan, which will be treated as a liquidation of the related mortgage loan or (B) paying the coverage percentage, with the trustee on behalf of the trust retaining title to the property securing the Insured Mortgage Loan, in which case the mortgage loan will remain in the trust as an REO property. The amount of the claim generally includes unpaid principal, accrued interest to the date of the payment of the claim by [                    ], and certain expenses. A claim generally must be paid by [                    ] within 60 days after the claim is filed by the master servicer or the subservicer on behalf of the trust.

The mortgage insurance policy specifically excludes coverage of:

•	[any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

•

certain claims where there is an environmental condition which existed on the property securing the Insured Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the Insured Mortgage Loan, as of the effective date of coverage;

•	any claim involving an Insured Mortgage Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

•	any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Insured Mortgage Loan; and

•

certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the mortgage insurance policy or of its obligations as imposed by operation of law.]

In addition, the mortgage insurance policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including:

•

[fraud or negligence in origination or servicing of the Insured Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the Insured Mortgage Loan or the application for insurance; or

•	physical damage to a property securing an Insured Mortgage Loan.]

Also, the mortgage insurance policy will not insure charge-offs of a mortgage loan by the master servicer or the related subservicer; however, the master servicer or the related subservicer may consider a charge-off as part of a loss mitigation strategy if it would maximize proceeds to the certificateholders, taking into account the existence of the mortgage insurance policy.

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In issuing the mortgage insurance policy, [                    ] has relied upon certain information and data regarding the Insured Mortgage Loans furnished to [                    ] by the seller. The mortgage insurance policy may not be assigned or transferred without the prior written consent of [                     ].]

DESCRIPTION OF THE SECURITIES

General

The notes will be issued pursuant to the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement.

The notes will be secured by the assets of the trust pledged by the issuing entity to the indenture trustee under the indenture which will consist of:

•  the mortgage loans;

•  all amounts on deposit in the Payment Account;

•  [the mortgage insurance policy;] and

•  proceeds of the foregoing.

Book-Entry Registration of the Offered Notes

General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered notes may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered notes from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive notes are issued for the offered notes, it is anticipated that the only registered noteholder of the offered notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the indenture trustee or the master servicer as noteholders, as such term is used in the indenture, and beneficial owners will be permitted to receive information furnished to noteholders and to exercise the rights of noteholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered notes among participants and to receive and transmit distributions of principal of, and interest on, the offered notes. Participants and indirect participants with which beneficial owners have accounts with respect to the offered notes similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical notes evidencing their interests in the offered notes, DTC’s rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered notes. Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

None of the depositor, the master servicer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered notes held by

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Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes.  Definitive notes will be issued to noteholders or their nominees, rather than to DTC, if:

•                 the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to book-entry notes and the depositor is unable to locate a qualified successor; or

•                 the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt from DTC of the depositor’s intent to terminate the book-entry system, the participants holding beneficial interest in the book-entry notes agree to initiate a termination.

Upon surrender by DTC of the definitive notes representing the offered notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will reissue the offered notes as definitive notes issued in the respective principal amounts owned by individual beneficial owners, and thereafter the indenture trustee and the master servicer will recognize the holders of the definitive notes as notesholders under the indenture.

For additional information regarding DTC, Clearstream, Luxembourg and Euroclear and the offered notes, see “Description of the Securities—Form of Securities” in the accompanying prospectus.

Payments

Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month or, if not a business day, then the next succeeding business day, commencing in                             , each of which is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, on the record date. See “Description of the Securities—Payments on Loans” in the accompanying prospectus. Payments will be made by check or money order, mailed, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person which, in the case of book-entry notes, will be DTC or its nominee as it appears on the security register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of [California, Minnesota, New York, Pennsylvania, Illinois or Delaware] are required or authorized by law to be closed.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the notes:

Advance—As to any mortgage loan and any payment date, an advance made in an amount equal to the scheduled payments of principal and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related payment date.

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Due Date—With respect to any payment date and any mortgage loan, the date during the related Due Period on which the scheduled payments are due.

Due Period—With respect to any payment date, the calendar month in which the payment date occurs.

[Insured Mortgage Loans—Mortgage loans insured by the mortgage insurance policy provider pursuant to a non-borrower paid primary mortgage insurance policy.]

Liquidated Mortgage Loan—As to any payment date, any mortgage loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding collection period that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. The master servicer will treat any mortgage loan that is 180 days or more delinquent as having been finally liquidated.

Liquidation Loss Amount—As to any Liquidated Mortgage Loan, the unrecovered Stated Principal Balance of the Liquidated Mortgage Loan and any of its unpaid accrued interest at the end of the related collection period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to the Stated Principal Balance. Any Liquidation Loss Amount shall not be required to be paid to the extent that a Liquidation Loss Amount was reflected in the reduction of the Outstanding Reserve Amount.

Liquidation Loss Distribution Amount—As to any payment date, an amount equal to any Liquidation Loss Amounts remaining undistributed from any preceding payment date, together with its interest from the date initially distributable to the date paid.

Net Liquidation Proceeds—As to a mortgage loan, the proceeds received in connection with the liquidation of any mortgage loan, whether through trustee’s sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the Stated Principal Balance of the mortgage loan at the end of the collection period immediately preceding the collection period in which the mortgage loan became a Liquidated Mortgage Loan.

Outstanding Reserve Amount—an amount initially be approximately         % of the cut-off date balance. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the notes. On each payment date, the Outstanding Reserve Amount, as in effect immediately prior to the payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts for the payment date, except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution Amount, which amount would be so distributed, if available, from any excess interest collections for that payment date. The Outstanding Reserve Amount available on any payment date is the amount, if any, by which the pool balance, after applying payments received in the related collection period, exceeds the aggregate note balance of the notes on the payment date, after application of principal collections for that date.

To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, a noteholder may incur a loss.

Principal Collection Distribution Amount—As to any payment date, an amount equal to principal collections for that payment date; provided however, on any payment date as to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the Reserve Amount

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Target decreases on any payment date, the amount of the Principal Collection Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

Reserve Amount Target—As to any payment date the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the cut-off date and (b)         % of the pool balance before applying payments received in the related collection period, but not lower than $                    , which is                 % of the cut-off date balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are met.

Reserve Increase Amount—As to any payment date, the amount necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target.

Payment Account

The master servicer on behalf of the trust will establish a Payment Account into which the master servicer will deposit principal and interest collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

Summary of the Priority of Distributions

The following is a summary of the order of priority that will be used to allocate the principal and interest collections in the Payment Account on a Payment Date:

•     first, to pay the fees and expenses of the subservicers and the master servicer, including reimbursement for advances;

•     second, [to pay the premium on the mortgage insurance policy;]

•     third, to pay accrued interest due on the note balance of the notes;

•     fourth, to pay principal in an amount equal to the Principal Collection Distribution Amount for that payment date on the notes;

•     fifth, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount;

•     sixth, to pay principal on the notes, the Reserve Increase Amount; and

•     seventh, any remaining amounts to the holders of the certificates.

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Interest Payments on the Notes

Distributions of interest are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how interest is calculated and paid to the notes.

Interest payments will be made on the notes on each payment date at the note rate. The note rate for the notes will be         % per annum.

Interest on the notes relating to any payment date will accrue for the related accrual period on the note balance. The accrual period for any payment date will be the calendar month preceding the month in which the related payment date occurs, or in the case of the first payment date beginning on the closing date and ending the last day of the month in which the closing date occurs. Interest will be based on a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the mortgage loans.

Principal Payments on the Notes

Distributions of principal are described in general terms in “—Summary of the Priority of Distributions” above. Below is a description of how principal is calculated and paid to the notes.

On each payment date, other than the payment date in                     , principal payments will be due and payable on the notes in an amount equal to the aggregate of the Principal Collection Distribution Amount, together with any Reserve Increase Amounts and Liquidation Loss Distribution Amounts for the payment date, as and to the extent described below. On the payment date in                     , principal will be due and payable on the notes in amounts equal to the note balance, if any. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

Advances

Prior to each payment date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related payment date. In addition, the servicing agreement will require the master servicer to make Servicing Advances.

Advances and Servicing Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations.

All Advances and Servicing Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance or Servicing Advance was made.

In addition, any Advances or Servicing Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions

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on the offered notes. [Moreover, once a mortgage loan becomes 90 or more days delinquent, the master servicer will no longer be obligated to make any Advances on such mortgage loan.]

[As described above, in the event a mortgage loan becomes 90 or more days delinquent (i) the master servicer shall be permitted to immediately withdraw from the Custodial Account an amount equal to the sum of all unreimbursed Advances of scheduled payments with respect to such mortgage loan and (ii) no further Advances will be made with respect to such mortgage loan unless such mortgage loan is made current by the related borrower.]

In addition, see “Description of the Securities—Withdrawals from the Custodial Account” and “—Advances” in the accompanying prospectus.

The effect of these provisions on any class of notes is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the certificates or any class of the Class A Notes having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class A Notes, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the certificate principal balance of the Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Class A Notes.

The servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the master servicer’s obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the noteholders or the indenture trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the indenture trustee or the trust might have against the master servicer or any successor master servicer.

The Paying Agent

The paying agent shall initially be the indenture trustee, together with any successor thereto. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

The notes will be payable in full on the payment date in             , to the extent of the outstanding note balance on that date, if any. In addition, a principal payment may be made in partial or full redemption of the notes after the aggregate Stated Principal Balance after applying payments received in the related collection period is reduced to an amount less than or equal to $                    , which is 10% of the cut-off date balance, upon the exercise by the master servicer of its option to purchase all or a portion of the mortgage loans and related assets. If all of the mortgage loans are purchased by the master servicer, the purchase price will be equal to the sum of the outstanding pool balance and its accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs.

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If a portion of the mortgage loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate Stated Principal Balances of the mortgage loans so purchased and its accrued and unpaid interest at the weighted average of the related loan rates on the mortgage loans through the day preceding the payment date on which the purchase occurs in connection with the mortgage loans so purchased [plus the applicable rate at which the premium for the mortgage insurance policy is paid, to, but not including, the first day of the month in which the repurchase price is distributed]. Any purchase will be subject to satisfaction of some conditions specified in the servicing agreement, including:

•	the master servicer shall have delivered to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the trust after removal;

•	the mortgage loans to be removed are selected at random and the servicer shall represent and warrant that the random selection procedures were not adverse to the interests of the securityholders, and

•

each rating agency shall have been notified of the proposed retransfer and shall not have notified the master servicer that the retransfer would result in a reduction or withdrawal of the ratings of the notes.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

  The yields to maturity on the offered notes will be primarily affected by the following factors:

•	The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

•	The pass-through rates on the offered notes;

•	The purchase price paid for the offered notes; and

•	The timing of the exercise of the optional redemption of the notes or the optional repurchase of the mortgage loans by the master servicer.

  For additional considerations relating to the yield on the offered notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Prepayment Considerations

The yields to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans owned by the issuing entity. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of its principal prepayments by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of representations.

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The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the accompanying prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” no assurance can be given as to the rate or the timing of principal payments on the notes.

The mortgage loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the mortgage loans will be subject to a prepayment charge. See “Description of the Mortgage Loan Pool” in this prospectus supplement. In addition, as described under “Description of the Mortgage Loan Pool—Mortgage Loan Pool Characteristics,” some of the mortgage loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes and may result in a prepayment experience on the mortgage loans that differs from that on other conventional mortgage loans. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Increase Amount is used to accelerate payments of principal on the notes or the Reserve Amount Target is reduced. See “Description of the Securities—Allocation of Payments on the Mortgage Loans” in this prospectus supplement.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance mortgage loans may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

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Pass-Through Rates

The yield to maturity on the notes will depend on the note rate. Because the loan rates on the mortgage loans and the note rate on the notes are fixed, the rate will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

Purchase Price

In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Weighted Average Life:  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

[The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month.] As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables below have been prepared on the basis of assumptions regarding the performance of the mortgage loans set forth in the following paragraph and further assume, among other things, that the mortgage loans have the following characteristics:

	Balance	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term (months)	Remaining Term (months)
1
2

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3
4
5
6
7
8
9
10
11
12
13
14
15

•

the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

•

none of the seller, the servicer or the depositor will repurchase any mortgage loan and neither the servicer nor the credit enhancer exercises its option to purchase all of the mortgage loans and therefore cause a termination of the trust, except as indicated in the tables below;

•	there are no delinquencies or Liquidation Loss Amounts on the mortgage loans;

•	principal payments on the mortgage loans will be timely received together with prepayments, if any, and at the respective constant percentages of the prepayment assumption in the tables;

•	the mortgage loans pay on the basis on a 30-day month and a 360-day year;

•	payments on the notes will be made on the 25th day of each month, commencing on [ ], 201[ ];

•	One-Month LIBOR will remain constant at [ ]% per annum; and

•	the notes will be purchased on [ ], 201[ ].

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average life of the notes.

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Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, and list the percentage of the initial note balance of each class of notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

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Percentage of Initial Class A-I-1 Note Balance (1)(2)

Payment Date	Percentage of Balance

Percentage of Prepayment Assumption	0%	50%	75%	100%	125%	150%

Initial	100%	100%	100%	100%	100%	100%

Weighted Average Life to 10% call (years)
Weighted Average Life to maturity (years)

(1)	Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)	All percentages are rounded to the nearest 1%.

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Percentage of Initial Class A-I-2 Note Balance (1)(2)

Payment Date	Percentage of Balance

Percentage of Prepayment Assumption	0%	50%	75%	100%	125%	150%

Initial	100%	100%	100%	100%	100%	100%

Weighted Average Life to 10% call (years)
Weighted Average Life to maturity (years)

(1)	Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.
(2)	All percentages are rounded to the nearest 1%.

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Percentage of Initial Class A-I-3 Note Balance (1)(2)

Payment Date	Percentage of Balance

Percentage of Prepayment Assumption	0%	50%	75%	100%	125%	150%

Initial	100%	100%	100%	100%	100%	100%

Weighted Average Life to 10% call (years)
Weighted Average Life to maturity (years)

(1)	Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)	All percentages are rounded to the nearest 1%.

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Percentage of Initial Class A-II Note Balance (1)(2)

Payment Date	Percentage of Balance

Percentage of Prepayment Assumption	0%	50%	75%	100%	125%	150%

Initial	100%	100%	100%	100%	100%	100%

Weighted Average Life to 10% call (years)
Weighted Average Life to maturity (years)

(1)	Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)	All percentages are rounded to the nearest 1%.

    * less than 0.50% but greater than 0.00%.

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DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENT

The mortgage loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the mortgage loan purchase agreement dated as of [            ], 201[    ] between the seller and the depositor. The following summary describes some terms of the mortgage loan purchase agreement.

Purchase of Mortgage Loans

Under the mortgage loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the mortgage loans and the mortgage notes, mortgages and other related documents. The purchase prices for the mortgage loans are specified percentages of its face amounts as of the time of transfer and are payable by the depositor as provided in the mortgage loan purchase agreement.

The mortgage loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the mortgage loans sold by the seller and the related documents described in the preceding paragraph for the mortgage loans. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

Representations and Warranties

The seller will also represent and warrant with respect to the mortgage loans that, among other things:

•	the information with respect to the mortgage loans in the schedule attached to the mortgage loan purchase agreement is true and correct in all material respects, and

•	immediately prior to the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests.

The seller will also represent and warrant that, among other things, as of the closing date:

•	the mortgage loan purchase agreement constitutes a legal, valid and binding obligation of the seller,

•	no mortgage loan has been modified since the cut-off date, and

•	the mortgage loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the mortgage loans and the proceeds of the mortgage loans.

The benefit of the representations and warranties made by the seller will be assigned by the depositor to the indenture trustee.

Within 90 days of the closing date, [                                ] the custodian will review or cause to be reviewed the mortgage loans and the related documents, and if any mortgage loan or related document is found to be defective in any material respect, which may materially and adversely affect the value of the related mortgage loan, or the interests of the indenture trustee, as pledgee of the mortgage loans, the securityholders in the mortgage loan and the defect is not cured within 90 days following notification of the defect to the seller and the trust by the custodian, the seller will be obligated under the mortgage loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the

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seller may substitute an eligible substitute loan. Any purchase or substitution will result in the removal of the mortgage loan required to be removed from the trust. The removed mortgage loans are referred to as deleted loans. The obligation of the seller to remove deleted loans sold by it from the trust is the sole remedy regarding any defects in the mortgage loans sold by the seller and related documents for the mortgage loans available against the seller.

As to any mortgage loan, the repurchase price referred to in the preceding paragraph is equal to the Stated Principal Balance of the mortgage loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the Stated Principal Balance of the related deleted loan to be removed from the trust over the Stated Principal Balance of the eligible substitute loan.

An eligible substitute loan is a mortgage loan substituted by the seller for a deleted loan which must, on the date of the substitution:

•

have an outstanding Stated Principal Balance, or in the case of a substitution of more than one mortgage loan for a deleted loan, an aggregate Stated Principal Balance, not in excess of the Stated Principal Balance relating to the deleted loan;

•	have a mortgage and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the deleted loan;

•	have a LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

•	have, at the time of substitution, a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan;

•	be secured by mortgaged property located in the United States;

•	comply with each representation and warranty as to the mortgage loans in the mortgage loan purchase agreement, deemed to be made as of the date of substitution;

•

[be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan;] and

•	satisfy some other conditions specified in the indenture.

In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a mortgage loan as to which there is a breach of a representation or warranty (so long as such breach would materially and adversely affect the value of such mortgage loan), irrespective of whether the representation and warranty is qualified by the seller’s knowledge in the mortgage loan purchase agreement and the breach is not cured by the seller within the time provided in the mortgage loan purchase agreement. In determining whether the breach of a representation or warranty had a

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material adverse effect on a mortgage loan, such determination shall be made as of the date the applicable representation or warranty was given with respect to such mortgage loan.

DESCRIPTION OF THE SERVICING AGREEMENT

The following summary describes terms of the servicing agreement, dated as of [            ], 201[    ] among the Trust, the indenture trustee and the master servicer. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See “The Agreements” in the accompanying prospectus.

Custodial Arrangements

The indenture trustee will be directed to appoint [                                ], to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. The sponsor is required to deliver only the mortgage notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer

[                                ] will act as master servicer for the notes under the servicing agreement. For a general description of [                                ] and its activities, see “Master Servicer” in this prospectus supplement.

Master Servicer.  The master servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	receiving funds from subservicers,
•	reconciling servicing activity with respect to the mortgage loans,
•	calculating remittance amounts to noteholders,
•	sending remittances to the indenture trustee for distributions to noteholders,
•	investor and tax reporting,
•	coordinating loan repurchases,
•	oversight of all servicing activity, including subservicers,
•	following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
•	approval of loss mitigation strategies,
•	management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,
•	providing certain notices and other responsibilities as detailed in the servicing agreement.

The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the servicing agreement.

For a general description of the master servicer and its activities, see “Master Servicer” in this prospectus supplement. For a general description of material terms relating to the master servicer’s

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removal or replacement, see “The Agreements—Events of Default; Rights Upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in the accompanying prospectus.

Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

[Specify subservicers].  [            ] will subservice approximately [        ]% [this would be a percentage that is greater than 10% but less than 20%] by principal amount of the mortgage loans. [                    ] is a [            ] [limited liability company][corporation] that has been servicing mortgage loans secured by first liens on one-to four-family residential properties since [            ].

[    ] will subservice approximately 20% by principal amount of the mortgage loans. [    ] is a [Delaware] corporation that has been servicing mortgage loans secured by first liens on one-to-four family properties since [        ]. [                ]’s mortgage servicing portfolio includes mortgage loans secured by first and junior lines on the related property, subprime mortgage loans, and revolving home equity lines of credit. As of [        ], [            ], [            ] was servicing approximately [    ] mortgage loans with an aggregate principal balance of approximately $[        ]. As of [        ], [        ], [            ] was servicing approximately [    ] mortgage loans with an aggregate principal balance of approximately $[        ]. During the past three years, [        ] has implemented additional procedures designed to mitigate losses on delinquent mortgage loans, including capitalizing delinquent interest and taxes in conjunction with interest rate reductions and payment plans, where [        ] has determined that the overall amount of losses on the loan will be reduced.

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[The following are the material terms of the subservicing agreement between [Subservicer] and the master servicer.]

See “The Agreements—Events of Default; Rights Upon Event of Default” in the accompanying prospectus and “Description of the Securities—Servicing and Administration of Mortgage Loans—Certain Other Matters Regarding Servicing” for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least [        ]% per annum and not more than [        ]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [        ]% per annum. The servicing fees consist of (a) servicing fees payable to the master servicer and (b) subservicing and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to at least [            ]% per annum and not more than [        ]% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately [                ]%. As described in the accompanying prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to [        ]% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See “The Agreements” in the accompanying prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the noteholders:

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Description	Amount	Receiving Party
Master Servicer’s portion of Servicing Fee	0.03% or 0.08% per annum of the principal balance of each mortgage loan, depending on the type of mortgage loan	Master Servicer
Subservicers’ portion of Servicing Fee	between 0.25% and 1.50% per annum of the principal balance of each mortgage loan serviced by a subservicer	Subservicers
[Custodian Fee]	[ ]	[Custodian]
Blanket hazard insurance policy fee	Varies loan-by-loan but cannot exceed late payments, Insurance Proceeds or Liquidation Proceeds received on a distribution date.	Master Servicer
Foreclosure expenses; REO property management and disposition expenses	Varies loan-by-loan	Master Servicer

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the servicing agreement, and certain other servicing expenses, including expenses related to foreclosure and REO property management and disposition.

Expenses of the master servicer, the subservicers and the custodian will be reimbursed before payments are made to noteholders.

Owner Trustee

[Name], the owner trustee under the trust agreement (as described below), is a [national banking association]. It has served as an owner trustee for securities backed by first liens and junior liens on one- to four-family residential properties since [            ]. At [date], it was the trustee for $             of securities backed by first liens on one- to four-family residential properties.

Subject to certain qualifications specified in the trust agreement, the owner trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The master servicer will pay to the owner trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the owner trustee in accordance with any of the provisions of the trust agreement, except any such expense as may arise from the owner trustee’s negligence or bad faith. The master servicer has also agreed to indemnify the owner trustee for any losses and expenses incurred without negligence or willful misconduct on the owner trustee’s part arising out of the acceptance and administration of the trust.

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The owner trustee may resign at any time, in which event the depositor will be obligated to appoint a successor owner trustee. The depositor may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor owner trustee. The owner trustee may also be removed at any time by the holders of securities in accordance with the terms of the indenture and the trust agreement. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

Any costs associated with removing and replacing an owner trustee will be paid by the master servicer.

Indenture Trustee

[Name], the indenture trustee under the indenture (as described below), is a [national banking association]. It has served as a indenture trustee for securities backed by first liens on one- to four-family residential properties since [            ]. At [date], it was the indenture trustee for $             of securities backed by first liens on one- to four-family residential properties.

Unless an event of default has occurred and is continuing under the servicing agreement, the indenture trustee will perform only such duties as are specifically set forth in the indenture. If an event of default occurs and is continuing under the indenture, the indenture trustee is required to exercise such of the rights and powers vested in it by the indenture, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications specified in the indenture, the indenture trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The indenture trustee’s duties and responsibilities under the indenture include collecting funds from the master servicer to distribute to noteholders at the direction of the master servicer [, maintaining custody of the mortgage loan files], providing noteholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the indenture, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable expenses incurred or made by the indenture trustee in accordance with any of the provisions of the indenture, except any such expense as may arise from the indenture trustee’s negligence or bad faith. The master servicer has also agreed to indemnify the indenture trustee for any losses and expenses incurred without negligence or willful misconduct on the indenture trustee’s part arising out of the acceptance and administration of the collateral described in the indenture.

The indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee. The depositor may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

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Any costs associated with removing and replacing a indenture trustee will be paid by the master servicer.

Reports to Noteholders

On each distribution date, a distribution date statement will be made available to each noteholder setting forth certain information with respect to the composition of the payment being made, the note principal balance of an individual note following the payment and certain other information relating to the notes and the mortgage loans. The indenture trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to noteholders and other parties to the indenture via the indenture trustee’s internet website, at www.                                . For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also “Description of the Securities—Reports to Securityholders” in the accompanying prospectus for a more detailed description of noteholder reports.

Principal and Interest Collections

The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the mortgage loans received by it after the cut-off date. The Custodial Account shall be an Eligible Account. On the 20th day of each month or if that day is not a business day, the next succeeding business day, which is referred to as the determination date, the master servicer will notify the paying agent and the indenture trustee of the amount of aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day next succeeding each determination date.

Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

•	to the Payment Account, an amount equal to the principal and interest collections on the business day prior to each payment date; and

•	to pay to itself or the subservicer the servicing fee, various reimbursement amounts and other amounts as provided in the servicing agreement.

All collections on the mortgage loans will generally be allocated in accordance with the mortgage notes between amounts collected relating to interest and amounts collected relating to principal. As to any payment date, interest collections will be equal to the sum of:

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•

the portion allocable to interest of all scheduled monthly payments on the mortgage loans received during the related collection period, minus the servicing fees and the fees payable to the owner trustee and the indenture trustee, which are collectively referred to as the administrative fees,

•	the interest portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that collection period, and

•	the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the mortgage loans by the master servicer.

However, on the first payment date, an amount, referred to as the excluded interest amount, will be excluded from the interest collections equal to the sum of 70% of first and second listed item above. As to any payment date, principal collections will be equal to the sum of:

•	the principal portion of all scheduled monthly payments on the mortgage loans received in the related collection period; and

•

some unscheduled collections, including full and partial mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the mortgage loans, received or deemed received during the related collection period, to the extent the amounts are allocable to principal.

As to unscheduled collections, the master servicer may elect to treat the amounts as included in interest collections and principal collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under “Description of the Securities—Principal Payments on the Notes,” any amount for which the election is so made shall be treated as having been received on the last day of the related collection period for the purposes of calculating the amount of principal and interest distributions to the notes.

As to any payment date other than the first payment date, the collection period is the calendar month preceding the month of that payment date.

Release of Lien; Refinancing of Senior Lien

The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a mortgage loan under some circumstances, if the mortgage loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the mortgage loan to become unsecured, subject to some limitations in the servicing agreement. At the time of the release, some terms of the mortgage loan may be modified, including a loan rate increase or a maturity extension, and the terms of the mortgage loan may be further modified if the borrower subsequently delivers a mortgage on a substitute mortgaged property.

Collection and Liquidation Practices; Loss Mitigation

The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness,

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entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the mortgage loans and the securityholders and is generally consistent with the master servicer’s policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. For mortgage loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the mortgage loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See “Description of the Securities––Servicing and Administration of Mortgage Loans” in the accompanying prospectus.

Loan Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the noteholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under “Description of the Securities—Servicing and Administration of Loans—Collection and Other Servicing Procedures” in the accompanying prospectus. [    ] mortgage loans, with an aggregate principal balance of $[                    ], which represents approximately [        ]% of the aggregate principal balance of mortgage loans, have been modified as of the cut-off date.

[INSERT EXCEPTIONS TO RULES REGARDING MODIFICATIONS OF HAMP/NON-HAMP MORTGAGE LOANS.]

[Furthermore, there is no limitation on the master servicer’s ability to modify mortgage loans in the trust as long as such modifications are conducted in accordance with all applicable federal and state laws and regulations.]

[Furthermore, if the master servicer must provide notice to the rating agencies if the master servicer wants to modify more than [        ] percent ([    ]%) of the aggregate principal balance of the mortgage loans as of the cut-off date.]

[Furthermore, the aggregate principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.].

DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

The following summary describes terms of the trust agreement and the indenture. Whenever particular defined terms of the indenture are referred to, the defined terms are incorporated by reference in this prospectus supplement. See “The Agreements” in the accompanying prospectus.

The Issuing Entity’s Assets

Simultaneously with the issuance of the notes, the issuing entity will pledge its assets to the indenture trustee as collateral for the notes. As pledgee of the mortgage loans, the indenture trustee will be entitled to direct the issuing entity in the exercise of all rights and remedies of the issuing entity against the seller under the mortgage loan purchase agreement and against the master servicer under the servicing agreement.

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Reports To Holders

The indenture trustee will mail to each holder of notes, at its address listed on the security register maintained with the indenture trustee, a report setting forth amounts relating to the notes for each payment date, among other things:

•	the amount of principal payable on the payment date to the holders of securities;

•	the amount of interest payable on the payment date to the holders of securities;

•	the aggregate note balance of the notes after giving effect to the payment of principal on the payment date;

•	principal and interest collections for the related collection period;

•	the aggregate Stated Principal Balance of the mortgage loans as of the end of the preceding collection period; and

•	the Outstanding Reserve Amount as of the end of the related collection period.

In the case of information furnished under first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

Certain Covenants

The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•

the entity expressly assumes, by an indenture supplemental to the indenture, the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuing entity under the indenture;

•	no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuing entity has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

•	any action that is necessary to maintain the lien and security interest created by the indenture is taken;

•

the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or certificateholder; and

•	the issuing entity has delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with

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the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

The issuing entity will not, among other things;

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•

claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its assets, or any of its interest or the proceeds of its assets, other than under the indenture.

The issuing entity may not engage in any activity other than as specified under “The Issuing Entity” in this prospectus supplement.

Modification of Indenture

With the consent of the holders of a majority of the outstanding notes, the issuing entity and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification, however, no supplemental indenture will:

•

change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

•

reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor or an affiliate of any of them;

•

decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

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•

modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

•

permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may also enter into supplemental indentures without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in this prospectus supplement.

Certain Matters Regarding the Indenture Trustee and the Issuing Entity

Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuing entity or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.

LEGAL PROCEEDINGS

There are no material pending legal or other proceedings involving the mortgage loans or [                                ], as sponsor and master servicer, Phoenix Residential Securities, LLC as depositor, PRS Series [  ]- [ABC][  ] Trust as the issuing entity, [        ], as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General. The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement. The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered hereunder.

Opinions: Upon the issuance the notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the

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indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuing entity, as created under the trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. In addition, Orrick, Herrington & Sutcliffe LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Material Federal Income Tax Consequences” in the accompanying prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of this prospectus supplement.

Orrick, Herrington & Sutcliffe LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary together with the sections of the accompanying prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.

Orrick, Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “State and Other Tax Consequences.”

For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

ERISA CONSIDERATIONS

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the accompanying prospectus.

Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition of the note by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See “ERISA Considerations—Considerations for ERISA Plans Regarding the Purchase of Notes” in the accompanying prospectus.

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The notes may not be purchased with ERISA plan assets of any ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

•	has investment or administrative discretion with respect to the ERISA plan assets;

•

has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

•	unless U.S. Department of Labor, or DOL, Prohibited Transaction Class Exemption 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to the ERISA plan.

On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations took effect on July 5, 2001.

The sale of any of the notes to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

LEGAL INVESTMENT

The notes will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered notes . Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered notes constitutes a legal investment or is subject to investment, capital or other restrictions.

One or more classes of the offered notes may be viewed as “complex securities” under TB 13a and TB 73a, which applies to thrift institutions regulated by the OTS.

See “Legal Investment Matters” in the accompanying prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the offered notes to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement, dated [                    ], 201[    ] between [                    ] as the underwriter, has agreed to purchase and the depositor has agreed to sell the notes. [It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [                    ], 201[    ] against payment therefor in immediately available funds.]

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In connection with the notes, the underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of its notes if any of its notes are purchased by the underwriting agreement.

In addition, the underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s Registration Statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

The distribution of the notes by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately [                    ]% of the aggregate Stated Principal Balance of the notes plus its accrued interest from the cut-off date.

The underwriter may effect these transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the related notes are also underwriters under the Securities Act of 1933. Any profit on the resale of the notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the underwriter that it presently intends to make a market in the notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

[It is expected that delivery of the notes will be made only in book-entry form through DTC, Clearstream and Euroclear as discussed in this prospectus supplement, on or about [                    ], 201[    ] against payment in immediately available funds.]

The underwriting agreement provides that the depositor will indemnify the underwriter and that under limited circumstances the underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriter may be required to make for these liabilities.

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under “Description of the Trust Agreement and Indenture—Reports to Holders” and in the accompanying prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of this type of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

This prospectus supplement and the accompanying prospectus may be used by [                    ], one of the underwriters [and an affiliate of the depositor], in connection with offers and sales related to

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market-making transactions in the notes. In these market-making transactions, [                            ] may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

LEGAL MATTERS

Legal matters concerning the notes will be passed upon for the depositor by [                    ], [                    ], [                    ] and for the underwriter by [                    ], [                     ].

RATINGS

It is a condition to issuance that the notes be rated “[        ]” by [                    ] and “[        ]” by [                    ]. The depositor has not requested a rating on the notes by any rating agency other than [                    ] and [                    ]. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by [                    ] and [                    ]. A securities rating addresses the likelihood of the receipt by holders of notes of distributions on the mortgage loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The ratings assigned by Moody’s to the offered notes address the structural, legal and issuer-related aspects associated with the notes, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.

Standard & Poor’s ratings on mortgage-backed notes address the likelihood of the receipt by noteholders of distributions required under the indenture. Standard & Poor’s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the notes, and the extent to which the payment stream in the mortgage pool is adequate to make distributions required under the notes. Standard & Poor’s ratings on the offered notes do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See “Certain Yield and Prepayment Considerations” in this prospectus supplement.

The ratings assigned by Fitch to mortgage-backed notes address the likelihood of the receipt by noteholders of all distributions to which they are entitled under the transaction structure. Fitch’s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch’s ratings do not address the effect on the notes’ yield attributable to prepayments or recoveries on the underlying mortgage loans.

The depositor has not requested a rating on the offered notes by any rating agency other than [Standard & Poors, Moody’s, Fitch and DBRS]. The certificates will not be rated. However, there can be no assurance as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered notes by a non-hired rating agency, if assigned at all, may be lower than the ratings assigned to the offered notes by [Standard & Poors, Moody’s, Fitch and DBRS]. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

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A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. If the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered notes.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

PROCEDURES

Except in certain limited circumstances, the globally offered Phoenix Residential Securities, LLC, Mortgage-Backed Notes, Series [        ]        , which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co., as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan-backed notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the

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seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

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•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•

Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•

Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•

Exemption or reduced rate for Non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the Form W-8BEN and Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

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Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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Phoenix Residential Securities, LLC

$

Mortgage-Backed Notes,

Series [        ]

Prospectus Supplement

[Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until [                    ].

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Prospectus

Mortgage-Backed Pass-Through Certificates and

Mortgage-Backed Notes

Phoenix Residential Securities, LLC

Depositor

The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

Offered Securities                  The securities in a series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. The securities will not represent interests in or obligations of Phoenix Residential Securities, LLC, the sponsor or any of their affiliates. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets	Each trust will consist primarily of mortgage loans secured by first liens on one- to four-family residential properties.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[                         ], 2012

Important notice about information presented in this

prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of securities; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See “Additional Information,” “Reports to Securityholders” and “Incorporation of Certain Information by Reference.” You can request information incorporated by reference from Phoenix Residential Securities, LLC by calling us at (215) 734-5111 or writing to us at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

RISK FACTORS

The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the related prospectus supplement in the context of your financial situation and tolerance for risk.

Risk of Loss

There is no source of payments for your securities other than payments on the mortgage loans in the trust and any credit enhancement.

When you buy a security, you will not own an interest in or a debt obligation of the depositor, the master servicer or servicer, as applicable, or any of their affiliates. You will own an interest in the trust in the case of a series of certificates, or you will be entitled to proceeds from the trust established in the case of a series of notes. Your payments come only from assets in the trust. Therefore, the borrowers’ payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

The return on your securities may be affected by realized losses on the mortgage loans, which could occur due to a variety of causes.

Realized losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of realized losses on the mortgage loans.

The value of your securities may be reduced if losses are higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of securities may be lowered in the future. This would probably reduce the value of those securities. None of the depositor, the master servicer or servicer, as applicable, nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the securities.

Loss mitigation may increase your risk.

In some instances, the servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

See “—Loan modifications may affect the market value of your securities” and “Trust Asset Program—Underwriting Standards” in this prospectus.

You bear the risk of borrower defaults; some kinds of mortgage loans may be especially prone

Because your securities are backed by the mortgage loans, your investment may be affected by a decline in real estate values and changes in each individual borrower’s financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is to defaults.

greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers. In addition, adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the borrower, which have higher than average rates of default or loss, may be included in the trust that issues your security or note. As the payments increase, the likelihood of default will increase.

Recent changes in consumer behavior with respect to payment of mortgage loans increases the risk of loss on your securities.

Over the past five years, mortgagors have shown an increased willingness to cease paying their mortgages; choosing instead to either abandon the mortgaged properties or live in the mortgaged properties without making any payments until they are evicted. This trend is especially prevalent when the value of the related mortgaged property is less than the unpaid principal balance of the related mortgage loan. In the event that a significant amount of mortgagors stop making payments on their mortgages, defaults will increase on the mortgage loans thereby increasing the likelihood that you will incur losses on your securities.

A transfer of servicing in the event of a master servicer or servicer default may increase the risk of payment application errors and delinquencies.

If the master servicer or servicer defaults in its obligations under the pooling and servicing agreement or servicing agreement, as applicable, including its obligation to pay certain fees and expenses in connection with the related trusts, the servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer or servicer, as applicable, as described under “The Agreements—Events of Default; Rights Upon Events of Default—Pooling and Servicing Agreement” and “The Agreements—Events of Default; Rights Upon Events of Default—Servicing Agreement” In the event of such a transfer of servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor servicer.

To the extent that the master servicer or servicer, as applicable, failed to pay certain fees and expenses of the related trusts, it may be harder to appoint a alternative master servicer or servicer, as applicable, without increasing servicing compensation to such successor master servicer or servicer. In the event that a successor master servicer or servicer, as applicable, requires higher compensation than the master servicer or servicer, as applicable, the return on your securities will be negatively impacted.

Any servicing transfer will involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the mortgage loan files and records to the new servicer and entering mortgage loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Loan modifications may affect the market value of your securities.

General.

The master servicer or servicer, as applicable, will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, the master servicer or servicer, as applicable, will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the master servicer or servicer, as applicable, will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing or forbearing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related security, reduced distributions of interest or principal on the related security, an extension of the weighted average life of the related security or an allocation of a realized loss to the subordinate securities, or possibly to the senior securities. In addition, to the extent that the master servicer or servicer, as applicable, capitalizes past due amounts into the outstanding principal balance of the delinquent mortgage loan, the increased outstanding principal balance of such mortgage loan could lead to an increased risk of borrower default due to higher monthly payments either now or in the future.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of securities relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of securities. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be	The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able

Limited.	to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the securities should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Securities” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the securities in respect of such mortgage loan.

Impact of the Helping Families Save Their Homes Act of 2009 on Modifications.	The Helping Families Save Their Homes Act of 2009 provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under HAMP guidelines described below) that meets certain criteria. These provisions further include protections against liability that apply to servicers as well as trustees and other parties. Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the securities in the aggregate, but may be adverse to an investor in a particular class of securities.

Impact of the Obama Plan on Modifications.

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program, referred to in this prospectus as HAMP, which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan, referred to in this prospectus as HASP. Modifications under HAMP are potentially available to mortgage loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. The related prospectus supplement will disclose the percentage of mortgage loans in the issuing entity that meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage mortgage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans included in the related trust.

Under HAMP, borrowers under mortgage loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocol referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed mortgage loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio, referred to in this prospectus as DTI, based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If the modification is NPV negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program.

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive a one-time payment of $500 (in the case of a mortgage loan that is still current but at risk of imminent default), an upfront payment of $1,000 and up to $1,000 each year for up to three years as long as the borrower stays current on the modified mortgage loan. In addition, investors in a mortgage loan modified under HAMP will receive a one-time payment of $1,500 (in the case of a mortgage loan that is still current but at risk of imminent default). Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, they will be entitled to accrue up to $1,000 each year for up to five years, which will be payable as principal balance reductions.

The adoption of HAMP has led to a significant increase in the number of mortgage loan modifications taking place. It has been announced that over 106 servicers have signed servicer participation agreements under HAMP, and that participating servicers cover more than 85% of all residential mortgage loans in the United States. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the securities, as described above.

There can be no assurance as to whether the master servicer or servicer, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

There is a risk that modified mortgage loans will re-default.	Although the master servicer or servicer, as applicable, can modify mortgage loans in accordance with its servicing practices and government regulations, such modifications do not guarantee the timely repayment of principal and interest of the modified mortgage loan. A modified mortgage loan re-default will have an adverse impact on your investment.

Foreclosure Moratoriums by Servicers

Investors in the securities should note that several major servicers of mortgage loans suspended foreclosures and stopping foreclosure sales in 2010 in certain states pending the resolution of issues related to possible document deficiencies in connection with foreclosure, although some have resumed the foreclosure process in certain states. The deficiencies giving rise to these voluntary suspensions primarily relate to procedures for verification of statements made in affidavits used in connection with foreclosure. However, issues may also be raised as to whether the relevant documentation clearly indicates the ownership (and therefore standing to foreclose) of mortgage loans included in securitization trusts. There can be no assurance that the servicers will not suspend foreclosures for some period of time. Although some servicers have now reinstated their foreclosure processes, many others have extended their moratoriums pending final review of their foreclosure processes.

On October 13, 2010, the attorneys general of all 50 states announced a joint investigation into foreclosure practices. Furthermore, one or more federal regulatory agencies or other state or local regulatory agencies may also conduct investigations into foreclosure practices. In addition, attorneys general in certain states have proposed foreclosure moratoriums and/or have requested that servicers review and report on their foreclosure procedures. At this time, in response to issues raised with respect to possible document deficiencies in connection with foreclosure, it is unclear whether there will be foreclosure moratoriums on a state by state basis or even on a national level.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. Such delays may also affect the timing of payments to securities as the servicers may continue to make monthly advances rather than realize a loss. To the extent additional distributions to subordinate securities and certain senior support securities are made, the amount of credit enhancement for the related senior securities, will be reduced, and may eventually result in a greater loss to such senior securities. In addition, the amount of servicing advances recoverable by the servicer from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the trust. As a result, the ratings of the securities may be reduced as a result of these delays. In addition, the rating agencies may reduce or withdraw the servicer ratings of these servicers.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.	Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to alternatives to foreclosure.	Certain mortgage loans are or may become delinquent after the closing date. The related servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related borrower, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If the related servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

To the extent applicable, losses on the mortgage loans in one asset group related to a group of subordinate securities may reduce the yield on certain senior securities related to one or more other asset groups related to that group of subordinate securities.	Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups. Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

Mortgage loans with high current loan-to-value ratios leave the related borrower with less equity in the related mortgaged property which may result in losses with respect to such mortgage loans.

In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

Mortgage loans with higher current loan-to-value ratios may present a greater risk of loss. If the value of a mortgaged property decreases, the current loan-to-value ratio may increase over what it was as of the related cut-off date which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan.

Mortgage loans with high loan-to-value ratios leave the mortgagor with little equity or negative equity in the related mortgaged property. The on-going decline in the residential real estate market, the reduction in the availability of mortgage credit, the rising unemployment rate and other negative trends, likely have had the effect of reducing the values of the mortgaged properties from the values determined at the time of origination. A reduction in the values of the mortgaged properties may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the related mortgage loans fully. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans at the time of origination may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios based on recently updated valuations is set forth in the related prospectus supplement.

See “The Trusts—Loan-to-Value Ratio” in this prospectus.

Credit enhancements may be limited or reduced and this may cause your securities to bear more risk of mortgagor defaults.

The prospectus supplement related to your securities may specify that credit enhancements will provide some protection to cover various losses on the underlying mortgage loans. The forms of credit enhancement include the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See “Description of Credit Enhancement” in this prospectus. See also “Description of Credit Enhancement” in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

Regardless of the form of credit enhancement, an investor should be aware that:

	•	the amount of coverage is usually limited;

	•	the amount of coverage will usually be reduced over time according to a schedule or formula;

	•	the particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

	•	the particular forms of credit enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

	•	if the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

The ratings of your securities may be lowered or withdrawn, and do not take into account risks other than credit risks which you will bear.	Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying mortgage loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor. If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the securities may be lowered in the future. This would probably reduce the value of those securities. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the securities.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

•	a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar mortgage loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar mortgage loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Violation of various federal and state laws may result in losses on the mortgage loans.	Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, an originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors’ rescinding the mortgage loans against that trust.

The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

Limited Obligations

Payments on the mortgage loans are the primary source of payments on your securities.

The securities represent interests only in the related trust. The securities do not represent an ownership interest in or obligation of the depositor, the master servicer or servicer, as applicable, or any of their affiliates. If proceeds from the assets of the related trust are not sufficient to make all payments provided for under the pooling and servicing agreement or indenture, as applicable, investors will have no recourse to the depositor, the master servicer or servicer, as applicable or any other entity, and will incur losses.

Liquidity Risks

You may have to hold your securities to maturity if their marketability is limited.

A secondary market for your securities may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriters nor any other person will have any obligation to make a secondary market in your securities. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your securities.

Any class of securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment or credit risk or that have been structured to meet the investment requirements of limited categories of investors.

The absence of physical securities may cause delays in payments and cause difficulty in pledging or selling the offered securities.

The offered securities, other than certain classes of residual securities, will not be issued in physical form. Securityholders will be able to transfer securities, other than such residual securities, only through The Depository Trust Company, referred to in this prospectus as DTC, participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or administrator, as applicable, will not send distributions directly to them. Instead, the trustee or administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

Bankruptcy Risks

The bankruptcy of a borrower may increase the risk of loss on a mortgage loan.

If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower’s property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment Considerations

The yield on your securities will vary depending on various factors.	The yield to maturity on each class of securities will depend on a variety of factors, including:
	•	the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

	•	the allocation of principal payments among the various classes of offered certificates;

	•	realized losses and interest shortfalls;

	•	the pass-through rate for that class; and

	•	the purchase price of that class.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.

The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

In addition, if so specified in the related prospectus supplement, the master servicer or servicer, as applicable, may purchase any mortgage loan after a specified period of delinquency. Such repurchases would increase the prepayment rates on the mortgage loans.

In general, if you purchase a security at a price higher than its outstanding principal balance and principal distributions on your security occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a security at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

Since borrowers, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the securities are highly uncertain and are dependent upon a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of securities.

Refinancing programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer or servicer, as applicable, any subservicer or their affiliates.

Certain mortgage loans in each asset group may provide for payment by the borrower of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

See “Maturity and Prepayment Considerations.”

The yield on your securities will be affected	The securities of each class have different yield considerations and different

by the specific terms that apply to that class.	sensitivities to the rate and timing of principal distributions.

Investors that purchase Exchangeable Securities may be limited in their ability to exchange such exchangeable securities for exchanged securities and vice versa.

The characteristics of the combinations of exchangeable securities set forth in the related prospectus supplement will reflect, in the aggregate, generally the characteristics of the related exchanged securities and vice versa and will be subject to the same risks as described herein to the extent of each of the related exchanged securities. Investors are encouraged to also consider a number of factors that will limit a securityholder’s ability to exchange exchangeable securities for exchanged securities and vice versa:

•

at the time of the proposed exchange, a securityholder must own securities of the related class or classes in the exact proportions necessary to make the desired exchange and must pay the exchange fee;

	•	a securityholder that does not own the securities may be unable to obtain the necessary exchanged securities or exchangeable securities;

	•	the securityholder of any class of securities required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

	•	certain securities may have been purchased or placed into other financial structures and thus be unavailable;

	•	principal distributions will decrease the amounts available for exchange over time;

	•	only the combinations listed in the related prospectus supplement are permitted; and

	•	the record dates for exchangeable securities and the exchanged securities that are the subject of the exchange must be the same.

The yield on your Principal Only Securities will be affected by prepayments of principal on the mortgage loans.

Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than the related pass-through rate occur at a rate slower than an investor assumed at the time of purchase, the investor’s yield will be adversely affected.

The yield on your Interest Only Securities will be affected by prepayments of principal on the mortgage loans.

The Interest Only Securities will receive a portion of the interest payments only from mortgage loans that have net mortgage rates higher than the related pass-through rate. Therefore, the yield on the Interest Only Securities will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than the related pass-through rate.

Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than the related pass-through rate are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Interest Only Securities will be adversely affected. Investors in the Interest Only Securities should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than the related pass-through rate could result in the failure of such investors to fully recover their investments.

Although principal payments to certain classes of securities (referred to in this prospectus as PAC securities) generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.	Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as planned amortization classes or PAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of PAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement. However, there is no guarantee that the rate of prepayments on the mortgage loans in the related asset group will remain at a constant rate between those levels. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Although principal payments to certain classes of securities (referred to in this prospectus as TAC securities) generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.	Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as targeted amortization classes or TAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of TAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement. However, it is very unlikely that the rate of prepayments on the mortgage loans in the related asset group will remain constant at that level. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Holding subordinate securities creates additional risks.

In some instances, the protections afforded the senior securities in any transaction create risks for the related subordinate securities. Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

•

Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

•

If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

•

If the master servicer or servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a borrower, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

•

Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder. A lower security balance will result in less interest accruing on the security.

•

In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the securityholder. A lower class principal balance will result in less interest accruing on the security.

	•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

Your yield may be reduced due to potential inadequacy of credit enhancement.

The subordination and other credit enhancement features described in this prospectus are intended to enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

The yield, market price, rating and liquidity of your securities may be reduced if the provider of any financial instrument defaults or is downgraded.

A trust may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the trust assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

Changes in REMIC rules may adversely affect your securities.

To the extent a trust qualifies as a REMIC, such qualification as a REMIC may be affected by legislation requiring the master servicer or servicer, as applicable, or other parties to take action or forbear from taking action with respect to their responsibilities towards the related trust. Any amendment of a trust to comply with such REMIC rules and avoid double taxation, even if otherwise materially adverse to securityholders, will be entered into by the parties to the pooling and servicing agreement, without the consent of the securityholders. Investors should note that their yield to maturity could be significantly impacted by these types of changes.

Combination or “layering” of multiple risk factors may significantly increase your risk of loss.

Although the various risks discussed in this prospectus are generally described separately, prospective investors in the securities should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, if the related trust includes mortgage loans that not only have relatively high current loan-to-value ratios but also were originated with initial interest-only periods, the related borrowers may not be able to refinance such mortgage loans at a lower rate based on the high current loan-to-value ratio of such mortgage loans. This may cause an increase in realized losses on the securities. Moreover, some of the mortgage loans in the related trusts are secured by properties in regions that are experiencing home price depreciation. There are many other circumstances in which layering of multiple risks with respect to the mortgage loans and the securities may magnify the effect of those risks. In considering the potential effects of layered risks, you should carefully review the descriptions of the mortgage loans and the securities.

INTRODUCTION

The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section, excluding any interest retained by Phoenix Residential Securities, LLC, the depositor, or any other entity specified in the related prospectus supplement. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

THE TRUSTS

General

The mortgage loans and other assets described below under “—The Mortgage Loans” and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of securities under a pooling and servicing agreement, a trust agreement or an indenture, as applicable, as described in this section and in the related prospectus supplement. As specified in the related prospectus supplement, each series of securities will represent in the aggregate the entire beneficial ownership interest in the mortgage pool consisting primarily of conventional mortgage loans, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes, the mortgage notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties.

As specified in the related prospectus supplement, the mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and modular pre-cut/panelized housing, and the fee, leasehold or other interests in the underlying real property. The mortgaged properties may include vacation, second and non-owner-occupied homes. If specified in the related prospectus supplement relating to a series of securities, a mortgage pool may contain Interest Only Loans and Cooperative Loans evidenced by Cooperative Notes.

As used herein, mortgage loans may include Cooperative Loans and Interest Only Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes and mortgages include a security agreement with respect to a Cooperative Note.

The mortgage loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans.

The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related pool. A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement and indenture, as applicable, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust after the date of the related prospectus supplement but prior to the closing date, and any material pool characteristics of the related mortgage pool differ by 5% or more from the description of the mortgage pool in the related prospectus supplement, that addition or deletion will be noted in the Form 8-K that will be filed with the Securities and Exchange Commission. Additions or deletions of this type, if any, will be made prior to the closing date.

The depositor will cause the mortgage loans constituting each pool to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer or servicer named in the related prospectus supplement will service the mortgage loans, usually through subservicers which are other mortgage servicing institutions, under a pooling and servicing agreement or servicing agreement and will receive a fee for such services. See “Trust Asset Program” and “Description of the Securities.”

With respect to those mortgage loans serviced by the master servicer or servicer through a subservicer, the master servicer or servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement, as applicable, as if the master servicer or servicer alone were servicing those mortgage loans. In addition to or in lieu of the master servicer or servicer for a series of securities, the related prospectus supplement may identify an Administrator for the trust. All references in this prospectus to master servicer or servicer and any discussions of the servicing and administration functions of the master servicer or servicer will also apply to the Administrator to the extent applicable.

The depositor will generally make a series of limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See “Description of the Securities—Assignment of Trust Assets.”

The master servicer’s or servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, as applicable, including its obligation to enforce certain purchase (to the extent applicable) and other obligations of subservicers, sellers and the sponsor, as described in this prospectus under “Trust Asset Program—Representations with Respect to the Mortgage Loans,” “—Subservicing” and “Description of the Securities—Assignment of Trust Assets,” and its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described in this prospectus under “Description of the Securities—Advances.” The obligation of the master servicer or servicer to make Advances will be limited to amounts which the master servicer or servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the mortgage loans or any applicable form of credit support. See “Description of the Securities—Advances.”

As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include any combination of the following:

•

mortgage loans and the related mortgage documents or interests therein, underlying a particular series of certificates as from time to time are subject to a pooling and servicing agreement or servicing agreement, as applicable, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•

assets including, without limitation, all payments and collections derived from the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

•	property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

•	hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

•

any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, financial guaranty policy, certificate insurance policy, derivative products, surety bond or other similar types of credit enhancement as described under “Description of Credit Enhancement.”

The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor, either directly or through its affiliates, from sellers who are affiliates of the depositor including Ally Bank and GMAC Mortgage, LLC or from banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in this prospectus under “Trust Asset Program.” If a pool is composed of mortgage loans acquired by the depositor directly from sellers other than the sponsor, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement.

The Mortgage Loans

General

As specified in the related prospectus supplement, all of the mortgage loans in a pool will:

•	have due dates and grace periods (to the extent applicable) identified in the related prospectus supplement;

•	be secured by mortgaged properties located in any of the 50 states or the District of Columbia; and

•	have one or more types of Interest Rate Characteristics, Amortization Provisions and Other Attributes as described below.

Interest Rate Characteristics

The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans or ARM Loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

ARM Loans.   ARM Loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted and an original term to maturity of not more than 40 years. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•

the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable loan rates can cause payment increases that may exceed some borrowers’ capacity to cover such payments. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Convertible Mortgage Loans.    On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or the sponsor, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the related prospectus supplement, the depositor, the sponsor or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related pool will thereafter include both fixed rate and adjustable rate mortgage loans.

Amortization Provisions

The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans. The mortgage loans may include:

•	mortgage loans with equal monthly payments; and

•	Interest Only Loans.

Interest Only Loans.   As specified in the prospectus supplement, a pool may include Interest Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an “interest-only period”). After the interest-only period, the borrower’s monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

Collateral Characteristics

The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans.

Other Attributes

Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

Cooperative Loans.    Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

Prepayment Charges on the Mortgage Loans.    In some cases, mortgage loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer, servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See “Certain Legal Aspects of The Mortgage Loans—Default Interest and Limitations on Prepayments”.

“Equity Refinance” and “Rate and Term Refinance” Mortgage Loans.    Some of the mortgage loans may be “equity refinance” loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing mortgage loan or mortgage loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan. All of these types of mortgage loans are nevertheless secured by mortgaged properties.

Seasoned Mortgage Loans.  In its evaluation of mortgage loans that have more than twelve months of payment experience, the sponsor tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months may be underwritten for purchase by the sponsor based on the borrower’s credit score and payment history as described in this prospectus under “—The Mortgage Loans.”

The Mortgaged Properties

The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two- to four-unit dwellings in planned unit developments, two-to four-family dwellings and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the borrower or, if specified in the related prospectus supplement, land leased by the borrower. Attached and detached dwellings may include structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See “Certain Legal Aspects of the Mortgage Loans.”

The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgaged properties that are owner-occupied will be one or more of the following:

•	the making of a representation by the borrower at origination of a mortgage loan that the borrower intends to use the mortgaged property as a primary residence;

•	a representation by the originator of the mortgage loan (which representation may be based solely on the above clause); or

•	the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal or other valuation obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

The denominator of the applicable ratio described in the preceding paragraph is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the related prospectus supplement.

TRUST ASSET PROGRAM

The mortgage loans will have been purchased by the depositor, either directly or indirectly through the sponsor, from sellers. The mortgage loans will have been originated generally in accordance with the Client Guide as described in this section under “Underwriting Standards” or as described in the related prospectus supplement.

Loan Origination and Types of Mortgage Loans

Ally Bank has three primary sources for residential mortgage loan production: the origination of loans through GMAC Mortgage, LLC’s retail branches and direct lending network, the origination of loans through Ally Bank’s mortgage brokerage network and the purchase of loans in the secondary market (primarily from correspondent lenders).

Ally Bank originates and acquires mortgage loans that generally fall into one of the following three categories:

•

Prime Conforming Mortgage Loans — these are prime credit quality first lien mortgage loans secured by single family residences that meet or “conform” to the underwriting standards established by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

•

Prime Non Conforming Mortgage Loans — these are prime credit quality first lien mortgage loans secured by single family residences that do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans.

•

Government Mortgage Loans — these are first lien mortgage loans secured by single family residences that are insured by the Federal Housing Administration or guaranteed by the Veterans Administration or Ginnie Mae.

Ally Bank currently originates loans in all states. GMAC Mortgage, LLC currently originates mortgage loans solely in Ohio and Nevada.

Underwriting Standards

General Standards

The jumbo loan program is designed for borrowers who would typically qualify for mortgage loans that conform to the guidelines of Federal Home Loan Mortgage Corporation (sometimes referred to herein as Freddie Mac) or the Federal National Mortgage Association (sometimes referred to herein as Fannie Mae), but are looking for mortgage loans with principal balances that do not conform to such guidelines. The underwriting guidelines for both Freddie Mac and Fannie Mae are available at their respective websites. The depositor’s underwriting standards with respect to the mortgage loans will generally conform to those published in the Client Guide, as applicable to the jumbo loan program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through securities. The mortgage loans may be underwritten by Ally Bank or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. See “—Client Guide Standards” and “—Qualifications of Sellers.”

With respect to the depositor’s underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

The level of review by the sponsor or the depositor, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

•	factors relating to the experience and status of the seller;

•	characteristics of the specific mortgage loan, including the principal balance, the LTV ratio, the mortgage loan type or mortgage loan program; and

•	the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

The sponsor, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by the sponsor for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual pool related to a series of securities.

Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the mortgage loan, or the availability of various mortgage loan features, including maximum mortgage loan amount, maximum LTV ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

The depositor, either directly or indirectly through the sponsor, will also purchase mortgage loans from its affiliates, with underwriting standards in accordance with the Client Guide or as otherwise agreed to by the depositor. See “—Client Guide Standards” in this prospectus and “Description of the Mortgage Pool—Underwriting Standards—Exceptions to Client Guide” in the accompanying prospectus supplement.

Client Guide Standards

The following is a brief description of the underwriting standards set forth in the Client Guide for full documentation mortgage loan programs. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower’s previous and current salary and contains the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by the sponsor after the origination of a mortgage loan if the seller does not provide to the sponsor a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans amortize over a 15- to 40-year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans and any other mortgage loans will generally be underwritten on the basis of the borrowers’ ability to make monthly payments as determined by reference to the sum of the then applicable index and the Note Margin.

The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.” The depositor’s underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding mortgage loan balance, although there can be no assurance that the value will support in the future the outstanding mortgage loan balance.

Qualifications of Sellers

The prospectus supplement for a transaction will describe the qualifications of each seller that sells mortgage loans to the depositor for such transaction.

Representations with Respect to the Mortgage Loans

The prospectus supplement for a transaction will describe the representations and warranties that the sponsor will make with respect to the mortgage loans in the related trust.

Unless otherwise specified in the related prospectus supplement, in the event of a breach of a representation or warranty made by the sponsor that materially adversely affects the interests of the securityholders in a mortgage loan, the sponsor will be obligated to repurchase or substitute for that mortgage loan as described below. In determining whether the breach of a representation or warranty had a material adverse effect on a mortgage loan, such determination shall be made as of the date the applicable representation or warranty was given with respect to such mortgage loan. In addition, the sponsor will be obligated to repurchase or substitute for as described below any mortgage loan as to which it is discovered that the related mortgage is not a valid first lien on the related mortgaged property subject only to:

•	liens of real property taxes held by a recognized taxing authority and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions and

•	other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

In addition, with respect to any mortgage loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the mortgage loan subsequently is in default and the enforcement of the mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, the sponsor will be obligated to repurchase or substitute for that mortgage loan in the manner described in this section of the prospectus.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each agreement by which it purchased a mortgage loan from the sponsor insofar as the agreement relates to the representations and warranties made by the sponsor relating to the mortgage loan and any remedies provided for with respect to any breach of those representations and warranties. If the sponsor cannot cure a breach of any representation or warranty relating to a mortgage loan made by it and assigned to the trustee which materially and adversely affects the interests of the securityholders in that mortgage loan within 90 days after notice from the master servicer or servicer, the sponsor, as the case may be, will be obligated to repurchase the mortgage loan at the repurchase price set forth in the related pooling and servicing agreement or servicing agreement which purchase price will in most cases be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the mortgage rate, less the amount, expressed as a percentage per annum, payable as master servicing compensation or subservicing compensation, as applicable.

Because the listing of the related mortgage loans generally contains information with respect to the mortgage loans as of the cut-off date, prepayments and, in limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related mortgage loans between the cut-off date and the closing date. The sponsor will not be required to purchase or substitute for any mortgage loan as a result of this type of prepayment or modification.

Limited Right of Substitution

Unless otherwise specified in the related prospectus supplement, as to any mortgage loan required to be purchased by the sponsor, as provided above, rather than repurchase the mortgage loan, the sponsor may, at its sole option, remove the deleted mortgage loan from the trust and cause the depositor to substitute in its place a qualified substitute mortgage loan; however, this substitution must be effected within 120 days of the date of the initial issuance of the securities with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, any substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the certificates, and may not be made unless the sponsor delivers an officer’s certificate to the effect that the repurchased mortgage loan is “defective” under the Internal Revenue Code.

Any qualified substitute mortgage loan generally will, on the date of substitution:

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have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan, with the amount of any shortfall to be deposited in a Custodial Account in the month of substitution for distribution to the securityholders;

•

have a mortgage rate and a net mortgage rate not less than, and not more than one percentage point greater than, the mortgage rate and net mortgage rate, respectively, of the deleted mortgage loan as of the date of substitution;

•	have an LTV ratio at the time of substitution no higher than that of the deleted mortgage loan at the time of substitution;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

•	comply with all of the representations and warranties set forth in the related pooling and servicing agreement or servicing agreement as of the date of substitution.

Unless otherwise specified in the related prospectus supplement, the related pooling and servicing agreement or servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

Unless otherwise specified in the related prospectus supplement, the master servicer or servicer, as applicable, will be required under the applicable pooling and servicing agreement or servicer to use its best reasonable efforts to enforce the purchase or substitution obligation of the sponsor of which it has knowledge due to a breach of representation or warranty that was made for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer or servicer, as applicable, in the event that the sponsor fails to honor that obligation. The master servicer or servicer, as applicable, is not obligated to review, and will not review, every mortgage loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer or servicer, as applicable, will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. The policies and procedures generally will limit review of mortgage loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer’s or servicer’s, as applicable, current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

Furthermore, the master servicer or servicer, as applicable, may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer, as applicable, is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer, as applicable, will not be required to enforce any purchase obligation of the sponsor or seller arising from any misrepresentation by the sponsor or the seller, if the master servicer or servicer, as applicable, determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation of the sponsor or the seller did not directly cause or are not likely to directly cause a loss on the related mortgage loan. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation or warranty by the sponsor or for any other event giving rise to the obligations.

Certain Insolvency and Bankruptcy Issues

Each seller and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee’s interest in such mortgage notes could be defeated.

If an entity with an interest in a mortgage loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related mortgage loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related mortgage loan and therefore compel the sale of such mortgage loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor’s business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

Subservicing

The seller of a mortgage loan will usually act as the subservicer for that mortgage loan under a subservicing agreement between the sponsor and the subservicer unless servicing is released to the sponsor or has been transferred to a servicer approved by the sponsor. The master servicer or servicer, as applicable, may, but is not obligated, to assign the related subservicing to designated subservicers that will be qualified sellers and that may include GMAC Mortgage Company, LLC or its affiliates. A representative form of subservicing agreement is included as an exhibit to the forms of pooling and servicing agreements and servicing agreements filed as exhibits to the registration statement of which this prospectus is a part.

The following description describes all material terms and provisions relating to the subservicing agreements. The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of subservicing agreement and by the discretion of the master servicer or servicer, as applicable, to modify the subservicing agreement and to enter into different subservicing agreements. While any subservicing agreement will be a contract solely between the master servicer or servicer, as applicable, and the subservicer, the pooling and servicing agreement or indenture, as applicable, under which a series of securities is issued will provide that, if for any reason the master servicer or servicer, as applicable, for that series of securities is no longer the master servicer or servicer, as applicable, of the related mortgage loans, the trustee or any successor master servicer or servicer, as applicable, must recognize the subservicer’s rights and obligations under that subservicing agreement.

With the approval of the master servicer or servicer, as applicable, a subservicer may delegate its servicing obligations to third-party servicers, but that subservicer will remain obligated under the related subservicing agreement. Each subservicer will be required to perform the customary functions of a servicer, including:

•	collection of payments from mortgagors and remittance of those collections to the master servicer or servicer, as applicable;

•

maintenance of hazard insurance and filing and settlement of claims thereunder, subject in some cases to the right of the master servicer or servicer, as applicable, to approve in advance any such settlement;

•	maintenance of escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by the mortgagor under the mortgage loan;

•

processing of assumptions or substitutions, although the master servicer or servicer, as applicable, is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies; and

•	maintaining accounting records relating to the mortgage loans.

A subservicer may also be required to supervise foreclosures and inspect and manage mortgaged properties. A subservicer will also be obligated to make Advances to the master servicer or servicer, as applicable, for delinquent installments of principal and interest, net of any subservicing or other compensation, on mortgage loans, as described more fully under “Description of the Securities—Advances,” and in respect of some taxes and insurance premiums not paid on a timely basis by mortgagors. In addition, a subservicer is obligated to pay to the master servicer or servicer, as applicable, interest on the amount of any partial prepayment of principal received and applied to reduce the outstanding principal balance of a mortgage loan from the date of application of that payment to the first day of the following month. Any amounts paid by a subservicer pursuant to the preceding sentence will be for the benefit of the master servicer or servicer, as applicable, as additional servicing compensation. No assurance can be given that the subservicers will carry out their Advance or payment obligations with respect to the mortgage loans. A subservicer may, as limited by the terms of the related prospectus supplement, transfer its servicing obligations to another entity that has been approved for participation in the sponsor’s mortgage loan purchase programs, but only with the approval of the master servicer or servicer, as applicable.

As compensation for its servicing duties, the subservicer will be entitled to a monthly servicing fee, to the extent the related mortgage loan payment has been collected from monthly payments or at liquidation, in a minimum amount set forth in the related prospectus supplement. The subservicer or master servicer or servicer, as applicable, may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties, as provided in the mortgage note or related instruments. The subservicer will be reimbursed by the master servicer or servicer, as applicable, for some expenditures which it makes, in most cases to the same extent that the master servicer or servicer, as applicable, would be reimbursed under the applicable pooling and servicing agreement or servicing agreement. In some instances, the subservicer will receive additional compensation in the form of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate that the depositor or the sponsor, as the case may be, required at the time it committed to purchase the mortgage loan. See “Description of the Securities—Servicing and Administration of Mortgage Loans—Servicing Compensation and Payment of Expenses.”

Each subservicer will be required to agree to indemnify the master servicer or servicer, as applicable, for any liability or obligation sustained by the master servicer or servicer, as applicable, in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer or servicer, as applicable.

Each subservicer will be required to service each mortgage loan under the terms of the subservicing agreement for the entire term of that mortgage loan, unless the subservicing agreement is earlier terminated by the master servicer or servicer, as applicable, or unless servicing is released to the master servicer or servicer, as applicable, or transferred to an approved subservicer. In accordance with applicable law, the master servicer or servicer, as applicable, may terminate a subservicing agreement immediately upon the giving of notice upon stated events, including the violation of the subservicing agreement by the subservicer, or upon ninety days’ notice to the subservicer without cause upon payment of an amount equal to the market value of the servicing portfolio serviced by such subservicer as determined by the sponsor.

The master servicer or servicer, as applicable, may agree with a subservicer to amend a subservicing agreement. Upon termination of a subservicing agreement, the master servicer or servicer, as applicable, may act as servicer of the related mortgage loans or enter into one or more new subservicing agreements. If the master servicer or servicer, as applicable, acts as servicer, it will not assume liability for the representations and warranties of the subservicer which it replaces. If the master servicer or servicer, as applicable, enters into a new subservicing agreement, each new subservicer must either be a seller, meet the standards for becoming a seller or have servicing experience that is otherwise satisfactory to the master servicer or servicer, as applicable.

The master servicer or servicer, as applicable, may make reasonable efforts to have the new subservicer assume liability for the representations and warranties of the terminated subservicer, but no assurance can be given that such an assumption will occur and, in any event, if the new subservicer is an affiliate of the sponsor the liability for such representations and warranties will not be assumed by the new subservicer. In the event of this type of assumption, the master servicer or servicer, as applicable, may in the exercise of its business judgment release the terminated subservicer from liability in respect of the representations and warranties. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described in this prospectus which are in effect in the original subservicing agreements. However, the pooling and servicing agreement or servicing agreement, as applicable, for each trust will provide that any amendment or new agreement may not be inconsistent with or violate the related pooling and servicing agreement or servicing agreement, as applicable, in a manner which would materially and adversely affect the interests of the securityholders.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer or servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under “The Agreements” below) describe all material terms and provisions relating to the securities common to each agreement. All references to an “agreement” and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable.

Each series of securities may consist of any one or a combination of the following types of securities:

Accretion Directed	A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Amortization or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the “structuring range” for the planned amortization class. The planned amortization classes in any series of certificates may be subdivided into different categories (e.g., primary planned amortization classes, secondary planned amortization classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned amortization class of a series of certificates will be narrower than that for the primary planned amortization class of the series.

Senior Support	A class that absorbs some or all of the realized losses that would otherwise be allocated to a super senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of security may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of some or all realized losses as its share is directed to another class, referred to as the “senior support class” until the class certificate balance of the support class is reduced to zero.

Targeted Amortization or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, letter of credit, reserve fund, overcollateralization, financial guaranty insurance policy, derivative products or other credit enhancement as described under “Description of Credit Enhancement,” or by the subordination of one or more classes of securities as described under “Description of Credit Enhancement—Subordination” or by any combination of the foregoing.

Form of Securities

As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar or note registrar, as applicable, appointed under the related pooling and servicing agreement or indenture to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

The registration of the global securities in the name of Cede & Co., the nominee for DTC, will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream Banking, société anonyme, formerly known as Cedelbank SA or Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations, or Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described in the second and third preceding paragraphs. Euroclear is operated by the Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

No beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered securities as indicated on the records of DTC of the availability of definitive securities for their DTC registered securities. Upon surrender by DTC of the definitive securities representing the DTC registered securities and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered securities as definitive securities issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer or servicer, as applicable, will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement or indenture, as applicable.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Exchangeable Securities

General

If specified in the accompanying prospectus supplement, one or more classes of securities will be exchangeable securities. Any class of exchangeable securities will be listed on the cover of the prospectus supplement relating to that series. At any time after the initial issuance of exchangeable securities, the holders of such securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those securities for proportionate interests in one or more other classes of exchangeable securities. The classes of securities that are exchangeable for each other will be referred to in the related prospectus supplement as “related” to one another, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of interests in the related exchangeable securities. In some series, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities. Exchanges of securities will be allowed only if the aggregate payments on the securities received in the exchange will be made in the same amounts and at the same times as the aggregate payments that would have been made on the securities being exchanged.

If one or more classes of securities of a series will be exchangeable securities, the related prospectus supplement will describe each class of exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement and tax, ERISA and legal investment considerations. The related prospectus supplement will also separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, if applicable, separate decrement tables and yield tables will be included for each class of a combination of exchangeable securities.

Exchanges

The following three conditions must be satisfied in order for a holder to exchange its exchangeable securities for related exchangeable securities:

•

immediately after the exchange, the aggregate principal balance of the exchangeable securities received in the exchange must equal the aggregate principal balance of the exchanged securities immediately prior to the exchange;

•	the aggregate annual amount of interest payable on the securities received in the exchange must equal the aggregate annual amount of interest payable on the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Various combinations of exchangeable securities may exist. In some series, a holder may be permitted to exchange its exchangeable securities for other securities that have different principal and/or interest payment characteristics. Some examples of combinations of exchangeable securities that have different interest characteristics include:

•

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the same index may be exchanged, together, for a single class of securities with a fixed interest rate. In this case, the two classes of securities with interest rates that vary with an index would be exchanged for a single class of securities with a fixed interest rate and the security with a fixed interest rate would have a fixed interest rate lower than the weighted average minimum interest rate cap on the two classes of securities with interest rates that vary with an index. In addition, the aggregate principal balance of the two classes of securities would equal the principal balance of the class of securities with the fixed interest rate.

•

An interest only class of exchangeable securities and a principal only class of exchangeable securities may be exchanged, together, for a single class of securities that is entitled to both principal and interest payments. The principal balance of the new principal and interest class would be equal to the principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate, if the interest only class had a fixed rate, that when applied to the principal balance of this class, if the interest only class had a notional balance equal to the principal balance of the principal only class, would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

•

Two classes of exchangeable securities, each a principal and interest class with different fixed interest rates, may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe exchanging multiple classes of securities for a single class of securities. If specified in the accompanying prospectus supplement, a single class of exchangeable securities may be exchanged for two or more classes of securities in the same types of combinations as these examples describe.

Certain factors may limit the ability of a holder of exchangeable securities to make an exchange. For example, the holder must own the class or classes of securities required to make the exchange in the necessary proportions at the time of the proposed exchange. If a holder does not own the required classes or does not own the required classes in the necessary proportions, the securityholder may not be able to exchange its securities. The holder wishing to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the required class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The procedures that must be followed in order for a securityholder to exchange its exchangeable securities for other exchangeable securities will be set forth in the prospectus supplement for that series. A securityholder will be required to provide notice to the trustee a certain number of days prior to the proposed exchange date as specified in the related prospectus supplement. The notice must include the proposed exchange date and the outstanding principal or notional amount of the securities to be exchanged and to be received. Upon receipt of this notice, the trustee will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. If any exchangeable securities are in book-entry form, those securities will be subject to the rules, regulations and procedures of DTC applicable to book-entry securities.

Assignment of Trust Assets

At the time of issuance of a series of securities, the depositor will cause the mortgage loans and any other assets included in the related trust to be assigned without recourse to the trustee or owner trustee or its nominee, which may be the custodian, together with, all principal and interest received on the trust assets after the last day of the month of the cut-off date, but not including principal and interest due on or before such date. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio, as applicable, at origination or modification if such modification occurred prior to the related cut-off date.

If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS®, assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. For trust assets registered through the MERS® System, MERS® shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

The depositor will, as to each mortgage loan, deliver to the trustee or to the custodian, the mortgage note and any modification or amendment thereto endorsed without recourse either to the order of the trustee or its nominee or as otherwise described in the related prospectus supplement. In addition, the depositor will, as to each mortgage loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the sponsor, the servicer, the master servicer, the trustee, a custodian or another entity appointed by the trustee, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor. Depending on the type of trust asset, the legal documents may include the following, as applicable:

•

the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

•

an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS®, or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

•

if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement.

Assignments of the mortgage loans will be recorded in the appropriate public recording office, except for mortgages registered with MERS® or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interests in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loans, or where failure to record assignments will not adversely affect the rating of the securities by any rating agency. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

In most cases, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it within 90 days after receipt. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian, as applicable, shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller. Unless otherwise specified in the accompanying prospectus supplement, if the seller cannot cure the defect within 60 days, or within the other period specified in the related prospectus supplement, after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related mortgage loan or any property acquired in respect of it from the trustee or, if permitted, substitute for that mortgage loan a new mortgage loan in accordance with the standards described in this prospectus. The accompanying prospectus supplement will specify whether the purchase price for any mortgage loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation. There can be no assurance that the applicable seller will fulfill its obligation to purchase or substitute any mortgage loan as described above. In most cases only the seller, and not the sponsor, will be obligated to repurchase a mortgage loan for a material defect in a constituent document. The obligation to repurchase or substitute for a mortgage loan constitutes the sole remedy available to the securityholder or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to an optional repurchase will be described in the accompanying prospectus supplement.

The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to maintain possession of documents relating to the mortgage loans and to review the mortgage notes delivered to it related to the mortgage loans as the agent of the trustee. The identity of any custodian will be set forth in the related prospectus supplement.

With respect to the mortgage loans in a pool, the depositor will make limited representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy, in all material respects, of some identifying information in respect of each such mortgage loan, for example, original LTV ratio, principal balance as of the cut-off date, mortgage rate and maturity. Upon a breach of any of this type of representation which materially adversely affects the interests of the securityholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution by the sponsor as described in this prospectus under “Trust Asset Program—Representations with Respect to the Mortgage Loans.” However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of that breach also constitutes fraud in the origination of the related mortgage loan. There are two ways in which the sponsor and depositor will determine whether or not fraud in the origination of a mortgage loan has occurred. First, the sponsor’s quality assurance group (which may consist of employees of the sponsor or one or more if its affiliates) from time to time audits a random sampling of mortgage loan files in its securitizations to test the completeness, accuracy and validity of the documentation and information relied upon to underwrite the related mortgage loans. If the quality assurance group identifies fraud or a misrepresentation with respect to mortgage loan, the mortgage loan file is coded to reflect the issue. Second, if a breach of a representation or warranty is alleged with respect to a mortgage loan in one of its securitization, the sponsor or the depositor will cause the affected mortgage loans to be audited in the manner described above to determine if fraud or a misrepresentation exists in the documentation or information used to underwrite such mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of this type of representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

The master servicer or servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreements. Upon a breach of any of this type of representation of the master servicer or servicer which materially adversely affects the interests of the securityholders in a mortgage loan, the master servicer or servicer will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at its purchase price, less unreimbursed Advances made by the master servicer or servicer with respect to the mortgage loan, or to substitute for the mortgage loan a qualified substitute mortgage in accordance with the provisions for substitution described in this prospectus under “Trust Asset Program—Representations with Respect to the Mortgage Loans.” This purchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of this type of representation by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

In accordance with the terms of each applicable agreement, the master servicer or servicer, either directly or through subservicers, will service and administer the mortgage loans assigned to the trustee.

Payments on Mortgage Loans

Collection of Payments on Mortgage Loans

The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, will include the following:

•	all payments on account of principal of the mortgage loans comprising a trust;

•	all payments on account of interest on the mortgage loans comprising that trust and its servicing compensation;

•	Liquidation Proceeds;

•

all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer’s or servicer’s normal servicing procedures;

•

all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer or servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

•

all proceeds of any mortgage loan in the trust repurchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, the sponsor, any seller or any other person under the terms of the related agreement as described under “Trust Asset Program—Representations With Respect to the Mortgage Loans”;

•	any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

•	any amounts required to be transferred from the Payment Account to the Custodial Account.

In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

•

maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

•

an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•

in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

•	any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under “Description of the Securities—Payments on Mortgage Loans.” The Clearing

Account may contain funds relating to more than one series of securities as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Clearing Account. All funds on deposit in the Clearing Account must be distributed to the related Custodial Account within 48 hours.

Generally, not later than the business day preceding each distribution date the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

•	the amount of any Advances made by the master servicer or the servicer as described in this prospectus under “Description of the Securities—Advances;”

•

any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under “Description of Credit Enhancement”;

•

any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under “Insurance Policies on Mortgage Loans” below; and

•	any other amounts as described in the related agreement.

Any payments or other amounts collected by a Special Servicer with respect to any specially serviced mortgage loans will be deposited by the related Special Servicer as described in the accompanying prospectus supplement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

Withdrawals From the Custodial Account

The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:

•	to make deposits to the Payment Account as described above under “—Payments on Mortgage Loans;”

•

to reimburse itself or any subservicer or Special Servicer for any Advances, or for any Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Loan or collections on the mortgage loan for which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan;

•

to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

•

to pay to itself, a subservicer, the sponsor or the depositor all amounts received for each mortgage loan purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

•	if so specified in the related prospectus supplement, to reimburse itself or any subservicer for any Advance made with respect to a mortgage loan that is 90 or more days delinquent;

•

to reimburse itself or any subservicer or Special Servicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan to the principal balance of the mortgage loan, in accordance with the terms of the related agreement;

•

to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;

•	to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

•

to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the related agreement, as described in “The Agreements—Termination; Retirement of Securities.”

Distributions of Principal and Interest on the Securities

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer or the servicer, as applicable, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder’s percentage interest in a particular class.

The accompanying prospectus supplement will specify whether, as a result of the provisions described below under “—Servicing and Administration of Mortgage Loans—Realization Upon Defaulted Mortgage Loans,” under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will specify whether interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. The accompanying prospectus supplement will specify whether interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

On each distribution date for a series of securities, the trustee or the master servicer or servicer, as applicable, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. The distributions on any class of securities will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the mortgage loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement.

On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer or servicer, as applicable, will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer, as applicable, will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Advances

If specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the mortgage loans that were delinquent as of the close of business on the business day preceding the determination date on the mortgage loans in the related pool, but only to the extent that the Advances would, in the judgment of the master servicer or servicer, as applicable, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Recoverability is determined in the context of existing outstanding arrearages, the current LTV ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making Advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The master servicer or servicer, as applicable, will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Moreover, if so specified in the related prospectus supplement, once a mortgage loan becomes 90 or more days delinquent, the master servicer or servicer, as applicable, will no longer be obligated to make any Advances on such mortgage loan.

As described above, if so specified in the related prospectus supplement, in the event a mortgage loan becomes 90 or more days delinquent (i) the master servicer or servicer shall be permitted to immediately withdraw from the Custodial Account an amount equal to the sum of all unreimbursed Advances of scheduled payments with respect to such mortgage loan and (ii) no further Advances will be made with respect to such mortgage loan unless such mortgage loan is made current by the related borrower.

The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under “—Servicing and Administration of Mortgage Loans,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage loans purchased by the depositor, the sponsor, a subservicer, or a seller. Advances made by the master servicer or servicer may be reimbursed to the master servicer or servicer, as applicable, from cash being held for future distributions to securityholders; provided that such reimbursements may be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders on such distribution date.

Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the fourth preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan, as described under “—Servicing and Administration of Mortgage Loans.” The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

The master servicer’s or servicer’s obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit, an advance facility or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest on any distribution date in most cases will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See “Yield Considerations.”

Funding Account

If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related securities. Any additional mortgage loans will be required to conform to the requirements set forth in the related agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the mortgage loans of principal will be deposited in such account to be released as additional mortgage loans are transferred. The accompanying prospectus supplement will specify whether a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The accompanying prospectus supplement will specify whether the related agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each securityholder of record, or will make available to each securityholder of record in the manner described in the accompanying prospectus supplement, a statement or statements for the related trust setting forth the information described in the related agreement. The information will in most cases include the following (as applicable):

•	the applicable record date, determination date and distribution date;

•	the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

•

the amount of any other fees or expenses paid (excluding foreclosure related expenses and HAMP or other expenses not paid from the related trust), and the identity of the party receiving such fees or expenses;

•	the aggregate amount of interest collections and principal collections;

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

•	the outstanding principal balance or notional amount of each class of securities before and after giving effect to the distribution of principal on that distribution date;

•	updated pool composition information, including weighted average interest rate and weighted average remaining term;

•	the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

•	the principal balances of the senior securities as of the closing date;

•

in the case of securities benefiting from alternative credit enhancement arrangements described in the prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

•

the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

•

based on the most recent reports furnished by servicers or subservicers, as applicable, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure, bankruptcy or REO;

•	the amount of any losses on the mortgage loans during the reporting period;

•	information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

•	any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

•	any material breaches of mortgage loan representations or warranties or covenants in the applicable agreement; and

•	the servicing fee payable to the master servicer or the servicer and the subservicer.

In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, servicers and the master servicer and losses borne by the related trust.

Servicing and Administration of Mortgage Loans

General

The master servicer or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The master servicer or servicer may be an affiliate of the depositor. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including but not limited to:

•	collection of payments from borrowers and remittance of those collections to the master servicer or servicer in the case of a subservicer;

•	maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;

•

processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspection and management of mortgaged properties under various circumstances; and

•	maintaining accounting records relating to the trust assets.

Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer’s or the master servicer’s servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans.

In the event of a bankruptcy, receivership or conservatorship of the master servicer or servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer, servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

Collection and Other Servicing Procedures

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related servicing agreement and any applicable insurance policy, or other credit enhancement, follow the collection procedures that are normal and usual in its general mortgage loan servicing activities for assets that are comparable to the mortgage loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a mortgage loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For a discussion of certain regulatory requirements and government actions affecting the master servicer’s and servicer’s loan modification process and decisions, see “Risk Factors—Loan modifications may affect the market value of your securities.”

Under some circumstances, as to any series of securities, the master servicer or servicer may have the option to purchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

Unless otherwise specified in the related prospectus supplement, in instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, forbearing a portion of the principal amount and interest accruing thereon, or any combination of these or other modifications. In some cases, the master servicer, servicer or subservicer, as applicable, may receive additional compensation for additional efforts related to processing modifications and other loss mitigation alternatives. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Unless otherwise specified in the related prospectus supplement, with respect to non-HAMP mortgage loans, the master servicer or servicer, as applicable, will apply the same general underwriting standards that it uses to underwrite modifications for HAMP-eligible mortgage loans unless (i) the borrower has a pre-modification debt-to-income ratio less than the pre-modification debt-to-income ratio required under the HAMP guidelines or (ii) the underlying property is non-owner occupied.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and subservicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: (i) Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan, (ii) any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan, (iii) all capitalizations are to be implemented in accordance with the Client Guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose and (iv) no servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the sum of the rates at which the master servicing and subservicing fees are paid.

Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or the servicer for processing that request will be retained by the master servicer or servicer as additional servicing compensation.

In connection with any significant partial prepayment of a mortgage loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

The master servicer or servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer or servicer will be entitled to reimbursement for any advances from the Custodial Account.

Other duties and responsibilities of each servicer and master servicer are described above under “—Payments on Mortgage Loans.”

Special Servicing

The related agreement or servicing agreement for a series of securities may name a Special Servicer, which may be an affiliate of the sponsor. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans, as described in the prospectus supplement. A special servicer for any series of securities may be an affiliate of the depositor or the master servicer or servicer, as applicable, and may hold, or be affiliated with the holder of, subordinate securities of the series. The Special Servicer may have certain discretion to extend relief to borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable. The Special Servicer may also institute foreclosure proceedings with respect to the delinquent mortgage loans.

In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

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instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

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instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder at such purchase price, in which case any subsequent loss on the mortgage loans will not be allocated to the securityholders; or

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become, or designate a third party to become, a subservicer for the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer’s or servicer’s servicing guidelines as set forth in the related prospectus supplement.

In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of “Due-on-Sale” Clauses

When any mortgaged property relating to a mortgage loan, other than an ARM loan, is about to be conveyed by the borrower, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, generally will be obligated to exercise the trustee’s rights to accelerate the maturity of such mortgage loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions.”

If the master servicer or servicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer or servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the master servicer or servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a mortgage loan if the master servicer or servicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer or servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer or servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the master servicer or servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

Realization Upon Defaulted Mortgage Loans

If a mortgage loan is in default, the master servicer or servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the mortgage loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, deferring principal, interest or fees, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. In connection with that decision, the master servicer or servicer will, following usual practices in connection with senior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure to determine whether a foreclosure proceeding is appropriate. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders.

Any (i) acquisition of title and cancellation of any REO Loan, (ii) mortgage loans that have been charged-off by the master servicer or servicer, as applicable, or (iii) mortgage loans that have been partially written-off by the master servicer or servicer, as applicable, will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Loan.

For purposes of calculations of amounts distributable to securityholders relating to an REO Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

If a mortgage loan is foreclosed upon, brokers may be engaged to sell the related property and other third party expenses may be incurred. Any fees and expenses incurred by the master servicer or servicer in pursuing foreclosure and liquidation of a mortgage loan will be reimbursed, resulting in a reduction of Liquidation Proceeds. The master servicer or servicer may engage affiliates or may itself perform certain services that might otherwise be performed by third parties, and may receive fees that it believes in good faith to be reasonable and consistent with its general servicing activities.

On the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. In some cases, the master servicer or servicer will treat a mortgage loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the mortgage loan incurred after the initial liquidation will be reimbursable to the master servicer or servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any Subsequent Recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, if so specified in the related prospectus supplement, the master servicer, the servicer or the holder of the most subordinate class of certificates of a series may have the option to purchase from the trust any defaulted mortgage loan after a specified period of delinquency. If a defaulted mortgage loan or REO Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

The accompanying prospectus supplement will specify whether a Subsequent Recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities, if a final liquidation of a mortgage loan resulted in a Realized Loss and thereafter the master servicer or servicer receives such Subsequent Recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses and Extraordinary Losses have been allocated will be increased to the extent that such Subsequent Recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities. The amount of any remaining Subsequent Recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however the principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, Subsequent Recoveries are received. For a description of the master servicer’s or the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Insurance Policies on Mortgage Loans.”

For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see “Certain Legal Aspects of the Mortgage Loans.”

Servicing Compensation and Payment of Expenses

Each servicer or the master servicer, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement.

The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. In addition, some reasonable duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

The master servicer or the servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable for some credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under some circumstances. In addition, as indicated in “—Servicing and Administration of Mortgage Loans—Collection and Other Servicing Procedures,” the master servicer or the servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each pooling and servicing agreement or servicing agreement will require the master servicer or the servicer, for each series of securities, to deliver to the trustee, on or before the date in each year specified in the agreement, and, if required, file with the Commission as part of a Report on 10-K filed on behalf of each issuing entity, the following documents:

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a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to mortgage-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

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with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

•	A review of the master servicer’s activities during the reporting period and of its performance under the applicable related agreement has been made under such officer’s supervision; and

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To the best of such officer’s knowledge, based on such review, the master servicer has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation, in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

Certain Other Matters Regarding Servicing

Each servicer or the master servicer, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then-current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or master servicer has assumed the servicer’s or the master servicer’s obligations and duties under the related pooling and servicing agreement.

Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer, the master servicer, nor any director, officer, employee or agent of the master servicer or servicer, as applicable, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer or the master servicer, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the master servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

The master servicer or the servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or the servicer in connection with its activities under the related servicing agreement.

If the servicer or the master servicer subcontracts the servicing of mortgaged loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related prospectus supplement, pooling and servicing agreement or servicing agreement.

A servicer or the master servicer may have other business relationships with the depositor, any seller or their affiliates.

DESCRIPTION OF CREDIT ENHANCEMENT

General

As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

•	a letter of credit;

•	subordination provided by any class of subordinated securities for the related series;

•	overcollateralization and excess cash flow;

•	mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy or other types of insurance policies, as described in the accompanying prospectus supplement;

•	a reserve fund; or

•	a financial guaranty insurance policy.

Credit support for each series of securities may be comprised of one or more of the above components. Each component will have a dollar limit and may provide coverage for Realized Losses that are Defaulted Mortgage Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

As described in the related agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a pool.

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided for a series;

•	any conditions to payment not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.”

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

Letters of Credit

If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the mortgage loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such mortgage loan will be passed through to the then-outstanding securityholders of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See “Description of the Securities—Servicing and Administration of Mortgage Loans—Special Servicing” above.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

In most cases, any allocation of a Realized Loss to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any mortgage loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement—Reserve Funds” and in the accompanying prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

The exact terms and provisions of the subordination of any subordinate security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

If stated in the accompanying prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities and other fees and expenses of the trust for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the aggregate outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

Protection against losses on all or a portion of the mortgage loans in a mortgage loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer’s payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the mortgage loans that are subject to the policy. The insurer’s payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on mortgage loans in an amount specified in the prospectus supplement. As described under “—Maintenance of Credit Enhancement,” the master servicer or servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses on the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer or servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer or servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer or servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of a representation made by the sponsor may also have occurred. If the breach of that representation materially and adversely affects the interests of securityholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of the sponsor, as described under “Trust Asset Program—Representations With Respect to the Mortgage Loans.”

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or servicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See “Certain Legal Aspects of the Mortgage Loans.” Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See “Description of the Securities—Advances.” If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under “Insurance Policies on Mortgage Loans—Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

Reserve Funds

If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. The accompanying prospectus supplement will specify whether any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if described in the accompanying prospectus supplement.

The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer or any other person named in the accompanying prospectus supplement. All amounts invested in Permitted Investments will be required to comply with Securities Act Rule 190.

Financial Guaranty Insurance Policies

The depositor may obtain one or more financial guaranty insurance policies or guaranties, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer or servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of securities, the master servicer or the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” The master servicer or the servicer, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

The master servicer or the servicer will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy or any related primary insurance policy, the master servicer or the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer or the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated without the consent of the securityholders, on the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected and with the consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, the accompanying prospectus supplement will specify whether the master servicer, the servicer or the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer or the servicer, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

On the related closing date, the trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

INSURANCE POLICIES ON MORTGAGE LOANS

The mortgaged property related to each mortgage loan (other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described under “—Standard Hazard Insurance on Mortgaged Properties,” below). In addition, some mortgage loans will be required to be covered by a primary insurance policy. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

If specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

Under a federal statute, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring mortgage loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The borrower’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan’s amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee’s or master servicer’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•

at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•	amounts expended but not approved by the primary insurer;

•	claim payments previously made on the mortgage loan; and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any securities offered under this prospectus, the master servicer or the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. If that blanket policy contains a deductible clause, the master servicer or servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause. The master servicer or the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the master servicer or the servicer by borrowers or subservicers.

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Subordination” above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

THE DEPOSITOR

The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of Ally Financial Inc. The depositor is a Delaware limited liability company formed in July 2011. The depositor was organized for the purpose of acquiring jumbo mortgage loans and depositing these mortgage loans into issuing entities that issue securities backed by such mortgage loans. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through GMAC Mortgage, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC.

The securities do not represent an interest in or an obligation of the depositor. The depositor’s only obligations with respect to a series of securities will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

The depositor maintains its principal office at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 734-5111.

THE AGREEMENTS

As described in this prospectus under “Introduction” and “Description of the Securities—General,” each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the mortgage loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement

Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

•

any failure by the servicer or master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

•

any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25% or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

•

some events of insolvency, bankruptcy or similar proceedings regarding the master servicer or servicer and certain actions by the master servicer or servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default remains unremedied, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement or servicing agreement, as applicable, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or servicer and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer under the related agreement, other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the servicer under the related agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling to do so, it may appoint or if it is unable to act as master servicer or servicer, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae or Freddie Mac approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or the servicer under the related agreement, unless otherwise described in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the servicer under the related agreement. The master servicer or servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expenses as may arise from the trustee’s negligence or bad faith.

No securityholder will have any right under a pooling and servicing agreement or servicing agreement, as applicable, to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 50% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee under the pooling and servicing agreement or servicing agreement, as applicable, and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or servicing agreement, as applicable, or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement or servicing agreement, as applicable, at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement or servicing agreement, as applicable, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Indenture

An event of default under the indenture for each series of notes, in most cases, will include:

•	default for five days or more in the distribution of any principal of or interest on any note of the series;

•

failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

•

any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

•	certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

•	any other event of default provided for securities of that series.

If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

•	the holder previously has given to the trustee written notice of default and the continuance of that default,

•

the holders of securities of any class evidencing not less than 50% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

•	no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class.

If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power. The master servicer or servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the indenture, except any such expenses as may arise from the indenture trustee’s negligence or bad faith.

Amendment

In most cases, each agreement may be amended by the parties to the agreement, without the consent of the related securityholders:

•	to cure any ambiguity;

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

•

to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

•

to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC, if applicable, or to avoid or minimize the risk of imposition of any tax on the related trust or any exchangeable security trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or (b) regarding the transferability of the REMIC Residual Securities, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Securities to a non-permitted transferee as evidenced by an opinion of counsel;

•

to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

•	to amend any provision that is not material to holders of any class of related securities.

In most cases, each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a federal tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Securities

The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to the securityholders following the earlier of:

•

the final payment or other liquidation or disposition or any related Advance of the last trust asset subject to that agreement and all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, and

•

the purchase by the entity specified in the accompanying prospectus supplement from the trust, or from the special purpose entity, if applicable for that series, of all remaining mortgage loans and all property acquired relating to the mortgage loans.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term “callable” will be included in the title of the related securities. In addition to the foregoing, the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of mortgage loans and property acquired from the mortgage loans evidenced by a series of securities shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not the sponsor or an affiliate of the sponsor, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a “benefit plan investor” as defined in “ERISA Considerations–Plan Asset Regulations”. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the mortgage loans and related property will be subject to the criteria, and will be at the price, set forth in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

The trustee under each pooling and servicing agreement or trust agreement under which a series of securities is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including GMAC Mortgage, LLC and Ally Bank.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51%

of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including GMAC Mortgage, LLC and Ally Bank.

The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including GMAC Mortgage, LLC and Ally Bank.

The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

YIELD CONSIDERATIONS

The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the mortgage loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance and on mortgage loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of mortgage loans. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “Description of the Securities—Servicing and Administration of Mortgage Loans,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

The risk of loss on Interest Only Loans may be greater than on mortgage loans that require a borrower to pay principal and interest throughout the term of the mortgage loan from origination. See “The Trusts—The Mortgage Loans—Interest Only Loans.”

The risk of loss on mortgage loans made to international borrowers may be greater than mortgage loans that are made to U.S. borrowers located in the United States. See “Certain Legal Aspects of the Mortgage Loans.”

To the extent that any document relating to a mortgage loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the trustee. See “Description of the Securities—Assignment of Trust Assets.”

The amount of interest payments on trust assets distributed or accrued in the case of deferred interest on accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under “Description of the Securities—Distributions of Principal and Interest on the Securities.” Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying mortgage loans will be affected by disproportionate prepayments and repurchases of mortgage loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of securities, and the yield to maturity on that class, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following borrower defaults, optional repurchases and by purchases of mortgage loans in the event of breaches of representations made for the mortgage loans by the depositor, the master servicer or the servicer and others, or conversions of ARM loans to a fixed interest rate. See “Trust Asset Program—Representations With Respect to the Mortgage Loans.”

In most cases, if a security is purchased at a premium over its face amount and payments of principal on the related mortgage loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related mortgage loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed at the time of purchase. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage loans from time to time will be adversely affected by principal prepayments on mortgage loans with loan rates higher than the weighted average loan rate on the mortgage loans. In general, mortgage loans with higher loan rates prepay at a faster rate than mortgage loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In most cases, the earlier a prepayment of principal on the mortgage loans or a repurchase of mortgage loans, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full or final liquidations of mortgage loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See “Description of the Securities—Prepayment Interest Shortfalls.” A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See “Description of the Securities—Prepayment Interest Shortfalls.” Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See “Maturity and Prepayment Considerations.”

For some mortgage loans, including ARM loans, the loan rate at origination may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable underwriting standards, the borrower under each of the mortgage loans will be qualified on the basis of the fully-indexed mortgage loan rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate if the fully-indexed mortgage loan rate in effect on the adjustment date is greater than the fully-indexed mortgage loan rate in effect at origination.

The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the depositor, the sponsor, GMAC Mortgage Group, LLC or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may set forth other factors concerning the mortgage loans securing a series of securities or the structure of such series that will affect the yield on the securities.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Trusts,” the original terms to maturity of the mortgage loans in a given trust will vary depending on the type of mortgage loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the mortgage loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related mortgage loans will affect the life and yield of the related series of securities.

If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under “Description of the Securities—Funding Account,” and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the mortgage loans underlying a series of securities, the prepayment rate of such mortgage loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those mortgage loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their mortgage loans.

Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See “The Trusts—The Mortgage Loans—Interest Only Loans.”

The yield to maturity of the securities of any series, on the related mortgage loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. Furthermore, the mortgage loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the mortgage loan. In extremely high market interest rate scenarios, securities backed by mortgage loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

The yield to maturity of the securities of any series, or the rate and timing of principal payments on the mortgage loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying mortgage loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the mortgage loans may also be affected by the risks associated with other mortgage loans.

The accompanying prospectus supplement will specify whether mortgage loans (other than ARM loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the servicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Description of the Securities—Servicing and Administration of Mortgage Loans—Enforcement of ‘Due-on-Sale’ Clauses” and “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of mortgage loans.

The mortgage loans may in most cases be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although some of the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The master servicer or the servicer may allow the refinancing of mortgage loans in any trust by accepting prepayments and permitting a new mortgage loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new mortgage loan would not be included in the related trust, so the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing mortgage loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the master servicer’s or servicer’s judgment as to the likelihood of refinancing. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related pool. As a result of these programs, for the pool underlying any trust:

•	the rate of Principal Prepayments of the mortgage loans in the pool may be higher than would otherwise be the case;

•	in some cases, the average credit or collateral quality of the mortgage loans remaining in the pool may decline; and

•	the weighted average interest rate on the mortgage loans that remain in the trust may be lower, thus reducing the rate of prepayments on the mortgage loans in the future.

Although the loan rates on ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

•	as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

•	not increase the loan rates over a fixed percentage amount during the life of any ARM loan; and

•

be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable rate mortgage loans.

As a result, the loan rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans, and accordingly the rate of principal payments, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current loan rates on ARM loans that the rate of prepayment may increase as a result of refinancing. There can be no certainty as to the rate of prepayments, if applicable, on the mortgage loans during any period or over the life of any series of securities.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the mortgage loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

No assurance can be given that the value of the mortgaged property securing a mortgage loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See “Certain Legal Aspects of the Mortgage Loans.”

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage loans, thus reducing average weighted life and affecting yield to maturity. See “Yield Considerations.”

Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See “The Agreements—Termination; Retirement of Securities.” Any repurchase will shorten the weighted average lives of the related securities. Furthermore, as described under “The Agreements—Termination; Retirement of Securities,” a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related securities.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of some legal aspects of the mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust and the mortgagee’s or grantee’s authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender’s interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt may also be accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the mortgage loan at any time following default until shortly before the trustee’s sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the mortgage loan are missing. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement.”

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, in most cases provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or “crammed down,” in connection with a bankruptcy petition filed by the mortgagor.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors’ rescinding the mortgage loans against either the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

The accompanying prospectus supplement will specify whether the sponsor will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the sponsor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Alternative Mortgage Instruments

Alternative mortgage instruments, including ARM loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

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state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions, and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Enforceability of Certain Provisions

Unless the accompanying prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of mortgage loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a mortgage loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the mortgage loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the mortgage loan. In some cases, courts have required that lenders reinstate mortgage loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements applicable to the origination of mortgage loans, including the Truth in Lending Act, as implemented by Regulation Z, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act, the Uniform Consumer Credit Code and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce the related mortgage loan. In particular, the originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees. In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under “—The Mortgage Loans—Homeownership Act and Similar State Laws.”

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

In most cases, each seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then-applicable state laws, including usury laws, in all material respects. However, the interest rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a mortgage loan or to the value of the property securing a mortgage loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status and for a one year period following the end of a borrower’s military service. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. For mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional nine month period after the borrower’s military service unless the creditor has obtained a court order approving the sale, foreclosure or seizure of the mortgaged property. Thus, if the Relief Act or similar legislation or regulations apply to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the mortgage loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans and/or contracts having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or servicer, as applicable, or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses (1) REMIC Securities representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs and (2) Non-REMIC Notes. The prospectus supplement for each series of securities will indicate whether a REMIC election will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder” or a “holder” are to the beneficial owner of a security.

Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered a tax return preparer unless the advice is given with respect to events that have occurred at the time the advice is rendered. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities for tax purposes, the summary of tax considerations contained herein and the opinions stated herein may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

Opinions

Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide an opinion as to certain tax issues as described under “—REMIC Securities and Classification of REMICs” and “—Non-REMIC Notes.”

In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

Orrick, Herrington & Sutcliffe LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under “—Taxation of Owners of REMIC Residual Securities—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has “excess inclusion income,” which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

Orrick, Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See “State and Other Tax Consequences.”

REMIC Securities and Classification of REMICs

Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the securities offered by the REMIC will be considered to evidence ownership of REMIC “regular interests,” or REMIC “residual interests,” in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under “—Material Federal Income Tax Consequences.” The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the trust’s status as a REMIC. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

In general, the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Securities and income allocated to the class of REMIC Residual Securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer, the servicer or the REMIC administrator, as applicable, will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include such mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General

In general, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

Original Issue Discount

Some REMIC Regular Securities may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC Regular Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC Regular Security must be the same as that used in pricing the initial offering of the REMIC Regular Security. The prepayment assumption used by the master servicer, the servicer, or the REMIC administrator in reporting original issue discount for each series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, the master servicer or the servicer will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that security other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that in most cases does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer, the servicer, or REMIC administrator for those certificates in preparing information returns to the securityholders and the IRS.

Some classes of the REMIC Regular Securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Security and accounted for as original issue discount. Because interest on REMIC Regular Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the REMIC Regular Security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

Regardless of the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Security. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period. In general each accrual period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and (B) the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Security will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued for that security in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.
If the foregoing method for computing original issue discount results in a negative amount for any period with respect to a REMIC Regular Security, the amount of original issue discount allocable to that period would be zero and the securityholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to that REMIC Regular Security. Although the law is unclear in some respects, a corporate securityholder may be entitled to deduct a loss in respective of negative original issue discount when and to the extent that its adjusted basis in the REMIC Regular Security exceeds the maximum amount of future payments to which such REMIC Regular Security entitles it. Similarly, certain noncorporate holders may be entitled to the same treatment if their REMIC Regular Securities were acquired in connection with a trade or business. It is unclear whether other noncorporate holders may claim any tax benefit related to a REMIC Regular Security with negative original issue discount (other than an offset against future positive original issue discount generated by such REMIC Regular Security) prior to its maturity. Prospective investors should consult their own tax advisors with respect to the tax consequences to them of negative original issue discount.

The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC Regular Security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that security. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the security.

The IRS proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount

A securityholder that purchases a REMIC Regular Security at a market discount, that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or, in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a securityholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a REMIC Regular Security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the securityholder owns or acquires. See “—Premium” below. Each of these elections to accrue interest, discount and premium for a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount for a REMIC Regular Security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “— Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC Regular Securities should accrue, at the securityholder’s option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Security as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Security at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security in most cases will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC Regular Security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Market Discount” above. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for REMIC Regular Securities without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular Securities that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s security becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount for that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. In this regard, potential investors are cautioned that the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the REMIC Regular Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules under Section 166 of the Code. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

General

As residual interests, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention. The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the holders of REMIC Residual Securities without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Securities will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual Securities that purchased the REMIC Residual Security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC Residual Security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Security is transferred to the taxpayer. Holders of REMIC Residual

Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income holders of REMIC Residual Securities will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, holders of REMIC Residual Securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to holders of REMIC Residual Securities may exceed the cash distributions received by the holders of REMIC Residual Securities for the corresponding period may significantly adversely affect the after-tax rate of return for the holders of REMIC Residual Securities.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC Regular Securities, and any other class of REMIC Securities constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions for the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer, the servicer, or REMIC administrator, as applicable, intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC Regular Securities and REMIC Residual Securities. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Securities offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Securities—Original Issue Discount.” Accordingly, if one or more classes of REMIC Securities are retained initially rather than sold, the master servicer, the servicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Securityholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “— Taxation of Owners of REMIC Regular Securities” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Securities, equal to the deductions that would be allowed if the REMIC Regular Securities, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “— Taxation of Owners of REMIC Regular Securities—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Securities, described therein will not apply.

If a class of REMIC Regular Securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Securities, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC Residual Security will be equal to the amount paid for that REMIC Residual Security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder (in each case, other than any income or distributions attributable to qualified stated interest).

A holder of a REMIC Residual Securities is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds that holder’s adjusted basis in its REMIC Residual Security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of holders of REMIC Residual Securities to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the holders of REMIC Residual Securities. To the extent the initial bases of the holders of the REMIC Residual Securities are less than the distributions to the holders of REMIC Residual Securities, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC Residual Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

The effect of these rules is that a securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Security. See “— Sales of REMIC Securities.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Security other than an original holder in order to reflect any difference between the cost of the REMIC Residual Security to its holder and the adjusted basis the REMIC Residual Security would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” for a REMIC Residual Security will be subject to federal income tax in all events.

In general, the “excess inclusions” for a REMIC Residual Security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Security over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC Residual Security was held by the holder of a REMIC Residual Securities. The daily accruals of a holder of a REMIC Residual Security will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Securities were sold. If less than a substantial amount of a particular class of REMIC Residual Securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For holders of REMIC Residual Securities, an excess inclusion: (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization, and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to holders of REMIC Residual Securities that are foreign investors.

See, however, “—Foreign Investors in REMIC Regular Securities.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Effective August 1, 2006, Treasury regulations issued by the IRS have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Treasury regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The rules also provide that excess inclusions are United States sourced income.

The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Treasury regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Treasury regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Treasury regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Securities

Under the REMIC regulations, transfers of “noneconomic” REMIC Residual Securities will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Security. The REMIC regulations provide that a REMIC Residual Security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC Residual Securities may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Security will not be considered “noneconomic” will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Security will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Regular Securities” for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Security are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related REMIC Regular Securities.

For REMIC Residual Securities or REMIC Regular Securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of REMIC Securities that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC Securities may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

If a REMIC Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of: (i) the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Security for periods after the transfer; and (ii) the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Security would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that: (i) residual interests in the entity are not held by Disqualified Organizations and (ii) information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions: (i) requiring any transferee of a REMIC Residual Security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Security, (ii) providing that any transfer of a REMIC Residual Security to a Disqualified Organization shall be null and void and (iii) granting to the master servicer or the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Security that shall become owned by a Disqualified Organization despite (i) and (ii) above.

In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Security that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Security held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Securities

If a REMIC Security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of that REMIC Regular Security to that securityholder, increased by income reported by the securityholder with respect to that REMIC Regular Security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under “—Taxation of Owners of REMIC Residual Securities—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income for the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See “—Taxation of Owners of REMIC Regular Securities—Market Discount.”

A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC Residual Security reacquires the security, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the holders of REMIC Residual Securities on the sale will not be deductible, but instead will be added to the adjusted basis the holders of REMIC Residual Securities in the newly acquired asset.

Losses on the sale of a REMIC Regular Security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions and Other REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than any mortgage loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then-applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the master servicer, the servicer, the REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s, the servicer’s, the REMIC administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

REMIC Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or on a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last distribution on the REMIC Residual Security is less than the securityholder’s adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

REMIC Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of REMIC Residual Securities will be treated as partners. The master servicer, the servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Securities.

As the tax matters person, the master servicer, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Holders of REMIC Residual Securities will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Securities to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, on REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting for the REMIC Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer or the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Securities—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or the servicer.

Backup Withholding with Respect to REMIC Securities

Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

A holder of a REMIC Regular Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United State person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC

Regular Security held by a holder of a REMIC Residual Securities that owns directly or indirectly a 10% or greater interest in the REMIC Residual Securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are nonresident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC Residual Securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

Opinion

Upon the issuance of each series of Non-REMIC Notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related indenture, trust agreement and related documents, (ii) the representations and warranties of the sellers, master servicer or servicer, as applicable, and depositor set forth in the related indenture, trust agreement and related documents are true and (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, for federal income tax purposes (1) the Non-REMIC Notes will be treated as indebtedness and (2) the issuer, as created under the related trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

Status as Real Property Mortgage Loans

Non-REMIC Notes held by a domestic building and loan association will not constitute “loans  .    .    .    secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v). Non-REMIC Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

Taxation of Noteholders

Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC Regular Securities issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method, (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Security as ordinary income is inapplicable to the notes and (3) the character and timing of any loss as a result of defaults and delinquencies on the mortgage loans will be determined under the worthless security rules of Section 165(g) of the Code rather than the bad debt rules of Section 166 of the Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See “—Taxation of Owners of REMIC Regular Securities” and “—Sales of REMIC Securities” above. Also, interest paid on a Non-REMIC Note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in “—Foreign Investors in REMIC Regular Securities” above, except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

Reportable Transactions

Taxpayers are required to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

New Investor Disclosure and Withholding Legislation

The Hiring Incentives to Restore Employment Act (the “Act”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Failure to comply with additional certification, information reporting and other specified requirements imposed pursuant to the Act could result in withholding tax being imposed on certain distributions and sales proceeds to securityholders who are United States persons who own securities through foreign accounts or foreign intermediaries and to certain securityholders who are non-United States persons. The Act may result in changes to some of the general rules previously applicable and discussed above relating to certification requirements, information reporting and withholding. The Act generally will apply to payments made after December 31, 2012, but would exempt from withholding payment on, or proceeds in respect of, obligations outstanding on the date two years after the date of enactment. Prospective investors should consult their own tax advisers regarding the Act and any effect on them.

Taxation of Classes of Exchangeable Securities

General

The arrangement pursuant to which the classes of exchangeable securities are created, sold and administered (referred to herein as the exchangeable security trust) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the exchangeable security trust, and the exchangeable securities will represent beneficial ownership of interests in these classes of securities.

Tax Status

Exchangeable securities will represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on the exchangeable securities will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities that have been exchanged or income thereon would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities, the interest in which is represented by such exchangeable securities would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC Regular Securities, the holder of the exchangeable security should account for such interest as described under “—Taxation of Owners of REMIC Regular Securities” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. The master servicer, servicer or the security administrator, as applicable, intends to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). The master servicer, servicer or the security administrator, as applicable, intends to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the mortgage loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single exchangeable security, an “Exchanged Security”, for several exchangeable securities, each, a “Received Security,” and then sells one of the Received Securities, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged Security between the portion of such Exchanged

Security underlying the Received Security that was sold and the portion of the Exchanged Security underlying the Received Securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single exchangeable security that is identical to a class of securities that is on deposit in the related exchangeable security trust should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more exchangeable securities for an interest in one or more other related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of REMIC Regular Securities. Such manner of taxation is discussed under the heading “—Foreign Investors in REMIC Regular Securities.”

Backup Withholding

A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to REMIC Regular Securities. Such manner of taxation is discussed under the heading “—Backup Withholding With Respect to REMIC Securities.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

An investment of assets of an ERISA plan in securities may cause the underlying mortgage loans, contracts or any other assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest” in that entity. The DOL regulations define the term “equity interest” as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

Exceptions contained in the DOL regulations provide that an ERISA plan’s assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

•	the entity is an operating company;

•

the equity investment made by the ERISA plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

•

“benefit plan investors” do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, “benefit plan investors” include ERISA plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan’s investment in the entity.

Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates, or notes which may be deemed to have “substantial equity features,” in reliance upon the availability of any exception under the DOL regulations described above. For purposes of this section, the terms “ERISA plan assets” and “assets of an ERISA plan” have the meanings assigned in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the owner trustee, the indenture trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have “substantial equity features.” Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the Administrator, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of the ERISA plan assets; or

•	has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE 2007-05 72 F.R. 13130 (March 20, 2007), referred to as the Issuer Exemption, to an affiliate of the depositor. The Issuer Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans and contracts, which are held in a trust or by another “issuer” and the purchase, sale and holding of pass-through certificates or debt instruments, collectively referred to in this section as “securities,” issued by a trust or other issuer as to which:

•

the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Issuer Exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

•	the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions described in the Issuer Exemption are satisfied. For purposes of this section, the term “underwriter” includes:

•	the depositor and a number of its affiliates;

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;

•	any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of securities; or

•	any entity which has received from the DOL an exemption called an asset-backed exemption relating to securities which is substantially similar to the Issuer Exemption.

The Issuer Exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

•

The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

•

The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The Issuer Exemption also requires that each trust meet the following requirements:

¡	the trust must consist solely of assets of the type that have been included in other investment pools;

¡

securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

¡

securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

•

The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

•

Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the certificates.

•

At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., Moody’s, Fitch Ratings or DBRS

Limited and DBRS, Inc., called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the certificates.

•

If the LTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

•	The Issuer Exemption will not apply to any of the certificates if:

¡	any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan) has an LTV ratio that exceeds 100% at the date of issuance of the certificates; or

¡	any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio that exceeds 125% at the date of issuance of the certificates.

•

The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

•

The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing agreement or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

•

The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

•

For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Issuer Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

•	If a particular class of securities held by an ERISA plan involves a “ratings dependent swap” or a “non-ratings dependent swap” (collectively, a “swap” or “swap agreement”)

entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an “eligible swap,” (b) with an “eligible counterparty,” (c) meet certain additional conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permit the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which (a) is denominated in U.S. dollars, (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”), (c) has a notional amount that does not exceed either (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”), (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid, and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) be an “in-house asset manager” under PTCE 96-23, or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate), or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate), (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated, or (c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

The Issuer Exemption also permits yield supplement agreements to be assets of a trust if certain conditions are satisfied.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty; and (f) it has an allowable notional amount.

The exemptive relief afforded by the Issuer Exemption does not apply to any securities where the related trust contains unsecured mortgage loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Issuer Exemption may not apply to any securities where the related trust contains certain a swap, a yield maintenance agreement or a pre-funding arrangement.

An ERISA plan fiduciary or other investor of ERISA plan assets contemplating purchasing securities must make its own determination that the general conditions described above will be satisfied with respect to those securities. In the case of notes, additional conditions to the exemptive relief available under the Issuer Exemption require that customary bankruptcy law opinions be provided to the trustee and that the trust agreement include specified bankruptcy law related protections for the noteholders. Unless otherwise specified in the prospectus supplement related to an issuance of notes, the depositor expects that those additional conditions will be satisfied.

If the general conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a security by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For purposes of the securities, an “excluded ERISA plan” is an ERISA plan sponsored by any member of the restricted group.

If certain additional conditions of the Issuer Exemption are also satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

•

the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

•	a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

•	an affiliate of that person,

provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Issuer Exemption are met;

•	the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing ERISA plan assets; and

•	the holding of securities by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the Issuer Exemption are satisfied, the Issuer Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the Issuer Exemption required for this purpose should be satisfied with respect to the securities so that the Issuer Exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the Issuer Exemption are satisfied.

The Issuer Exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of securities.

Before purchasing a security, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates or notes constitute “securities” for purposes of the Issuer Exemption and that the specific and general conditions and the other requirements described in the Issuer Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Issuer Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by loans on unimproved land, contracts, Cooperative Loans, or which contain a swap or a pre-funding arrangement. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a “qualified professional asset manager”; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an “in-house asset manager” (each, an “Investor-Based Exemption”). In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the “Service Provider Exemption”). The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer

Exemption. The accompanying prospectus supplement may contain additional information regarding the application of the Issuer Exemption, the Investor-Based Exemptions, other DOL exemptions or the Service Provider Exemption for the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other ERISA plan asset investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Considerations for ERISA Plans Regarding the Purchase of Notes

An ERISA plan fiduciary or other ERISA plan asset investor considering an investment in notes should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including the Investor-Based Exemptions listed above. The Issuer Exemption may also be available to exempt the investment in notes, provided that the conditions described in “—Prohibited Transaction Exemptions” are satisfied and prior to the issuance of any notes, a legal opinion is received which states that the noteholders have a perfected security interest in the Issuer’s assets. The accompanying prospectus supplement may contain additional information regarding the application of the Investor-Based Exemptions, the Issuer Exemption, other DOL exemptions or the Service Provider Exemption for notes offered by this prospectus.

Insurance Company General Accounts

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

If the criteria specified in the Issuer Exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer or servicer, as applicable, with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer or servicer, as applicable, which opinion will not be at the expense of the depositor, the trustee or the master servicer or servicer, as applicable, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

•	is permissible under applicable law;

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer or servicer, as applicable, to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinate security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either:

•	it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

•

it has acquired and is holding such subordinate securities in reliance on the Issuer Exemption and it understands that there are certain conditions to the availability of the Issuer Exemption including that the subordinate securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

•

(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (3) the conditions set forth in Section I and III of PTCE 95-60 have been satisfied (a “Complying Insurance Company”).

If any subordinate security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer or servicer, as applicable, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

The accompanying prospectus supplement with specify the ERISA considerations attributable to exchangeable securities, if any.

Tax-Exempt Investors; REMIC Residual Securities

An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC Residual Security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences – Taxation of Owners of REMIC Residual Securities – Excess Inclusions.” Income as to certificates and other equity interests in a trust which has issued notes would be “debt-financed income” and therefore would be UBTI for ERISA plans investing in those equity interests. In addition, the exemptive relief afforded by the Issuer Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

There can be no assurance that the Issuer Exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the securities or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

Before purchasing a security in reliance on any DOL exemption, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the Issuer Exemption or one of the other DOL exemptions would be satisfied. Before purchasing a security or note in reliance on the Issuer Exemption, an ERISA plan fiduciary should itself confirm that the security or note constitutes a “security” for purposes of the Issuer Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Issuer Exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

LEGAL INVESTMENT MATTERS

Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for “mortgage related securities,” these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any complex securities, that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the mortgage loans, and other assets, if applicable, that would comprise the trust securing the securities.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There can be no assurance that any class of securities offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York.

FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor’s only obligations for a series of securities will be to repurchase certain mortgage loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement file number 333-176460 with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the depositor to “incorporate by reference” the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust.

At such time as may be required under relevant Commission rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Phoenix Residential Securities, LLC, 1100 Virginia Drive, Fort Washington, Pennsylvania 19034, or by telephone at (215) 734-5111.

GLOSSARY

1998 Policy Statement—The revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

Administrator—In addition to or in lieu of the master servicer or servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The Administrator may be an affiliate of the depositor, the master servicer or the servicer.

Advance—As to a particular mortgage loan and any distribution date, an advance made in an amount equal to the scheduled payments of principal and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

Call Class—A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Call Security—Any security evidencing an interest in a Call Class.

Clearing Account—The clearing account or accounts created and maintained by the master servicer or servicer, as applicable, to deposit payments from mortgagors on the related mortgage loans.

Client Guide—The depositor’s correspondent funding client guide.

Compensating Interest—For any mortgage loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of interest at the loan rate, less the servicing fee for that mortgage loan from the date of the prepayment to the related due date.

Convertible Mortgage Loan—ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note with respect to a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer or the servicer and for the master servicer or the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Loss—A Realized Loss attributable to the borrower’s failure to make any payment of principal or interest as required under the mortgage note, but not including losses resulting from damage to a mortgaged property.

Disqualified Organization—As used in this prospectus means:

•

the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation),

•

any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

Distribution Amount—For a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

•

any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

Eligible Account—An account acceptable to the applicable rating agency.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

ERISA—Employee Retirement Income Security Act of 1974, as amended.

Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, or certain other risks.

Funding Account—An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

Gross Margin—For an ARM loan, the fixed or variable percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

HAMP—The Home Affordable Modification Program, as amended.

HASP—The Homeowner Affordability and Stability Plan, as amended.

Homeownership Act Loans—Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

Insurance Proceeds—Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the pool together with any payments under any letter of credit.

Interest Only Loans—Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

IRS—Internal Revenue Service.

Issue Premium—As to a class of REMIC Regular Securities, the issue price in excess of the stated redemption price of that class.

Liquidated Loan—A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the servicer or subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

Net Mortgage Rate—As to any mortgage loan, the loan rate net of servicing fees and other administrative fees.

Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the master servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Non-REMIC Note—A note that is not a REMIC Security.

Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

OID—Original issue discount within the meaning of Section 1273 of the Internal Revenue Code and the Treasury regulations thereunder.

Parties in Interest—For an ERISA plan, persons who are either “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Internal Revenue Code, because they have specified relationships to the ERISA plan.

Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

Payment Account—An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the mortgage loans evidenced by each series of securities.

Permitted Investments—United States government securities and other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement and are in compliance with Securities Act Rule 190.

Prepayment Interest Shortfall—For a mortgage loan that is subject to a borrower prepayment, the amount that equals the difference between a full month’s interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

Principal Prepayments—Any principal payments received for a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss—As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or the servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the principal balance foreborne under a HAMP modification program, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

Relief Act—The Servicemembers Civil Relief Act, as amended.

REMIC—A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions—Sections 860A through 860G of the Internal Revenue Code.

REMIC Regular Security—A certificate or note representing ownership of one or more regular interests in a REMIC.

REMIC Residual Security—A security representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

REMIC Security—A REMIC Regular Security or a REMIC Residual Security.

REO Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

Servicing Advances—Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer or servicer, as applicable, and any affiliate of the master servicer or servicer, as applicable, provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans or contracts.

Special Servicer—A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent mortgage loans.

Stated Principal Balance—As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

Subordinate Amount—A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

Subsequent Recoveries—Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account—An account established and maintained by a subservicer which is acceptable to the master servicer or the servicer.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tax-Favored Plans—An ERISA plan which is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code or is an individual retirement plan or annuity described in Section 408 of the Internal Revenue Code.

Tiered REMICs—Two or more REMICs created pursuant to Treasury Regulation Sectin 1.860F-2(a)(2).

Title I—Title I of the National Housing Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement	$1,850,759.71
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Trustee’s Fees and Expenses	*
(including counsel fees)	*
Blue Sky Fees and Expenses	*
Printing and Engraving Expenses	*
Rating Agency Fees	*
Insurance Fees and Expenses	*
Miscellaneous	*
Total	*

*	To be filed by amendment

Indemnification of Directors and Officers (Item 15 of Form S-3).

The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements or the Trust Agreements, as applicable, and related Securityholders other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3 or Exhibit 1.4 to this Registration Statement will agree to indemnify the Registrant’s directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The LLC Operating Agreement of the Registrant provides that the Registrant shall indemnify the Member, any Director, Officer or employee of the Registrant and any subsidiary of the Registrant or the foregoing (each, a “Covered Person”), against any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in conformance with the Applicable Standard (as defined below), including, without limitation, if the Covered Person is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Covered Person is or was or has agreed to serve at the request of the Registrant as a Director, Officer or employee of the Registrant or any subsidiary of the Registrant, or while serving as such or by reason of any action alleged to have been taken or omitted in such capacity.

“Applicable Standard” is defined in the LLC Operating Agreement of the Registrant as follows: with respect to the act or omission of a Covered Person, the standard of conduct that such act or omission was performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that the Covered Person shall not be indemnified for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct or bad faith with respect to such acts or omissions.

Notwithstanding the second previous paragraph, in the case of any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Covered Person is or was a Director, Officer, or employee of the Registrant, no indemnification shall be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged to be liable to the Registrant unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper

The indemnification provided by the Registrant is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person or on the Covered Person’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

Certain controlling persons of the Registrant may also be entitled to indemnification from Ally Financial Inc., an indirect parent of the Registrant. Under Section 145, Ally Financial Inc. may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

(a) The Certificate of Incorporation, as amended, of Ally Financial Inc. provides that no director shall be personally liable to Ally Financial Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Ally Financial Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit.

(b) Under Article VIII of the Certificate of Incorporation, as amended, Ally Financial Inc., to the fullest extent permitted by Delaware General Corporation Law and to the extent of its assets legally available for this purpose, shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer, or is or was serving at the request of Ally Financial Inc. as a manager, director, officer, employee, fiduciary, or agent of another entity (collectively, the “Indemnified Persons”) from and against any and all loss, cost, damage, fine, expense (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability actually and reasonably incurred by the person in connection with the Proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ally Financial Inc. and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjusted to be liable to Ally Financial Inc., unless and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Ally Financial Inc. shall not be required to indemnify a person in connection with a Proceeding initiated by such person against Ally Financial Inc. or any of its subsidiaries if a Proceeding was not authorized by the Board of Directors.

(c) Ally Financial Inc., to the fullest extent permitted by applicable law, shall pay in advance or reimburse reasonable expenses (including advancing reasonable costs of defense) incurred by an Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a Proceeding, provided, however, that as a condition to any such advance or reimbursement, such Indemnified Person shall agree that it shall repay the same to Ally Financial Inc. if such Indemnified Person is finally judicially determined by a court of competent jurisdiction not to be entitled to indemnification under Article VIII of the Certificate of Incorporation, as amended.

(d) The rights to indemnification and the payment of expenses incurred in defending any Proceeding in advance of its final disposition conferred by Article VIII of the Certificate of Incorporation, as amended, shall not be exclusive of any other right which any person may have or hereafter acquire under any applicable law, provision of the Certificate of Incorporation, any other agreement, any vote of stockholders of Ally Financial Inc. or otherwise.

(e) Any indemnification by Ally Financial Inc. relating to the matters covered by Article VIII of the Certificate of Incorporation, as amended, shall be provided out of and to the extent of Ally Financial Inc.’s assets only and no stockholder of Ally Financial Inc. shall have personal liability on account thereof or shall be required to make any additional contribution to help satisfy such indemnity of Ally Financial Inc.

Exhibits (Item 16 of Form S-3).

*1.1	Form of Underwriting Agreement for Mortgage-Backed Pass-Through Certificates (Iterative) (Incorporated by reference to Exhibit 1.1 to Registration Statement filed on November 23, 2011).

*1.2	Form of Underwriting Agreement for Mortgage-Backed Pass-Through Certificates (Non-Iterative) (Incorporated by reference to Exhibit 1.2 to Registration Statement filed on November 23, 2011).

*1.3	Form of Underwriting Agreement for Mortgage-Backed Notes (Iterative) (Incorporated by reference to Exhibit 1.3 to Registration Statement filed on November 23, 2011).

*1.4	Form of Underwriting Agreement for Mortgage-Backed Notes (Non-Iterative) (Incorporated by reference to Exhibit 1.4 to Registration Statement filed on November 23, 2011).

*3.1	Certificate of Formation (Incorporated by reference to Exhibit 3.1 to Registration Statement filed on August 24, 2011).

*3.2	LLC Operating Agreement (Incorporated by reference to Exhibit 3.2 to Registration Statement filed on August 24, 2011).

4.1	Form of Pooling and Servicing Agreement.

4.1a	Form of Series Supplement to Form of Standard Terms of Pooling and Servicing Agreement.

4.2	Form of Trust Agreement.

4.3	Form of Indenture.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

*10.1	Form of Mortgage Loan Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Registration Statement filed on August 24, 2011).

*10.2	Form of Assignment and Assumption Agreement (Incorporated by reference to Exhibit 10.2 to Registration Statement filed on August 24, 2011).

*10.3	Form of Servicing Agreement (Incorporated by reference to Exhibit 10.3 to Registration Statement filed on August 24, 2011).

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 and Exhibit 8.1).

24.1	Power of Attorney.

24.2	Certified Copy of the Resolutions of the Board of Directors of the Registrant.

*	Not filed herewith.

Undertakings (Item 17 of Form S-3).

(a)	Rule 415 Offering.

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

(B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, State of Pennsylvania, on February 7, 2012.

PHOENIX RESIDENTIAL SECURITIES, LLC, acting solely in its capacity as depositor to each issuing entity in whose name securities registered hereby will be issued

By:	/s/ Louis Nees
Name:	Louis Nees
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Nees	Director and President (Principal	February 7, 2012
Louis Nees	Executive Officer)

/s/ James Whitlinger	Chief Financial Officer (Principal	February 7, 2012
James Whitlinger	Financial Officer)

/s/ Catherine M. Dondzila	Controller (Principal Accounting Officer)	February 7, 2012
Catherine M. Dondzila

/s/ Patrick Fleming	Director and Vice President	February 7, 2012
Patrick Fleming